THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                                             As Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-97955

                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2003

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 2, 2002

                                  $885,622,000
                                 (Approximate)

        Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1

              Credit Suisse First Boston Mortgage Securities Corp.

                                   depositor

                             Column Financial, Inc.
                         PNC Bank, National Association
                       National Consumer Cooperative Bank
                                    NCB, FSB
                             mortgage loan sellers

                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of a segregated pool of commercial and multifamily mortgage loans. The trust fund will issue 23 classes of certificates, six (6) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in April 2003. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at
a price of       % of the total initial principal balance of the offered
certificates plus accrued interest from March 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-31 of this prospectus supplement.

                             Approximate Total     Initial
                             Initial Principal   Pass-Through     Assumed Final        Rated Final      Expected Ratings
Offered Classes                   Balance            Rate       Distribution Date   Distribution Date     Moody's/S&P
---------------              -----------------   ------------   -----------------   -----------------   ----------------
Class A-1..................    $ 271,248,000              %      August 2012        March 2035            Aaa/AAA
Class A-2..................    $ 533,863,000              %      January 2013       March 2035            Aaa/AAA
Class B....................    $  30,192,000              %      January 2013       March 2035             Aa2/AA
Class C....................    $  10,064,000              %      January 2013       March 2035            Aa3/AA-
Class D....................    $  30,191,000              %      January 2013       March 2035              A2/A
Class E....................    $  10,064,000              %      January 2013       March 2035             A3/A-

    Delivery of the offered certificates, in book-entry form only, will be made
on or about March   , 2003.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston LLC will act as lead and book running manager.

Credit Suisse First Boston

                            PNC Capital Markets, Inc.

                                    JPMorgan

                         Greenwich Capital Markets, Inc.

           The date of this prospectus supplement is March   , 2003.

                                [MAP AND PHOTOS]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
     PRESENTED IN THIS PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS ..................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-4
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-5
RISK FACTORS.....................................S-31
CAPITALIZED TERMS USED IN THIS PROSPECTUS
     SUPPLEMENT .................................S-50
FORWARD-LOOKING STATEMENTS.......................S-50
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS.....S-50
     Northgate Mall..............................S-73
     Quaker Headquarters.........................S-75
     Dallas Metroplex............................S-77
     Michigan Equities C Portfolio...............S-79
     Fairfax Building............................S-81
     Willoughby Commons..........................S-83
     Mooresville Consumer Square.................S-85
     Flower Hill Mall............................S-87
     East Windsor Village........................S-89
     100 Middle Street...........................S-91
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-99
YIELD AND MATURITY CONSIDERATIONS...............S-118
THE POOLING AND SERVICING AGREEMENT.............S-122
FEDERAL INCOME TAX CONSEQUENCES.................S-150
ERISA CONSIDERATIONS............................S-153
LEGAL INVESTMENT................................S-156
USE OF PROCEEDS.................................S-156
UNDERWRITING....................................S-156
LEGAL MATTERS...................................S-158
RATING..........................................S-158
GLOSSARY........................................S-160

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1     --      CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                        RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2     --      MORTGAGE POOL INFORMATION

EXHIBIT B       --      FORM OF TRUSTEE REPORT

EXHIBIT C       --      DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D       --      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                        PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
     PRESENTED IN THIS PROSPECTUS ..................3
AVAILABLE INFORMATION; INCORPORATION BY
     REFERENCE......................................3
SUMMARY OF PROSPECTUS...............................4
RISK FACTORS.......................................11
CAPITALIZED TERMS USED IN THIS PROSPECTUS..........27
CREDIT SUISSE FIRST BOSTON MORTGAGE
     SECURITIES CORP...............................27
USE OF PROCEEDS....................................28
DESCRIPTION OF THE TRUST ASSETS....................28
YIELD AND MATURITY CONSIDERATIONS..................51
DESCRIPTION OF THE CERTIFICATES....................56
DESCRIPTION OF THE GOVERNING DOCUMENTS.............64
DESCRIPTION OF CREDIT SUPPORT......................73
LEGAL ASPECTS OF MORTGAGE LOANS....................75
FEDERAL INCOME TAX CONSEQUENCES....................86
STATE AND OTHER TAX CONSEQUENCES..................119
ERISA CONSIDERATIONS..............................119
LEGAL INVESTMENT..................................122
PLAN OF DISTRIBUTION..............................123
LEGAL MATTERS.....................................125
FINANCIAL INFORMATION.............................125
RATING............................................125
GLOSSARY..........................................127

                                ----------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL     , 2003 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

         - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

         - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

         The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The certificates may only be sold or offered to, and this prospectus and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or
(ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both
Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order"); or (iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus relates are available only to Relevant Persons and this prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons. Any underwriter communicating any information relating to this prospectus or the certificates in the United Kingdom should be reasonable for compliance with all applicable provisions of the Financial Services and Markets Act 2000 and any regulations made thereunder in so doing.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

         To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

         This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-CPN1 Commercial Mortgage Pass-Through Certificates. The series 2003-CPN1 certificates will consist of 23 classes. The table below identifies and specifies various characteristics for 20 of those classes.

                                          APPROXIMATE
                           INITIAL TOTAL     % OF                                             ASSUMED
                             PRINCIPAL       TOTAL                                            WEIGHTED
               EXPECTED     BALANCE OR      INITIAL    APPROXIMATE  PASS-THROUGH   INITIAL     AVERAGE    ASSUMED    ASSUMED FINAL
               RATINGS       NOTIONAL     CERTIFICATE    CREDIT        RATE      PASS-THROUGH   LIFE     PRINCIPAL   DISTRIBUTION
   CLASS     MOODY'S/S&P      AMOUNT        BALANCE     SUPPORT     DESCRIPTION     RATE       (YEARS)     WINDOW         DATE
---------    ----------- ---------------  -----------  -----------  ------------ ------------ --------   ----------  -------------
A-1            Aaa/AAA   $   271,248,000     26.95%       20.00%                      %           5.7     4/03-8/12    August 2012
A-2            Aaa/AAA   $   533,863,000     53.05%       20.00%                      %           9.6     8/12-1/13   January 2013
B               Aa2/AA   $    30,192,000      3.00%       17.00%                      %           9.8     1/13-1/13   January 2013
C              Aa3/AA-   $    10,064,000      1.00%       16.00%                      %           9.8     1/13-1/13   January 2013
D                A2/A    $    30,191,000      3.00%       13.00%                      %           9.8     1/13-1/13   January 2013
E               A3/A-    $    10,064,000      1.00%       12.00%                      %           9.8     1/13-1/13   January 2013
F             Baa1/BBB+  $    10,064,000      1.00%       11.00%                      %           N/A        N/A           N/A
G              Baa2/BBB  $    17,612,000      1.75%        9.25%                      %           N/A        N/A           N/A
H             Baa3/BBB-  $    10,064,000      1.00%        8.25%                      %           N/A        N/A           N/A
J              Ba1/BB+   $    20,127,000      2.00%        6.25%                      %           N/A        N/A           N/A
K               Ba2/BB   $    15,096,000      1.50%        4.75%                      %           N/A        N/A           N/A
L              Ba3/BB-   $     7,548,000      0.75%        4.00%                      %           N/A        N/A           N/A
M               B1/B+    $     7,548,000      0.75%        3.25%                      %           N/A        N/A           N/A
N                B2/B    $     6,290,000      0.63%        2.63%                      %           N/A        N/A           N/A
O               B3/B-    $     5,032,000      0.50%        2.13%                      %           N/A        N/A           N/A
P              Caa2/CCC  $     8,806,000      0.88%        1.25%                      %           N/A        N/A           N/A
Q               NR/NR    $    12,580,300      1.25%        0.00%                      %           N/A        N/A           N/A
A-X            Aaa/AAA   $ 1,006,389,300    100.00%         N/A     Variable IO       %           N/A        N/A           N/A
A-SP           Aaa/AAA   $   904,449,000     89.87%         N/A     Variable IO       %           N/A        N/A           N/A
A-Y            Aaa/AAA   $   105,510,837     10.48%         N/A     Variable IO       %           N/A        N/A           N/A

----------
         In reviewing the foregoing table, please note that:

         - Only the class A-1, A-2, B, C, D and E certificates are offered by this prospectus supplement.

         - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

         - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in March 2035.

         - All of the classes identified in the foregoing table, except the class A-X, A-SP and A-Y certificates, will have principal balances.

         - For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

         - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

               1. during the period from the date of initial issuance of the series 2003-CPN1 certificates through and including the
                     distribution date in   , the sum of (a) the lesser of $
                     and the total principal balance of the class certificates outstanding from time to time and (b) the total principal
                     balance of the class   ,   ,   ,   ,   ,   and
                     certificates outstanding from time to time;

               2.    during the period following the distribution date in
                     through and including the distribution date in   , the sum
                     of (a) the lesser of $   and the total principal balance of
                     the class   certificates outstanding from time to time and
                     (b) the total principal balance of the class   ,   ,   ,
                     ,   ,  and certificates outstanding from time to time;

               3.    during the period following the distribution date in
                     through and including the distribution date in   , the sum
                     of (a) the lesser of $   and the total principal balance of
                     the class   certificates outstanding from time to time and
                     (b) the total principal balance of the class   ,   ,   ,
                     ,   ,  and certificates outstanding from time to time;

               4.    during the period following the distribution date in
                     through and including the distribution date in    , the sum
                     of (a) the lesser of $    and the total principal balance
                     of the class    certificates outstanding from time to time
                     and (b) the total principal balance of the class   ,   ,
                     ,   ,  , and certificates outstanding from time to time;

               5.    during the period following the distribution date in
                     through and including the distribution date in    , the sum
                     of (a) the lesser of $    and the total principal balance
                     of the class    certificates outstanding from time to time
                     and (b) the total principal balance of the class   ,   ,
                     ,   ,   , and   certificates outstanding from time to time;

               6.    during the period following the distribution date in
                     through and including the distribution date in    , the sum
                     of (a) the lesser of $    and the total principal balance
                     of the class    certificates outstanding from time to time
                     and (b) the total principal balance of the class   ,   ,
                     ,   , and   certificates outstanding from time to time;

               7.    during the period following the distribution date in
                     through and including the distribution date in    , the sum
                     of (a) the lesser of $    and the total principal balance
                     of the class    certificates outstanding from time to time
                     and (b) the total principal balance of the class   ,   ,  ,
                     and   certificates outstanding from time to time;

               8.    following the distribution date in    , $0.

         - Solely for the calculation of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the residential cooperative mortgage loans in the trust fund (with such total principal balance to be calculated from the perspective of the series 2003-CPN1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-CPN1 certificateholders). Seventy-three (73) of the mortgage loans that we intend to include in the trust fund, representing 10.48% of the initial mortgage pool balance, are residential cooperative mortgage loans.

         - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

         - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table. See

               "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         - Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

         - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table, and

               2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

               See "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-CPN1 principal balance certificates. In general, the total principal balance of each class of series 2003-CPN1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2003-CPN1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

               1. if such particular component consists of the entire total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I to this prospectus supplement with respect to the related distribution date;

               2. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I hereto with respect to the related distribution date;

               3. if such particular component consists of the entire total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CPN1 principal balance certificates; and

               4. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CPN1 principal balance certificates.

               For purposes of accruing interest on the class A-X certificates
               during each interest accrual period subsequent to the    interest
               accrual period, the total principal balance of each class of series 2003-CPN1 principal balance certificates will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CPN1 principal balance certificates whose principal balance makes up such component.

         -     The pass-through rate for the class A-SP certificates, for each
               interest accrual period through and including the      interest
               accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-CPN1 principal balance certificates. If the entire total principal balance of any class of series 2003-CPN1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-CPN1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-CPN1 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
               accrual period, through and including the    interest accrual
               period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

               1. the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and
                     (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

               2. the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CPN1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

               Following the      interest accrual period, the class A-SP
               certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0%
               pass-through rate for the     interest accrual period and for
               each interest accrual period thereafter.

               See "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         - The pass-through rate for the class A-Y certificates for any interest accrual period will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund, with the relevant weighting to be done based upon the relative balances of those residential cooperative mortgage loans. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal the difference of:

               1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, minus

               2.    5.15% per annum;

               provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

         - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to:

               1. in the case of each residential cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 5.15% per annum; and

               2. in the case of each mortgage loan in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated;

               provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest on the basis of an assumed 360-day year consisting of twelve 30-day months.

         - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. six (6) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

         - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

         - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

         - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

         - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

         The document that will govern the issuance of the series 2003-CPN1 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 11, 2003, between us, as depositor, and a trustee, two master servicers and two special servicers.

         The series 2003-CPN1 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four separate mortgage loan sellers.

         The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2003. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

         Initial mortgage pool balance........................................................        $ 1,006,389,301
         Number of mortgage loans.............................................................                    171
         Number of mortgaged real properties..................................................                    188

         Largest cut-off date principal balance...............................................        $    81,648,125
         Smallest cut-off date principal balance..............................................        $       128,469
         Average cut-off date principal balance...............................................        $     5,885,318

         Highest mortgage interest rate.......................................................                  7.790%
         Lowest mortgage interest rate........................................................                  5.430%
         Weighted average mortgage interest rate..............................................                  6.213%

         Longest original term to maturity or anticipated repayment date......................                    180
         Shortest original term to maturity or anticipated repayment date.....................                     60
         Weighted average original term to maturity or anticipated repayment date.............                    114

         Longest remaining term to maturity or anticipated repayment date.....................                    178
         Shortest remaining term to maturity or anticipated repayment date....................                     55
         Weighted average remaining term to maturity or anticipated repayment date............                    110

         Highest debt service coverage ratio, based on underwritten net cash flow.............                  81.95x
         Lowest debt service coverage ratio, based on underwritten net cash flow..............                   1.21x
         Weighted average debt service coverage ratio, based on underwritten net cash flow....                   2.20x

         Highest cut-off date loan-to-value ratio.............................................                   86.6%
         Lowest cut-off date loan-to-value ratio..............................................                    0.7%
         Weighted average cut-off date loan-to-value ratio....................................                   69.4%

         In reviewing the foregoing table, please note that:

         - the underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves; and

         - the appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

                                RELEVANT PARTIES

TRUST FUND..............   CSFB Commercial Mortgage Trust 2003-CPN1, a New York
                           common law trust, will issue the series 2003-CPN1 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the four mortgage loan sellers.

DEPOSITOR...............   Credit Suisse First Boston Mortgage Securities Corp.,
                           a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters.
                           Our principal executive office is located at Eleven
                           Madison Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage
                           Securities Corp. See "Credit Suisse First Boston
                           Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICERS........   Midland Loan Services, Inc., a Delaware
                           corporation, will act as master servicer with respect to all of the mortgage loans in the trust fund other than the residential cooperative mortgage loans.
                           Midland's principal servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas
                           66210.

                           NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to the residential cooperative mortgage loans in the trust fund. NCB, FSB is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                           When used in this prospectus supplement, the term "master servicer" shall mean Midland Loan Services, Inc. and/or NCB, FSB, as appropriate.

                           See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

SPECIAL SERVICERS........  Midland Loan  Services,  Inc., a Delaware
                           corporation, will act as special servicer with respect to the mortgage loans in the trust fund other than the residential cooperative mortgage loans and any related foreclosure properties in the trust fund. Midland's principal servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210.

                           National Consumer Cooperative Bank, a federally chartered corporation, will act as special servicer with respect to the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank is one of the mortgage loan sellers and, further, wholly owns NCB, FSB, one of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                           When used in this prospectus supplement, the term "special servicer" shall mean Midland Loan Services, Inc. and/or National Consumer Cooperative Bank, as appropriate.

                           See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

TRUSTEE..................  Wells Fargo Bank Minnesota,  N.A., a national banking association. The trustee maintains an office at Wells Fargo Bank Minnesota, N.A. (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS CSFB

                           2003-CPN1). See "The Pooling and Servicing
                           Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASSES OF
SERIES 2003-CPN1
CERTIFICATEHOLDERS.......  At any time of  determination,  the  holders  of the most subordinate of the classes of series 2003-CPN1 certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2003-CPN1 certificates. However, if none of those classes of series 2003-CPN1 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-CPN1 certificateholders will be the holders of the most subordinate of those classes of series 2003-CPN1 certificates that has a total principal balance greater than zero. See "The Pooling and Servicing Agreement--The Series 2003-CPN1 Controlling Class Representative" in this prospectus supplement.

                           If any specially serviced mortgage loan in the trust fund becomes 90 days delinquent as to any balloon payment, becomes 60 days (or, in the case of a residential cooperative loan, 90 days) delinquent as to any other monthly debt service payment or is accelerated in connection with any other material default, then any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2003-CPN1 controlling class may, at its or their option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

SERIES 2003-CPN1
CONTROLLING CLASS
REPRESENTATIVES..........  The holders of certificates  representing a majority interest in the controlling class of the series 2003-CPN1 certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing Agreement--The Series 2003-CPN1 Controlling Class Representative" and "--Replacement of the Special Servicers" in this prospectus supplement, may--

                           - direct the special servicers with respect to various special servicing matters involving the mortgage loans, and

                           -    terminate and replace either special servicer.

UNDERWRITERS.............  Credit Suisse First Boston LLC, PNC Capital  Markets,
                           Inc., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead and book running manager. PNC Capital Markets, Inc., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. will be co-managers. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, an affiliate of a company that manages an entity that may be the initial series 2003-CPN1 controlling class representative, and an affiliate of Midland Loan Services, Inc., one of the master servicers and one of the special servicers.

MORTGAGE LOAN SELLERS....  We will  acquire the  mortgage  loans that are to back the offered certificates from four mortgage loan sellers:

                           - Column Financial, Inc., a Delaware corporation and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters. Column maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                           - PNC Bank, National Association, a national banking association and an affiliate of PNC Capital Markets, Inc., one of the underwriters, an affiliate of a company that manages an entity that may be the initial series 2003-CPN1 controlling class representative and an affiliate of Midland Loan Servicers, Inc., one of the master servicers and one of the special servicers. PNC Bank maintains an office at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222.

                           - National Consumer Cooperative Bank, a federally chartered corporation. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers. National Consumer Cooperative Bank maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                           - NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                           See "Description of the Underlying Mortgage Loans-- The Mortgage Loan Sellers and the Originators" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.............  The  underlying  mortgage  loans  will be  considered part of the trust fund as of their respective due dates in March 2003. All payments and collections received on each of the underlying mortgage loans after its due date in March 2003, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in March 2003 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE...............  The date of initial  issuance  for the series
                           2003-CPN1 certificates will be on or about March , 2003.

DUE DATES................  Subject,  in some cases,  to a next  business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                     % OF INITIAL
                                                           NUMBER OF                 MORTGAGE POOL
                                DUE DATE                 MORTGAGE LOANS                 BALANCE
                                --------                 --------------              -------------
                                 1st                       105                         38.64%
                                11th                        66                         61.36%

DETERMINATION DATE.......  The  monthly  cut-off  for  collections  on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2003-CPN1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with April 2003, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE........  Distributions  on the  series  2003-CPN1 certificates are scheduled to occur monthly, commencing in April 2003. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE..............  The record date for each monthly  distribution on a series 2003-CPN1 certificate will be the last business day of the prior calendar month. The registered holders of the series 2003-CPN1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution on any offered certificate will only be made upon presentation and surrender of that certificate.

COLLECTION PERIOD........  Amounts   available  for  distribution  on  the
                           series 2003-CPN1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                           -    will relate to a particular distribution date,

                           - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                           - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..  The amount of interest payable with respect to the interest-bearing classes of the series 2003-CPN1 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL..................  The series  2003-CPN1  certificates  offered by this prospectus supplement are the class A-1, A-2, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL..............  Funds  collected or advanced on the  underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B.  PRIORITY OF
    DISTRIBUTIONS........  The trustee will make  distributions  of interest and, if and when applicable, principal, to the following classes of series 2003-CPN1 certificateholders, in the following order:

                                   DISTRIBUTION ORDER                    CLASS
                                  --------------------       -----------------------------
                                          1st                  A-1, A-2, A-X, A-SP and A-Y
                                          2nd                               B
                                          3rd                               C
                                          4th                               D
                                          5th                               E
                                      Thereafter             The Other Non-Offered Classes,
                                                                Exclusive of R, LR and V

                           Allocation of interest distributions among the class A-1, A-2, A-X, A-SP and A-Y certificates will be PRO RATA based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the class

                           A-1 and A-2 certificates is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP and A-Y certificates do not have principal balances and do not entitle holders to distributions of principal.

                           See "Description of the Offered
                           Certificates--Distributions--Priority of
                           Distributions" in this prospectus supplement.

C.  INTEREST
    DISTRIBUTIONS........  Each  class  of  series  2003-CPN1  certificates, other than the class R, LR and V certificates, will bear interest. With respect to each interest-bearing class of series 2003-CPN1 certificates, interest will accrue during each interest accrual period based upon:

                           - the pass-through rate with respect to that class for that interest accrual period;

                           - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                           - the assumption that each year consists of twelve 30-day months;

                           provided that the class A-SP certificates will not
                           accrue interest beyond the   interest accrual period.

                           A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                           Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates.

                           On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                           See "Description of the Offered
                           Certificates--Distributions--Interest Distributions"
                           and "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  PRINCIPAL
    DISTRIBUTIONS........  Subject to--

                           -    available funds,

                           - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                           - the reductions to principal balances described under "--Reductions of Certificate Principal Balances in Connection with Losses and Expenses" below,

                           the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                           The trustee must make principal distributions in a specified sequential order to ensure that:

                           - no principal distributions will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates is reduced to zero;

                           - no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                           - except as described in the following paragraph, no principal distributions will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                           Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1 and A-2 certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective total principal balances of those two classes at the time of the distribution.

                           The total distributions of principal to be made on the series 2003-CPN1 certificates on any distribution date will be a function of--

                           - the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by one of the master servicers or the trustee, as applicable, and

                           - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                           The class A-X, A-SP, A-Y, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                           See "Description of the Offered
                           Certificates--Distributions--Principal Distributions"
                           and "--Distributions--Priority of Distributions" in this prospectus supplement.

E.  DISTRIBUTIONS OF
    STATIC PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE
    CHARGES..............  Any  prepayment  premium or yield  maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of
                           Static Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates and, in some cases, the class A-Y certificates and/or any holders of class A-1, A-2, B,

                           C, D, E, F, G or H certificates that are then entitled to receive a portion of the subject principal prepayment.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH
LOSSES AND EXPENSES......  As and to the extent  described under  "Description of the Offered Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of series 2003-CPN1 certificates in the following order:

                                  REDUCTION ORDER                       CLASS
                                  ---------------                       ------
                                        1st                               Q
                                        2nd                               P
                                        3rd                               O
                                        4th                               N
                                        5th                               M
                                        6th                               L
                                        7th                               K
                                        8th                               J
                                        9th                               H
                                        10th                              G
                                        11th                              F
                                        12th                              E
                                        13th                              D
                                        14th                              C
                                        15th                              B
                                        16th                         A-1 and A-2

                           Any reduction of the principal balances of the class A-1 and A-2 certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.


ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS.................  Except as described in the next three  paragraphs, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. Each master servicer will be required to make advances for those balloon loans for which it is acting as master servicer and that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                           Neither of the master servicers nor the trustee will advance master servicing fees or workout fees.

                           Notwithstanding the foregoing, neither of the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                           In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, unless the series 2003-CPN1 controlling class representative permits or requires otherwise, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                           - the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                           -    an amount equal to--

                                1.    90% of the new estimated value of that
                                      real property, minus

                                2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                3.    the amount of certain related escrow
                                      payments, reserve funds and letters of
                                      credit,

                           then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-CPN1 certificates outstanding.

                           See "Description of the Offered Certificates-- Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.......  On each  distribution  date,  the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2003-CPN1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                           You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (with respect to mortgaged properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                           See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.....  The  following  parties will each in turn,  according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2003-CPN1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-CPN1 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                           - any single holder or group of holders of certificates of the series 2003-CPN1 controlling class;

                           -    the master servicer of the residential
                                cooperative mortgage loans in the trust fund;

                           -    the special servicer of the residential
                                cooperative mortgage loans in the trust fund;

                           - the master servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans; and

                           - the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans;

                           provided that if any party other than the master servicer of the residential cooperative loans exercises such purchase option, then the master servicer of the residential cooperative mortgage loans will be entitled to purchase the remaining residential cooperative mortgage loans and any related property, in which case, that other party will purchase only the mortgage loans and property that are not being purchased by the master servicer of the residential cooperative mortgage loans.

                           In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                           Following the date on which the total principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2003-CPN1 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS............  The  offered   certificates   will  be  issuable  in
                           registered form, in the following denominations:

                                                                               MULTIPLES IN EXCESS
                                                          MINIMUM                   OF MINIMUM
                               CLASS                   DENOMINATION                DENOMINATION
                             --------                  ------------            -------------------
                                A-1                       $ 10,000                      $ 1
                                A-2                       $ 10,000                      $ 1
                                 B                        $ 10,000                      $ 1
                                 C                        $ 10,000                      $ 1
                                 D                        $ 10,000                      $ 1
                                 E                        $ 10,000                      $ 1

CLEARANCE AND
SETTLEMENT. .............  You will initially  hold your offered  certificates through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates-- Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES.............  The trustee or its agent will make  elections  to treat designated portions of the assets of the trust fund as multiple real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the Internal Revenue Code of 1986.

                           Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                           The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                           The class and class will, and the other classes of offered certificates will not, be issued with more than a DE MINIMIS amount of original issue discount.

                           When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                           - the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that anticipated repayment date,

                           - no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                           - there will be no extension of maturity for any underlying mortgage loan.

                           However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                           For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS.....  The  acquisition  of an offered  certificate  by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                           We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                           -    Title I of ERISA, or

                           -    Section 4975 of the Internal Revenue Code,

                           will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                           If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........  The class A-1,  class  A-2,  class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                           You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
CONSIDERATIONS...........  The rate and timing of payments  and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                           The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

                           See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                           THE UNDERLYING MORTGAGE LOANS

GENERAL..................  We intend to include the 171 mortgage  loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                           -    "Description of the Underlying Mortgage Loans,"

                           - "Risk Factors--Risks Related to the Underlying Mortgage Loans,"

                           - Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties, and

                           -    Exhibit A-2--Mortgage Pool Information.

                           When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                           - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                           - All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                           - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March 2003 are timely made, and

                                2.    there are no prepayments or other
                                      unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2003 up to and including its due date in March 2003.

                           - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                           -    Some of the mortgage loans are
                                cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                           - In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                1.    relative net rental revenue, or

                                2. prior allocations reflected in the related loan documents.

                           - If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                           - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                           - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS...........  We are not the  originator  of the  mortgage  loans that we intend to include in the trust fund. We will acquire those mortgage loans from four separate sellers. Each of the mortgage loans that will comprise the trust fund was originated or acquired by--

                           - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                           - an affiliate of the related mortgage loan seller, or

                           - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                           The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                                     NUMBER OF            % OF INITIAL
                                   MORTGAGE LOAN SELLER           MORTGAGE LOANS     MORTGAGE POOL BALANCE
                           -----------------------------------    --------------     ---------------------
                           Column Financial, Inc..............          66                  61.36%
                           PNC Bank, National Association.....          32                  28.15%
                           NCB, FSB and Affiliates............          73                  10.48%

PAYMENT AND OTHER TERMS....Each of the  mortgage  loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                           Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                           Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, all mortgage loans that we will include in the trust fund should be considered nonrecourse.

                           None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                           Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS............  One hundred  fifty-four  (154) of the mortgage loans that we intend to include in the trust fund, representing 79.21% of the initial mortgage pool balance, are balloon loans that provide for:

                           - an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity (or for periods of time prior to stated maturity); and

                           - in either case above, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES..........  Six (6) of the  mortgage  loans that we intend to include in the trust fund, representing 20.21% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                           - Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                1.    be deferred,

                                2.    in some cases, compound,

                                3.    be payable only after the outstanding
                                      principal balance of the mortgage loan is paid in full; and

                                4.    be payable only to the holders of the
                                      class V certificates, which are not
                                      offered by this prospectus supplement.

                           - Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                           - Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the applicable master servicer.

                           - Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS...  Eleven  (11)  of  the  mortgage  loans  that  we intend to include in the trust fund, representing 0.57% of the initial mortgage pool balance, have in each case a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. None of those eleven
                           (11) mortgage loans, however, have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INTEREST
ONLY PERIODS.............  Eleven (11) of the mortgage loans, representing
                           13.43% of the initial mortgage pool balance, provide for payments of interest only for a period of between 12 and 120 months.

CROSSED LOANS............  The trust fund will include one (1) group of mortgage loans that are cross-collateralized and
                           cross-defaulted with each other. The table below identifies those crossed loans.

                                                                               NUMBER OF       % OF INITIAL
                                                                            MORTGAGED REAL    MORTGAGE POOL
                                             LOAN NAMES                       PROPERTIES         BALANCE
                           --------------------------------------------     --------------    -------------
                           Rancho Gowan 24 and 25, Rancho Gowan 27 and
                           Rancho Gowan 28                                         3                0.53%

                           In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans,
                           Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS.....  The trust fund will  include two (2)  mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                               NUMBER OF       % OF INITIAL
                                                                            MORTGAGED REAL    MORTGAGE POOL
                                        LOAN NAMES                            PROPERTIES         BALANCE
                           -----------------------------------------        --------------    -------------
                           Dallas Metroplex Portfolio                              3               3.08%
                           Michigan Equities C Portfolio                          16               2.94%

                           In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans,
                           Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS.........  One hundred  thirty-one (131) of the mortgage loans that we intend to include in the trust fund, representing 86.04% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

                           In the case of one mortgage loan not included above, representing 1.88% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Harbour Key Apartments, the borrower may defease the related loan no sooner than 2 years from the initial issuance of the certificates or prepay the loan subject to a yield maintenance charge and a static prepayment premium. For purposes of this prospectus supplement we treat this loan as a yield maintenance loan. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

ADDITIONAL COLLATERAL
LOANS....................  Six (6) mortgage  loans, representing  3.86% of the initial mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

                           - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions by a specified date, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                           - will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                           See "Description of the Underlying Mortgage
                           Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS............  Twenty-six  (26) mortgage  loans that we intend to include in the trust fund, representing 47.51% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                           HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                           SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                           - a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                           - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                           - a failure to meet a specified debt service coverage ratio; or

                           -    an event of default under the mortgage.

                           For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                           MODIFIED LOCKBOX. Income is collected by the property manager (or in some cases, the borrower) of the mortgaged real property (other than multifamily and hospitality properties) and is deposited into a lender-controlled lockbox account on a regular basis.

                           The above-referenced 26 mortgage loans provide for the following types of lockbox accounts:

                                                                NUMBER OF                 % OF INITIAL
                                 TYPE OF LOCKBOX             MORTGAGE LOANS          MORTGAGE POOL BALANCE
                           -----------------------           --------------          ---------------------
                           Hard                                     7                       22.74%
                           Springing                               18                       21.82%
                           Modified                                 1                        2.94%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS....  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                           - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                           - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                           - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                           However, as described under "--Additional Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                           As of the cut-off date, all of the mortgage loans that we intend to include in the trust fund were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods was 99 months. Some of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                           In the case of one mortgage loan, representing 1.88% of the initial mortgage pool balance, the borrower may defease the related loan no sooner than 2 years from the initial issuance of the certificates or prepay the loan subject to a yield maintenance charge and a static prepayment premium. For purposes of this prospectus supplement we treat this loan as a yield maintenance loan. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.......  None of the mortgage loans  that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                           -    as of the related due date in February 2003, or

                           - at any time during the 12-month period preceding the related due date in February 2003.

STATISTICAL INFORMATION

A.  GENERAL
CHARACTERISTICS..........  The pool of  mortgage  loans  that we intend  to include in the trust fund will have the following general characteristics as of their respective due dates in March 2003:

                           Initial mortgage pool balance................................      $ 1,006,389,301
                           Number of mortgage loans.....................................                  171
                           Number of mortgaged real properties..........................                  188

                           Largest cut-off date principal balance.......................      $    81,648,125
                           Smallest cut-off date principal balance......................      $       128,469
                           Average cut-off date principal balance.......................      $     5,885,318

                           Highest mortgage interest rate...............................               7.790%
                           Lowest mortgage interest rate................................               5.430%
                           Weighted average mortgage interest rate......................               6.213%

                           Longest original term to maturity or anticipated
                              repayment date............................................                  180
                           Shortest original term to maturity or anticipated
                              repayment date............................................                   60
                           Weighted average original term to maturity or anticipated
                              repayment date............................................                  114

                           Longest remaining term to maturity or anticipated
                              repayment date............................................                  178
                           Shortest remaining term to maturity or anticipated
                              repayment date............................................                   55
                           Weighted average remaining term to maturity or
                              anticipated repayment date................................                  110

                           Highest debt service coverage ratio, based on
                              underwritten net cash flow................................                81.95x
                           Lowest debt service coverage ratio, based on underwritten
                              net cash flow.............................................                 1.21x
                           Weighted average debt service coverage ratio, based on
                              underwritten net cash flow................................                 2.20x

                           Highest cut-off date loan-to-value ratio.....................                 86.6%
                           Lowest cut-off date loan-to-value ratio......................                  0.7%
                           Weighted average cut-off date loan-to-value ratio............                 69.4%

                           In reviewing the foregoing table, please note that:

                           - the underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves; and

                           - the appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

B.  GEOGRAPHIC
    CONCENTRATION........  The table below shows the number of, and  percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                        NUMBER OF MORTGAGED REAL          % OF INITIAL
                                      STATE                    PROPERTIES            MORTGAGE POOL BALANCE
                           -------------------------    ------------------------     ---------------------
                           Ohio.....................                3                        12.29%
                           Illinois.................                4                        10.29%
                           New York.................               71                        10.15%
                           California...............               14                         9.98%
                           Texas....................               17                         9.53%
                           Maryland.................                8                         7.55%
                           Florida..................               10                         6.39%

                           The remaining mortgaged real properties with respect to the mortgage pool are located throughout 22 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                           Sixty-three (63) of the New York properties, securing 7.77% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                NUMBER OF                 % OF INITIAL
                                  BOROUGH               MORTGAGED REAL PROPERTIES    MORTGAGE POOL BALANCE
                           ----------------------       -------------------------    ---------------------
                           Manhattan                               44                        5.41%
                           Brooklyn                                13                        1.08%
                           Queens                                   3                        0.95%
                           Bronx                                    2                        0.22%
                           Staten Island                            1                        0.12%

C.  PROPERTY TYPES.......  The table below shows the number of, and  percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                NUMBER OF                 % OF INITIAL
                               PROPERTY TYPE            MORTGAGED REAL PROPERTIES    MORTGAGE POOL BALANCE
                           ----------------------       -------------------------    ---------------------
                           Retail                                   31                       33.34%
                           Office                                   40                       33.23%
                           Multifamily(1)                          108                       30.35%
                           Industrial                                6                        1.54%
                           Mixed Use                                 2                        1.11%
                           Self-Storage                              1                        0.44%

----------
                           (1) Multifamily includes 9 manufactured housing properties, which comprise 4.31% of the mortgage pool balance.

                           For purposes of the foregoing table, "multifamily" includes both multifamily rental and residential cooperative properties.

D.  ENCUMBERED
    INTERESTS............  The table below shows the number of, and  percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                           ENCUMBERED INTEREST IN THE           NUMBER OF                 % OF INITIAL
                             MORTGAGED REAL PROPERTY    MORTGAGED REAL PROPERTIES    MORTGAGE POOL BALANCE
                           --------------------------   -------------------------    ---------------------
                           Fee                                      185                      98.01%
                           Leasehold                                  2                       1.53%
                           Fee/Leasehold                              1                       0.46%

                           In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE
    LOANS................  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                           - cut-off date principal balances that range from $20,879,969 to $81,648,125, and

                           - a total cut-off date principal balance of $361,910,974, which represents 35.96% of the initial mortgage pool balance.

                           See "Description of the Underlying Mortgage
                           Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

         The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

                  RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

         -     multifamily properties;

         - anchored, including shadow anchored, and unanchored retail properties;

         -     office properties;

         -     industrial properties;

         -     manufactured housing properties;

         -     residential cooperative properties;

         -     mixed use properties; and

         -     self-storage properties.

         Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

         Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

         There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

         THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

         The mortgage loans will not be an obligation of, or be insured or guaranteed by:

         -     any governmental entity;

         -     any private mortgage insurer;

         -     us;

         -     any mortgage loan seller;

         -     either master servicer;

         -     either special servicer;

         - any sub-servicer of either master servicer or either special servicer;

         -     the trustee; or

         -     any of their respective affiliates.

         REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

         Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

         Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the property.

         Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

         -     the net operating income of the related mortgaged real property;

         - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

         - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

         In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

         One hundred fifty-four (154) of the mortgage loans that we intend to include in the trust fund, representing 79.21% of the initial mortgage pool balance, are balloon loans; and six (6) of the mortgage loans that we intend to include in the trust fund, representing 20.21% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred fifty-six (156) of these mortgage loans, representing 88.92% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from February 2012 to March 2013. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

         The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

         -     the ability to cover debt service;

         - the ability to pay a mortgage loan in full with sales or refinance proceeds; and

         -     the amount of proceeds recovered upon foreclosure.

         Cash flows and property values depend upon a number of factors, including:

         -     national, regional and local economic conditions;

         - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

         - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

         - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

         - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

         - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

         - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

         -     demographic factors;

         - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

         - capable management and adequate maintenance for the related mortgaged real property;

         -     location of the related mortgaged real property;

         - if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

         - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

         - the age, construction quality and design of the related mortgaged real property; and

         - whether the related mortgaged real property is readily convertible to alternative uses.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Thirty-one (31) mortgaged real properties, securing mortgage loans that represent 33.34% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

         -     the strength, stability, number and quality of the tenants;

         -     whether the subject property is in a desirable location;

         - the physical condition and amenities of the subject building in relation to competing buildings;

         - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

         - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

         We consider 23 of the subject retail properties, securing 31.15% of the initial mortgage pool balance, to be anchored, including shadow anchored, and 8 of the subject retail properties, securing 2.19% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

         TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Forty (40) mortgaged real properties, securing mortgage loans that represent 33.23% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

         -     the strength, stability, number and quality of the tenants;

         - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

         - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

         -     the financial condition of the owner of the subject property.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

         TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES. Thirty-five (35) mortgaged real properties, securing mortgage loans that represent 19.87% of the initial mortgage pool balance, are primarily used for multifamily rental purposes (which mortgaged real properties include manufactured housing properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

         - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

         - the physical condition and amenities of the subject building in relation to competing buildings;

         -     the subject property's reputation;

         - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

         -     local factory or other large employer closings;

         - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

         - compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

         Some of the multifamily rental properties that will secure mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

         Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either--

         - at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

         - at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

         The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

         The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

         Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

         In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

         TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Seventy-three (73) of the mortgaged real properties securing mortgage loans that represent 10.48% of the initial mortgage pool balance are residential cooperative properties.

         A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

         - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

         - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

         - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

         - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

         - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

         A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

         In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. Two (2) cooperative properties, securing 0.09% of the initial mortgage pool balance, have been converted to the condominium form of ownership.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

         PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

         -     operating the property and providing building services;

         -     establishing and implementing the rental structure;

         -     managing operating expenses;

         -     responding to changes in the local market; and

         - advising the borrower with respect to maintenance and capital improvements.

         Properties deriving revenues primarily from short-term sources, such as self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

         A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

         Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

         RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Five (5) mortgaged real properties, representing 0.84% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, 18 other mortgaged real properties, securing 18.72% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

         LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                       % OF INITIAL
                                                                                  CUT-OFF DATE           MORTGAGE
                              PROPERTY/PORTFOLIO NAME                           PRINCIPAL BALANCE      POOL BALANCE
         ----------------------------------------------------------------       -----------------      ------------
         Northgate Mall                                                             $ 81,648,125            8.11%
         Quaker Headquarters                                                        $ 72,000,000            7.15%
         Dallas Metroplex Portfolio                                                 $ 31,030,416            3.08%
         Michigan Equities C Portfolio                                              $ 29,632,746            2.94%
         Fairfax Building                                                           $ 28,937,315            2.88%
         Willoughby Commons                                                         $ 28,013,628            2.78%
         Mooresville Consumer Square                                                $ 24,438,653            2.43%
         Flower Hill Mall                                                           $ 24,000,000            2.38%
         East Windsor Village                                                       $ 21,330,121            2.12%
         100 Middle Street                                                          $ 20,879,969            2.07%

         MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

         - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

         - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

         The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                                            % OF INITIAL
                                                                                        CUT-OFF DATE          MORTGAGE
      GROUP      LOAN NO.                  PROPERTY/PORTFOLIO NAME                    PRINCIPAL BALANCE     POOL BALANCE
      -----      --------   -------------------------------------------------         -----------------     ------------
        A           11      One Montrose Metro                                          $ 20,544,013             2.04%
                    28      50-66 Office Building                                       $ 11,015,343             1.09%
                    31      Shady Grove Tech Center                                     $  9,099,631             0.90%
                    47      Potomac Valley Bank Building                                $  5,507,671             0.55%
                    52      One Beltway North                                           $  5,108,565             0.51%
                    63      Professional Equity Building                                $  4,326,316             0.43%

        B           22      Huntwick Apartments                                         $ 12,246,108             1.22%
                    51      Stone Creek Apartment Homes                                 $  5,173,499             0.51%
                    57      The Park at Summerhill Apartments                           $  4,784,906             0.48%
                    76      Hunt Gardens Apartments                                     $  3,243,089             0.32%
                    79      Willow Tree Apartments                                      $  3,118,355             0.31%

        C           24      Southern Hills Tower                                        $ 11,973,848             1.19%
                    26      Richmond Plaza Building                                     $ 11,774,284             1.17%

        D           23      Court Village Apartments                                    $ 11,984,102             1.19%
                    29      Chasco Woods Apartments                                     $ 10,285,173             1.02%

        E           27      Market Square Shopping Center                               $ 11,300,440             1.12%
                    42      Midway Square                                               $  6,275,689             0.62%

        F           30      Park Place Shopping Center                                  $  9,586,938             0.95%
                    37      Silver Spur Town & Country Shopping Center                  $  7,477,295             0.74%

         ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 6.56% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

         - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

         - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

         -     at the time the lien was granted, the borrower was:

               1.    insolvent;

               2.    inadequately capitalized; or

               3.    unable to pay its debts.

         Four (4) of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund, representing 3.61% of the initial mortgage pool balance, entitle each of the related borrower(s) to a release of one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or payment of a release price generally ranging from 120% to 125% of the amount of the loan allocated to the related mortgaged real property.

         Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property.

         The existence of other debt could:

         - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

         - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

         -     complicate bankruptcy proceedings; and

         -     delay foreclosure on the related mortgaged real property.

         The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus as Michigan Equities C Portfolio, Talisker Apartments, Jano Arms Apartments, Western Plaza and East Forest Plaza also secure subordinate debt that is evidenced by another note that will not be included in the trust. See "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement.

         The borrowers under 40 mortgage loans, which collectively represent 6.90% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur pursuant to the relevant loan documents and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future subordinate indebtedness secured by such related mortgaged real properties that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the proceeds of the subordinate debt be used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

         MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

         - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

         - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

         As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

         SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under the mortgage loans may not be limited to owning their respective mortgaged real properties. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests, although it is unlikely that the borrower under a residential cooperative loan would own other real estate or engage in other business activities. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

         CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

         THE OPERATION OF A MORTGAGED REAL PROPERTY UPON FORECLOSURE OF AN UNDERLYING MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND ADVERSELY AFFECT THE OFFERED CERTIFICATES. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the applicable special servicer may be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2003-CPN1 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties the trust fund may, in certain jurisdictions (particularly in New York), be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-CPN1 certificateholders.

         GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

         -     economic conditions, including real estate market conditions;

         -     changes in governmental rules and fiscal policies;

         -     acts of God, which may result in uninsured losses; and

         -     other factors that are beyond the control of the borrowers.

         The mortgaged real properties are located in 29 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                                                  % OF INITIAL
                                                           NUMBER OF                MORTGAGE
                                  STATE            MORTGAGED REAL PROPERTIES      POOL BALANCE
          -----------------------------------      -------------------------      -------------
          Ohio.................................                3                     12.29%
          Illinois.............................                4                     10.29%
          New York.............................               71                     10.15%
          California...........................               14                      9.98%
          Texas................................               17                      9.53%
          Maryland.............................                8                      7.55%
          Florida..............................               10                      6.39%

         SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of a mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

         The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

         Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

         - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

         - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

         - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

         LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

         Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

         As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation (which investigation, with respect to residential cooperative loans in the amount of $400,000 or less, may consist of ASTM transaction screens) with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of one hundred fifty (150) mortgaged real properties, securing 95.62% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on March 1, 2003. In the case of one hundred fifty-four (154) mortgaged real properties, securing 95.95% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 18-month period ending on March 1, 2003. In the case of twenty-one (21) mortgaged real properties, securing 3.49% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

         - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

         - an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

         - when soil or groundwater contamination was suspected or identified, either--

               1. those conditions were remediated or abated prior to the closing date,

               2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

               3. unless the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or $10,000, whichever is greater, an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

         - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.    an environmental insurance policy was obtained; or

         - the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

         In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1985 and for radon gas only in the case of a multifamily property.

         There can be no assurance that--

         - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

         - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

         - any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

         - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

         In the case of 21 mortgaged real properties securing mortgage loans that represent 3.49% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 21 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 21 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. Furthermore, those policies do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint.

         In some cases, the originator of the related mortgage loan--

         - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

         APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

         Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

         - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

         - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

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         -     appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

         PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

         - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

         - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. Each master servicer and special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

         - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

         - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust - fund.

         In these cases, the interests of each master servicer or special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, each master servicer and each special servicer is required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

         ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 1.99% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

         Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

         CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

         -     density;

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         -     use;

         -     parking;

         -     set-back requirements; or

         -     other building related conditions.

         These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, the mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

         LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of four (4) of those mortgaged real properties, securing 0.24% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 1, 2003. The scope of those inspections included an assessment of--

         - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

         - the general condition of the site, buildings and other improvements located at each property.

At eight (8) of those properties, securing 8.25% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements in excess of $100,000. In most of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

         AVAILABILITY OF CASUALTY INSURANCE COVERING DAMAGE FROM TERRORIST ACTS MAY BE LIMITED AND MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, you should be aware that coverage for terrorist acts may be available only at rates significantly higher than other types of insurance. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" below.

         The applicable master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the applicable master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts; provided, however, the applicable master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type as the related mortgaged real property. The applicable master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the applicable master servicer will not be required to maintain such insurance, if the applicable master servicer has determined in accordance with the servicing standard that either--

         - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the

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               region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2003-CPN1 controlling class representative), or

         -     such insurance is not available at any rate.

In the event that any mortgaged real property sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

         If the borrower is required, as determined by the applicable master servicer, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

         COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

         CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

         PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. We are aware that in the case of eight (8) mortgage loans that we intend to include in the trust fund, representing 6.79% of the initial mortgage pool balance, the related borrower, or a principal in the related borrower, or a guarantor has been a debtor in prior bankruptcy proceedings within the 10-year period preceding March 2003. Additionally, in the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 136 East South Temple Office Building, the tenants MCI Worldcom and Enron Broadband have filed for bankruptcy but still continue to pay rent. There can be no assurance that such tenants will continue to pay rent under their respective leases or will renew such leases upon their expiration.

         LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, each special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RISKS RELATED TO THE OFFERED CERTIFICATES

         THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

         THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1 AND A-2 Certificates. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

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         In addition, if losses and/or shortfalls relating to the trust fund exceed amounts payable out of collections on the trust fund, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G, H, J, K, L, M, N, O, P and Q certificates is not sufficient to bear such shortfalls or losses.

         When making an investment decision, you should consider, among other things--

         - the distribution priorities of the respective classes of the series 2003-CPN1 certificates,

         - the order in which the principal balances of the respective classes of the series 2003-CPN1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

         -     the characteristics and quality of the underlying mortgage loans.

         THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

         -     the price you paid for your offered certificates, and

         - the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         - the pass-through rate for, and the other payment terms of, your offered certificates,

         - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

         - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

         - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-CPN1 certificates, and

         - servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

         The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher Net Mortgage Interest Rates pay principal faster than the mortgage loans with lower Net Mortgage Interest Rates.

         Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or static prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges or static prepayment premiums. None of the master servicers, the special servicers or the trustee will be required to advance any yield maintenance charges or static prepayment premiums.

         Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those

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offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2003-CPN1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

         THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. Each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         IF ANY OF THE MASTER SERVICERS OR THE SPECIAL SERVICERS PURCHASE SERIES 2003-CPN1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2003-CPN1 CERTIFICATES. Any master servicer or special servicer or an affiliate thereof may purchase any class of series 2003-CPN1 certificates. The purchase of series 2003-CPN1 certificates by any master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2003-CPN1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-CPN1 certificates. However, under the pooling and servicing agreement, the master servicers and the special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties, without regard to any series 2003-CPN1 certificates owned by it.

         THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2003-CPN1 CONTROLLING CLASS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2003-CPN1 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2003-CPN1 Controlling Class Representative" and "--Replacement of the Special Servicers" in this prospectus supplement. Among other things, the series 2003-CPN1 controlling class representative may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2003-CPN1 certificates, the trustee, the master servicers or the other special servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-CPN1 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2003-CPN1 Controlling Class Representative," the series 2003-CPN1 controlling class representative can direct various servicing actions by the special servicers with respect the mortgage loans. It is anticipated that an entity managed by an affiliate of Midland Loan Services, Inc., one of the master servicers and one of the special servicers, may acquire most of the privately offered certificates, including those that have the right to appoint the initial series 2003-CPN1 controlling class representative. Under such circumstances, such master servicer or special servicer may have interests that conflict with the interests of the other holders of the certificates. In addition, affiliates of the mortgage loan sellers could acquire the certificates entitled to appoint the series 2003-CPN1 controlling class representative. Decisions made by the series 2003-CPN1 controlling class representative may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates. You should expect that the series 2003-CPN1 controlling class representative will exercise its rights and powers on behalf of the series 2003-CPN1 controlling class certificateholders, and it will not be liable to any other class of series 2003-CPN1 certificateholders for doing so.

         BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

         YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2003-CPN1 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-CPN1 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-CPN1 certificates.

         LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

         POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2003-CPN1 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

         On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in the Washington, D.C. area. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         We intend to include the 171 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,006,389,301. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in March 2003, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

         - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

         - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

         - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

               1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March 2003 are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2003 up to and including its due date in March 2003.

         - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

         - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

         - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.    relative appraised values,

               2.    relative underwritten net cashflow, or

               3.    prior allocations reflected in the related loan documents.

         - If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

         - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

         - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include five (5) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

         The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                NUMBER OF STATES
                                                            WHERE THE MORTGAGED REAL          % OF INITIAL
                   PROPERTY/PORTFOLIO NAMES                  PROPERTIES ARE LOCATED      MORTGAGE POOL BALANCE
         -----------------------------------------------  ----------------------------  ------------------------
         Rancho Gowan 24 and 25, Rancho Gowan 27 and
         Rancho Gowan 28                                              1                           0.53%

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                NUMBER OF STATES
                                                            WHERE THE MORTGAGED REAL          % OF INITIAL
                   PROPERTY/PORTFOLIO NAMES                  PROPERTIES ARE LOCATED      MORTGAGE POOL BALANCE
         -----------------------------------------------  ----------------------------  ------------------------
         Dallas Metroplex Portfolio                                   1                           3.08%
         Michigan Equities C Portfolio                                1                           2.94%

         The cross-collateralized mortgage loans and the multi-property mortgage loans generally entitle the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 120% to 125% of the amount of the loan allocated to the related mortgaged real property.

PARTIAL RELEASES OF PROPERTY

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Michigan Equities C Portfolio, representing 2.94% of the initial mortgage pool balance, the borrower may obtain a release of a specified 0.4 acre undeveloped portion of the property located at 4440 Hagadorn Road, Okemos, Michigan without any requirement that the Michigan Equities C Portfolio Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions, including evidence of city approval, the completion of any necessary parking reconfiguration and written confirmation from the rating agencies that such release will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. Such undeveloped portion of the property was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan. See "--Significant Mortgage Loans--Michigan Equities C Portfolio--Special Provisions for Release" in this prospectus supplement.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mooresville Consumer Square, representing 2.43% of the initial mortgage pool balance, prior to December 1, 2010 the borrower may obtain a release of a specified undeveloped portion of the mortgaged real property without any requirement that the Mooresville Consumer Square Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions, such as the provision of all required subdivision and zoning approvals. Such undeveloped portion of the property was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan. See "--Significant Mortgage Loans--Mooresville Consumer Square--Special Provisions for Release" in this prospectus supplement.

         In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Flower Hill Mall, representing 2.38% of the initial mortgage pool balance, the borrower may obtain a release of a specified 0.97 acre undeveloped outparcel without any requirement that the Flower Hill Mall Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions, including evidence of compliance with all applicable zoning, building code and municipal requirements, a debt service ratio equal to or greater than 1.25x with respect to the remaining mortgaged property and a loan-to-value ratio of no less than 75% with respect to the remaining mortgaged property. Such undeveloped outparcel was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan. See "--Significant Mortgage Loans--Flower Hill Mall--Special Provisions for Release" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                    % OF INITIAL
                 DUE DATE          NUMBER OF MORTGAGE LOANS      MORTGAGE POOL BALANCE
              --------------     ----------------------------  -------------------------
                   1st                       105                         38.64%
                  11th                        66                         61.36%

         MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

         The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.430% per annum to 7.790% per annum, and the weighted average of those mortgage interest rates was 6.213% per annum.

         Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         One hundred forty-nine (149) of the mortgage loans that we intend to include in the trust fund, representing 95.63% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Twenty-two (22) of the mortgage loans that we intend to include in the trust fund, representing 4.37% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

         BALLOON LOANS. One hundred fifty-four (154) of the mortgage loans that we intend to include in the trust fund, representing 79.21% of the initial mortgage pool balance, are characterized by--

         - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

         - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD LOANS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 20.21% of the initial mortgage pool balance, are characterized by the following features:

         -     A maturity date that is generally 30 years following origination.

         - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

         - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally two (2) to six (6) months prior to the related anticipated repayment date.

         - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

         - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

         - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         FULLY AMORTIZING LOANS. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 0.57% of the initial mortgage pool balance, are each characterized by:

         - a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

         - none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

         ADDITIONAL AMORTIZATION CONSIDERATIONS. Eleven (11) mortgage loans, representing 13.43% of the initial mortgage pool balance, provide for an initial interest only period of between 12 and 120 months.

         Some of the mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         PREPAYMENT PROVISIONS. As of origination:

         - One hundred thirty-one (131) of the mortgage loans that we intend to include in the trust fund, representing 86.04% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. with limited exception, an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

         - Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 6.98% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

         - Twenty-five (25) of the mortgage loans that we intend to include in the trust fund, representing 5.10% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a Static Prepayment Premium Period during which voluntary principal prepayments may be made if accompanied by a Static Prepayment Premium, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

         - One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.88% of the initial mortgage pool balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. a Yield Maintenance Period/Static Prepayment Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge and a Static Prepayment Premium, followed by

               4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

         The open prepayment period, if any, for any mortgage loan may begin up to six (6) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

         The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

         For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--


         - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

         - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Static Prepayment Premium or Yield Maintenance Charge.

         PREPAYMENT LOCK-OUT PERIODS. One hundred seventy-one (171) of the mortgage loans that we intend to include in the trust fund, representing 100.00% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in March 2003. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

         - the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2003 is 174 months;

         - the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2003 is 29 months; and

         - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in March 2003 is 99 months.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

         PREPAYMENT CONSIDERATION PERIODS. Forty (40) of the mortgage loans that we intend to include in the trust fund, representing 13.96% of the initial mortgage pool balance, provide for a Prepayment Consideration Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period and/or a prepayment lock-out/defeasance period. In the case of fourteen (14) of those mortgage loans, representing 6.98% of the initial mortgage pool balance, that Prepayment Consideration Period is entirely a Yield Maintenance Period. In the case of one (1) mortgage loan, representing 1.88% of the initial mortgage pool balance, the Prepayment Consideration Period consists of a Yield Maintenance Period with a coterminous defeasance option.

         In the case of all of the mortgage loans with Yield Maintenance Periods (except as set forth below with respect to loans sold to the trust by NCB, FSB), the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate. In the case of one mortgage loan, representing 1.88% of the initial pool balance, in addition to a Yield Maintenance Charge, as calculated above, the related borrower will also be required to pay a specified percentage equal to 1% of the principal amount being prepaid.

         In the case of five (5) of those mortgage loans, representing 0.45% of the initial mortgage pool balance, all of which were sold to the trust by NCB, FSB, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the loan, as such yield rate is reported in The Wall Street Journal (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the prepayment date and the maturity date and by (c) the outstanding principal amount.

         Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

         However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest then due and payable on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

         The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

         CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

         Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are in excess of a specified amount or a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

         MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Six (6) mortgage loans, representing 3.86% of the initial mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

         - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         - will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

         The total amount of that additional collateral is $2,516,000.

         DEFEASANCE LOANS. One hundred thirty-one (131) of the mortgage loans that we intend to include in the trust fund, representing 86.04% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

         In the case of one mortgage loan not included above, representing 1.88% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Harbour Key Apartments, the borrower may defease the related loan no sooner than 2 years from the initial issuance of the certificates or prepay the loan subject to a yield maintenance charge and a static prepayment premium. For purposes of this prospectus supplement we treat this loan as a yield maintenance loan. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

         - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

         - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

         LOCKBOXES. Twenty-six (26) of the mortgage loans that we intend to include in the trust fund, representing approximately 47.51% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         - HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

         - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.    a failure to meet a specified debt service coverage ratio;
                     or

               4.    an event of default under the mortgage.

               For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the trigger event.

         - MODIFIED LOCKBOX. Income is collected by the property manager (or in some cases, the borrower) of the mortgaged real property (other than multifamily and hospitality properties) and is deposited into a lender-controlled lockbox account on a regular basis.

The 26 mortgage loans referred to above provide for lockbox accounts as follows:

                                             NUMBER OF          % OF INITIAL
                     TYPE OF LOCKBOX      MORTGAGE LOANS    MORTGAGE POOL BALANCE
                  ---------------------  ----------------  -----------------------
                  Hard                          7                 22.74%
                  Springing                    18                 21.82%
                  Modified                      1                  2.94%

         For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

         -     taxes and insurance,

         -     capital improvements,

         -     furniture, fixtures and equipment, and/or

         -     various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer under the direction of such master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         TAX AND INSURANCE ESCROWS. In the case of 129 of the mortgage loans that we intend to include in the trust fund, representing 88.53% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

         -     one-twelfth of the annual real estate taxes and assessments, and

         - one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

         If an escrow was established, the funds will be applied by the applicable master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

         Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

         In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

         RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

         - capital replacements, repairs and furniture, fixtures and equipment, or

         -     leasing commissions and tenant improvements.

         In the case of most of the mortgaged real properties that will secure a mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

         ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

         - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

         - various items identified in the related inspection report may have been corrected.

         In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished, but in certain instances the borrower is required to increase funds on deposit in the engineering reserve if the cost to complete the work for which the reserve was required exceeds the remaining amount on deposit in such reserve. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

         DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Other Financing" below, these clauses either--

         - permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         - prohibit the borrower from doing so without the consent of the holder of the mortgage.

         Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

         - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2003-CPN1 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

         - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons, entities or types of persons or entities;

         - issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control;

         - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

         - a transfer of ownership interests for estate planning purposes; o changes in ownership between existing partners and members of the related borrower;

         - a transfer of non-controlling ownership interests in the related borrower; or

         -     other transfers similar in nature to the foregoing.

         HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

         - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1.    the outstanding principal balance of the mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

         - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

         - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

         - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California that are in "zone 3" or higher, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

         -     obtain earthquake insurance, or

         - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

         With respect to each of the mortgaged real properties for the mortgage loans, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

         -     the trustee has an insurable interest,

         - the insurance coverage is available at commercially reasonable rates as determined by the applicable master servicer and approved by the series 2003-CPN1 controlling class representative, and

         - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

         Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

         With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, you should be aware that coverage for terrorist acts may be available only at rates significantly higher than other types of insurance.

         To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was passed, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that was the subject of an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

         The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

         The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

         Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

         There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

         The applicable master servicer is required to use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the applicable master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts; provided, however, the applicable master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type as the related mortgaged real property. The applicable master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the applicable master servicer will not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related borrower is required to incur under the related loan documents, or if the master servicer has determined in accordance with the Servicing Standard that either--

         - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2003-CPN1 controlling class representative), or

         -     such insurance is not available at any rate.

         Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

         The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

         - to restore the mortgaged real property (and may provide that, after application to such restoration, any remaining proceeds shall be released to the borrower), or

         -     towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2003-CPN1 controlling class representative), as was previously required under the mortgage instrument that had covered the property.

         Each of the master servicers and special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by any master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

         -     are not paid because of the deductible clause, and

         - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

         A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in February 2003, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

         - Forty-eight (48) of the mortgaged real properties, securing 45.79% of the initial mortgage pool balance, are, in each case, either a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

         - Five (5) of the mortgaged real properties referred to in the prior bullet, securing 0.84% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Eighteen (18) of the mortgaged real properties referred to in the prior bullet, securing 18.72% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

         - Some of the mortgaged real properties that are retail properties may have Dark Tenants.

         - A number of companies are Largest Tenants at more than one of the mortgaged real properties.

         - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Largest Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

         GROUND LEASES. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 1.99% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

         - the related ground lease, after giving effect to all extension options, expires approximately 30 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

         - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

         - in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

         OTHER FINANCING. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.04% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Deep Run Mobile Home Park, the borrower is permitted to incur future secured indebtedness, provided that the debt service payments on such future indebtedness are payable solely out of net cash flow, the mortgaged real property achieves a debt service coverage ratio of 1.20x, a loan-to-value ratio of 80%, a standstill and subordination agreement is entered into and the loan documents are approved by the lender.

         In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 1.39% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Ashland & Roosevelt Center, the non-managing members of the borrower are permitted to incur future secured mezzanine financing up to an aggregate of $1,400,000, provided that a standstill and subordination agreement is entered into and the loan documents are approved by the lender.

         In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.95% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Park Place Shopping Center, the member of the borrower is permitted to incur future secured mezzanine financing up to an aggregate of $960,000, provided that the mortgaged real property achieves a debt service coverage ratio of 1.25x, a loan-to-value ratio of less than 75%, a standstill and subordination agreement is entered into and the loan documents are approved by the lender.

         The borrowers under 40 mortgage loans, which collectively represent 6.90% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur pursuant to the relevant loan documents and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the proceeds of the subordinate debt be used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

         Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Michigan Equities C Portfolio, Talisker Apartments, Jano Arms Apartments, Western Plaza and East Forest Plaza, the mortgage on the related mortgaged real property also secures subordinate debt pursuant to another note that will not be included in the trust. These mortgage loans are referred to herein as the "A/B Loans." See "--The A/B Loans" below.

         TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOANS

         GENERAL. In the case of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Michigan Equities C Portfolio, Talisker Apartments, Jano Arms Apartments, Western Plaza and East Forest Plaza (referred to in this prospectus supplement as the "A Loans"), representing in the aggregate 5.34% of the initial mortgage pool balance, each related borrower has encumbered the related mortgaged real property with subordinate debt (each a "Corresponding B Loan"). In each case, the aggregate debt consisting of the A Loan and the Corresponding B Loan (collectively, the "A/B Loan") was originated by Column and is secured by a single mortgage or deed of trust. We intend to include the A Loans in the trust fund. The Corresponding B Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

         Each A Loan and Corresponding B Loan comprising an A/B Loan are cross-defaulted. The outstanding principal balance of each Corresponding B Loan does not exceed five percent (5%) of the underwritten appraised value of the related mortgaged property that secures the related A/B Loan. Each Corresponding B Loan has an interest rate of fifteen percent per annum and has the same maturity date, amortization schedule and prepayment structure as the related A Loan. For purposes of the information presented in this prospectus supplement with respect to each A Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the indebtedness evidenced by the A Loan and does not take into account the related Corresponding B Loan.

         The trust fund, as the holder of each A Loan, and the holder of the related Corresponding B Loan will be successor parties to a separate intercreditor agreement (each, an "A/B Loan Intercreditor Agreement") with respect to each A/B Loan. Servicing and administration of each A Loan (and to the extent described below, each Corresponding B Loan) will be performed by the applicable master servicer for the trust fund. The servicer of each Corresponding B Loan will collect payments with respect to that mortgage loan. The applicable master servicer will provide certain information and reports related to each A/B Loan to the holder of the related Corresponding B Loan, but will not collect payments with respect to such Corresponding B Loan until the occurrence of certain events of default with respect to such A/B Loan described in the related A/B Loan Intercreditor Agreement. The following describes certain provisions of the A/B Loan Intercreditor Agreements, but does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Loan Intercreditor Agreement.

         ALLOCATION OF PAYMENTS BETWEEN THE A LOANS AND THE CORRESPONDING B LOANS. The right of the holder of each Corresponding B Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A Loan to receive such amounts. For each A/B Loan, an "A/B Material Default" consists of the following events: (a) the acceleration of the A Loan or the Corresponding B Loan; (b) the existence of a continuing monetary default; and/or, (c) the filing of a bankruptcy action by, or against, the related borrower. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, but that A/B Material Default is no longer continuing with respect to an A/B Loan, the related borrower under the A/B Loan will make separate payments of principal and interest to the respective holders of the related A Loan and Corresponding B Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust fund (as the holder of the subject A Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the A/B Loans (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A Loan and then to the principal balance of the Corresponding B Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan will be applied by the applicable master servicer (with any payments received by the holder of the subject Corresponding B Loan after and during such an A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Loan Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A Loan will be paid in full prior to any application of payments to the Corresponding B Loan.

         If, after the expiration of the right of the holder of a Corresponding B Loan to purchase the related A Loan (as described below) an A Loan or Corresponding B Loan is modified in connection with a workout so that, with respect to either the A Loan or the Corresponding B Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust fund (as the holder of the A Loan) will be made as though such workout did not occur and the payment terms of the A Loan will remain the same. In that case, the holder of the Corresponding B Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the A Loan or the Corresponding B Loan attributable to such workout (up to the outstanding principal balance together with accrued interest thereon, of the Corresponding B Loan).

         SERVICING OF THE A/B LOANS. Each A Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the pooling and servicing agreement. The applicable master servicer will service and administer each Corresponding B Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust fund and the holder of the related Corresponding B Loan when servicing an A/B Loan, with a view to maximizing the realization for both the trust fund and such holder as a collective whole. Any holder of a Corresponding B Loan will be deemed a third party beneficiary of the pooling and servicing agreement.

         The applicable master servicer and special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the A/B Loans, and (subject to certain limitations with respect to modifications and certain rights of the holder of each Corresponding B Loan to purchase the corresponding A Loan) the holder of such Corresponding B Loan has no voting, consent or other rights whatsoever with respect to such master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan.

         So long as an A/B Loan is a performing mortgage loan, the applicable master servicer will have no obligation to collect payments with respect to the related Corresponding B Loan. A separate servicer of each Corresponding B Loan will be responsible for collecting amounts payable in respect of such Corresponding B Loan. That servicer will have no servicing duties or obligations with respect to the related A Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan, the applicable master servicer will (during the continuance of the A/B Material Default) collect and distribute payments for both of the subject A Loan and Corresponding B Loan pursuant to the sequential payment waterfall set forth in the related A/B Loan Intercreditor Agreement.

         ADVANCE. Neither of the master servicers nor the trustee is required to make any monthly debt servicing advance with respect to a Corresponding B Loan. Neither the holder of a Corresponding B Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer (and, if applicable, the trustee) will make servicing advances with respect to the mortgaged real properties securing the A/B Loans. No servicing advances will be made by the applicable master servicer for the mortgaged real properties securing the A/B Loans after the principal balance of the related A Loan is reduced to zero.

         MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a Corresponding B Loan, the related A Loan or the related loan documents, is limited by the rights of the holder of the Corresponding B Loan to approve such modifications and other actions as set forth in the related A/B Loan Intercreditor Agreement; provided that the consent of the holder of a Corresponding B Loan will not be required in connection with any such modification or other action with respect to an A/B Loan after the expiration of such holder's right to purchase the related A Loan. The directing certificateholder is also required to approve any such modifications. The holder of a Corresponding B Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Corresponding B Loan or the related loan documents without the prior written consent of the special servicer and the series 2003-CPN1 controlling class representative.

         PURCHASE OF THE A LOAN BY THE HOLDER OF THE CORRESPONDING B LOAN. Upon the occurrence of any one of certain defaults that are set forth in each A/B Loan Intercreditor Agreement and within 30 days of receipt of notice of such defaults, the holder of the subject Corresponding B Loan will have the right to purchase the related A Loan (with closing of such purchase to occur no more than 30 days following election to exercise such right) at a purchase price determined under that A/B Loan Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such A Loan together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of such A/B Loan by the applicable master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such A Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the A/B Loan together with advance interest thereon. The holder of the Corresponding B Loan does not have any rights to cure any defaults with respect to the A/B Loan.

UNDERWRITING MATTERS

         GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

         ENVIRONMENTAL ASSESSMENTS. An independent third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 150 mortgaged real properties, securing 95.62% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on March 1, 2003. In the case of 154 mortgaged real properties, securing 95.95% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 18-month period ending on March 1, 2003. In the case of 21 mortgaged real properties, securing 3.49% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         With respect to twelve (12) residential cooperative properties, securing mortgage loans in the amount of $400,000 or less (representing 0.29% of the initial mortgage pool balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

         - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

         - an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

         - when soil or groundwater contamination was suspected or identified, either--

               1. those conditions were remediated or abated prior to the closing date,

               2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

               3. unless the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or $10,000, whichever is greater, an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

         - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.    an environmental insurance policy was obtained; or

         - in those cases involving mortgage loans secured by residential cooperative properties or with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         - the establishment of an operation and maintenance plan to address the issue, or

         - in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

         In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

         1.    to carry out the specific remedial measures prior to closing;

         2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator, generally deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         - the mortgaged real property had not been affected or had been minimally affected,

         - the potential for the problem to affect the mortgaged real property was limited, or

         - a person responsible for remediation, other than the related borrower, had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

         -     us,

         -     any of the other parties to the pooling and servicing agreement,

         -     any of the mortgage loan sellers,

         -     any of the underwriters, or

         -     the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In the case of 21 mortgaged real properties, securing mortgage loans that represent 3.49% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 21 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 21 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

         In some cases, the originator of the related mortgage loan--

         - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "--Environmental Insurance" below.

         The pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

         ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, if required to be obtained by the lender to address environmental issues raised in the environmental investigation conducted in connection with the origination of the related mortgage loan, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

         1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

         2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

         3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

         Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

         The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A. M. Best.

         PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing mortgage loans were inspected by third-party engineering firms. However, in the case of four (4) of those mortgaged real properties, securing 0.24% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 1, 2003. The scope of those inspections included an assessment of--

         - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

         - the general condition of the site, buildings and other improvements located at each property.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         APPRAISALS AND MARKET STUDIES. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of 183 mortgaged real properties, securing 99.10% of the initial mortgage pool balance, those appraisals were conducted within the 12-month period preceding March 1, 2003.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the master servicers, the special servicers, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

         -     buyer and seller are motivated;

         - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         - a reasonable time is allowed to show the property in the open market;

         - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

         - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         Except with respect to four (4) mortgaged real properties, securing mortgage loans representing 3.04% of the initial pool balance, either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicers, the special servicers, the trustee nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

         In the case of those mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

         ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

         - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

               1.    satisfy the entire mortgage loan, or

               2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

         SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

         - all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

         - other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

         - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property;

         - the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans; and

         - the mortgage loan documents for certain of the Column loans provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

         Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                                          PERCENTAGE
                                                          OF INITIAL                          MORTGAGE             CUT-OFF
                           PROPERTY      CUT-OFF DATE      MORTGAGE                LOAN PER   INTEREST     U/W     DATE LTV
       LOAN NAME             TYPE     PRINCIPAL BALANCE  POOL BALANCE    SQ. FT.    SQ.FT.      RATE       DSCR     RATIO
---------------------      --------   -----------------  ------------    -------   --------   --------     -----  ---------
Northgate Mall              Retail      $  81,648,125         8.11%       575,561   $ 141.86     6.600%     1.45x    74.6%
Quaker Headquarters         Office      $  72,000,000         7.15%       415,908   $ 173.12     5.680%     1.81x    69.8%
Dallas Metroplex
Portfolio                   Office      $  31,030,416         3.08%       343,905   $  90.23     7.000%     1.27x    77.6%
Michigan Equities C
 Portfolio                 Mixed Use    $  29,632,746         2.94%       368,940   $  80.32     6.580%     1.36x    75.8%
Fairfax Building            Office      $  28,937,315         2.88%       199,666   $ 144.93     6.000%     1.39x    78.2%
Willoughby Commons          Retail      $  28,013,628         2.78%       335,408   $  83.52     5.870%     1.58x    77.2%
Mooresville Consumer
 Square                     Retail      $  24,438,653         2.43%       323,358   $  75.58     6.930%     1.30x    79.6%
Flower Hill Mall            Retail      $  24,000,000         2.38%       108,893   $ 220.40     6.500%     1.27x    74.8%
East Windsor Village        Retail      $  21,330,121         2.12%       249,029   $  85.65     5.550%     1.44x    79.0%
100 Middle Street           Office      $  20,879,969         2.07%       187,941   $ 111.10     6.770%     1.47x    74.6%
                                        -------------        -----      ---------   --------     -----      ----     ----
TOTAL/WTD. AVG.                         $ 361,910,974        35.96%     3,108,609   $ 129.99     6.309      1.48x    75.1%

                                 NORTHGATE MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $82,000,000

CUT-OFF DATE PRINCIPAL BALANCE:    $81,648,125

ORIGINATION DATE:                  October 10, 2002

FIRST PAYMENT DATE:                November 11, 2002

INTEREST RATE(1):                  6.600% per annum

AMORTIZATION TERM:                 360 months

ARD:                               November 11, 2012

MATURITY DATE:                     October 11, 2032

MATURITY/ARD BALANCE:              $70,630,729

BORROWER:                          Northgate Partners, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is six months prior
                                   to the anticipated repayment
                                   date

LOAN PER SQUARE FOOT(2):           $142

UP-FRONT RESERVES:                 Environmental Reserve(3):        $ 135,438

                                   Initial Engineering Reserve(4):  $     750

ONGOING RESERVES:                  Tax and Insurance Escrow(5):           Yes

                                   Replacement Reserve(6):                Yes

                                   Rollover Reserve(7):                   Yes

LOCKBOX:                           Hard

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

LOCATION:                          Cincinnati, Ohio

YEAR BUILT/RENOVATED:              1972/2001

SQUARE FEET:                       575,561

OCCUPANCY AT U/W:                  91%(8)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS               NRSF    % OF NRA     LEASE EXPIRATION
-------------               ----    --------     ----------------
Lazarus                   180,000     31.3%      January 31, 2014

Northgate Cinema           23,338      4.1%      February 28, 2003

Borders Books              20,000      3.5%      January 31, 2019

Dillard's(9)                  N/A      N/A              N/A

J.C. Penney(9)                N/A      N/A              N/A

Sears(9)                      N/A      N/A              N/A

PROPERTY MANAGEMENT:               David Hocker & Associates, Inc.

U/W NCF:                           $9,124,725

APPRAISED VALUE:                   $109,400,000

CUT-OFF DATE LTV RATIO(2):         74.6%

MATURITY/ARD LTV RATIO:            64.6%

U/W DSCR:                          1.45x

(1) The initial mortgage interest rate is 6.600%. From and after the anticipated repayment date (ARD), the Northgate Mall Loan will accrue interest at a rate per annum equal to the initial mortgage rate plus 2.000%. All excess cash flow will be used to reduce the outstanding principal balance to zero.
(2)  Based on the cut-off date principal balance.
(3) The environmental reserve was established at closing to fund certain environmental protocols required by the Phase I Environmental Report delivered to lender in connection with the making of the Northgate Mall Loan.
(4) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(5) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower is required to deposit $5,768 per month into a replacement reserve to fund ongoing repairs and replacements.
(7) The borrower is required to deposit $42,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations. The borrower will not be required to make further deposits into the rollover reserve in any month when the balance of the reserve equals or exceeds $1,000,000.
(8)  Occupancy is based on the September 17, 2002 rent roll.
(9)  Non-owned anchor. Not part of collateral.

         THE LOAN. The largest Loan was originated on October 10, 2002. The Northgate Mall is secured by a first priority mortgage encumbering a shopping mall located in Cincinnati, Ohio.

         THE BORROWER. The borrower under the Northgate Mall Loan is Northgate Partners, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Kentucky. Hocker Northgate Holdings I, Inc. and Hocker Northgate Group, LLC are members of the borrower.

         THE NORTHGATE MALL PROPERTY. The Northgate Mall Property, commonly known as The Northgate Mall, is located at 9501 Colerain Avenue, Cincinnati, Ohio. The building is occupied by in-line tenants comprising in the aggregate approximately 395,561 square feet and anchor tenants comprising in the aggregate 716,742 square feet. National anchors include JC Penney, Dillards, Sears and Lazarus. National in-line tenants include Aeropostale, Foot Locker, The Gap and Borders Books.

         PROPERTY MANAGEMENT. The Northgate Mall Property is managed by David Hocker & Associates, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Northgate Mall Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with the borrower approved by the lender for so long as the borrower or said affiliated entity is managing the property in a first class manner; or
(b) a professional property management company approved by the lender. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. The lender under the Northgate Mall Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Northgate Mall Loan. David Hocker & Associates, Inc. manages over 4.5 million square feet of commercial real estate, including the company's own portfolio. David Hocker & Associates, Inc. is headquartered in Owensboro, Kentucky.

         CASH MANAGEMENT/LOCKBOX. The borrower under the Northgate Mall Loan must cause the tenants at the Northgate Mall Property to deposit all rents into a lockbox account controlled by the lender.

                               QUAKER HEADQUARTERS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $72,000,000

CUT-OFF DATE PRINCIPAL BALANCE:    $72,000,000

ORIGINATION DATE:                  November 1, 2002

FIRST PAYMENT DATE:                December 11, 2002

INTEREST RATE(1):                  5.680%

AMORTIZATION TERM(2):              Interest Only

ARD:                               November 11, 2007

MATURITY DATE:                     November 11, 2032

MATURITY/ARD BALANCE:              $72,000,000

BORROWER:                          555 West Monroe Street Owner Corp

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is three months prior
                                   to the anticipated repayment
                                   date

LOAN PER SQUARE FOOT(3):           $173

UP-FRONT RESERVES:                 Expense Leakage Reserve(4):         $ 1,655,000

                                   Initial Engineering Reserve(5):     $    28,750

                                   TI/LC Reserve(6):                   $   500,037

ONGOING RESERVES:                  Tax and Insurance Escrow(7):                Yes

                                   Replacement Reserve(8):                     Yes

                                   Rollover Reserve(9):                        Yes

LOCKBOX:                           Hard

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

LOCATION:                          Chicago, Illinois

YEAR BUILT:                        2002

SQUARE FEET:                       415,908

OCCUPANCY AT U/W:                  97%(10)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANT                NRSF    % OF NRA      LEASE EXPIRATION
------------                ----    --------      ----------------
The Quaker Oats Company    403,721    97.1%       August 31, 2012

PROPERTY MANAGEMENT:               Grubb & Ellis Management Services, Inc.

U/W NCF:                           $7,493,752

APPRAISED VALUE:                   $103,200,000

CUT-OFF DATE LTV RATIO(3):         69.8%

MATURITY DATE/ARD LTV RATIO:       69.8%

U/W DSCR:                          1.81x

(1) The initial mortgage rate is 5.680%. From and after the anticipated repayment date (ARD), the Quaker Building Loan will accrue interest at a rate per annum equal to the initial mortgage rate plus 2.000%. All excess cash flow will be used to reduce the outstanding principal balance to zero.
(2) The loan provides for interest-only payments until the anticipated repayment date.
(3)  Based on the cut-off date principal balance.
(4) The expense leakage reserve was established at closing to fund any potential expense recovery gap resulting from the Quaker Building's primary tenant.
(5) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(6) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(7) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.
(8) The borrower is required to deposit $3,500 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit in the replacement reserve when the balance of the reserve equals or exceeds $104,000.
(9) The borrower is required to make monthly payments into a rollover reserve of all excess cash flow in the event that the rating agencies' ratings of PepsiCo Inc.'s (the parent company of the Quaker Oats Company) senior unsecured debt is less than "BBB" (or its equivalent), provided that amounts in the rollover reserve will be released to the borrower if the rating agencies' ratings of PepsiCo Inc.'s senior unsecured debt is thereafter at or above "BBB" (or its equivalent) for six consecutive months.
(10) Occupancy is based on the October 11, 2002 rent roll.

         THE LOAN. The second largest Loan was originated on November 1, 2002. The Quaker Building Loan is secured by a first priority mortgage encumbering the fee interest in an office building located in Chicago, Illinois.

         THE BORROWER. The borrower under the Quaker Building Loan is a Delaware corporation whose purpose is limited to owning fee title to and operating the Quaker Building Property. The borrower owns no material asset other than the Quaker Building Property and related interests. The borrower is directly owned by SREF Shareholder LP, the 10% general partner of which is Amacar GP, Inc. DLJMB Fund, Inc. and PF Global Real Estate, LLC (collectively, with Amacar GP, Inc., the "Quaker Borrower Partners") are each 45% limited partners in SREF Shareholder LP. The Quaker Borrower Partners have been in business since 1991 and specialize in providing advisory and management services for investors in United States real estate, with the emphasis on non-United States persons and institutional investors.

         MASTER LEASE STRUCTURE. A master lease is in place between the borrower and 555 West Monroe Street Tenant LLC, a Delaware limited liability company, as master sublessor. The master sublessor is a joint venture among DLJ Strategic Real Estate Investors, LLC (10%), PF Global Real Estate, LLC (10%) and 555 West Monroe Street Investor Corp (80%) (a corporation owned by a private investor). The Quaker Building Property was master leased by the borrower to the master sublessor and each of the space leases, including the lease to the Quaker Oats Company, for the Quaker Building Property was assigned to the master sublessor. As security for the master sublessor's obligations under the master lease, the master sublessor assigned its right to any proceeds from the leases for the Quaker Building Property back to the borrower. The master sublessor's master lease rental payments to the borrower (the fee owner) are virtually identical to the debt service due under the Quaker Building Loan. The master sublessor agreed that the master lease and all rights thereunder are subordinate to the Quaker Building Loan. Furthermore, the terms of the master lease provide that the master lease is subordinate to each of the space leases for the Quaker Building Property.

         THE QUAKER BUILDING PROPERTY. The Quaker Building Property, commonly known as the Quaker Building, is an office building located at 555 West Monroe Street, Chicago, Illinois. The 17-story building contains approximately 415,908 square feet.

         PROPERTY MANAGEMENT. The Quaker Building Property is managed by Grubb & Ellis Management Services, Inc., which is not an affiliate of the borrower. The property management agreement generally provides for a management fee of (i) $110,000 per annum through December 31, 2003; (ii) $113,000 per annum from January 1, 2004 through December 31, 2004; and (iii) 1.5% of gross rent collected from the Quaker Building Property for the period following December 31, 2004. The management agreement and management fees are subordinated to the Quaker Building Loan. The lender under the Quaker Building Loan has the right to require termination of the management agreement following the occurrence of an event of default under the Quaker Building Loan. Grubb & Ellis Management Services, Inc. manages over 152 million rentable square feet. Grubb & Ellis Management Services, Inc. is headquartered in Northbrook, Illinois.

         CASH MANAGEMENT/LOCKBOX. The borrower under the Quaker Building Loan must cause the tenants at the Quaker Building Property to deposit all rents directly into a lockbox account controlled by the Lender.

                           DALLAS METROPLEX PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $31,200,000

CUT-OFF DATE PRINCIPAL BALANCE:    $31,030,416

ORIGINATION DATE:                  July 26, 2002

FIRST PAYMENT DATE:                September 11, 2002

INTEREST RATE:                     7.000% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     August 11, 2012

MATURITY/ARD BALANCE:              $27,214,592

BORROWER:                          Madison DFW V Office, Ltd.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is six months prior
                                   to the maturity date

LOAN PER SQUARE FOOT(1):           $90

UP-FRONT RESERVES:                 Initial Engineering Reserve(2):     $    31,438

                                   TI/LC Reserve(3):                   $ 1,214,893

                                   Special Lease Security Deposit
                                   Reserve(4):                         $   590,377

ONGOING RESERVES:                  Tax and Insurance Escrow(5):                Yes

                                   Replacement Reserve(6):                     Yes

                                   Rollover Reserve(7):                        Yes

                                   Major Lease Rollover Reserve(8):            Yes

LOCKBOX:                           Hard

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Office

LOCATION:                          Carrollton, Coppell and
                                   Lewisville, Texas

YEAR BUILT:                        2000-2001

SQUARE FEET:                       343,905

OCCUPANCY AT U/W:                  100%(9)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS            NRSF     % OF NRA    LEASE EXPIRATION
-------------            ----     --------    ----------------
Household Automotive
Finance                 72,620     21.1%       July 31, 2011
Great Springs Water
of America, Inc.        51,695     15.0%       April 30, 2012
First State Bank of
Texas                   49,386     14.4%      August 31, 2011

PROPERTY MANAGEMENT:               Powers Companies, Inc. d/b/a Madison
                                   Commercial Group

U/W NCF:                           $3,169,176

APPRAISED VALUE:                   $40,000,000

CUT-OFF DATE LTV RATIO(1):         77.6%

MATURITY/ARD LTV RATIO:            68.0%

U/W DSCR:                          1.27x

(1)  Based on the cut-off date principal balance.
(2) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The TI/LC reserve was established at closing to fund immediate tenant improvement and leasing commission obligations.
(4) The special lease security deposit reserve was established at closing as security for Today Realty Advisor's master leases at two of the Dallas Metroplex Properties. The special lease security deposit reserve consists of (a) $251,042 in connection with a master lease for 21,185 square feet in Metroplex 2 and (b) $339,335 in connection with a master lease for 20,404 square feet in Highpoint Oaks. These amounts constitute prepaid rent for the first year of each master lease as security for each tenant's performance under its master lease. Unless the borrower recaptures some or all of the demised space under the master lease and enters into an approved lease with a third party in accordance with the provisions of the loan documents, one-twelfth of each deposit amount will be transferred by the fifth calendar day of each month into the cash management account or otherwise credited to the borrower's obligations under the cash management agreement as the lender (or its agent) and the borrower may agree in writing. If the borrower enters into a lease with a third party with respect to recaptured space under a master lease, then the lender will release to the borrower an amount from the special lease security deposit reserve equal to the remaining balance of the security deposit for that particular master lease times a fraction, the numerator of which is the amount of square footage of recaptured space and the denominator of which is the amount of square footage still subject to the particular master lease. If the tenant under any master lease prepays the year's rent for any year subsequent to the first year, then the borrower is required to immediately deposit such amount with the lender in the special lease security deposit reserve account. Rent for the second year of each master lease term is guaranteed by Eric Brauss. Each guaranty remains in effect until the earlier of (i) the tenant's payment of rent for the second year of the respective term, (ii) the early termination of the respective master lease or (iii) the deposit, by April 2003, by the guarantor with the lender of cash in an amount equal to the second year's rent.
(5) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower is required to deposit $4,298.81 per month into a replacement reserve to fund ongoing repairs and replacements.
(7) The borrower is required to deposit $17,083.33 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations.
(8) If any of the tenants under leases for greater than 40,000 square feet does not elect to renew or extend its lease, the borrower is thereafter required to deposit all excess cash flow on a monthly basis up to a maximum reserve amount into the major lease rollover reserve. The maximum reserve amount is equal to a tenant improvement factor plus a leasing commission factor.
(9)  Occupancy is based on the May 1, 2002 rent roll (Coppell 2 and Highpoint
     Oaks) and the June 30, 2002 rent roll (Metroplex 2).

         THE LOAN. The third largest Loan was originated on July 26, 2002. The Dallas Metroplex Loan is secured by a first priority mortgage encumbering three
(3) office buildings in Texas.

         THE BORROWER. The borrower under the Dallas Metroplex Loan is Madison DFW V Office, Ltd. The borrower is a single-purpose limited partnership organized under the laws of the State of Texas. Madison DFW V Office II, Inc. is the general partner of the borrower. The sponsors are Castletop Capital Management, L.P., Castletop Capital Equities, L.P., J. Michael Lewis,
Michael J. Powers and James Cotton.

         THE DALLAS METROPLEX PROPERTIES. The Dallas Metroplex Properties are three (3) office buildings located at and commonly known as (i) Metroplex 2, 2304 Tarpley Road, Carrollton, Texas, (ii) Coppell 2, 1322 Crestside Drive, Coppell, Texas and (iii) Highpoint Oaks, 2701 Highpoint Oaks Drive, Lewisville, Texas. The buildings contain approximately 343,905 total square feet of office space.

         PROPERTY MANAGEMENT. The Dallas Metroplex Properties are managed by Powers Companies, Inc. d/b/a Madison Commercial Group, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Dallas Metroplex Loan. The borrower under the Dallas Metroplex Loan may replace the property manager if the replacement property manager is, in the reasonable judgment of the lender, a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Dallas Metroplex Properties, provided that the borrower must obtain a confirmation from the rating agencies that entering into a property management agreement with such management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. In no other event may any property manager be removed or replaced or the terms of any property management agreement be modified or amended in any material respect without the prior consent of the lender. Any replacement property management agreement must be reasonably acceptable to the lender, provided that the lender may, at its option, require the borrower to obtain a confirmation from the rating agencies that entering into such replacement property management agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. If (i) the debt service coverage ratio is less than 1.05x, (ii) an event of default occurs under the deed of trust (which includes a change in control (49% or more) of the ownership of the property manager), (iii) a material default occurs under the property management agreement then in effect, which default is not cured within any applicable grace or cure period, (iv) the loan is not repaid in full at maturity or (v) the property manager becomes bankrupt or insolvent, then the lender may require the borrower to terminate the property management agreement at any time and, in any such event of termination, to require the borrower to retain a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must meet the qualifications described above. Powers Companies, Inc. d/b/a Madison Commercial Group manages office building properties comprising over 2 million total square feet and multifamily properties containing approximately 7,000 apartment units. Powers Companies, Inc. d/b/a Madison Commercial Group is headquartered in Austin, Texas.

         CASH MANAGEMENT/LOCKBOX. The borrower under the Dallas Metroplex Loan must cause the tenants at the Dallas Metroplex Properties to deposit all rents into a lockbox account controlled by the lender.

                          MICHIGAN EQUITIES C PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $29,670,000

CUT-OFF DATE PRINCIPAL BALANCE:    $29,632,746

ORIGINATION DATE:                  December 30, 2002

FIRST PAYMENT DATE:                March 11, 2003

INTEREST RATE:                     6.580% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     February 11, 2013

MATURITY/ARD BALANCE:              $25,578,770

BORROWER:                          MEIP Borrower C LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after
                                   the date that is three months
                                   prior to the maturity date

LOAN PER SQUARE FOOT(1):           $80

UP-FRONT RESERVES:                 Initial Engineering Reserve(2):     $  74,273

                                   TI/LC Reserve(3):                   $ 130,088

ONGOING RESERVES:                  Tax and Insurance Escrow(4):              Yes

                                   Rollover Reserve(5):                      Yes

                                   Replacement Reserve(6):                   Yes

                                   Buyout Reserve(7):                        Yes

LOCKBOX:                           Modified

MEZZANINE:                         Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Various

LOCATION:                          Lansing and Okemos, Michigan

YEAR BUILT/RENOVATED:              1991-1999

SQUARE FEET:                       368,940

OCCUPANCY AT U/W:                  90%(9)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS              NRSF  % OF NRA    LEASE EXPIRATION
-------------              ----  --------    ----------------
American Collegiate
Marketing                 37,743   10.2%       August 31, 2006

Allstate Insurance
Company                   18,073    4.9%        April 30, 2004

American Express
Financial Advisors        10,909    3.0%      September 30, 2005

PROPERTY MANAGEMENT:               Michigan Equities Properties
                                   Management, LLC

U/W NCF:                           $3,084,437

APPRAISED VALUE:                   $39,100,000

CUT-OFF DATE LTV RATIO(1):         75.8%

MATURITY/ARD LTV RATIO:            65.4%

U/W DSCR:                          1.36x

(1)  Based on the cut-off date principal balance.
(2) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(4) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5)  The borrower is required to deposit $40,410 per month for the thirty-six
     (36) monthly payments after closing into a rollover reserve to fund potential tenant improvement and leasing commission obligations, after which the borrower is required to deposit $29,569 per month, provided that the borrower is not required to make a deposit in the rollover reserve when the balance of the reserve equals or exceeds $780,000.
(6) The borrower is required to deposit $4,761 per month into a replacement reserve to fund ongoing repairs and replacements.
(7) All excess cash flow will be trapped until the borrower purchases the 16.05% non-controlling ownership interest in the borrower retained by the seller of the mortgaged property in connection with the borrower's acquisition of the mortgaged property.
(8)  See "--Other Financing" below.
(9)  Occupancy is based on the October 28, 2002 rent roll.

         THE LOAN. The fourth largest Loan was originated on December 30, 2002. The Michigan Equities C Portfolio Loan is secured by a first priority mortgage encumbering sixteen (16) office, retail and industrial properties in Lansing and Okemos, Michigan.

         THE BORROWER. The borrower under the Michigan Equities C Portfolio Loan is MEIP Borrower C LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Michigan. MEIP Manager C Inc. is the manager of the borrower. Michigan Equities Investment Properties, the parent company of MEIP Manager C Inc., is a real estate investment and management organization founded in 1993 and which has developed and managed over one million square feet of office real estate assets throughout the State of Michigan.

         THE MICHIGAN EQUITIES C PORTFOLIO PROPERTY. The Michigan Equities C Portfolio Property is comprised of sixteen (16) office, retail and industrial buildings located at and commonly known as: (1) 2803, 2805, 2807, 2809, 2811, 2813 Jolly Road; (2) 4440 Hagadorn Road; (3) 822 Centennial Way; (4) 906, 912, 924 Centennial Way; (5) 825, 839, 915, 927 Centennial Way; (6) 6412, 6500, 6512
Centurion Drive; (7) 6465 Millennium Drive; (8) 6540 Millennium Drive; (9) 6607 West St. Joseph Highway; (10) 2436, 2438, 2440 Woodlake Circle; (11) 2455 Woodlake Circle; (12) 2465, 2469 Woodlake

Circle; (13) 2479 Woodlake Circle; (14) 2342 Woodlake Drive; (15) 2395 Jolly Road; and (16) 2311-2337, 2339 Jolly Road. The buildings contain approximately 368,940 square feet of office space.

                              PORTFOLIO INFORMATION

                                                                                                   LATER OF YEAR
                                                                                                     BUILT/YEAR
           PROPERTY NAME              CITY       PROPERTY TYPE   PROPERTY SUB-TYPE       NRA         RENOVATED      OCCUPANCY
----------------------------------   ------      -------------   -----------------     -------     -------------    ---------
2803, 2805, 2807, 2809, 2811, 2813
Jolly Road                           Okemos          Retail          Unanchored         41,602          1997           100%
4440 Hagadorn Road                   Okemos        Industrial           N/A             37,743          1996           100%
822 Centennial Way                   Lansing         Office           Suburban          18,402          1999            92%
906, 912, 924 Centennial Way         Lansing         Office           Suburban          17,441          1994            63%
825, 839, 915, 927 Centennial Way    Lansing         Office           Suburban          35,702          1997            55%
6412, 6500, 6512 Centurion Drive     Lansing         Office           Suburban          27,196          1997            94%
6465 Millennium Drive                Lansing         Office           Suburban          27,960          1999           100%
6540 Millennium Drive                Lansing         Retail          Unanchored         15,977          1999            68%
6607 West St. Joseph                 Lansing         Office           Suburban          16,252          1993           100%
2436, 2438, 2440 Woodlake Circle     Okemos          Office           Suburban          39,749          1998           100%
2455 Woodlake Circle                 Okemos          Office           Suburban           5,983          1995           100%
2465, 2469 Woodlake Circle           Okemos          Office           Suburban          18,127          1992            83%
2479 Woodlake Circle                 Okemos          Office           Suburban           8,064          1995           100%
2342 Woodlake Drive                  Okemos          Office           Suburban           7,237          1995           100%
2395 Jolly Road                      Okemos          Office           Suburban          27,460          1994            92%
2311-2337, 2339 Jolly Road           Okemos          Retail          Unanchored         24,045          1991           100%
----------------------------------                                                     -------
TOTAL                                                                                  368,940

         PROPERTY MANAGEMENT. The Michigan Equities C Portfolio Property is managed by Michigan Equities Properties Management, LLC, an affiliate of the borrower. The property management agreement generally provides for a management fee of 4% of gross collections, which is subordinated to the Michigan Equities C Portfolio Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with borrower and approved by the lender for so long as the borrower or said affiliated entity is managing the property in a first class manner or (b) a professional property management company approved by the lender. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. The lender under the Michigan Equities C Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Michigan Equities C Portfolio Loan. Michigan Equities Properties Management, LLC manages over one million rentable square feet. Michigan Equities Properties Management, LLC is headquartered in Okemos, Michigan.

         CASH MANAGEMENT/LOCKBOX. The borrower under the Michigan Equities C Portfolio Loan must cause all rents from the Michigan Equities C Portfolio Loan to be deposited into a lockbox account controlled by the borrower. Unless and until an event of default or other trigger event occurs, the borrower will have access to those funds.

         SPECIAL PROVISIONS FOR RELEASE. A specified 0.4 acre undeveloped portion of the property located at 4440 Hagadorn Road, Okemos, Michigan may be released from the lien of the Michigan Equities C Portfolio Loan without any requirement that the Michigan Equities C Portfolio Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions including evidence of city approval, the completion of any necessary parking reconfiguration and written confirmation from the rating agencies that such release will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. Such undeveloped portion of the property was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan.

         OTHER FINANCING. MEIP Borrower C LLC is the borrower under a loan (the "Corresponding B Loan") with an aggregate principal balance as of the cut-off date of $1,954,717.62 made by Column Financial, Inc. and immediately assigned to CBA-Mezzanine Capital Finance, LLC ("CBA"). As of the cut-off date, the aggregate loan-to-value ratio of the Michigan Equities C Portfolio Loan and the Corresponding B Loan was 80.8%. The Corresponding B Loan was made under the Column and CBA-Mezzanine loan program. See "--The A/B Loans" in this prospectus supplement.

                                FAIRFAX BUILDING

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $29,000,000

CUT-OFF DATE PRINCIPAL BALANCE:    $28,937,315

ORIGINATION DATE:                  December 16, 2002

FIRST PAYMENT DATE:                February 1, 2003

INTEREST RATE:                     6.000% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     January 1, 2013

MATURITY/ARD BALANCE:              $24,593,733

BORROWER:                          8150 Leesburg Pike, L.L.C.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is six months prior
                                   to the maturity date

LOAN PER SQUARE FOOT(1):           $145

UP-FRONT RESERVES:                 TI/LC Reserve(2):                $ 1,355,000

ONGOING RESERVES:                  Tax and Insurance Escrow(3):             Yes

                                   Replacement Reserve(4):                  Yes

                                   Rollover Reserve(5):                     Yes

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

LOCATION:                          Vienna, Virginia

YEAR BUILT/RENOVATED:              1972/1995

SQUARE FEET:                       199,666

OCCUPANCY AT U/W:                  89%(6)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS                 NRSF     % OF NRA     LEASE EXPIRATION
-------------                 ----     --------     ----------------
Interamerica Technologies    21,918      11.0%         July 31, 2007

Fitness 1st                  16,972       8.5%        April 30, 2013

Atlantic Realty              14,470       7.2%      February 28, 2006

PROPERTY MANAGEMENT:               ARC Management, L.L.C.

U/W NCF:                           $2,890,920

APPRAISED VALUE:                   $37,000,000

CUT-OFF DATE LTV RATIO(1):         78.2%

MATURITY/ARD LTV RATIO:            66.5%

U/W DSCR:                          1.39x

(1)  Based on the cut-off date principal balance.
(2) The borrower was required, at closing, to post a letter of credit in the amount of $1,355,000 for TI/LC costs and expenses. The TI/LC reserve is to be released upon Fitness 1st occupying their space and paying rent (which has occurred) and the renewal of the Global System lease with the following terms: the lease is for no less than 14, 470 SF, the rental rate is no less than $24.50/SF and a lease term of no less than 36 months, or an alternate tenant acceptable to lender has leased such space on comparable terms. Should these terms and conditions not be met on or prior to June 1, 2003, the borrower will be required to deposit a replacement letter of credit in the amount of $4,665,000 to be held by the lender.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $5,645.64 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The borrower is required to deposit $10,416.67 per month into a rollover reserve to fund potential tenant improvements and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve when the balance of the reserve equals or exceeds $500,000.
(6)  Occupancy is based on the December 10, 2002 rent roll.

         THE LOAN. The fifth largest Loan was originated on December 16, 2002. The Fairfax Building Loan is secured by a first priority mortgage encumbering a thirteen-story office building in Vienna, Virginia.

         THE BORROWER. The borrower under the Fairfax Building Loan is 8150 Leesburg Pike, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the Commonwealth of Virginia. Stanley M. Barg (25%), Charles K. Nulsen, III (25%) and David A. Ross (25%) are the principal owners of the borrower. The sponsor, Atlantic Realty Companies, was founded in 1992 and has developed and managed over 3 million square feet of office, medical and retail real estate assets throughout the United States.

         THE FAIRFAX BUILDING PROPERTY. The Fairfax Building Property, commonly known as the Fairfax Building, is a thirteen-story office building located at 8150 Leesburg Pike, Vienna, Virginia. The office building contains approximately 157,096 square feet of office space, 25,598 square feet of retail space and a 16,972 square foot fitness center.

         PROPERTY MANAGEMENT. The Fairfax Building Property is managed by ARC Management, L.L.C., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Fairfax Building Loan. In no event many any property manager be removed or replaced without the prior written consent of the lender. The lender under the Fairfax Building Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Fairfax Building Loan. ARC Management, L.L.C. is headquartered in Vienna, Virginia.

                               WILLOUGHBY COMMONS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $28,100,000

CUT-OFF DATE PRINCIPAL BALANCE:    $28,013,628

ORIGINATION DATE:                  November 22, 2002

FIRST PAYMENT DATE:                January 11, 2003

INTEREST RATE:                     5.870% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     December 11, 2012

MATURITY/ARD BALANCE:              $23,741,324

BORROWER:                          First Interstate Willoughby Ltd.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after
                                   the date that is four months
                                   prior to the maturity date

LOAN PER SQUARE FOOT(1):           $84

UP-FRONT RESERVES:                 Initial Engineering Reserve(2):  $  93,750

                                   TI/LC Reserve(3):                $ 240,000

ONGOING RESERVES:                  Replacement Reserve:(4):               Yes

                                   Tax and Insurance Escrow(5):           Yes

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

LOCATION:                          Willoughby, Ohio

YEAR BUILT:                        1997

SQUARE FEET:                       335,408(6)

OCCUPANCY AT U/W:                  99%(7)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS          NRSF     % OF NRA    LEASE EXPIRATION
-------------          ----     --------    ----------------
BJ's Wholesale Club   109,751     32.7%      March 27, 2020

Giant Eagle(8)         77,500     23.1%      July 31, 2023

Regal Cinemas          66,963     20.0%     October 31, 2018

PETsMART               26,259      7.8%      June 30, 2013

PROPERTY MANAGEMENT:               First Interstate Properties, Ltd.

U/W NCF:                           $3,141,772

APPRAISED VALUE:                   $36,300,000

CUT-OFF DATE LTV RATIO(1):         77.2%

MATURITY/ARD LTV RATIO:            65.4%

U/W DSCR:                          1.58x

(1)  Based on the cut-off date principal balance.
(2) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The borrower was required at closing to post a letter of credit in the amount of $240,000 to fund certain tenant improvements, leasing commission and tenant relocation obligations on the Willoughby Commons Property. The borrower is not permitted to make partial draws on the letter of credit to fund tenant improvements and leasing commissions that become due on the Willoughby Commons Property. The lender has the right to draw on the letter of credit if the letter of credit is not renewed each year at least 30 days prior to expiration. The issuer of the letter of credit must have a credit rating no lower than "A."
(4) The borrower is required to deposit $3,225 per month into a replacement reserve to fund ongoing replacements and reserves, provided that the borrower is not required to make a deposit into the replacement reserve in any month when the balance of the replacement reserve equals $258,000.
(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided, however, that upon the satisfaction of certain conditions set forth in the related loan documents, the borrower will not be required to deposit the taxes due and owing by certain tenants into the tax and insurance escrow fund.
(6)  Includes the 77,500 SF space ground leased to Giant Eagle.
(7)  Occupancy is based on the October 16, 2002 rent roll.
(8) Giant Eagle ground leases a portion of the mortgaged property from the borrower and owns the improvements thereon.

         THE LOAN. The sixth largest Loan was originated on November 22, 2002. The Willoughby Commons Loan is secured by a first priority mortgage encumbering a retail property located in Willoughby, Ohio.

         THE BORROWER. The borrower under the Willoughby Commons Loan is First Interstate Willoughby Ltd. The borrower is a single-purpose limited liability company organized under the laws of the State of Ohio. MCS Willoughby LLC, a Delaware limited liability company, whose sole member is Mitchell C. Schneider, is the managing member of the borrower.

         THE WILLOUGHBY COMMONS PROPERTY. The Willoughby Commons Property is a retail project commonly known as Willoughby Commons, and located at 36363 Euclid Avenue, Willoughby, Ohio. The building is occupied by in-line tenants comprising in the aggregate approximately 31,129 square feet and anchor tenants comprising in the aggregate approximately 304,279 square feet.

         PROPERTY MANAGEMENT. The Willoughby Commons Property is managed by First Interstate Properties, Ltd., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4.0% of gross collections, which is subordinated to the Willoughby Commons Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with the borrower approved by the lender for so long as the borrower or said affiliated entity is managing the property in a first class manner; or (b) a professional property management company approved by the lender. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of lender. The lender under the Willoughby Commons Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Willoughby Commons Loan. First Interstate Properties, Ltd. manages 13 retail properties, including the subject. First Interstate Properties, Ltd. is headquartered in Beachwood, Ohio.

         CASH MANAGEMENT/LOCKBOX. The borrower and the property manager under the Willoughby Commons Loan must cause all rents from the Willoughby Commons Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Willoughby Commons Loan, the borrower will have access to those funds.

                           MOORESVILLE CONSUMER SQUARE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $24,500,000

CUT-OFF DATE PRINCIPAL BALANCE:    $24,438,653

ORIGINATION DATE:                  November 18, 2002

FIRST PAYMENT DATE:                January 1, 2003

INTEREST RATE:                     6.930% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     December 1, 2012

MATURITY/ARD BALANCE:              $21,329,324

BORROWER:                          Buffalo-Mooresville, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is three months prior
                                   to the maturity date

LOAN PER SQUARE FOOT(1):           $76

UP-FRONT RESERVES:                 TI/LC Reserve(2):                $ 80,000

ONGOING RESERVES:                  Tax Escrow(3):                        Yes

                                   Replacement Reserve(4):               Yes

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

LOCATION:                          Mooresville, North Carolina

YEAR BUILT:                        1999

SQUARE FEET:                       323,358

OCCUPANCY AT U/W:                  97%(5)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS              NRSF      % OF NRA     LEASE EXPIRATION
-------------              ----      --------     ----------------
Wal-Mart                  206,365      63.8%       October 26, 2019

Dollar Tree                 6,000       1.9%      November 30, 2005

Sam Goody's                 6,000       1.9%      December 31, 2006

PROPERTY MANAGEMENT:               Benderson Development Company, Inc.

U/W NCF:                           $2,526,530

APPRAISED VALUE:                   $30,700,000

CUT-OFF DATE LTV RATIO(1):         79.6%

MATURITY/ARD LTV RATIO:            69.5%

U/W DSCR:                          1.30x

(1)  Based on the cut-off date principal balance.
(2) The TI/LC reserve was established at closing to fund tenant improvements and leasing commission obligations.
(3) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to the applicable due dates. The requirement for an insurance escrow has been conditionally waived until (a) the borrower fails to provide evidence that all insurance premiums are being paid prior to their respective due dates or (b) a loan default has occurred.
(4) The borrower is required to deposit $3,965.25 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $143,748.
(5)  Occupancy is based on the November 18, 2002 rent roll.

         THE LOAN. The seventh largest Loan was originated on November 18, 2002. The Mooresville Loan is secured by a first priority mortgage encumbering a shopping center in Mooresville, North Carolina.

         THE BORROWER. The borrower under the Mooresville Loan is Buffalo-Mooresville, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of New York. The principal owners of the borrower are Randall Benderson 1993-1 Trust, Blend-All Hotel Development, Inc., Dick Road Blend-All Hotel Development, Inc., Walden Avenue Blend-All Hotel Development, Inc. and Buffalo-Post Falls Associates, L.L.C.

         THE MOORESVILLE PROPERTY. The Mooresville Property is comprised of three 1-story buildings commonly known as Mooresville Consumer Square, located at Norman Station Boulevard, Mooresville, North Carolina. The Mooresville Property contains approximately 323,358 square feet. It is anchored by a Super Wal-Mart occupying one of the buildings (206,365 square feet).

         PROPERTY MANAGEMENT. The Mooresville Property is managed by Benderson Development Company, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 5% of base rents, which is subordinated to the Mooresville Loan. In no event many any property manager be removed or replaced without the prior written consent of the lender. The lender under the Mooresville Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mooresville Loan. Benderson Development Company, Inc. is headquartered in Buffalo, New York.

         CASH MANAGEMENT/LOCKBOX. From and after any discontinuance of operations at Wal-Mart in its leased premises at the Mooresville Property, or an abandonment or vacation of such premises by Wal-Mart, the borrower under the Mooresville Loan must cause all rents from the Mooresville Property to be deposited directly into a lockbox account controlled by the lender.

         SPECIAL PROVISIONS FOR RELEASE. Prior to December 1, 2010, a specified undeveloped portion of the Mooresville Property may be released from the lien of the Mooresville Loan without any requirement that the Mooresville Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions, such as the provision of all required subdivision and zoning approvals. Such undeveloped portion of the property was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan.

                                FLOWER HILL MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $24,000,000

CUT-OFF DATE PRINCIPAL BALANCE:    $24,000,000

ORIGINATION DATE:                  September 10, 2002

FIRST PAYMENT DATE:                November 1, 2002(1)

INTEREST RATE:                     6.500% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     October 1, 2012

MATURITY/ARD BALANCE:              $21,504,057

BORROWER:                          Protea Flower Hill Mall, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the
                                   date that is three months prior
                                   to the maturity date

LOAN PER SQUARE FOOT(2):           $220

UP-FRONT RESERVES:                 Environmental Escrow(3):         $ 55,000

ONGOING RESERVES:                  Tax and Insurance Escrow(4):          Yes

                                   Replacement Reserve(5):               Yes

                                   Rollover Reserve(6):                  Yes

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

LOCATION:                          San Diego, California

YEAR BUILT/RENOVATED:              1976/2002

SQUARE FEET:                       108,893

OCCUPANCY AT U/W:                  99%(7)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS             NRSF    % OF NRA    LEASE EXPIRATION
-------------             ----    --------    ----------------
Ultra Star Theaters      14,000    12.9%       December 31, 2007

Chevy's Mexican
Restaurant                9,046     8.3%      September 30, 2012

Milton's Delicatessen     7,806     7.2%         May 31, 2005

PROPERTY MANAGEMENT:               Protea Holdings, LLC

U/W NCF:                           $2,307,930

APPRAISED VALUE:                   $32,075,000

CUT-OFF DATE LTV RATIO(2):         74.8%

MATURITY/ARD LTV RATIO:            67.0%

U/W DSCR:                          1.27x

(1) Until the required monthly payment due November 1, 2004, the borrower is required to make interest-only payments. Thereafter, all payments are to be principal and interest payments.
(2)  Based on the cut-off date principal balance.
(3) The environmental reserve was established at closing to fund certain environmental protocols required by the Phase I Environmental Report delivered to lender in connection with the making of the Flower Hill Mall Loan.
(4) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $1,354.50 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrower is required to deposit $8,333.33 per month into a rollover reserve to fund potential tenant improvements and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve when the balance of the reserve equals or exceeds $500,000.
(7)  Occupancy is based on the November 1, 2002 rent roll.

         THE LOAN. The eighth largest Loan was originated on September 10, 2002. The Flower Hill Mall Loan is secured by a first priority mortgage encumbering a shopping center in San Diego, California.

         THE BORROWER. The borrower under the Flower Hill Mall Loan is Protea Flower Hill Mall, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of California. Roy Essakow (22.25%), KRM Mortgage, Inc. (22.25%), the Rudnick Living Trust (22.25%) and Flower Hill #1 (11.12%) are the principal members of the borrower.

         THE FLOWER HILL MALL PROPERTY. The Flower Hill Mall Property is a retail shopping center commonly known as the Flower Hill Mall, located at 2610-2750 Via de la Valle, San Diego, California. The property contains approximately 108,893 square feet in two one-story retail tenant buildings, five two-story retail tenant buildings, three free standing restaurant buildings, one free standing cinema building and one free standing gas station.

         PROPERTY MANAGEMENT. The Flower Hill Mall Property is managed by Protea Holdings, LLC, an affiliate of the borrower. In no event may any property manager be removed or replaced without the prior written consent of the lender. The lender under the Flower Hill Mall Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Flower Hill Mall Loan. Protea Holdings, LLC is headquartered in San Diego, California.

         SPECIAL PROVISIONS FOR RELEASE. A specified 0.97 acre undeveloped outparcel of the Flower Hill Mall Property may be released from the lien of the Flower Hill Mall Loan without any requirement that the Flower Hill Mall Loan be partially prepaid. Such release is contingent upon satisfaction of various release conditions, including evidence of compliance with all applicable zoning, building code and municipal requirements, a debt service ratio equal to or greater than 1.25x with respect to the remaining mortgaged real property and a loan-to-value ratio of no less than 75% with respect to the remaining mortgaged property. Such undeveloped outparcel was not considered part of the mortgaged real property for the purpose of underwriting the mortgage loan.

                              EAST WINDSOR VILLAGE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $21,400,000

CUT-OFF DATE PRINCIPAL BALANCE:    $21,330,121

ORIGINATION DATE:                  November 12, 2002

FIRST PAYMENT DATE:                January 11, 2003

INTEREST RATE:                     5.550% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     December 11, 2012

MATURITY/ARD BALANCE:              $17,905,691

BORROWER:                          East Windsor Village, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after
                                   the date that is three months
                                   prior to the maturity date

LOAN PER SQUARE FOOT(1):           $86

UP-FRONT RESERVES:                 TI/LC Reserve(2):                $  8,800

                                   Initial Engineering Reserve(3):  $ 16,250

ONGOING RESERVES:                  Tax Escrow(4):                        Yes

                                   Rollover Reserve(5):                  Yes

                                   Replacement Reserve(6):               Yes

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

LOCATION:                          East Windsor, New Jersey

YEAR BUILT:                        2001

SQUARE FEET:                       249,029(7)

OCCUPANCY AT U/W:                  97%(8)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS              NRSF     % OF NRA     LEASE EXPIRATION
-------------              ----     --------     ----------------
Target(9)                126,200      50.7%      January 31, 2027

Genuardi's                52,869      21.2%        July 31, 2026

TJ Maxx                   30,000      12.0%      November 30, 2011

PROPERTY MANAGEMENT:               KRC Property Management I, Inc.

U/W NCF:                           $2,112,821

APPRAISED VALUE:                   $27,000,000

CUT-OFF DATE LTV RATIO(1):         79.0%

MATURITY/ARD LTV RATIO:            66.3%

U/W DSCR:                          1.44x

(1)  Based on the cut-off date principal balance.
(2) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(3) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(4) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates. Escrows for insurance premiums are suspended as long as the borrower provides evidence of payment 30 days in advance of termination and the insurance policy is obtained by Kimco Realty Corp.
(5) The borrower is required to deposit $4,150 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations.
(6) The borrower is required to deposit $1,556.42 per month into a replacement reserve fund.
(7)  Includes 126,200 SF ground leased to Target.
(8)  Occupancy is based on October 24, 2002 rent roll.
(9) Target ground leases a portion of the mortgaged real property from the borrower and owns the improvements thereon.

         THE LOAN. The ninth largest Loan was originated on November 12, 2002. The East Windsor Village Loan is secured by a first priority mortgage encumbering a shopping center in East Windsor, New Jersey.

         THE BORROWER. The borrower under the East Windsor Village Loan is East Windsor Village, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Kimco NJ, Inc., a Delaware corporation and an affiliate of Kimco Realty Corp., a Maryland corporation, is the managing member of the borrower. The sponsor, Kimco Realty Corp., was founded in 1960 and has developed and managed over 500 properties comprising over 66 million square feet of commercial real estate assets throughout the United States. Kimco Realty Corp. is publicly traded on the New York Stock Exchange.

         THE EAST WINDSOR VILLAGE PROPERTY. The East Windsor Village Property, commonly known as the East Windsor Village shopping center, is located at 70 Princeton-Hightstown Road, East Windsor, New Jersey. The East Windsor Village Property consists of four buildings. The buildings are occupied by in-line tenants comprising in the aggregate approximately 39,960 square feet and anchor tenants comprising in the aggregate approximately 209,069 square feet. National anchors include Target and TJ Maxx. National in-line tenants include Pearle Vision and Bath and Body Works.

         PROPERTY MANAGEMENT. The East Windsor Village Property is managed by KRC Property Management I, Inc., an affiliate of the borrower and an affiliate of Kimco Realty Corp. The property management agreement generally provides for a management fee of a maximum of 5% of gross collections, which is subordinated to the East Windsor Village Loan. The management of the property will be performed by either: (a) KRC Property Management I, Inc. or (b) a professional property management company approved by the lender. Such management will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. The lender under the East Windsor Village Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the East Windsor Village Loan. KRC Property Management I, Inc. manages 500 commercial real estate properties comprising over 66 million square feet and is headquartered in New Hyde Park, New York.

         CASH MANAGEMENT/LOCKBOX. The borrower under the East Windsor Village Loan must cause all rents from the East Windsor Village Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement for the East Windsor Village Loan, the borrower will have access to those funds.

                                100 MIDDLE STREET

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:        $21,000,000

CUT-OFF DATE PRINCIPAL BALANCE:    $20,879,969

ORIGINATION DATE:                  July 19, 2002

FIRST PAYMENT DATE:                September 11, 2002

INTEREST RATE(1):                  6.770% per annum

AMORTIZATION TERM:                 360 months

ARD DATE:                          August 11, 2012

MATURITY DATE:                     August 11, 2032

MATURITY/ARD BALANCE:              $18,204,700

BORROWER:                          Middle Street Office Tower A
                                   Associates Limited Partnership
                                   and Middle Street Office Tower
                                   B Associates Limited Partnership

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after
                                   the date that is four months
                                   prior to the anticipated
                                   repayment date

LOAN PER SQUARE FOOT(2):           $111

UP-FRONT RESERVES:                 Initial Engineering Reserve(3):  $   5,063

                                   TI/LC Reserve(4):                $ 200,000

                                   US Attorney Reserve(5):          $ 266,000

ONGOING RESERVES:                  Tax and Insurance Escrow(6):           Yes

                                   Replacement Reserve(7):                Yes

                                   Rollover Reserve(8):                   Yes

                                   Bernstein Shur Reserve(9):             Yes

                                   Berry Dunn Reserve(10):                Yes

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

LOCATION:                          Portland, Maine

YEAR BUILT:                        1987

SQUARE FEET:                       187,941

OCCUPANCY AT U/W:                  97%(11)

FEE OR LEASEHOLD:                  Fee

MAJOR TENANTS               NRSF    % OF NRA     LEASE EXPIRATION
-------------               ----    --------     ----------------
Bernstein, Shur, Sawyer
& Nelson, P.A.            44,195      23.5%      December 31, 2012

Baker, Newman & Noyes     28,703      15.3%       January 31, 2005

Berry, Dunn, McNeil &
Parker                    24,283      12.9%      November 30, 2012

PROPERTY MANAGEMENT:               Middle Street Management, LLC

U/W NCF:                           $2,400,744

APPRAISED VALUE:                   $28,000,000

CUT-OFF DATE LTV RATIO(2):         74.6%

MATURITY/ARD LTV RATIO:            65.0%

U/W DSCR:                          1.47x

(1) The initial mortgage interest rate is 6.770%. From and after the anticipated repayment date (ARD), the 100 Middle Street Loan will accrue interest at a rate per annum equal to the initial mortgage rate plus 2.000%. All excess cash flow will be used to reduce the outstanding principal balance to zero.
(2)  Based on the cut-off date principal balance.
(3) The initial engineering reserve was established at closing to fund immediate repairs and replacements.
(4) The borrower was required at closing to make a deposit of $200,000 into the TI/LC reserve to fund tenant improvement and leasing commission obligations.
(5) The US Attorney reserve was established at closing to fund tenant improvement and leasing commission costs that may be incurred by the borrower in the event that the US Attorney's office does not renew its lease. In addition to an initial deposit, the borrower is required to make 12 successive monthly payments of $11,087 into the US Attorney reserve. The US Attorney reserve will be released if the US Attorney does not exercise its early termination option with respect to its lease prior to the expiration of such lease or upon completion of a qualified reletting of space so long as the debt service coverage ratio of the 100 Middle Street Property is at least 1.25x.
(6) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to deposit $3,132.33 per month into a replacement reserve for ongoing repairs and replacements.
(8) The borrower is required to deposit $12,500 per month into a rollover reserve to fund tenant improvements and leasing commission obligations, provided that the borrower is not required to make a deposit in the rollover reserve when the balance of the reserve equals or exceeds $750,000.
(9) The Bernstein Shur reserve was established at closing to fund tenant improvement and leasing commission costs that may be incurred by the borrower in the event Bernstein Shur exercises its early termination option with respect to it lease. In such event, the borrower is required to make 6 monthly deposits of all excess cash flow. The Bernstein Shur Reserve will be released upon completion of a qualified reletting so long as the debt service coverage ratio of the 100 Middle Street Property is at least 1.25x.
(10) The borrower is required to deposit $3,174.60 per month into a Berry Dunn reserve to ensure that the borrower has sufficient funds in reserve to meet its obligations during the 6 month rent abatement period with respect to the lease with Berry Dunn commencing in December 2007.
(11) Occupancy is based on November 1, 2002 rent roll.

         THE LOAN. The tenth largest Loan was originated on July 19, 2002. The 100 Middle Street Loan is secured by a first priority mortgage encumbering two
(2) adjoining office buildings located in Portland, Maine.

         THE BORROWER. The borrowers under the 100 Middle Street Loan are Middle Street Office Tower A Associates Limited Partnership and Middle Street Office Tower B Associates Limited Partnership. Each borrower is a single-purpose limited partnership organized under the laws of the State of Maine. Heinz Eppler and Martin Trust are indirect owners of the borrower.

         THE 100 MIDDLE STREET PROPERTY. The 100 Middle Street Property consists of two adjoining office buildings, commonly known as Middle Street Office Tower A and Middle Street Office Tower B, located at 100 Middle Street, Portland, Maine. Each building is a seven-story office building. The property contains approximately 187,941 square feet of office space in the aggregate.

         PROPERTY MANAGEMENT. The 100 Middle Street Property is managed by Middle Street Management, LLC, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the 100 Middle Street Loan. The management of the property will be performed by either: (a) the borrower or an entity affiliated with the borrower approved by the lender for so long as (i) no event of default under the related loan documents occurs and is continuing, (ii) at the anticipated repayment date, the 100 Middle Street Loan is not repaid in full, (iii) the manager becomes bankrupt or insolvent or (iv) a material default occurs under the property management agreement beyond any applicable grace and cure periods or (b) a reputable and experienced management organization, including, without limitation, CB Richard Ellis/The Boulos Company, possessing experience in managing properties similar of size, scope, use and value as the 100 Middle Street Property. Such management by an affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender. The lender under the 100 Middle Street Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 100 Middle Street Loan.

         CASH MANAGEMENT/LOCKBOX. The borrower under the 100 Middle Street Loan must cause all rents from the 100 Middle Street Property to be deposited into a lockbox account controlled by the borrower. Unless and until an event of default or other trigger event occurs, the borrower will have access to those funds.

THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

         We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

         - Column Financial, Inc.--66 mortgage loans, representing 61.36% of the initial mortgage pool balance;

         - PNC Bank, National Association--32 mortgage loans, representing 28.15% of the initial mortgage pool balance;

         - NCB--2 mortgage loans, representing 0.32% of the initial mortgage pool balance; and

         - NCB, FSB--71 mortgage loans, representing 10.17% of the initial mortgage pool balance.

         COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,800 commercial and multifamily rental mortgage loans totaling approximately $16 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

         PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank, National Association ("PNC Bank") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to their customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency and its deposits are insured by the Federal Deposit Insurance Corporation. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. At December 31, 2002, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters, and an affiliate of a company that manages an entity that may be the initial series 2003-CPN1 controlling class representative. Midland Loan Services, Inc., one of the master servicers and one of the special servicers, is a wholly owned subsidiary of PNC Bank.

         PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographical presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, operating businesses engaged in regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain banking, asset management and global fund services internationally.

         NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers. National Consumer Cooperative Bank and its affiliates have originated over $3.75 billion in commercial and multifamily loans and securitized over $2.5 billion of such originations. The principal office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. Its telephone number is (202) 336-7700.

         NCB, as a special servicer, is rated "CSS2 Co-op" by Fitch, Inc. and is rated "Above Average--Co-op Only" by S&P.

         NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loans sellers. NCB, FSB, as a primary and master servicer, is rated "CPS1- Co-op" and "CMS2- Co-op", respectively, by Fitch, Inc. and NCB, FSB, as a servicer, is rated "Above Average" by S&P.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

         In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

         -     either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

         - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

         - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

         - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

         - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

         - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

         - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company;

         -     copies of any letters of credit; and

         - in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2003-CPN1 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, nor any master servicer, special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         - that omission or defect materially and adversely affects the value of, or the interests of any series 2003-CPN1 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then the omission or defect will constitute a material document defect as to which the series 2003-CPN1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         - the date on which the offered certificates are initially issued, and

         - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include--

         - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in March 2003. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

               1. the street address, including city, state and zip code, of the related mortgaged real property,

               2. the original principal balance and cut-off date principal balance of the mortgage loan,

               3. the amount of the monthly debt service payment due on the related due date in March 2003,

               4. the mortgage interest rate as of the related due date in March 2003, and

               5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

         - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

         - The related mortgage instrument is, subject to the exceptions and limitations on enforceability set forth in the next bullet, a valid and enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

         - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the executing party (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         - As of origination, there was no proceeding pending, and subsequent to such date, the mortgage loan seller has not received actual notice of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

         - There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a PRO FORMA policy or a marked up title insurance commitment, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

         - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

         - If the related mortgage instrument is a deed of trust, then a trustee, duly qualified under applicable law, has been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

         - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

         - If the mortgaged real property is covered by a secured creditor impairment environmental insurance policy, then the subject mortgage loan seller has:

               1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions," as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the subject mortgage loan seller's possession or are otherwise known to the subject mortgage loan seller; or

               2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

         The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

         - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

         - that breach materially and adversely affects the value of, or the interests of any series 2003-CPN1 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then that breach will be a material breach of the representation and warranty. The rights of the series 2003-CPN1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

         - cure the material breach or the material document defect in all material respects; or

         - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the unpaid principal balance of the mortgage loan at the time of purchase, plus

               2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan to, but not including, the due date in the collection period of purchase, plus

               3. all unreimbursed servicing advances relating to that mortgage loan, plus

               4. any unpaid interest on any and all advances with respect to that mortgage loan at the reimbursement rate then owing to the party or parties to the pooling and servicing agreement that made those advances, plus

               5. all special servicing fees and, to the extent not otherwise reflected in the immediately preceding clause 4. or the immediately succeeding clause 6., other Additional Trust Fund Expenses related to that mortgage loan, whether paid or then owing, plus

               6. any costs incurred by the applicable master servicer, the applicable special servicer or the trustee in enforcing the repurchase obligation, plus

               7. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended), any applicable liquidation fee payable from the purchase price; or

         - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or S&P to the series 2003-CPN1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

               1. has comparable payment terms to those of the mortgage loan that is being replaced in accordance with criteria set forth in the pooling and servicing agreement, and

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               2.    is acceptable to the series 2003-CPN1 controlling class
                     representative in its sole discretion.

         If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

         - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust fund.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

         Notwithstanding the discussion above, on or after a specified date in September 2004, if--

         - any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that was sold to us for inclusion in the trust fund, and

         - that material document defect results from the trustee's not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above and as more fully described in the pooling and servicing agreement, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2003-CPN1 controlling class representative and a written ratings confirmation from each of the applicable rating agencies, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the applicable master servicer either a cash deposit or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The applicable master servicer will be authorized to apply that cash deposit or draw on that letter of credit to cover expenses and/or losses resulting from that material document defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the applicable special servicer. The applicable master servicer will return the unused portion of that cash deposit or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the trust fund.

         Furthermore, if and to the extent that a mortgage loan seller makes any representations and warranties regarding whether a borrower under one of its mortgage loans is obligated to cover the costs and expenses of any particular transaction with respect to such mortgage loan, such as an assumption or a defeasance, and any such representation or warranty is breached, then the mortgage loan seller will be considered to have cured that breach in all material respects by paying to the trust the amount that such mortgage loan seller erroneously represented was required to be covered by the subject borrower. Such reimbursement obligation is in lieu of any repurchase obligation, although the mortgage loan seller may elect to repurchase the subject mortgage loan instead of making the reimbursement.

         The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section, will, in the absence of a default under those obligations, constitute the sole remedies available to the series 2003-CPN1 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations and warranties regarding the mortgage loans made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan sold by that mortgage loan seller to us for inclusion in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of any mortgage loan seller.

         Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that Column, PNC Bank, NCB or NCB, FSB, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

                                      S-98
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         If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, and if the cross-collateralization can be actually terminated without any adverse tax consequence for the trust fund, then the related mortgage loan seller will be permitted, with the consent of the series 2003-CPN1 controlling class representative, to repurchase or replace only the affected mortgage loan if the loan-to-value ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not greater than the loan-to-value ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of determining the materiality of the subject breach or document defect and for purposes of the application of the repurchase/substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2003. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2003-CPN1 certificates will be issued, on or about March, 2003, under a pooling and servicing agreement to be dated as of March, 2003, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

         -     the mortgage loans;

         - any and all payments under and proceeds of the mortgage loans received after their respective due dates in March 2003, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         -     the loan documents for the mortgage loans;

         -     our rights under each of the mortgage loan purchase agreements;

         - any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

         - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, each special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

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         The series 2003-CPN1 certificates will include the following classes:

         - the A-1, A-2, B, C, D and E classes, which are the classes of series 2003-CPN1 certificates that are offered by this prospectus supplement; and

         - the A-X, A-SP, A-Y, F, G, H, J, K, L, M, N, O, P, Q, R, LR and V classes, which are the classes of series 2003-CPN1 certificates that--

               1.    will be retained or privately placed by us, and

               2.    are not offered by this prospectus supplement.

         Each class of series 2003-CPN1 certificates, other than the class A-X, A-SP, A-Y, R, LR and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Allocation of Collateral Support Deficits" below.

         The class A-X, A-SP, A-Y, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal.

         For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

         For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

         1. during the period from the date of initial issuance of the series 2003-CPN1 certificates through and including the distribution
               date in   , the sum of (a) the lesser of $     and the total
               principal balance of the class     certificates outstanding from
               time to time and (b) the total principal balance of the class   ,
                   ,   ,   ,   , and    certificates outstanding from time to
               time;

         2.    during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $    and the total principal balance of the class
               certificates outstanding from time to time and (b) the total
               principal balance of the class   ,   ,   ,   ,   , and
               certificates outstanding from time to time;

         3.    during the period following the distribution date in     through
               and including the distribution date in   , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time and (b) the total
               principal balance of the class   ,   ,   ,   ,   , and
               certificates outstanding from time to time;

         4.    during the period following the distribution date in     through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time and (b) the total
               principal balance of the class   ,   ,   ,   ,   , and
               certificates outstanding from time to time;

         5.    during the period following the distribution date in     through
               and including the distribution date in   , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time and (b) the total
               principal balance of the class   ,   ,   ,   ,   , and
               certificates outstanding from time to time;

         6.    during the period following the distribution date in     through
               and including the distribution date in   , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from

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               time to time and (b) the total principal balance of the class   ,
                   ,   ,   , and     certificates outstanding from time to time;

         7.    during the period following the distribution date in     through
               and including the distribution date in   , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time and (b) the total
               principal balance of the class   ,   ,   , and      certificates
               outstanding from time to time;

         8.    following the distribution date in   , $0.

         For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans in the trust fund. Seventy-three (73) of the mortgage loans that we intend to include in the trust fund, representing 10.48% of the initial mortgage pool balance, are residential cooperative mortgage loans.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2003-CPN1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

         GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

         - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures.

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See "Description of the Certificates--Book-Entry Registration--Holding and
Transferring Book-Entry Certificates" in thE accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

         Because of time-zone differences--

         - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

         - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

         Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

         Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

         DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any

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trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

         The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

         Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

         DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

         None of the depositor, the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" iN the accompanying prospectus.

         DEFINITIVE CERTIFICATES. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to the beneficial owners of offered certificates or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if--

         - the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

         - the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

         - the trustee determines that Definitive Certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

         Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the special servicers and the master servicers will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

DISTRIBUTION ACCOUNT

         GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-CPN1 certificates and from which it will make those distributions. That distribution account must be

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maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The trustee will be authorized to invest or direct the investment of funds held in its distribution account in Permitted Investments.

         DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2003-CPN1 certificateholders, including--

                     (a) amounts payable to that master servicer or the applicable special servicer as compensation, including master servicing fees, which include any applicable primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar fees and charges and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

                     (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                     (c) amounts payable with respect to other trust fund expenses;

               4. amounts deposited in the applicable master servicer's collection account in error; and

               5. all amounts received with respect to the A/B Loans that are required to be paid to the holder of the related Corresponding B Loan pursuant to the terms of the related A/B Intercreditor Agreement.

         - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

         - Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectuS supplement.

         With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

         WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

         - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

         - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in thE accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

         - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2004, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis; and

         - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2003-CPN1 certificates.

         For any distribution date, the Total Available Funds will consist of three separate components:

         - the portion of those funds that represent Static Prepayment Premiums and/or Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates, the holders of the class A-Y certificates and/or any holders of class A-1, A-2, B, C, D, E, F, G or H certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions oF Static Prepayment Premiums and Yield Maintenance Charges" below;

         - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

         - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2003-CPN1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

         In no event will any amounts allocable to a Corresponding B Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related A Loan. In addition, any amounts allocable to a Corresponding B Loan will be available to cover payments and/or reimbursements associated with the related A Loan only to the extent described under "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

         During January, except in a leap year, and February, of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrues interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

         GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2003-CPN1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         In order for a series 2003-CPN1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

         Distributions made to a class of series 2003-CPN1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         INTEREST DISTRIBUTIONS. All of the classes of the series 2003-CPN1 certificates will bear interest, except for the R, LR and V classes.

         With respect to each interest-bearing class of the series 2003-CPN1 certificates, that interest will accrue during each interest accrual period based upon:

         - the pass-through rate for that class and the related distribution date;

         - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         -     the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-SP
certificates following the      interest accrual period.

         On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of thE series 2003-CPN1 certificates will be entitled to receive--

         - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2003-CPN1 certificates.

         If the holders of any interest-bearing class of the series 2003-CPN1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority oF Distributions" below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of series 2003-CPN1 certificates will equal:

         -     the product of--

               - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

               - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2003-CPN1 certificates.

         CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2003-CPN1 certificates for the initial interest accrual period is shown on page S-5.

         The pass-through rates for the class    ,     and    certificates for
each interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

         The pass-through rates for the class    ,     and    certificates for
each interest accrual period will, in the case of each of those classes, equal the lesser of--

         - the pass-through rate applicable to the subject class for the initial accrual period,

         -     the Weighted Average Net Mortgage Rate.

         The pass-through rate for the class    ,    and   certificates for each
interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate for that interest accrual period.

         The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-CPN1 principal balance certificates. In general, the total principal balance of each class of series 2003-CPN1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2003-CPN1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

         - if such particular component consists of the entire total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

         - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CPN1 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

         - if such particular component consists of the entire total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over
               (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CPN1 principal balance certificates; and

         - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-CPN1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-CPN1 principal balance certificates.

         For purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2003-CPN1 principal balance certificates will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CPN1 principal balance certificates whose principal balance makes up such component.

         The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2003-CPN1 principal balance certificates. If the entire total principal balance of any class of series 2003-CPN1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-CPN1 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-CPN1 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through
and including the    interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

         - the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

         - the pass-through rate in effect during the subject interest accrual period for the class of series 2003-CPN1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

         Following the      interest accrual period, the class A-SP certificates
will cease to accrue interest. In connection therewith, the class A-SP
certificates will have 0% pass-through rate for the     interest accrual period
and for each interest accrual period thereafter.

         The pass-through rate for the class A-Y certificates for any interest accrual period will equal the weighted average of the class A-Y strip rates for the respective residential cooperative mortgage loans in the trust fund, with the relevant weighting to be done based upon the relative balances of those residential cooperative mortgage loans. The class A-Y strip rate with respect to each of those residential cooperative mortgage loans will equal the difference of--

         (a) the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which master servicing fees, including primary servicing fees, and trustee fees accrue with respect to that mortgage loan, minus

         (b)   5.15% per annum;

provided that, in the case of a residential cooperative mortgage loan that accrues interest on an Actual/360 Basis, the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the applicable interest accrual period, and the denominator of which is 30.

         The calculation of the Weighted Average Net Mortgage Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

         The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of thE series 2003-CPN1 certificates, other than the class A-X, A-SP, A-Y, R, LR and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

         In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1 and A-2 certificates on each distribution date will equal:

         -     in the case of the class A-1 certificates, the lesser of--

               1. the entire Total Principal Distribution Amount for that distribution date, and

               2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

         -     in the case of the class A-2 certificates, the lesser of--

               1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

               2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

         However, if the A-1 and A-2 classes are outstanding on or after the date on which the principal balances of all other classes of series 2003-CPN1 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and, in any event, as of the final distribution date for the series 2003-CPN1 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

         While the class A-1 and A-2 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2003-CPN1 certificates.

         Following the retirement of the class A-1 and A-2 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2003-CPN1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

         - the portion of that Total Principal Distribution Amount that remains unallocated, and

         - the total principal balance of the particular class immediately prior to that distribution date.

                     ORDER OF ALLOCATION             CLASS
                     -------------------             -----
                             1st                       B
                             2nd                       C
                             3rd                       D
                             4th                       E
                             5th                       F
                             6th                       G
                             7th                       H
                             8th                       J
                             9th                       K
                            10th                       L
                            11th                       M
                            12th                       N
                            13th                       O
                            14th                       P
                            15th                       Q

         In no event will the holders of any class of series 2003-CPN1 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2003-CPN1 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2003-CPN1 certificates, if any, listed above it in the foregoing table is reduced to zero.

         LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Allocation of Collateral Support Deficits" below, the total principal balance of any class of series 2003-CPN1 certificates, other than the class A-X, A-SP, A-Y, R, LR and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-CPN1 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that clasS will be entitled to be reimbursed for the amount of that reduction, without interest.

         PRIORITY OF DISTRIBUTIONS. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2003-CPN1 certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

    ORDER OF           RECIPIENT
  DISTRIBUTION      CLASS OR CLASSES                           TYPE AND AMOUNT OF DISTRIBUTION
---------------   -------------------   ------------------------------------------------------------------------------
      1st         A-1, A-2, A-X, A-SP   Interest up to the total interest distributable on those classes, PRO RATA
                        and A-Y         based on the total interest distributable on each class

      2nd             A-1 and A-2       Principal up to the total principal distributable on those classes, allocable as among those classes as described immediately following this table

      3rd             A-1 and A-2       Reimbursement up to the loss reimbursement amounts for those classes, PRO
                                        RATA based on the loss reimbursement amount for each class
----------------------------------------------------------------------------------------------------------------------
      4th                  B            Interest up to the total interest distributable on that class

      5th                  B            Principal up to the total principal distributable on that class

      6th                  B            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

      7th                  C            Interest up to the total interest distributable on that class

      8th                  C            Principal up to the total principal distributable on that class

      9th                  C            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      10th                 D            Interest up to the total interest distributable on that class

      11th                 D            Principal up to the total principal distributable on that class

      12th                 D            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      13th                 E            Interest up to the total interest distributable on that class

      14th                 E            Principal up to the total principal distributable on that class

      15th                 E            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

    ORDER OF           RECIPIENT
  DISTRIBUTION      CLASS OR CLASSES                           TYPE AND AMOUNT OF DISTRIBUTION
---------------   -------------------   ------------------------------------------------------------------------------
      16th                 F            Interest up to the total interest distributable on that class

      17th                 F            Principal up to the total principal distributable on that class

      18th                 F            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      19th                 G            Interest up to the total interest distributable on that class

      20th                 G            Principal up to the total principal distributable on that class

      21st                 G            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      22nd                 H            Interest up to the total interest distributable on that class

      23rd                 H            Principal up to the total principal distributable on that class

      24th                 H            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      25th                 J            Interest up to the total interest distributable on that class

      26th                 J            Principal up to the total principal distributable on that class

      27th                 J            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      28th                 K            Interest up to the total interest distributable on that class

      29th                 K            Principal up to the total principal distributable on that class

      30th                 K            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      31st                 L            Interest up to the total interest distributable on that class

      32nd                 L            Principal up to the total principal distributable on that class

      33rd                 L            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      34th                 M            Interest up to the total interest distributable on that class

      35th                 M            Principal up to the total principal distributable on that class

      36th                 M            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      37th                 N            Interest up to the total interest distributable on that class

      38th                 N            Principal up to the total principal distributable on that class

      39th                 N            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      40th                 O            Interest up to the total interest distributable on that class

      41st                 O            Principal up to the total principal distributable on that class

      42nd                 O            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      43rd                 P            Interest up to the total interest distributable on that class

      44th                 P            Principal up to the total principal distributable on that class

      45th                 P            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      46th                 Q            Interest up to the total interest distributable on that class

      47th                 Q            Principal up to the total principal distributable on that class

      48th                 Q            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      49th                 R            Any remaining portion of the funds in REMIC II being distributed
----------------------------------------------------------------------------------------------------------------------
      50th                 LR           Any remaining portion of the funds in REMIC I being distributed

         In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the date on which the principal balances of all other classes of series 2003-CPN1 certificates subordinate to the class A-1 and A-2 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and in any event on the final distribution date for the series 2003-CPN1 certificates, the trustee will make distributions of principal on the class A-1 and A-2 certificates on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2003-CPN1 certificates identified in the foregoing table, other than the class A-X, A-Y and A-SP certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Allocation of Collateral Support Deficits" below.

         DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

         - the holders of any class A-1, A-2, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

               1.    the amount of that Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-CPN1 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-CPN1 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date;

         - if the prepaid mortgage loan is secured by a residential cooperative property, then the holders of the class A-Y certificates will be entitled to an amount equal to 60% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet; and

         - any portion of the Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior two bullets will be distributable to the holders of the class A-X certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

         If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

         - the holders of any class A-1, A-2, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

               1. 25% of the amount of that Static Prepayment Premium, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-CPN1 certificates on that distribution date, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date;

         - if the prepaid mortgage loan is secured by a residential cooperative property, then the holders of the class A-Y certificates will be entitled to an amount equal to 70% of any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullet; and

         - any portion of the Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior two bullets will be payable to the holders of the class A-X certificates.

         After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2003-CPN1 certificates.

         Neither we nor any of the underwriters makes any representation as to--

         - the enforceability of any provision of the mortgage loans requiring the payment of any prepayment consideration, or

         -     the collectability of that prepayment consideration.

         See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         -     distributions on the series 2003-CPN1 certificates,

         - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-CPN1 certificates, and

         - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the series 2003-CPN1 pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Total Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

ALLOCATION OF COLLATERAL SUPPORT DEFICITS

         As a result of Collateral Support Deficits, the total Stated Principal Balance of the mortgage loans may decline below the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates. If this occurs following the distributions made to the 2003-CPN1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2003-CPN1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-CPN1 certificates equals the sum of the total Stated Principal Balance of the mortgage loans that will, in each case, be outstanding immediately following that distribution date.

                           ORDER OF ALLOCATION                     CLASS
                           -------------------                     -----
                                   1st                               Q
                                   2nd                               P
                                   3rd                               O
                                   4th                               N
                                   5th                               M
                                   6th                               L
                                   7th                               K
                                   8th                               J
                                   9th                               H
                                   10th                              G
                                   11th                              F
                                   12th                              E
                                   13th                              D
                                   14th                              C
                                   15th                              B
                                   16th             A-1 and A-2, PRO RATA based on total
                                                             principal balances

         The above-described reductions in the total principal balances of the respective classes of the series 2003-CPN1 certificates identified in the foregoing table, will represent an allocation of the Collateral Support Deficits that caused the particular mismatch in balances between the mortgage loans and those classes of series 2003-CPN1 certificates.

         In general, Collateral Support Deficits could result from the occurrence of--

         - losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies, the payment to the special servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," the payment of interest on advances (to the extent not covered by Default Interest and late payment charges collected on the related mortgage loans) and certain servicing expenses; and

         - certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the trustee, the master servicer, the special servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement."

         Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund. A class of the series 2003-CPN1 certificates will be considered outstanding until its certificate balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such class.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments (other than balloon payments, Post-ARD Additional Interest and Default Interest) and assumed monthly debt service payments, in each case net of master servicing fees, including primary servicing fees, that--

         - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

         - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period or received prior to the remittance date as provided in the pooling and servicing agreement.

         No master servicer, special servicer or trustee will be required to make debt service advances with respect to any Corresponding B Loan.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         -     a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

         With respect to any distribution date, each master servicer will be required to make any monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in that master servicer's collection account that are not required to be paid on the series 2003-CPN1 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance, the trustee will be obligated to make that advance.

         The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither a master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes a monthly debt service advance with respect to any of the mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

         Each master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance on a mortgage loan will be payable--

               - FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

               - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances may result in a reduction in amounts payable on the series 2003-CPN1 certificates.

         A monthly debt service payment will be assumed to be due with respect to:

         - each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         - each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2003-CPN1 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2003-CPN1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         Each master servicer shall provide the standard CMSA investor reporting package to the trustee on a monthly basis, but due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, the master servicers are not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in May 2003.

         BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2003-CPN1 certificateholders only those persons in whose names the series 2003-CPN1 certificates are registered on the books and records of the certificate registrar.

         INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of any certificate and to certain other persons, including electronic publishers, via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs." For assistance with the trustee's internet website certificateholders may call
(301) 815-6600.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

         OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

         - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-CPN1 certificateholders since the date of initial issuance of the offered certificates;

         - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

         - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

         - the most recent quarterly and annual operating statement and rent roll (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

         - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

         - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

         - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

         In addition, each master servicer and each special servicer shall promptly provide to the series 2003-CPN1 controlling class representative, during normal business hours at the offices of such master servicer or special servicer, as applicable, and upon reasonable advance written request, for review by the series 2003-CPN1 controlling class representative, reasonable access to any additional information regarding the mortgage loans in its possession that such series 2003-CPN1 controlling class representative may reasonably request.

VOTING RIGHTS

         The voting rights for the series 2003-CPN1 certificates will be allocated as follows:

         - 99.0% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, in proportion to the respective total principal balances of those classes;

         - 1.0% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective total notional amounts of those classes; and

         - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

         Voting rights allocated to a class of series 2003-CPN1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         GENERAL.  The yield on any offered certificate will depend on--

         - the price at which the certificate is purchased by an investor, and

         -     the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

         -     the pass-through rate for the certificate,

         - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

         - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

         PASS-THROUGH RATES. The pass-through rates applicable to the class
and    certificates will be variable and will be equal to or limited by the
Weighted Average Net Mortgage Rate from time to time. The Weighted Average Net Mortgage Rate would decline if the rate of principal payments on mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on mortgage loans with lower Net Mortgage Interest Rates. Accordingly,
the yield on the class    and    certificates will be sensitive to changes in
the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

         RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

         Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

         -     the amount of distributions on your offered certificates,

         -     the yield to maturity of your offered certificates,

         - the rate of principal distributions on your offered certificates, and

         -     the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

         - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

         RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

         -     prevailing interest rates;

         -     the terms of the mortgage loans, including--

               1.    provisions that impose prepayment lock-out periods,

               2. provisions that require the payment of yield maintenance charges or static prepayment premiums and

               3.    amortization terms that require balloon payments;

         - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

         -     the quality of management of the mortgaged real properties;

         -     the servicing of the mortgage loans;

         -     possible changes in tax laws; and

         -     other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

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         -     the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         -     the relative importance of those factors;

         - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         - the overall rate of prepayment or default on the underlying mortgage loans.

         DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March, 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

         - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

         -     summing the results; and

         - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2003-CPN1 certificates with principal balances.

         The tables set forth in Exhibit C show with respect to each class of offered certificates--

         -     the weighted average life of that class, and

         - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, B, C, D and E certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                     S-121
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         We make no representation that--

         - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

         - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         - mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The series 2003-CPN1 certificates will be issued, the trust fund will be created and the mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 11, 2003, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

         Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS AND THE SPECIAL SERVICERS

         MIDLAND LOAN SERVICES, INC. Midland Loan Services, Inc. will be the initial master servicer and the initial special servicer with respect to all of the mortgage loans in the trust fund other than the residential cooperative mortgage loans. Midland, a wholly-owned subsidiary of PNC Bank, National Association., was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets.

         Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

         As of December 31, 2002, Midland was servicing approximately 13,677 commercial and multifamily loans with a principal balance of approximately $74.3 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 9,476 of the loans, with a total principal balance of approximately $54.8 billion, pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

         -     financial institutions,

         -     private investors, and

         -     issuers of commercial and multifamily mortgage-backed securities.

         Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

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         Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R) that containS updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2003-CPN1 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website, "www.midlandls.com." MidlanD may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance (in each case, with respect to loans masteR serviced by Midland) may be sent to Midland via e-mail at askmidland@midlandls.com.

         The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters or NCB makes any representation or warranty as to the accuracy or completeness of this information.

         NCB, FSB. NCB, FSB will be the initial master servicer with respect to the residential cooperative mortgage loans in the trust fund and NCB will act as initial special servicer with respect to the residential cooperative mortgage loans in the trust fund.

         NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB, one of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

         NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB also maintains regional offices in New York City, Oakland, California and Anchorage, Alaska.

         NCB and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

         As of December 31, 2001, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $2.8 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $2.3 billion of commercial and residential cooperative real estate assets representing 23 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

         The information set forth in this prospectus supplement concerning NCB, FSB and NCB has been provided by such parties. Neither we nor any of the underwriters or Midland makes any representation or warranty as to the accuracy or completeness of this information.

THE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at Wells Fargo Bank Minnesota, N.A. (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS CSFB 2003-CPN1). Its CMBS customer service help desk can be contacted at
(301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2003-CPN1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

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SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

         Each master servicer and special servicer must service and administer the mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

         -     any and all applicable laws,

         -     the express terms of the pooling and servicing agreement,

         -     the express terms of the respective mortgage loans, and

         -     to the extent consistent with the foregoing, the Servicing
               Standard.

         In general, the master servicers will be responsible for the servicing and administration of--

         - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

         - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

         In the event that a Servicing Transfer Event occurs with respect to any mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         In general, subject to specified requirements and certain consents and approvals of the series 2003-CPN1 controlling class representatives contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

         Despite the foregoing, the pooling and servicing agreement will require the master servicers:

         - to continue to collect information and, subject to each master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

         - otherwise, to render other incidental services with respect to any specially serviced assets.

         None of the master servicers or the special servicers will have responsibility for the performance by any of the other master servicers or special servicers of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in more than one capacity.

         The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

         The master servicing fee:

         - will be earned with respect to each and every underlying mortgage loan, including--

               1.    each specially serviced mortgage loan, if any,

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

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               3.    each mortgage loan as to which defeasance has occurred; and

         -     in the case of each mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.18% per annum (inclusive of any primary servicing fee),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan.

         As of the date of initial issuance of the series 2003-CPN1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.069% per annum. For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

         In the event that either master servicer resigns or is terminated as a master servicer, such master servicer will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee payable to such master servicer (accrued at a rate in excess of 0.005% (0.50 basis points) per annum with respect to Midland Loan Services, Inc. and accrued at a rate in excess of 0.02% (2 basis points) per annum with respect to NCB, FSB), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of such master servicer under the pooling and servicing agreement.

         PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to mortgage loans serviced by a master servicer during any collection period (other than Prepayment Interest Shortfalls (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order or (v) at the request of or with the consent of the series 2003-CPN1 controlling class representative), the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         -     the excess, if any, of--

               1. the total amount of those Prepayment Interest Shortfalls, over

               2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during the subject collection period; and

         - an amount equal to that portion of the master servicing fee collected during that collection period by such master servicer that is calculated at 0.02% per annum, with respect to NCB, FSB, or 0.01% per annum, with respect to Midland Loan Services, Inc., provided, however, that subject to certain exceptions set forth in the pooling and servicing agreement, if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments, then, such amount shall be an amount equal to 100% of the master servicing fee collected during that collection period by such master servicer.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans serviced by a master servicer during any collection period exceeds the sum of--

         - any Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during that collection period, and

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         -     any payments made by such master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-CPN1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in thiS prospectus supplement.

         PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

         -     the corresponding special servicing fees,

         -     the corresponding workout fees, and

         -     the corresponding liquidation fees.

         SPECIAL SERVICING FEE.  The special servicing fee:

         -     will be earned with respect to--

               1.    each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

         - in the case of each mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a special servicing fee rate of 0.25% (25 basis points) per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

         - will be payable to the applicable special servicer monthly from general collections on all the mortgage loans and any REO Properties that are on deposit in the applicable master servicer's collection account from time to time.

         WORKOUT FEE. Each special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% (100 basis points) to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If either special servicer is terminated or resigns, that special servicer will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out--or, in some cases, about to be worked out--during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicers with an incentive to better perform their respective duties, the payment of any workout fee will reduce amounts payable to the series 2003-CPN1 certificateholders.

         LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation

                                     S-126
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proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as it may be extended). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (100 basis points) to, the related payment or proceeds, exclusive of liquidation expenses and exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and late payment charges.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         - the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

         - the purchase of any Specially Designated Defaulted Mortgage Loan by any single certificateholder or group of certificateholders of the series 2003-CPN1 controlling class, as described under "--Fair Value Purchase Option" below;

         - the purchase of all of the mortgage loans and REO Properties in the trust fund by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2003-CPN1 controlling class in connection with the termination of the trust fund, as described under "--Termination" below;

         - the actual purchase of any A Loan by the holder of the related Corresponding B Loan within 60 days of receipt by the holder of the related Corresponding B Loan of notice of its option to purchase the related A Loan, as described under "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement;

         - the actual purchase of a mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

         - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2003-CPN1 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

         Although liquidation fees are intended to provide the special servicers with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-CPN1 certificateholders.

         ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, each master servicer will be entitled to receive the excess, if any, of--

         - the amount of all Prepayment Interest Excesses collected with respect to those mortgage loans for which it acted as master servicer during any collection period, over

         - the amount of certain Prepayment Interest Shortfalls incurred with respect to those mortgage loans for which it acted as master servicer during that collection period.

         In addition, the following items collected on the mortgage loans will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the pooling and servicing agreement:

         - any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

               1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property;

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               2.    to reimburse the trust fund for any interest on advances
                     that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

         - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The applicable master servicer--

         - will generally be entitled to retain any interest or other income earned on those funds, and

         - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

         Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

         - will be entitled to retain any interest or other income earned on those funds, and

         - will be required to cover any losses of principal from its own funds.

         Generally, no master servicer or special servicer will be obligated, however, to cover any losses with respect to any such investment of funds resulting from the bankruptcy or insolvency of any depository institution or trust company (that is not such master servicer or special servicer or is not an affiliate of such master servicer or special servicer) holding the applicable related account, provided that the applicable master servicer or special servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

         PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicers and special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

         Each special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis), which request is required to be in writing, in a timely manner that does not adversely affect the interests of any series 2003-CPN1 certificateholders. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as the master servicer may reasonably request to enable such master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

         If a master servicer or special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten (10) days after the servicing advance is required to be made, then the trustee will be required:

         - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

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         -     if the failure continues for three (3) more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that, in such party's judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, special servicer or the trustee makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time. In addition, to the extent that the applicable master servicer's collection account does not contain sufficient funds, the trustee may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the other master servicer's collection account. The trustee may conclusively rely on the determination of a master servicer or special servicer regarding the nonrecoverability of any servicing advance.

         Each master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses, directly out of general collections on the mortgage loans on deposit in the applicable master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require each master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of the applicable master servicer's collection account any servicing expense that, if advanced by a master servicer or special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-CPN1 certificateholders, as a collective whole.

         Each master servicer, each special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

         - FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

         - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the applicable master servicer's collection account.

THE SERIES 2003-CPN1 CONTROLLING CLASS REPRESENTATIVE

         ELECTION OF THE SERIES 2003-CPN1 CONTROLLING CLASS REPRESENTATIVE. The holders of series 2003-CPN1 certificates representing more than 50% of the total principal balance of the series 2003-CPN1 controlling class, will be entitled to--

         - select a representative having the rights and powers described under "--Rights and Powers of a Series 2003-CPN1 Controlling Class Representative" below, or

         - replace an existing series 2003-CPN1 controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the series 2003-CPN1 controlling class that they may select a series 2003-CPN1 controlling class representative upon:

         - the receipt by the trustee of written requests for the selection of a series 2003-CPN1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2003-CPN1 controlling class;

         - the resignation or removal of the person acting as series 2003-CPN1 controlling class representative for; or

         - a determination by the trustee that the controlling class of series 2003-CPN1 certificateholders has changed.

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         The notice will explain the process for selecting a series 2003-CPN1 controlling class representative. The appointment of any person as a series 2003-CPN1 controlling class representative will not be effective until:

         - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2003-CPN1 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2003-CPN1 controlling class; and

         -     that person provides the trustee with--

               1.    written confirmation of its acceptance of its appointment,

               2. written confirmation of its agreement to keep confidential all information received by it with respect to the trust fund,

               3. an address and telecopy number for the delivery of notices and other correspondence, and

               4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         RESIGNATION AND REMOVAL OF A SERIES 2003-CPN1 CONTROLLING CLASS REPRESENTATIVE. The series 2003-CPN1 controlling class representative may at any time resign by giving written notice to the trustee, the master servicer, the special servicer and each series 2003-CPN1 certificateholder of the series 2003-CPN1 controlling class. The holders of series 2003-CPN1 certificates representing more than 50% of the total principal balance of the series 2003-CPN1 controlling class will be entitled to remove any existing series 2003-CPN1 controlling class representative by giving written notice to the trustee, the special servicer and that existing series 2003-CPN1 controlling class representative.

         RIGHTS AND POWERS OF A SERIES 2003-CPN1 CONTROLLING CLASS REPRESENTATIVE. The series 2003-CPN1 controlling class representative will be entitled to advise each of the master servicers and special servicers with respect to the applicable party taking any of the actions identified in clauses
1. through 9. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of a Series 2003-CPN1 Controlling Class Representative" subsection, none of the master servicers or the special servicers may take any of the actions identified in clauses 1. to 9. below as to which the series 2003-CPN1 controlling class representative has objected in writing within five (5) business days of having received a recommendation in writing regarding the particular action and having been provided with all reasonably requested information with respect to the particular action:

         1. any proposed foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

         2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the trust fund;

         3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

         4. any proposed sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

         5. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         6. any release of material collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

         7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

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         8.    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund; and

         9. any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund except as contemplated in the last sentence under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" below (in which event, the series 2003-CPN1 controlling class representative shall have no right to object thereto);

provided that, if a special servicer or master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2003-CPN1 certificateholders, as a whole, that special servicer may take any such action without waiting for the response of the series 2003-CPN1 controlling class representative.

         Furthermore, except as otherwise indicated below in this "--Rights and Powers of a Series 2003-CPN1 Controlling Class Representative" subsection, the series 2003-CPN1 controlling class representative may direct a special servicer to take, or to refrain from taking, such actions as that series 2003-CPN1 controlling class representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2003-CPN1 controlling class representative, as contemplated by the preceding paragraph, may:

         - require or cause a master servicer or special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or applicable special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard;

         -     result in an adverse tax consequence for the trust fund;

         - expose the trust fund, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

         - expand the scope of a master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

Each master servicer and special servicer is required to disregard any advice, direction or objection given or made by the series 2003-CPN1 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

         When reviewing the rest of this section, "The Pooling and Servicing Agreement," it is important that you consider the effects that the rights and powers of the series 2003-CPN1 controlling class representative discussed above could have on the actions of the master servicers and the special servicers.

         LIABILITY TO BORROWERS. In general, any and all expenses of the series 2003-CPN1 controlling class representative are to be borne by the holders of the series 2003-CPN1 controlling class in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2003-CPN1 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, that series 2003-CPN1 controlling class representative is to notify immediately the trustee, the applicable master servicer and the applicable special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the applicable master servicer or the applicable special servicer (depending on whether or not the related loan is a specially serviced mortgage loan) will assume the defense of the claim on behalf of and at the expense of the trust fund against that series 2003-CPN1 controlling class representative, but only if--

         - a special servicer, a master servicer, the trustee or the trust fund are also named parties to the same action, and

         - in the reasonable judgment of the applicable master servicer or the applicable special servicer (depending on whether or not the related loan is a specially serviced mortgage loan),

               1. that series 2003-CPN1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

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               2.    there is no reasonable likelihood that the trust fund will be an adverse party in the action as regards that series 2003-CPN1 controlling class representative.

         LIABILITY TO THE TRUST FUND AND CERTIFICATEHOLDERS. The series 2003-CPN1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2003-CPN1 controlling class representative does not have any duties to the holders of any class of series 2003-CPN1 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2003-CPN1 controlling class and will have no liability to any other series 2003-CPN1 certificateholders for having done so. No series 2003-CPN1 certificateholder may take any action against the series 2003-CPN1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2003-CPN1 controlling class.

         BENEFICIAL OWNERS OF A CONTROLLING CLASS. If the controlling class of series 2003-CPN1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         - to receive all notices described above under this "--The Series 2003-CPN1 Controlling Class Representative" section, and

         - to exercise directly all rights described above under this "--The Series 2003-CPN1 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of that series 2003-CPN1 controlling class.

REPLACEMENT OF THE SPECIAL SERVICERS

         The series 2003-CPN1 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2003-CPN1 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-CPN1 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

         - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation (including any workout fees and liquidation fees);

         - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest;

         - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

         - continued rights to some or all workout fees and liquidation fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

                                     S-132
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ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         Subject to the discussion under "--The Series 2003-CPN1 Controlling Class Representative" above, the applicable special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the applicable master servicer, with respect to the other mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, if the subject mortgage loan has, or is part of a cross-collateralized group that has, a cut-off date principal balance or outstanding principal balance, as the case may be, in excess of any minimum threshold imposed by the applicable rating agencies, then (subject to the related loan documents and applicable law) no master servicer or special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2003-CPN1 certificates. Furthermore, the applicable master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer, except that, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision without the consent of the applicable special servicer and/or the series 2003-CPN1 controlling class representative so as to permit the related borrower to incur additional subordinate financing subject to the satisfaction of certain conditions set forth in the pooling and servicing agreement, including the condition that the maximum loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $3.5 million, the condition that NCB, FSB or an affiliate be the lender on the subordinate debt and the condition that the proceeds of the subordinate debt be principally used to fund capital improvements, major repairs and reserves, and provided that the applicable master servicer has delivered to the series 2003-CPN1 controlling class representative at least ten (10) days' prior notice of the circumstances of the waiver, including an officer's certificate stating that all the foregoing conditions have been met and all information necessary for the series 2003-CPN1 controlling class representative to determine whether the foregoing conditions have been met.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The applicable special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the applicable master servicer, with respect to the other mortgage loans, each may, consistent with the Servicing Standard, agree to:

         -     modify, waive or amend any term of any mortgage loan;

         -     extend the maturity of any mortgage loan;

         - defer or forgive the payment of interest on and principal of any mortgage loan;

         - defer or forgive the payment of late payment charges, Static Prepayment Premiums and Yield Maintenance Charges on any mortgage loan;

         - permit the release, addition or substitution of collateral securing any mortgage loan; or

         - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2003-CPN1 Controlling Class Representative," and "--Enforcement of Due-on-Encumbrance anD Due-on-Sale Provisions" above, and further, to each of the following limitations, conditions and restrictions:

         - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the applicable master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal,

                                     S-133
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               interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the applicable master servicer has obtained the consent of the applicable special servicer.

         - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion), the applicable special servicer may not agree to or consent to the applicable master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the applicable master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

               1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

               2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the applicable special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2003-CPN1 certificateholders, as a collective whole, on a present value basis than would liquidation.

         - The applicable special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

               1. the fifth anniversary of the mortgage loan's original stated maturity date,

               2.    three (3) years prior to the rated final distribution date,

               3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten (10) years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

               4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two (2) years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

         - No master servicer or special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

               1. cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Internal Revenue Code,

               2. result in the imposition of any tax under the Internal Revenue Code on prohibited transactions of or contributions, after the applicable startup date to any REMIC created under the pooling and servicing agreement, or

               3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

                                     S-134
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         -     A special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund other than in accordance with the terms of the subject mortgage loan, unless that special servicer has first--

               1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                     (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                     (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

               2. received, at the expense of the related borrower, confirmation from each of Moody's and S&P, as applicable, that the addition or substitution of collateral will not, in and of itself, result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2003-CPN1 certificates.

         - With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, a special servicer may not release or consent to a master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the specific terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, no master servicer or special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or a substantially similar plan, despite the discussion above.

         Notwithstanding the foregoing, the applicable master servicer will be permitted, with the consent of the series 2003-CPN1 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

         - the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

         - the applicable master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicers will not have any liability to the trust fund, the series 2003-CPN1 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit each master servicer's and special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest. No master servicer or special servicer may waive any Default Interest or late payment charge without the consent of the series 2003-CPN1 controlling class representative, to the extent that such Default Interest or late payment charges would otherwise be available to offset outstanding interest on advances or other outstanding Additional Trust Fund Expenses with respect to the related mortgage loan.

         All modifications, amendments and material waivers entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, amendment or material waiver agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the applicable special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an appraisal of

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the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

         - an appraisal had previously been obtained within the prior twelve months, and

         - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer will, unless the series 2003-CPN1 controlling class representative permits or requires otherwise, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

         As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above, and

         - no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to such master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2003-CPN1 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the certificateholders of the series 2003-CPN1 controlling class. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

         GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it acts as master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to the applicable master servicer as additional compensation.

         DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to mortgage loans subsequent to the date of initial issuance of the offered certificates with respect to the mortgage loans as to which it acts as master servicer (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in March 2003 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

         - all principal payments collected, including principal prepayments;

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         -     all interest payments collected, including Default Interest and
               Post-ARD Additional Interest;

         - any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected;

         - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

         - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

         - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

         - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

         - any amounts paid by the holder of a Corresponding B Loan or a mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related intercreditor agreement;

         - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

         - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

         - any amount transferred by the special servicer from its REO account; and

         -     any amounts transferred from any debt service reserve accounts.

         Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan or the related mortgaged property will be deposited into an account (which may be a sub-account of the collection account) maintained by the applicable master servicer solely with respect to that A/B Loan and thereafter amounts allocable to the related A Loan will be transferred to the applicable master servicer's collection account.

         WITHDRAWALS. The master servicers may make withdrawals from their respective collection account for any of the following purposes, which are not listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

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               (b)   payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

               (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2003-CPN1 certificateholders in accordance with any of clauses 2. through 18. below;

         2. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

         3. to pay the applicable master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

               (a)   a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above, provided that the applicable master servicer may reimburse itself in installments as it may choose in its sole discretion;

         7. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

         8. to pay Additional Trust Fund Expenses--other than interest on advances, which is covered by clause 7. above--incurred with respect to any mortgage loan in the trust fund, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

         9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the applicable master servicer, the applicable special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         10. to pay the applicable master servicer or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

         11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

         12. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

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         13.   to pay, out of general collections on the mortgage loans and any
               REO Properties, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

         14. to pay the applicable master servicer, the applicable special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicers, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         15. to pay, out of general collections on the mortgage loans and any REO Properties for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and
               (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicers;

         16. to reimburse itself, the applicable special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

         17. to pay for the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund and the cost of obtaining any extensions from the Internal Revenue Service for the sale of any REO Property;

         18. to pay, out of general collections, any and all federal, state and local taxes imposed on either of the REMICs created under the pooling and servicing agreement or their assets or transactions together with incidental expenses;

         19.   to pay for the recording of the pooling and servicing agreement;

         20. to pay any other items described in this prospectus supplement as being payable from the collection account;

         21. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2003 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

         22. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

         23. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

FAIR VALUE PURCHASE OPTION

         If any specially serviced mortgage loan in the trust fund has become a Specially Designated Defaulted Mortgage Loan, then the applicable special servicer must so notify the trustee and the applicable master servicer in writing, and the trustee must in turn so notify the holder(s) of the series 2003-CPN1 controlling class. In addition, the applicable special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by such special servicer within the preceding 12-month period), and report to the trustee and the applicable master servicer, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The applicable special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. For so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the applicable special servicer will be required, when it believes that there has been a material change in the relevant facts and circumstances, to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged real property as reflected in, the most recent appraisal or other valuation obtained or conducted by the special servicer with respect to that property), and report to the trustee and the applicable master servicer, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. Upon its receipt of a special servicer's determination of the Fair Value of

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any Specially Designated Defaulted Mortgage Loan, the trustee must promptly notify the holder(s) of the series 2003-CPN1 controlling class of such determination.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2003-CPN1 controlling class (other than us, the related mortgage loan seller or our or its respective affiliates and/or agents) may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee and the applicable master servicer as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

         -     the Stated Principal Balance of that mortgage loan,

         - to the extent not previously advanced for the benefit of the holders of the series 2003-CPN1 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

         - any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

         The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earlier of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (2) the date on which such mortgage loan is liquidated or the related mortgaged real property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2003-CPN1 controlling class to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the majority holder(s) of the series 2003-CPN1 controlling class or any assignee thereof within 30 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2003-CPN1 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the applicable special servicer (whether or not such special servicer shall also be the related mortgage loan seller). During the 30-day period following the assignment of the Purchase Option to it, the applicable special servicer will be entitled to exercise that Purchase Option or assign it to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the applicable special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2003-CPN1 controlling class.

         Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the applicable master servicer and the applicable special servicer--

         - written notice of its intention to purchase such mortgage loan at the Option Price, and

         - if such party is the assignee of the applicable special servicer or the majority holder(s) of the series 2003-CPN1 controlling class, evidence of its right to exercise such Purchase Option.

The pooling and servicing agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Mortgage Loan.

         Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the applicable special servicer or any affiliate or assignee thereof, subject to the following paragraph, the master servicer of mortgage loans that are not residential cooperative mortgage loans must confirm and report to the trustee and the applicable special servicer (or, if such master servicer and the applicable special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to such special servicer) that it believes that such special servicer's determination of the Fair Value of such mortgage loan reasonably reflects an amount no less than that which would, in such master servicer's (or, if applicable, the trustee's) judgment, be realized in connection with a sale of that mortgage loan if it were offered in a commercially reasonable manner and an open bid auction were conducted; provided that such special servicer may revise any such Fair Value determination that is rejected by such master servicer (or, if applicable, the trustee).

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         Notwithstanding anything contained in the preceding paragraph to the contrary, if the master servicer of mortgage loans that are not residential cooperative mortgage loans or the trustee is required to confirm or reject the applicable special servicer's Fair Value determination as contemplated by the preceding paragraph, that master servicer or the trustee, as the case may be, may designate an independent third party, with adequate experience in the trading of defaulted mortgage loans, to confirm that such special servicer's Fair Value determination as contemplated by the preceding paragraph. In the event that such master servicer or the trustee designates such a third party to make such determination, neither such master servicer nor the trustee will assume any responsibility for such third party's determination, and such master servicer and the trustee will be entitled to conclusively rely upon such third party's determination. The master servicer or the trustee, as the case may be, may pay such third party (or, if it confirms for itself the applicable special servicer's Fair Value determination, may pay itself) a fee of up to $2,500, together with, subject the next sentence, the confirming party's related costs and expenses, out of the applicable master servicer's collection account. The costs of all appraisals, inspection reports and broker opinions of value, incurred by the master servicer, the trustee or any such third party pursuant to this paragraph or the preceding paragraph are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances.

         There can be no assurance that the Fair Value of any Specially Designated Defaulted Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

         In the event that a default on any mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

         -     institute foreclosure proceedings;

         -     exercise any power of sale contained in the related mortgage;

         -     obtain a deed in lieu of foreclosure; or

         - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

         The applicable special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2003-CPN1 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

         - the applicable special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

         -     either:

               1.    the report indicates that--

                     (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                     (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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               2.    the applicable special servicer determines in accordance
                     with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2003-CPN1 certificates, on a present value basis, than not taking those actions.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the applicable special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the applicable special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2003-CPN1 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

         If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the master servicers, the special servicers and/or any other party in connection with the defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. Each special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2003-CPN1 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2003-CPN1 certificates may be further reduced by interest payable to the master servicers and/or special servicers on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund, the applicable special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year), following the year of acquisition, unless--

         -     the IRS grants an extension of time to sell any REO Property, or

         - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property," the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Internal Revenue Code.

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         Each special servicer will be required to use reasonable efforts to solicit cash offers for any applicable REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the applicable special servicer, directly or through a wholly-owned limited liability company established to own the subject REO Property, or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

         - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

         - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

         - a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

         - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

         This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

         - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

         - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer, other than certain qualifying rents, would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2003-CPN1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

         The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within two (2) business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special

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servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

         The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicers will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

         - any withdrawals made out of those amounts, as described in the preceding sentence, and

         - any portion of those amounts that may be retained as reserves, as described in the next sentence.

         The applicable special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The applicable special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2003, the applicable master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years, if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

         - any change in the property's condition or occupancy of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material, or

         - any waste committed on the property of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material.

         Each master servicer and special servicer will be required to deliver to the trustee and the series 2003-CPN1 controlling class representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the applicable master servicer or special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

         Commencing with respect to the calendar quarter ended March 31, 2003, the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, whether or not those items are required to be delivered under the related loan documents:

         - the quarterly and annual operating statements, budgets and rent rolls (with respect to mortgaged properties other than residential cooperative properties) of the corresponding mortgaged real property; provided that with respect to residential cooperative mortgage loans, which are not specially serviced mortgage loans, the applicable master servicer will only be required to use reasonable efforts to collect and review such items to the extent such items are expressly required to be delivered under the related loan documents; and

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         -     the quarterly and annual financial statements of the borrower;
               provided that with respect to residential cooperative mortgage loans, which are not specially serviced mortgage loans, the applicable master servicer will only be required to use reasonable efforts to collect and review the quarterly financial statements to the extent such items are expressly required to be delivered under the related loan documents.

         The applicable special servicer will be required to forward to the applicable master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The applicable master servicer will be required to forward to the trustee and the series 2003-CPN1 controlling class representative copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the applicable special servicer.

         The applicable special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and no master servicer or special servicer is likely to have any practical means of compelling delivery.

         Within 30 days of its receipt from the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the applicable master servicer will be required, based upon those operating statements or rent rolls (with respect to mortgaged properties other than residential cooperative properties), to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology dictated by the CMSA.

         The applicable master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The applicable master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

         -     the series 2003-CPN1 controlling class representative,

         -     any series 2003-CPN1 certificateholder, or

         - any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

         Annually, beginning in 2004, each master servicer and special servicer must:

         - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the depositor, among others, to the effect that--

               1. the firm has examined the servicing operations of the master servicer or special servicer, as the case may be, for the previous year, and

               2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

         - deliver to the trustee, with a copy to the depositor, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that (i) a review of the activities and performance of that master servicer or special servicer, as the case may be, has been made under such officer's supervision, (ii) to the knowledge of that officer, based on such review, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default,

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               specifying each material default known to such officer, the nature and status of such default and (iii) that master servicer or special servicer, as the case may be, has received no notice regarding qualification or status of the trust fund as a REMIC or the portion of the trust fund that constitutes a grantor trust as such under the Internal Revenue Code.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         - a master servicer or a special servicer fails to deposit, or to remit to the appropriate party for deposit, into such master servicer's collection account or such special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three (3) business days following the date on which the deposit or remittance was required to be made;

         - a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         - a master servicer or a special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three (3) business days following the date on which notice has been given to such master servicer or such special servicer, as the case may be, by the trustee;

         - a master servicer or a special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2003-CPN1 controlling class representative or by certificateholders entitled to not less than 25% of the series 2003-CPN1 voting rights;

         - it is determined that there is a breach by a master servicer or a special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-CPN1 certificateholders, and that breach continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2003-CPN1 controlling class representative or by certificateholders entitled to not less than 25% of the series 2003-CPN1 voting rights;

         - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or a special servicer and the decree or order remains in force for a period of 60 days;

         - a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         - a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         - Moody's places the rating of any class of the series 2003-CPN1 certificates on a "watchlist" status for possible ratings downgrade or withdrawal, citing servicing concerns with respect to a master servicer or a

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               special servicer as the sole or a contributory factor in such rating action, and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing concerns is no longer a contributory factor;

         - the trustee receives written notice from Moody's to the effect that a master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by Moody's to any class of the series 2003-CPN1 certificates; and

         - a master servicer is removed from S&P's approved master servicer list or a special servicer is removed from S&P's approved special servicer list and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

         The pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last three bullets of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2003-CPN1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2003-CPN1 certificateholder, or, in respect of any unpaid master servicing or special servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

         - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

         - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

         Certificateholders entitled to a majority of the series 2003-CPN1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2003-CPN1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2003-CPN1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         No series 2003-CPN1 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

         - that holder previously has given to the trustee written notice of default;

         - except in the case of a default by the trustee, series 2003-CPN1 certificateholders entitled to not less than 25% of the series 2003-CPN1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         - the trustee for 60 days has neglected or refused to institute any such proceeding.

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The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2003-CPN1 certificateholders, unless in the trustee's opinion, those series 2003-CPN1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

         -     be authorized under those laws to exercise trust powers,

         -     meet certain rating agency requirements,

         -     have a combined capital and surplus of at least $50,000,000, and

         - be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-CPN1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0024% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

         1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2003-CPN1 controlling class, the master servicer of the residential cooperative mortgage loans in the trust fund, the special servicer of the residential cooperative mortgage loans in the trust fund, the master servicer of the non-residential cooperative mortgage loans in the trust fund and/or the special servicer of the non-residential cooperative mortgage loans in the trust fund, in that order of preference, and

         3. if the total principal balance of the offered certificates has been reduced to zero, the acquisition of all of the mortgage loans and REO Properties remaining in the trust fund by the remaining series 2003-CPN1 certificateholders in exchange for all the remaining series 2003-CPN1 certificates.

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         Written notice of termination of the pooling and servicing agreement will be given to each series 2003-CPN1 certificateholder. The final distribution with respect to each series 2003-CPN1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-CPN1 certificate registrar or at any other location specified in the notice of termination.

         The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

         - any single holder or group of holders of the controlling class of series 2003-CPN1 certificates;

         - the master servicer of the residential cooperative mortgage loans in the trust fund;

         - the special servicer of the residential cooperative mortgage loans in the trust fund;

         - the master servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans; and

         - the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans;

provided that if any other party above exercises such purchase option, then the master servicer of the residential cooperative mortgage loans will be entitled to purchase the remaining residential cooperative mortgage loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the residential cooperative mortgage loans.

         Any purchase by any single certificateholder or group of certificateholders of the series 2003-CPN1 controlling class, a master servicer or special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         -     the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                     - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                     - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the applicable master servicer, the applicable special servicer and the trustee; minus

                     - solely in the case of a purchase by a master servicer or special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2003-CPN1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2003-CPN1 controlling class, of the master servicer of the residential cooperative mortgage loans in the trust fund, of the special servicer of the residential cooperative mortgage loans in the trust fund, of the master servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans or of the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-CPN1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible

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for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

         Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2003-CPN1 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the trust fund at the time of the exchange.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

         - the holders of the series 2003-CPN1 certificates entitled to not less than 51% of the series 2003-CPN1 voting rights, not taking into account series 2003-CPN1 certificates held by us or any of our affiliates or agents, and

         - all of the series 2003-CPN1 certificateholders that will be adversely affected by the amendment in any material respect.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

         The master servicers and the special servicers will be permitted to purchase any class of series 2003-CPN1 certificates. Such a purchase by any of the master servicers or the special servicers could cause a conflict relating to such party's duties pursuant to the pooling and servicing agreement and such party's interest as a holder of the series 2003-CPN1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, each master servicer and each special servicer is required to administer the applicable mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by such party or any affiliate thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

         The assets of REMIC I will generally include--

         -     the mortgage loans,

         - any REO Properties acquired on behalf of the series 2003-CPN1 certificateholders with respect to the mortgage loans,

         -     each master servicer's collection account,

         -     each special servicer's REO account, and

         -     the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

         For federal income tax purposes,

         - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-Y, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O,

               P and Q certificates as "regular interests." The class R and LR certificates will evidence the residual interest in REMIC I and REMIC II, respectively, for federal income tax purposes, and

         - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the
class    certificates will be issued with more than DE MINIMIS original issue
discount and the class    and class    certificates will not be issued with more
than DE MINIMIS original issue discount.

         When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

         - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

         - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

         - there will be no extension of maturity for any mortgage loan in the trust fund.

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

         - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

         - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         1. the borrower pledges substitute collateral that consist solely of certain government securities,

         2.    the mortgage loan documents allow that substitution,

         3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

         4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the Trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Static Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premiums and Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

         See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

TAX RETURN DISCLOSURE REQUIREMENTS

         Temporary and proposed regulations directed at tax shelter activity require taxpayers to disclose certain information on IRS form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the offered certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. The IRS has indicated that certain types of transactions will be exempted from these requirements; however, no list of exempted transactions has yet been issued. The IRS has also announced that participants may elect to comply either with the regulations that were effective January 1, 2003 or final regulations to be issued in the near future. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure requirements as they determine apply to them with respect to this transaction.

                              ERISA CONSIDERATIONS

         If you are--

         -     a fiduciary of a Plan, or

         -     any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2003-CPN1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-CPN1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-CPN1 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. However, if the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

         - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         - FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

         - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group other than the underwriter;

         -     FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by each master servicer, each special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust fund meet the following requirements:

         - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

         - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

         - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

         - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         -     the continued holding of offered certificates by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

         - on behalf of a Plan sponsored by any member of the Restricted Group, and

         - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

         - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.    an affiliate of that borrower,

         - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         -     the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         -     providing services to the Plan, or

         -     having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

         - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

         - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         The class A-1, class A-2, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         -     are legal investments for them, or

         -     are subject to investment, capital or other restrictions.

         In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

         -     prudent investor provisions,

         -     percentage-of-assets limits, and

         - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an
underwriting agreement dated March    , 2003, we have agreed to sell to the
underwriters named below the following respective principal amounts of the offered certificates:

                                              PRINCIPAL      PRINCIPAL      PRINCIPAL     PRINCIPAL       PRINCIPAL     PRINCIPAL
                                              AMOUNT OF      AMOUNT OF      AMOUNT OF     AMOUNT OF       AMOUNT OF     AMOUNT OF
                                              CLASS A-1      CLASS A-2       CLASS B       CLASS C         CLASS D       CLASS E
                   UNDERWRITER               CERTIFICATES   CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES   CERTIFICATES
          -------------------------------    ------------   ------------   ------------  ------------   ------------   ------------
          Credit Suisse First Boston
          LLC............................    $              $              $             $              $              $
          PNC Capital Markets, Inc.......    $              $              $             $              $              $
          J.P. Morgan Securities Inc.....    $              $              $             $              $              $
          Greenwich Capital Markets,
          Inc............................    $              $              $             $              $              $
                                             ------------   ------------   ------------  ------------   ------------   ------------
          Total..........................    $              $              $             $              $              $

         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

         Our proceeds from the sale of the offered certificates will be
approximately    % of the total initial principal balance of the offered
certificates, plus accrued interest from March 1, 2003, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this
offering will be approximately $    .

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

         The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

         The trust fund described in this prospectus supplement may only be promoted (through any communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of Article 21(1) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order") and pursuant to the requirements for authorization set forth in Part IV of the Financial Services and Markets Act 2000.

         The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or (iii) are persons falling within
Article 22(2)(a) to (d) (high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons.

         We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover
page of this prospectus supplement, which is the    business day following the
date hereof (this
settlement cycle being referred to as "T+   "). Under Rule 15c6-1 of
the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the
next   succeeding business days will be required, by virtue of the fact that the
offered certificates initially will settle in T+   , to specify an alternate
settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Credit Suisse First Boston LLC by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                             CLASS      MOODY'S      S&P
                             -----      -------      ---
                              A-1         Aaa        AAA
                              A-2         Aaa        AAA
                               B          Aa2        AA
                               C          Aa3        AA-
                               D           A2         A
                               E           A3        A-

         The ratings on the offered certificates address the likelihood of--

         - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         -     the credit quality of the mortgage pool,

         - structural and legal aspects associated with the offered certificates, and

         - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         - the tax attributes of the offered certificates or of the trust fund,

         - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

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         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

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                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "0.0%/(Z)" means, with respect to any of the underlying mortgage loans, a duration of Z payments for the open period during which the loan is freely payable.

         "A%/y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the prepayment premium period during which the loan may be prepaid with a Static Prepayment Premium of A% of the amount prepaid.

         "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "A LOAN" means, with respect to each A/B Loan, the senior debt component of such loan, which in each case (i) is a mortgage loan included in the trust fund and (ii) is senior in right of payment to the related Corresponding B Loan to the extent set forth in the related A/B Loan Intercreditor Agreement.

         "A/B LOAN" means, with respect to any of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Michigan Equities C Portfolio, Talisker Apartments, Jano Arms Apartments, Western Plaza and East Forest Plaza, respectively, the loan constituting the aggregate indebtedness secured by any such mortgaged real property, which includes the A Loan component of such indebtedness and the related junior Corresponding B Loan.

         "A/B LOAN INTERCREDITOR AGREEMENT" means, with respect to each A/B Loan, the related Intercreditor Agreement Among Note Holders by and between Column, as holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as holder of the related Corresponding B Loan.

         "A/B MATERIAL DEFAULT" means with respect to any A/B Loan, one of the following events: (a) either the related A Loan or the related Corresponding B Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed against the related borrower.

         "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "ADDITIONAL COLLATERAL LOAN" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

         - arises out of a default on a mortgage loan or an otherwise unanticipated event,

         -     is not included in the calculation of a Realized Loss, and

         - is not covered by a servicing advance or a corresponding collection from the related borrower.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement.

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

         -     will be determined shortly following the later of--

               1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

               2. the date on which the relevant Appraisal Trigger Event occurred; and

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         -     will generally equal the excess, if any, of "x" over "y" where--

               1.    "x" is equal to the sum of:

                     (a)   the Stated Principal Balance of the mortgage loan;

                     (b) to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                     (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

                     (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

                     (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

               2.    "y" is equal to the sum of:

                     (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

                     (b) various escrow payments, other reserves and letters of credit held by the applicable master servicer or the applicable special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

         If, however--

         - the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, and

         -     either--

               1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

               2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events--

         - the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

               1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan and extending the maturity date for the mortgage loan for less than six months,

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               2.    except as expressly contemplated by the related loan
                     documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

               3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

         - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 60 days beyond the date on which that monthly debt service payment was due or, with respect to a balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period (not to exceed 150 days beyond the date on which that balloon payment was due) during which the refinancing would occur;

         - the passage of 60 days after the special servicer receives notice that a receiver or similar official has been appointed with respect to the related mortgaged property, provided that such receiver or similar official continues in that capacity at the end of such 60-day period;

         - the passage of 60 days after the special servicer receives notice that the related borrower has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period; and

         - the mortgaged real property securing the mortgage loan becomes an REO Property.

         "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

         "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         -     Static Prepayment Premiums,

         -     Yield Maintenance Charges, or

         -     Post-ARD Additional Interest.

         The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-CPN1 certificates on that date.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

         "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

         "COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (including any mortgage loan as to which the corresponding mortgaged real property has become an REO Property) expected to be outstanding immediately following such distribution date is less than (ii) the then aggregate certificate balance of the regular certificates after giving effect to distributions of principal on such distribution date.

         "COLUMN" means Column Financial, Inc.

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         "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio".

         "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

         "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

         - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.    the cut-off-date principal balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

         - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

         "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

         "DEFAULT INTEREST" means any interest that--

         - accrues on a defaulted mortgage loan solely by reason of the subject default, and

         - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

         - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

               2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and


         - the "expense modifications" made to the historical annual operating expenses for that property include--

               1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.    the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

         -     salaries and wages,

         -     the costs or fees of--

               1.    utilities,

               2.    repairs and maintenance,

               3.    replacement reserves,

               4.    marketing,

               5.    insurance,

               6.    management,

               7.    landscaping,

               8.    security, if provided at the property, and

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         -     the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties (other than residential cooperative properties) securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

         - the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

         - the "revenue modifications" made to the base estimated annual revenues for that property include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees, and

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases.

         By way of example, Estimated Annual Revenues generally include:

         - for multifamily rental properties and manufactured housing communities, rental and other revenues,

         - for hospitality properties, room, food and beverage, telephone and other revenues, and

         - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

         - determined on the assumption that the property was net leased to a single tenant at market rents, and

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         -     derived from rental rate and vacancy information for the
               surrounding real estate market.

         "EUROCLEAR" means The Euroclear System.

         "EXCESS SERVICING STRIP" means a portion of the master servicing fee payable to Midland and/or NCB, FSB (equal to fees accrued at a rate in excess of 0.005% (0.50 basis points) per annum with respect to Midland and fees accrued at a rate in excess of 0.02% (2 basis points) per annum with respect to NCB, FSB).

         "EXEMPTION-FAVORED PARTY" means any of the following--

         -     Credit Suisse First Boston LLC,

         - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

         - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "FAIR VALUE" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Specially Designated Defaulted Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

         "FITCH" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles.

         "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "LARGEST TENANT" means any one of the top three (3) tenants, based on the net rentable area of its space, of a commercial property.

         "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "LOCK/w" means, with respect to any of the underlying mortgage loans, a duration of w payments for the lock-out period during which prepayment is prohibited.

         "MANAGER" means, with respect to any mortgaged real property securing a mortgage loan, the property manager, except that, when no management agreement is in place, it is referred to as "owner managed."

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         "MATURITY/ARD BALANCE" means with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

         "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

         - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.    the Maturity/ARD Balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

         - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

         "MIDLAND" means Midland Loan Services, Inc.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-CPN1 certificates and the mortgage loans in the trust fund:

         - the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,006,389,300;

         - the total initial principal balance or notional amount, as the case may be, of each class of series 2003-CPN1 certificates is as described in this prospectus supplement;

         - the pass-through rate for each interest-bearing class of series 2003-CPN1 certificates is as described in this prospectus supplement;

         - there are no delinquencies or losses with respect to the mortgage loans;

         - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         - each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

         - monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

         - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or Yield Maintenance Period;

         -     each ARD Loan is paid in full on its anticipated repayment date;

         - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this

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               prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         -     all prepayments on the mortgage loans are assumed to be--

               (1) made after expiration of any lockout/defeasance or Yield Maintenance Period

               (2)   accompanied by a full month's interest,

               (3) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

               (4)   received on the applicable due date of the relevant month;

         - generally, all Yield Maintenance Charges received will be calculated in accordance with the related mortgage loan documents;

         - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

         - no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

         - the only trust fund expenses are the trustee fee and the master servicing fees;

         -     there are no Additional Trust Fund Expenses;

         - payments on the offered certificates are made on the 15th day of each month, commencing in April 2003; and

         -     the offered certificates are settled on March   , 2003.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MOST RECENT APPRAISED VALUE" means:

         - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

         - for any mortgaged real property securing a mortgage loan in the trust fund (other than a residential cooperative property), the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

               -     the "as is" value set forth in the related appraisal, plus

               - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

         In general, the amount of costs assumed by the appraiser for these purposes is based on--

         -     an estimate by the individual appraiser,

         -     an estimate by the related borrower,

         - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

         -     a combination of these estimates.

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         "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

         - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on its due date in March 2003 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

         - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the total Most Recent Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2003 or, in the case of any underlying mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

         "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

         -     salaries and wages,

         -     the costs or fees of--

               1.    utilities,

               2.    repairs and maintenance,

               3.    marketing,

               4.    insurance,

               5.    management,

               6.    landscaping,

               7.    security, if provided at the property, and

         -     the amount of--

               1.    real estate taxes,

               2.    general and administrative expenses,

               3.    ground lease payments, and

               4.    other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs,

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telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

         "MOST RECENT NET CASH FLOW" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income less, in the case of mortgaged real properties other than residential cooperative properties, any underwritten recurring replacement reserve, and TI/LC reserve amounts.

         "MOST RECENT NET OPERATING INCOME" means:

         - with respect to each of the mortgaged real properties (other than residential cooperative properties) that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

         - with respect to any residential cooperative property that secures a mortgage loan in the trust fund, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

         "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "MOST RECENT REVENUES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

         - for a multifamily rental property or a manufactured housing community, rental and other revenues;

         - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

         - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

         "NCB" means National Consumer Cooperative Bank.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

         - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         -     the sum of--

               1. the total payments made by the master servicers to cover those Prepayment Interest Shortfalls, and

               2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

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         "NET MORTGAGE INTEREST RATE" means:

         - with respect to any cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate, reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 5.15% per annum; and

         - with respect to any mortgage loan in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, as calculated.

         "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the trust fund for any distribution date, an annual rate generally equal to:

         - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

         - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

         "NRSF" means net rentable square footage.

         "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means, in the case of residential cooperative properties, the percentage of units at the subject property assumed to be occupied for purposes of determining the appraised value of the property, in connection with the origination of the subject mortgage loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property and, in the case of all other properties, the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

         "OPTION PERIOD" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

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         "OPTION PRICE" means the cash price at which any Specially Designated
Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

         - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

         - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

         - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

         -     other matters to which like properties are commonly subject,

         - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

         - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

         - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

         "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "PLAN" means any retirement plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "PNC BANK" means PNC Bank, National Association.

         "PNC FINANCIAL" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT CONSIDERATION PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Static Prepayment Premium and/or a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such form of prepayment consideration.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

         "PTE" means prohibited transaction exemption.

         "PURCHASE OPTION" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "REALIZED LOSSES" means losses on or with respect to the mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

         1.    the cut-off date principal balance of the mortgage loan, to

         2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

         "RESTRICTED GROUP" means, collectively, the following persons and entities--

         -     the trustee,

         -     the Exemption-Favored Parties,

         -     us,

         -     a master servicer,

         -     a special servicer,

         -     any sub-servicers,

         -     each of the mortgage loan sellers,

         - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         -     any and all affiliates of any of the aforementioned persons.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

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         "SERVICING STANDARD" means, with respect to any master servicer or special servicer, to service and administer the mortgage loans and any REO Properties owned by the trust fund for which that party is responsible:

         - with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and REO Properties for which it is responsible under the pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the mortgage loans;

         -     with a view to--

               1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

               2. the full collection of all Static Prepayment Premiums and Yield Maintenance Charges that may become payable under those mortgage loans, and

               3. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Static Prepayment Premiums and Yield Maintenance Charges, the maximization of the recovery on that defaulted mortgage loan to the series 2003-CPN1 certificateholders (and, in the case of the A/B Loans, the holder of the Corresponding B Loan), as a collective whole, on a present value basis; and

         -     without regard to--

               1. any relationship that a master servicer or special servicer, as the case may be, or any of their affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

               2. the ownership of any series 2003-CPN1 certificate by a master servicer or special servicer, as the case may be, or by any of its affiliates,

               3. the obligation of the applicable master servicer to make advances,

               4. the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make, servicing advances,

               5. the right of each master servicer or special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

               6. any obligation that the master servicers or special servicers, as the case may be, or any of their affiliates, may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan,

               7. the ownership, servicing and/or management by the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property, and

               8. the ownership by the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates, of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers.

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         "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

         1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the master servicer believes it will continue, unremedied--

               - except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

               - solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

         2. the applicable master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

               - the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

               - the related borrower has requested a material modification of the payment terms of related mortgage loan;

         3. the applicable master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three (3) consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

         - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

         - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the applicable special servicer; and

         - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN" means a specially serviced mortgage loan in the trust fund that is at least 90 days' delinquent as to its balloon payment or 60 days' (or, in the case of a residential cooperative mortgage loan, 90 days') delinquent as to any other monthly debt service payment or has been accelerated in connection with any other material default.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

         - will initially equal its unpaid principal balance as of its due date in March 2003 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

               2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

         "STATIC PREPAYMENT PREMIUM PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Static Prepayment Premium, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Static Prepayment Premium.

         "TI/LC" means tenant improvements and leasing commissions.

         "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2003-CPN1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

         "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

         - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2003 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the trust fund with respect to the mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the applicable master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in March 2003, and

               4. all advances of principal made with respect to the mortgage loans for that distribution date; and

         - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         "UNDERWRITER EXEMPTION" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

         "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

         - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2003 in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

         - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

               1. the total Underwritten Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2003 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

         "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

         "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties (other than residential cooperative properties) securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

         - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

         -     is equal to the excess of--

               1.    the Estimated Annual Revenues for the property, over

               2.    the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

         "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties (other than residential cooperative properties) securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

         -     underwritten recurring replacement reserve amounts;

         -     capital improvements, including recurring capital improvements;

         - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

         "UNITED STATES PERSON" means--

         -     a citizen or resident of the United States,

         -     a domestic partnership,

         -     a domestic corporation,

         - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

         -     any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

               2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

         "UNITS" means--

         - in the case of any mortgaged real property that is a multifamily rental property or residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

         - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

         "WEIGHTED AVERAGE NET MORTGAGE RATE" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans weighted by the Stated Principal Balance thereof.

         "WELLS FARGO" means Wells Fargo Bank Minnesota, N.A.

         "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

         "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid or any additional specified percentage of the amount prepaid.

         "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

         "YM/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

         "YMA/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than A% of the amount prepaid.

         "YMA+B%/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than A% of the amount prepaid plus B% of the amount prepaid.

                                   SCHEDULE I

          RATES USED IN DETERMINATION OF CLASS A-SP PASS-THROUGH RATES

      DISTRIBUTION DATE                   RATE                 DISTRIBUTION DATE                   RATE
---------------------------  -------------------------  --------------------------------  -------------------------

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                   Major Tenants of the Commercial Properties

             Engineering Reserves and Recurring Replacement Reserves

                        Recurring Reserve Cap Information

                              Multifamily Schedule

                  Schedule of Cooperative Mortgaged Properties

                                      A-1-1

       LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                                          CUT-OFF DATE             MORTGAGE
                                                                                            PRINCIPAL                LOAN
 #       CROSSED     PROPERTY NAME                                                         BALANCE (1)              SELLER
---      -------     -------------                                                      -----------------          ---------
 1                   Northgate Mall                                                     $      81,648,125           Column
 2                   Quaker Headquarters                                                       72,000,000           Column
3A                   Highpoint Oaks                                                            14,102,926           Column
3B                   Metroplex 2                                                                9,667,168           Column
3C                   Coppell 2                                                                  7,260,322           Column
4A                   2436, 2438, 2440 Woodlake Circle                                           4,510,104           Column
4B                   6465 Millennium Drive                                                      3,677,424           Column
4C                   4440 Hagadorn Road                                                         3,333,684           Column
4D                   2311-2337, 2339 Jolly Road                                                 2,459,518           Column
4E                   2803, 2805, 2807, 2809, 2811, 2813 Jolly Road                              2,326,171           Column
4F                   825, 839, 915, 927 Centennial Way                                          2,252,089           Column
4G                   822 Centennial Way                                                         1,866,863           Column
4H                   6607 West St. Joseph Highway                                               1,810,561           Column
4I                   6412, 6500, 6512 Centurion Drive                                           1,733,516           Column
4J                   2465, 2469 Woodlake Circle                                                 1,333,474           Column
4K                   2479 Woodlake Circle                                                         939,358           Column
4L                   906, 912, 924 Centennial Way                                                 871,203           Column
4M                   6540 Millennium Drive                                                        871,203           Column
4N                   2342 Woodlake Drive                                                          791,194           Column
4O                   2455 Woodlake Circle                                                         640,067           Column
4P                   2395 Jolly Road                                                              216,319           Column
 5                   Fairfax Building                                                          28,937,315             PNC
 6                   Willoughby Commons                                                        28,013,628           Column
 7                   Mooresville Consumer Square                                               24,438,653             PNC
 8                   Flower Hill Mall                                                          24,000,000             PNC
 9                   East Windsor Village                                                      21,330,121           Column
10                   100 Middle Street                                                         20,879,969           Column
11                   One Montrose Metro                                                        20,544,013             PNC
12                   Deep Run Mobile Home Park                                                 20,500,000           Column
13                   Harbour Key Apartments                                                    18,923,392           Column
14                   Signature Place Apartments                                                18,414,825           Column
15                   South Street Cerritos Shopping Center                                     18,180,783           Column
16                   136 East South Temple Office Building                                     15,925,424           Column
17                   Canyon Plaza Shopping Center                                              14,968,362             PNC
18                   CBL Center                                                                14,898,802           Column
19                   Indian Lookout Apartments                                                 13,991,051           Column
20                   Ashland & Roosevelt Center                                                13,982,438           Column
21                   Rehoboth Bay Mobile Home Park                                             13,000,000             PNC
22                   Huntwick Apartments                                                       12,246,108             PNC
23                   Court Village Apartments                                                  11,984,102             PNC
24                   Southern Hills Tower                                                      11,973,848             PNC
25                   Trinity Place                                                             11,942,332           Column
26                   Richmond Plaza Building                                                   11,774,284             PNC
27                   Market Square Shopping Center                                             11,300,440           Column
28                   50-66 Office Building                                                     11,015,343             PNC
29                   Chasco Woods Apartments                                                   10,286,173             PNC
30                   Park Place Shopping Center                                                 9,586,938           Column
31                   Shady Grove Tech Center                                                    9,099,631             PNC
32                   Churchill Square Shopping Center                                           8,745,078           Column
33                   Taunton Depot Drive                                                        8,463,863           Column
34                   Parkview Apartments Corp.                                                  8,462,209             NCB
35                   College Plaza                                                              7,966,099           Column
36                   Talisker Apartments                                                        7,682,142           Column
37                   Silver Spur Town & Country Shopping Center                                 7,477,295           Column
38                   Jano Arms Apartments                                                       7,321,638           Column
39                   261-267 Boston Road                                                        6,691,230             PNC
40                   801 and 811 Cromwell Park Drive                                            6,609,990           Column
41                   Silverlake Plaza II                                                        6,414,554           Column
42                   Midway Square                                                              6,275,689           Column
43                   Bard Townhouses                                                            5,872,186             PNC
44                   Ross Plaza                                                                 5,728,066           Column
45                   425 Park-South Tower Corporation                                           5,588,914             NCB
46                   The Woodlands Apt. Corp.                                                   5,584,244             NCB
47                   Potomac Valley Bank Building                                               5,507,671             PNC
48         (A)       Rancho Gowan 24 & 25                                                       1,903,243           Column
49         (A)       Rancho Gowan 28                                                            1,723,880           Column
50         (A)       Rancho Gowan 27                                                            1,703,950           Column

 #       CROSSED     PROPERTY NAME                                     MANAGEMENT COMPANY
---      -------     -------------                                     ------------------
 1                   Northgate Mall                                    David Hocker & Associates, Inc.
 2                   Quaker Headquarters                               Grubb & Ellis Management Services, Inc.
3A                   Highpoint Oaks                                    The Madison Commercial Group
3B                   Metroplex 2                                       The Madison Commercial Group
3C                   Coppell 2                                         The Madison Commercial Group
4A                   2436, 2438, 2440 Woodlake Circle                  Michigan Equities Properties Management, LLC
4B                   6465 Millennium Drive                             Michigan Equities Properties Management, LLC
4C                   4440 Hagadorn Road                                Michigan Equities Properties Management, LLC
4D                   2311-2337, 2339 Jolly Road                        Michigan Equities Properties Management, LLC
4E                   2803, 2805, 2807, 2809, 2811, 2813 Jolly Road     Michigan Equities Properties Management, LLC
4F                   825, 839, 915, 927 Centennial Way                 Michigan Equities Properties Management, LLC
4G                   822 Centennial Way                                Michigan Equities Properties Management, LLC
4H                   6607 West St. Joseph Highway                      Michigan Equities Properties Management, LLC
4I                   6412, 6500, 6512 Centurion Drive                  Michigan Equities Properties Management, LLC
4J                   2465, 2469 Woodlake Circle                        Michigan Equities Properties Management, LLC
4K                   2479 Woodlake Circle                              Michigan Equities Properties Management, LLC
4L                   906, 912, 924 Centennial Way                      Michigan Equities Properties Management, LLC
4M                   6540 Millennium Drive                             Michigan Equities Properties Management, LLC
4N                   2342 Woodlake Drive                               Michigan Equities Properties Management, LLC
4O                   2455 Woodlake Circle                              Michigan Equities Properties Management, LLC
4P                   2395 Jolly Road                                   Michigan Equities Properties Management, LLC
 5                   Fairfax Building                                  ARC Management, L.L.C.
 6                   Willoughby Commons                                First Interstate Properties, Ltd.
 7                   Mooresville Consumer Square                       Benderson Development Company Inc.
 8                   Flower Hill Mall                                  Protea Holdings, LLC
 9                   East Windsor Village                              KRC Property Management I, Inc.
10                   100 Middle Street                                 Middle Street Management, LLC
11                   One Montrose Metro                                Guardian Realty Management, Inc.
12                   Deep Run Mobile Home Park                         First Deep Run Corporation
13                   Harbour Key Apartments                            Harbour Realty Advisors, Inc.
14                   Signature Place Apartments                        DEL Development Corporation
15                   South Street Cerritos Shopping Center             DSB Properties, Inc.
16                   136 East South Temple Office Building             ARI-Realty, Inc. and Jones Lang LaSalle Americas, Inc.
17                   Canyon Plaza Shopping Center                      Meissner-Jacquet Investment Management Services
18                   CBL Center                                        CBL & Associates Management, Inc.
19                   Indian Lookout Apartments                         National Realty Management Limited Partnership
20                   Ashland & Roosevelt Center                        East Lake Management Group, Inc.
21                   Rehoboth Bay Mobile Home Park                     Hudson Homes
22                   Huntwick Apartments                               MBS Management Services, Inc.
23                   Court Village Apartments                          Internacional Realty Inc.
24                   Southern Hills Tower                              Case & Associates Properties, Inc.
25                   Trinity Place                                     CB Richard Ellis-Raleigh, LLC
26                   Richmond Plaza Building                           Case & Associates Properties, Inc.
27                   Market Square Shopping Center                     Learsi & Co., Inc.
28                   50-66 Office Building                             Guardian Realty Management, Inc.
29                   Chasco Woods Apartments                           Internacional Realty Inc.
30                   Park Place Shopping Center                        Laurich Properties, Inc.
31                   Shady Grove Tech Center                           Guardian Realty Management, Inc.
32                   Churchill Square Shopping Center                  Owner Managed
33                   Taunton Depot Drive                               Taunton Depot, LLC
34                   Parkview Apartments Corp.                         Brozman-Archer Realty Services, Inc.
35                   College Plaza                                     Cal Diego Builders Inc.
36                   Talisker Apartments                               CNC Investments, Ltd., L.L.P.
37                   Silver Spur Town & Country Shopping Center        Sachse Real Estate Company, Inc.
38                   Jano Arms Apartments                              Queen's Realty
39                   261-267 Boston Road                               Everest Partners
40                   801 and 811 Cromwell Park Drive                   MIE Properties, Inc.
41                   Silverlake Plaza II                               Owner Managed
42                   Midway Square                                     Learsi & Co., Inc.
43                   Bard Townhouses                                   James Properties, Inc.
44                   Ross Plaza                                        Doerken Properties, Inc.
45                   425 Park-South Tower Corporation                  Goodman Management Inc.
46                   The Woodlands Apt. Corp.                          Arnold Lepelstat
47                   Potomac Valley Bank Building                      Guardian Realty Management, Inc.
48         (A)       Rancho Gowan 24 & 25                              BFB Enterprises, Inc.
49         (A)       Rancho Gowan 28                                   BFB Enterprises, Inc.
50         (A)       Rancho Gowan 27                                   BFB Enterprises, Inc.

 #       CROSSED     PROPERTY NAME                                      ADDRESS
---      -------     -------------                                      -------
 1                   Northgate Mall                                     9501 Colerain Avenue
 2                   Quaker Headquarters                                555 West Monroe Street
3A                   Highpoint Oaks                                     2701 Highpoint Oaks Drive
3B                   Metroplex 2                                        2304 Tarpley Road
3C                   Coppell 2                                          1322 Crestside Drive
4A                   2436, 2438, 2440 Woodlake Circle                   2436, 2438, 2440 Woodlake Circle
4B                   6465 Millennium Drive                              6465 Millennium Drive
4C                   4440 Hagadorn Road                                 4440 Hagadorn Road
4D                   2311-2337, 2339 Jolly Road                         2311-2337, 2339 Jolly Road
4E                   2803, 2805, 2807, 2809, 2811, 2813 Jolly Road      2803, 2805, 2807, 2809, 2811, 2813 Jolly Road
4F                   825, 839, 915, 927 Centennial Way                  825, 839, 915, 927 Centennial Way
4G                   822 Centennial Way                                 822 Centennial Way
4H                   6607 West St. Joseph Highway                       6607 West St. Joseph Highway
4I                   6412, 6500, 6512 Centurion Drive                   6412, 6500, 6512 Centurion Drive
4J                   2465, 2469 Woodlake Circle                         2465, 2469 Woodlake Circle
4K                   2479 Woodlake Circle                               2479 Woodlake Circle
4L                   906, 912, 924 Centennial Way                       906, 912, 924 Centennial Way
4M                   6540 Millennium Drive                              6540 Millennium Drive
4N                   2342 Woodlake Drive                                2342 Woodlake Drive
4O                   2455 Woodlake Circle                               2455 Woodlake Circle
4P                   2395 Jolly Road                                    2395 Jolly Road
 5                   Fairfax Building                                   8150 Leesburg Pike
 6                   Willoughby Commons                                 36363 Euclid Avenue
 7                   Mooresville Consumer Square                        Norman Station Boulevard
 8                   Flower Hill Mall                                   2610-2750 Via de la Valle
 9                   East Windsor Village                               70 Princeton-Hightstown Road
10                   100 Middle Street                                  100 Middle Street
11                   One Montrose Metro                                 11921 Rockville Pike
12                   Deep Run Mobile Home Park                          6551 Old Waterloo Road
13                   Harbour Key Apartments                             11033 North Kendall Drive
14                   Signature Place Apartments                         1049 Powers Ferry Road
15                   South Street Cerritos Shopping Center              11401-11489 South Street
16                   136 East South Temple Office Building              136 East South Temple Street
17                   Canyon Plaza Shopping Center                       503-599 Telegraph Canyon Road
18                   CBL Center                                         2030 Hamilton Place Boulevard
19                   Indian Lookout Apartments                          1651 South Elm Street
20                   Ashland & Roosevelt Center                         1250 South Ashland Avenue, 1600 West 13th Street & 1651
                                                                        West Roosevelt Road
21                   Rehoboth Bay Mobile Home Park                      163 Rehoboth Bay
22                   Huntwick Apartments                                5100 F. M. 1960 West
23                   Court Village Apartments                           101 South Old Coachman Road
24                   Southern Hills Tower                               2431 East 61st Street
25                   Trinity Place                                      1201 Edwards Mill Road
26                   Richmond Plaza Building                            4200 East Skelly Drive
27                   Market Square Shopping Center                      6260-6380 East State Street
28                   50-66 Office Building                              11130 & 11166 Main Street
29                   Chasco Woods Apartments                            8228 Chasco Woods Boulevard
30                   Park Place Shopping Center                         1109-1159 East Twain Avenue
31                   Shady Grove Tech Center                            15200 Shady Grove Road
32                   Churchill Square Shopping Center                   303 Southeast 17th Street
33                   Taunton Depot Drive                                41, 65, & 82 Taunton Depot Drive
34                   Parkview Apartments Corp.                          117, 119 & 121 South Highland Avenue
35                   College Plaza                                      3500-3516 College Boulevard
36                   Talisker Apartments                                3925 Brookhaven Club Drive
37                   Silver Spur Town & Country Shopping Center         811-897 Silver Spur Road
38                   Jano Arms Apartments                               430 Kaiolu Street
39                   261-267 Boston Road                                261-267 Boston Road
40                   801 and 811 Cromwell Park Drive                    801 & 811 Cromwell Park Drive
41                   Silverlake Plaza II                                9330 Broadway
42                   Midway Square                                      5151 South Pulaski Road
43                   Bard Townhouses                                    Bard Road
44                   Ross Plaza                                         2800-2878 Zinfandel Drive
45                   425 Park-South Tower Corporation                   425 Park Avenue South
46                   The Woodlands Apt. Corp.                           120 Cardinal Lane
47                   Potomac Valley Bank Building                       702 Russell Avenue
48         (A)       Rancho Gowan 24 & 25                               3606 North Rancho Drive
49         (A)       Rancho Gowan 28                                    3650 North Rancho Drive
50         (A)       Rancho Gowan 27                                    3630 North Rancho Drive

 #       CROSSED     PROPERTY NAME                                     CITY                              COUNTY
---      -------     -------------                                     ----                              ------
 1                   Northgate Mall                                    Cincinnati                        Hamilton
 2                   Quaker Headquarters                               Chicago                           Cook
3A                   Highpoint Oaks                                    Lewisville                        Denton
3B                   Metroplex 2                                       Carrollton                        Dallas
3C                   Coppell 2                                         Coppell                           Dallas
4A                   2436, 2438, 2440 Woodlake Circle                  Okemos                            Ingham
4B                   6465 Millennium Drive                             Lansing                           Eaton
4C                   4440 Hagadorn Road                                Okemos                            Ingham
4D                   2311-2337, 2339 Jolly Road                        Okemos                            Ingham
4E                   2803, 2805, 2807, 2809, 2811, 2813 Jolly Road     Okemos                            Ingham
4F                   825, 839, 915, 927 Centennial Way                 Lansing                           Eaton
4G                   822 Centennial Way                                Lansing                           Eaton
4H                   6607 West St. Joseph Highway                      Lansing                           Eaton
4I                   6412, 6500, 6512 Centurion Drive                  Lansing                           Eaton
4J                   2465, 2469 Woodlake Circle                        Okemos                            Ingham
4K                   2479 Woodlake Circle                              Okemos                            Ingham
4L                   906, 912, 924 Centennial Way                      Lansing                           Eaton
4M                   6540 Millennium Drive                             Lansing                           Eaton
4N                   2342 Woodlake Drive                               Okemos                            Ingham
4O                   2455 Woodlake Circle                              Okemos                            Ingham
4P                   2395 Jolly Road                                   Okemos                            Ingham
 5                   Fairfax Building                                  Vienna                            Fairfax
 6                   Willoughby Commons                                Willoughby                        Lake
 7                   Mooresville Consumer Square                       Mooresville                       Iredell
 8                   Flower Hill Mall                                  San Diego                         San Diego
 9                   East Windsor Village                              East Windsor                      Mercer
10                   100 Middle Street                                 Portland                          Cumberland
11                   One Montrose Metro                                Rockville                         Montgomery
12                   Deep Run Mobile Home Park                         Elkridge                          Howard
13                   Harbour Key Apartments                            Miami                             Miami-Dade
14                   Signature Place Apartments                        Marietta                          Cobb
15                   South Street Cerritos Shopping Center             Cerritos                          Los Angeles
16                   136 East South Temple Office Building             Salt Lake City                    Salt Lake
17                   Canyon Plaza Shopping Center                      Chula Vista                       San Diego
18                   CBL Center                                        Chattanooga                       Hamilton
19                   Indian Lookout Apartments                         West Carrollton                   Montgomery
20                   Ashland & Roosevelt Center                        Chicago                           Cook
21                   Rehoboth Bay Mobile Home Park                     Rehoboth Beach                    Sussex
22                   Huntwick Apartments                               Houston                           Harris
23                   Court Village Apartments                          Clearwater                        Pinellas
24                   Southern Hills Tower                              Tulsa                             Tulsa
25                   Trinity Place                                     Raleigh                           Wake
26                   Richmond Plaza Building                           Tulsa                             Tulsa
27                   Market Square Shopping Center                     Rockford                          Winnebago
28                   50-66 Office Building                             Fairfax                           Fairfax City
29                   Chasco Woods Apartments                           Port Richey                       Pasco
30                   Park Place Shopping Center                        Las Vegas                         Clark
31                   Shady Grove Tech Center                           Rockville                         Montgomery
32                   Churchill Square Shopping Center                  Ocala                             Marion
33                   Taunton Depot Drive                               Taunton                           Bristol
34                   Parkview Apartments Corp.                         Ossining                          Westchester
35                   College Plaza                                     Oceanside                         San Diego
36                   Talisker Apartments                               Addison                           Dallas
37                   Silver Spur Town & Country Shopping Center        Rolling Hills Estates             Los Angeles
38                   Jano Arms Apartments                              Honolulu                          Honolulu
39                   261-267 Boston Road                               Billerica                         Middlesex
40                   801 and 811 Cromwell Park Drive                   Glen Burnie                       Anne Arundel
41                   Silverlake Plaza II                               Pearland                          Brazoria
42                   Midway Square                                     Chicago                           Cook
43                   Bard Townhouses                                   Shippensburg                      Cumberland
44                   Ross Plaza                                        Rancho Cordova                    Sacramento
45                   425 Park-South Tower Corporation                  New York                          New York
46                   The Woodlands Apt. Corp.                          Islip                             Suffolk
47                   Potomac Valley Bank Building                      Gaithersburg                      Montgomery
48         (A)       Rancho Gowan 24 & 25                              Las Vegas                         Clark
49         (A)       Rancho Gowan 28                                   Las Vegas                         Clark
50         (A)       Rancho Gowan 27                                   Las Vegas                         Clark

 #       CROSSED     PROPERTY NAME                                     STATE        ZIP CODE
---      -------     -------------                                     -----        --------
 1                   Northgate Mall                                      OH           45251
 2                   Quaker Headquarters                                 IL           60661
3A                   Highpoint Oaks                                      TX           75067
3B                   Metroplex 2                                         TX           75006
3C                   Coppell 2                                           TX           75019
4A                   2436, 2438, 2440 Woodlake Circle                    MI           48864
4B                   6465 Millennium Drive                               MI           48917
4C                   4440 Hagadorn Road                                  MI           48864
4D                   2311-2337, 2339 Jolly Road                          MI           48864
4E                   2803, 2805, 2807, 2809, 2811, 2813 Jolly Road       MI           48864
4F                   825, 839, 915, 927 Centennial Way                   MI           48917
4G                   822 Centennial Way                                  MI           48917
4H                   6607 West St. Joseph Highway                        MI           48917
4I                   6412, 6500, 6512 Centurion Drive                    MI           48917
4J                   2465, 2469 Woodlake Circle                          MI           48864
4K                   2479 Woodlake Circle                                MI           48864
4L                   906, 912, 924 Centennial Way                        MI           48917
4M                   6540 Millennium Drive                               MI           48917
4N                   2342 Woodlake Drive                                 MI           48864
4O                   2455 Woodlake Circle                                MI           48864
4P                   2395 Jolly Road                                     MI           48864
 5                   Fairfax Building                                    VA           22182
 6                   Willoughby Commons                                  OH           44094
 7                   Mooresville Consumer Square                         NC           28117
 8                   Flower Hill Mall                                    CA           92014
 9                   East Windsor Village                                NJ           08520
10                   100 Middle Street                                   ME           04101
11                   One Montrose Metro                                  MD           20852
12                   Deep Run Mobile Home Park                           MD           21075
13                   Harbour Key Apartments                              FL           33176
14                   Signature Place Apartments                          GA           30067
15                   South Street Cerritos Shopping Center               CA           90703
16                   136 East South Temple Office Building               UT           84111
17                   Canyon Plaza Shopping Center                        CA           91910
18                   CBL Center                                          TN           37421
19                   Indian Lookout Apartments                           OH           45449
20                   Ashland & Roosevelt Center                          IL           60608
21                   Rehoboth Bay Mobile Home Park                       DE           19971
22                   Huntwick Apartments                                 TX           77069
23                   Court Village Apartments                            FL           33765
24                   Southern Hills Tower                                OK           74136
25                   Trinity Place                                       NC           27607
26                   Richmond Plaza Building                             OK           74135
27                   Market Square Shopping Center                       IL           61108
28                   50-66 Office Building                               VA           22030
29                   Chasco Woods Apartments                             FL           34668
30                   Park Place Shopping Center                          NV           89109
31                   Shady Grove Tech Center                             MD           20850
32                   Churchill Square Shopping Center                    FL           34471
33                   Taunton Depot Drive                                 MA           02780
34                   Parkview Apartments Corp.                           NY           10562
35                   College Plaza                                       CA           92056
36                   Talisker Apartments                                 TX           75001
37                   Silver Spur Town & Country Shopping Center          CA           90274
38                   Jano Arms Apartments                                HI           96815
39                   261-267 Boston Road                                 MA           01862
40                   801 and 811 Cromwell Park Drive                     MD           21061
41                   Silverlake Plaza II                                 TX           77584
42                   Midway Square                                       IL           60632
43                   Bard Townhouses                                     PA           17257
44                   Ross Plaza                                          CA           95670
45                   425 Park-South Tower Corporation                    NY           10016
46                   The Woodlands Apt. Corp.                            NY           11751
47                   Potomac Valley Bank Building                        MD           20877
48         (A)       Rancho Gowan 24 & 25                                NV           89130
49         (A)       Rancho Gowan 28                                     NV           89130
50         (A)       Rancho Gowan 27                                     NV           89130

       LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                                          CUT-OFF DATE             MORTGAGE
                                                                                            PRINCIPAL                LOAN
 #       CROSSED     PROPERTY NAME                                                         BALANCE (1)              SELLER
---      -------     -------------                                                      -----------------          ---------
51                   Stone Creek Apartment Homes                                        $       5,173,499             PNC
52                   One Beltway North                                                          5,108,565             PNC
53                   Holt Avenue                                                                4,985,571           Column
54                   Food 4 Less Center                                                         4,976,695           Column
55                   Western Plaza                                                              4,975,000           Column
56                   Highlands Ranch East Medical Office                                        4,948,371           Column
57                   The Park at Summerhill Apartments                                          4,784,906             PNC
58                   Country Bend Apartments                                                    4,751,380             PNC
59                   Grosse Pointe Farms                                                        4,730,800             PNC
60                   N.E. 820 Business Towers                                                   4,630,664           Column
61                   Nineteenth Avenue Self Storage                                             4,400,000             PNC
62                   Gateway Center                                                             4,326,602           Column
63                   Professional Equity Building                                               4,326,316             PNC
64                   Canoga Park Center                                                         4,240,616             PNC
65                   East Forest Plaza                                                          4,175,000           Column
66                   Sunnybrook Gardens Owners, Inc.                                            4,087,458             NCB
67                   Chapel Terrace & Vanderbilt Apts                                           4,071,525           Column
68                   Theatre Square                                                             4,027,346           Column
69                   Fairfax Apartments                                                         3,977,038             PNC
70                   Plaza West Shopping Center                                                 3,589,039           Column
71                   83-33 Gardens Corp.                                                        3,588,454             NCB
72                   Tribeca Owners Corp.                                                       3,400,000             NCB
73                   Avon Square Shopping Center                                                3,367,584           Column
74                   230 Apartments Corp.                                                       3,343,973             NCB
75                   Bay Terrace Cooperative Section XII, Inc.                                  3,334,875             NCB
76                   Hunt Gardens Apartments                                                    3,243,089             PNC
77                   607 Apartments Corp.                                                       3,237,620             NCB
78                   Kickingbird Apartments                                                     3,140,299             PNC
79                   Willow Tree Apartments                                                     3,118,355             PNC
80                   Holmesburg Shopping Center                                                 3,064,942           Column
81                   20 East 74th Street, Inc.                                                  3,025,000             NCB
82                   560-564 Pacific Avenue                                                     2,986,580           Column
83                   Merritt Island Cooperative Housing Association                             2,976,532             NCB
84                   Quail Hollow Apartments                                                    2,807,255           Column
85                   Chelsea Gardens Owners Corp.                                               2,709,236             NCB
86                   4 Manley Street                                                            2,704,623             PNC
87                   14BC Apartment Corp.                                                       2,686,772             NCB
88                   Colonial Apt. Corp.                                                        2,671,805             NCB
89                   Brookwood Townhomes                                                        2,636,456             PNC
90                   76th Street Owners' Corp.                                                  2,591,323             NCB
91                   Orangewood Place Apartments                                                2,542,919             PNC
92                   118 Eighth Avenue Housing Corporation                                      2,449,322             NCB
93                   MCC Corporate Plaza Office Buildings                                       2,424,220           Column
94                   760 West End Avenue Owners, Inc.                                           2,392,451             NCB
95                   Coronado Villas                                                            2,335,041           Column
96                   River Oaks Mobile Home Park                                                2,190,867           Column
97                   Belle Village Apartments                                                   2,095,642             PNC
98                   Palomar Airport Business Park                                              1,997,470           Column
99                   141 East Third Owners Corp.                                                1,995,388             NCB
100                  Pinewood Village Apartments                                                1,984,578           Column
101                  1700 Parker Drive Building                                                 1,789,854           Column
102                  Woodlawn Manor Mobile Home Park                                            1,752,448           Column
103                  925 Union Street Tenants Corp.                                             1,746,873             NCB
104                  3255 Randall Owners Corp.                                                  1,646,261             NCB
105                  Villa Fontana Mobile Home Park                                             1,641,990           Column
106                  402 East 74th Street Corp.                                                 1,598,555             NCB
107                  Palmer Terrace Owners Corp.                                                1,593,955             NCB
108                  36 West 35th Apartment Corp.                                               1,496,792             NCB
109                  Avalon Mobile Home Park                                                    1,494,020           Column
110                  Dorset Shopping Center                                                     1,442,471           Column
111                  Hillside Mobile Home Park                                                  1,432,195           Column
112                  Vernon Manor Co-operative Apartments, Section I, Incorporated              1,418,501             NCB
113                  250 West Merrick Road Owners Corp.                                         1,338,743             NCB
114                  West Chester Apartments                                                    1,269,829           Column
115                  Deerfield Plaza                                                            1,262,472           Column
116                  Edgewood, Inc.                                                             1,248,232             NCB

 #       CROSSED     PROPERTY NAME                                                    MANAGEMENT COMPANY
---      -------     -------------                                                    ------------------
51                   Stone Creek Apartment Homes                                      MBS Management Services, Inc.
52                   One Beltway North                                                Guardian Realty Management, Inc.
53                   Holt Avenue                                                      NAI Danais Realty Management Co.
54                   Food 4 Less Center                                               Red Mountain West Properties, Inc.
55                   Western Plaza                                                    Hauck Holdings Ltd.
56                   Highlands Ranch East Medical Office                              InSite Properties, Inc.
57                   The Park at Summerhill Apartments                                MBS Management Services, Inc.
58                   Country Bend Apartments                                          Wells Asset Management, Inc.
59                   Grosse Pointe Farms                                              Premiere Consulting & Management Group, LLC
60                   N.E. 820 Business Towers                                         Lakequest Enterprises, Inc.
61                   Nineteenth Avenue Self Storage                                   Strategic Property Management
62                   Gateway Center                                                   T&K Management, LLC
63                   Professional Equity Building                                     Guardian Realty Management, Inc.
64                   Canoga Park Center                                               Moss & Company Real Estate Investments and
                                                                                      Property Management
65                   East Forest Plaza                                                Hauck Holdings Ltd.
66                   Sunnybrook Gardens Owners, Inc.                                  Garthchester Realty Ltd.
67                   Chapel Terrace & Vanderbilt Apts                                 Owner Managed
68                   Theatre Square                                                   Owner Managed
69                   Fairfax Apartments                                               Rockaway Property Management
70                   Plaza West Shopping Center                                       Hunter & Associates
71                   83-33 Gardens Corp.                                              Ron Rachlin Management Corp.
72                   Tribeca Owners Corp.                                             Cooper Square Realty, Inc.
73                   Avon Square Shopping Center                                      Owner Managed
74                   230 Apartments Corp.                                             Matthew Adam Properties, Inc.
75                   Bay Terrace Cooperative Section XII, Inc.                        Agathos Real Estate Management Corp.
76                   Hunt Gardens Apartments                                          M.B.S. Management Services, Inc.
77                   607 Apartments Corp.                                             Midboro Management
78                   Kickingbird Apartments                                           McSHA Properties, Inc.
79                   Willow Tree Apartments                                           M.B.S. Management Services, Inc.
80                   Holmesburg Shopping Center                                       Owner Managed
81                   20 East 74th Street, Inc.                                        Insignia Residential Group
82                   560-564 Pacific Avenue                                           CAC Real Estate Management Co., Inc.
83                   Merritt Island Cooperative Housing Association                   Stephen Hand
84                   Quail Hollow Apartments                                          Owner Managed
85                   Chelsea Gardens Owners Corp.                                     Rudd Realty Management Corp.
86                   4 Manley Street                                                  Radar Properties
87                   14BC Apartment Corp.                                             Spark Properties, Inc.
88                   Colonial Apt. Corp.                                              JAL Management Co.
89                   Brookwood Townhomes                                              Hickok-Dible
90                   76th Street Owners' Corp.                                        J.R.D. Management Corp.
91                   Orangewood Place Apartments                                      JCB Ventures LLC
92                   118 Eighth Avenue Housing Corporation                            Jalen Management Corporation
93                   MCC Corporate Plaza Office Buildings                             Owner Managed
94                   760 West End Avenue Owners, Inc.                                 Midboro Management
95                   Coronado Villas                                                  Owner Managed
96                   River Oaks Mobile Home Park                                      Owner Managed
97                   Belle Village Apartments                                         Whipple-Allen Real Estate
98                   Palomar Airport Business Park                                    Owner Managed
99                   141 East Third Owners Corp.                                      J.R.D. Management Corp.
100                  Pinewood Village Apartments                                      B&W Management Group, Inc.
101                  1700 Parker Drive Building                                       Darby Real Estate Services
102                  Woodlawn Manor Mobile Home Park                                  Owner Managed
103                  925 Union Street Tenants Corp.                                   Galster Management Corp.
104                  3255 Randall Owners Corp.                                        Prime Locations, Inc.
105                  Villa Fontana Mobile Home Park                                   Owner Managed
106                  402 East 74th Street Corp.                                       The Equity Management Group, Inc.
107                  Palmer Terrace Owners Corp.                                      Prime Locations Inc.
108                  36 West 35th Apartment Corp.                                     Kyrous Realty Group, Inc.
109                  Avalon Mobile Home Park                                          Owner Managed
110                  Dorset Shopping Center                                           Owner Managed
111                  Hillside Mobile Home Park                                        Owner Managed
112                  Vernon Manor Co-operative Apartments, Section I, Incorporated    Anker Management Corp.
113                  250 West Merrick Road Owners Corp.                               Raddock Management
114                  West Chester Apartments                                          Owner Managed
115                  Deerfield Plaza                                                  Owner Managed
116                  Edgewood, Inc.                                                   BKL Management Corp.

 #       CROSSED     PROPERTY NAME                                                    ADDRESS
---      -------     -------------                                                    -------
51                   Stone Creek Apartment Homes                                      6100 Hollytree Drive
52                   One Beltway North                                                10230 New Hampshire Avenue
53                   Holt Avenue                                                      1050 Holt Avenue
54                   Food 4 Less Center                                               105-131 North McKinley Street
55                   Western Plaza                                                    2085 US Highway 17
56                   Highlands Ranch East Medical Office                              8671 South Quebec Street
57                   The Park at Summerhill Apartments                                5201 Summerhill Road
58                   Country Bend Apartments                                          5608 Royal Lane
59                   Grosse Pointe Farms                                              1-21 Kercheval Avenue
60                   N.E. 820 Business Towers                                         301-305 Northeast Loop 820
61                   Nineteenth Avenue Self Storage                                   4050 19th Avenue
62                   Gateway Center                                                   8120-8200 Georgia Avenue
63                   Professional Equity Building                                     101 Lakeforest Boulevard
64                   Canoga Park Center                                               22323 Sherman Way
65                   East Forest Plaza                                                5500 - 5590 Forest Drive
66                   Sunnybrook Gardens Owners, Inc.                                  764-822 Palmer Road & 1-15 Sunnybrook Road
67                   Chapel Terrace & Vanderbilt Apts                                 1828 Chapel West Pensacola Street
68                   Theatre Square                                                   607 South Sproul Road
69                   Fairfax Apartments                                               6201 Bordeaux Avenue
70                   Plaza West Shopping Center                                       5563 Western Boulevard
71                   83-33 Gardens Corp.                                              83-33 Austin Street
72                   Tribeca Owners Corp.                                             55 Hudson Street
73                   Avon Square Shopping Center                                      802-806 U.S. Highway 27 South
74                   230 Apartments Corp.                                             230 West End Avenue
75                   Bay Terrace Cooperative Section XII, Inc.                        23-20 Bell Boulevard & 212-30 23rd Avenue
76                   Hunt Gardens Apartments                                          800 Hunt Road
77                   607 Apartments Corp.                                             607 West End Avenue
78                   Kickingbird Apartments                                           1700 East Kickingbird Road
79                   Willow Tree Apartments                                           1800 James Bowie Drive
80                   Holmesburg Shopping Center                                       8445 Frankford Avenue
81                   20 East 74th Street, Inc.                                        20 East 74th Street
82                   560-564 Pacific Avenue                                           560-564 Pacific Avenue
83                   Merritt Island Cooperative Housing Association                   235 North Banana River Drive
84                   Quail Hollow Apartments                                          9666 Scyene Road
85                   Chelsea Gardens Owners Corp.                                     250 West 24th Street & 255 West 23rd Street
86                   4 Manley Street                                                  4 Manley Street
87                   14BC Apartment Corp.                                             626-636 East 14th Street
88                   Colonial Apt. Corp.                                              7101 Colonial Road
89                   Brookwood Townhomes                                              526 Northeast 6th Street
90                   76th Street Owners' Corp.                                        35-36 76th Street
91                   Orangewood Place Apartments                                      7328 North 27th Avenue
92                   118 Eighth Avenue Housing Corporation                            118 8th Avenue
93                   MCC Corporate Plaza Office Buildings                             311 & 321 North Pecos Road
94                   760 West End Avenue Owners, Inc.                                 760 West End Avenue
95                   Coronado Villas                                                  6115 Escondido Drive
96                   River Oaks Mobile Home Park                                      1601 Millers Ferry Road
97                   Belle Village Apartments                                         Belle Village Drive
98                   Palomar Airport Business Park                                    6350 Yarrow Drive
99                   141 East Third Owners Corp.                                      141 East Third Street
100                  Pinewood Village Apartments                                      5402 Norfolk Way
101                  1700 Parker Drive Building                                       1700 Parker Drive
102                  Woodlawn Manor Mobile Home Park                                  555 4th Street
103                  925 Union Street Tenants Corp.                                   925 Union Street
104                  3255 Randall Owners Corp.                                        3255 Randall Avenue
105                  Villa Fontana Mobile Home Park                                   17377 Valley Boulevard
106                  402 East 74th Street Corp.                                       402 East 74th Street
107                  Palmer Terrace Owners Corp.                                      2192-2280 Palmer Avenue
108                  36 West 35th Apartment Corp.                                     36 West 35th Street
109                  Avalon Mobile Home Park                                          520 North Road
110                  Dorset Shopping Center                                           305 North Dorset Avenue
111                  Hillside Mobile Home Park                                        123 McMullen Booth Road
112                  Vernon Manor Co-operative Apartments, Section I, Incorporated    465-485 East Lincoln Avenue and 1-2 Fisher
                                                                                       Drive
113                  250 West Merrick Road Owners Corp.                               250 West Merrick Road
114                  West Chester Apartments                                          2201 West Chester Pike
115                  Deerfield Plaza                                                  11430 & 11448 Deerfield Drive
116                  Edgewood, Inc.                                                   488 Ocean Parkway

 #       CROSSED     PROPERTY NAME                                                    CITY                         COUNTY
---      -------     -------------                                                    ----                         ------
51                   Stone Creek Apartment Homes                                      Tyler                        Smith
52                   One Beltway North                                                Silver Spring                Montgomery
53                   Holt Avenue                                                      Manchester                   Hillsborough
54                   Food 4 Less Center                                               Corona                       Riverside
55                   Western Plaza                                                    Jacksonville                 Onslow
56                   Highlands Ranch East Medical Office                              Highlands Ranch              Douglas
57                   The Park at Summerhill Apartments                                Texarkana                    Bowie
58                   Country Bend Apartments                                          Benbrook                     Tarrant
59                   Grosse Pointe Farms                                              Grosse Pointe Farms          Wayne
60                   N.E. 820 Business Towers                                         Hurst                        Tarrant
61                   Nineteenth Avenue Self Storage                                   San Francisco                San Francisco
62                   Gateway Center                                                   Silver Spring                Montgomery
63                   Professional Equity Building                                     Gaithersburg                 Montgomery
64                   Canoga Park Center                                               Conoga Park                  Los Angeles
65                   East Forest Plaza                                                Columbia                     Richland
66                   Sunnybrook Gardens Owners, Inc.                                  Yonkers                      Westchester
67                   Chapel Terrace & Vanderbilt Apts                                 Tallahassee                  Leon
68                   Theatre Square                                                   Swarthmore                   Delaware
69                   Fairfax Apartments                                               Dallas                       Dallas
70                   Plaza West Shopping Center                                       Raleigh                      Wake
71                   83-33 Gardens Corp.                                              Kew Gardens                  Queens
72                   Tribeca Owners Corp.                                             New York                     New York
73                   Avon Square Shopping Center                                      Avon Park                    Highlands
74                   230 Apartments Corp.                                             New York                     New York
75                   Bay Terrace Cooperative Section XII, Inc.                        Bayside                      Queens
76                   Hunt Gardens Apartments                                          Baytown                      Harris
77                   607 Apartments Corp.                                             New York                     New York
78                   Kickingbird Apartments                                           Edmond                       Oklahoma
79                   Willow Tree Apartments                                           Baytown                      Harris
80                   Holmesburg Shopping Center                                       Philadelphia                 Philadelphia
81                   20 East 74th Street, Inc.                                        New York                     New York
82                   560-564 Pacific Avenue                                           San Francisco                San Francisco
83                   Merritt Island Cooperative Housing Association                   Merritt Island               Brevard
84                   Quail Hollow Apartments                                          Dallas                       Dallas
85                   Chelsea Gardens Owners Corp.                                     New York                     New York
86                   4 Manley Street                                                  West Bridgewater             Plymouth
87                   14BC Apartment Corp.                                             New York                     New York
88                   Colonial Apt. Corp.                                              Brooklyn                     Kings
89                   Brookwood Townhomes                                              Blue Springs                 Jackson
90                   76th Street Owners' Corp.                                        Jackson Heights              Queens
91                   Orangewood Place Apartments                                      Phoenix                      Maricopa
92                   118 Eighth Avenue Housing Corporation                            Brooklyn                     Kings
93                   MCC Corporate Plaza Office Buildings                             Henderson                    Clark
94                   760 West End Avenue Owners, Inc.                                 New York                     New York
95                   Coronado Villas                                                  El Paso                      El Paso
96                   River Oaks Mobile Home Park                                      Wilmer                       Dallas
97                   Belle Village Apartments                                         Erie                         Erie
98                   Palomar Airport Business Park                                    Carlsbad                     San Diego
99                   141 East Third Owners Corp.                                      New York                     New York
100                  Pinewood Village Apartments                                      Speedway                     Marion
101                  1700 Parker Drive Building                                       Charlotte                    Mecklenburg
102                  Woodlawn Manor Mobile Home Park                                  Vero Beach                   Indian River
103                  925 Union Street Tenants Corp.                                   Brooklyn                     Kings
104                  3255 Randall Owners Corp.                                        Bronx                        Bronx
105                  Villa Fontana Mobile Home Park                                   Fontana                      San Bernardino
106                  402 East 74th Street Corp.                                       New York                     New York
107                  Palmer Terrace Owners Corp.                                      New Rochelle                 Westchester
108                  36 West 35th Apartment Corp.                                     New York                     New York
109                  Avalon Mobile Home Park                                          Kennedale                    Tarrant
110                  Dorset Shopping Center                                           Ventnor                      Atlantic
111                  Hillside Mobile Home Park                                        Clearwater                   Pinellas
112                  Vernon Manor Co-operative Apartments, Section I, Incorporated    Mount Vernon                 Westchester
113                  250 West Merrick Road Owners Corp.                               Freeport                     Nassau
114                  West Chester Apartments                                          Broomall                     Delaware
115                  Deerfield Plaza                                                  Truckee                      Nevada
116                  Edgewood, Inc.                                                   Brooklyn                     Kings

 #       CROSSED     PROPERTY NAME                                                    STATE        ZIP CODE
---      -------     -------------                                                    -----        --------
51                   Stone Creek Apartment Homes                                        TX           75703
52                   One Beltway North                                                  MD           20903
53                   Holt Avenue                                                        NH           03109
54                   Food 4 Less Center                                                 CA           92879
55                   Western Plaza                                                      NC           28546
56                   Highlands Ranch East Medical Office                                CO           80130
57                   The Park at Summerhill Apartments                                  TX           75503
58                   Country Bend Apartments                                            TX           76109
59                   Grosse Pointe Farms                                                MI           48236
60                   N.E. 820 Business Towers                                           TX           76053
61                   Nineteenth Avenue Self Storage                                     CA           94132
62                   Gateway Center                                                     MD           20910
63                   Professional Equity Building                                       MD           20877
64                   Canoga Park Center                                                 CA           91303
65                   East Forest Plaza                                                  SC           29206
66                   Sunnybrook Gardens Owners, Inc.                                    NY           10708
67                   Chapel Terrace & Vanderbilt Apts                                   FL           32304
68                   Theatre Square                                                     PA           19081
69                   Fairfax Apartments                                                 TX           75209
70                   Plaza West Shopping Center                                         NC           27606
71                   83-33 Gardens Corp.                                                NY           11415
72                   Tribeca Owners Corp.                                               NY           10013
73                   Avon Square Shopping Center                                        FL           33825
74                   230 Apartments Corp.                                               NY           10023
75                   Bay Terrace Cooperative Section XII, Inc.                          NY           11360
76                   Hunt Gardens Apartments                                            TX           77521
77                   607 Apartments Corp.                                               NY           10024
78                   Kickingbird Apartments                                             OK           73034
79                   Willow Tree Apartments                                             TX           77521
80                   Holmesburg Shopping Center                                         PA           19136
81                   20 East 74th Street, Inc.                                          NY           10021
82                   560-564 Pacific Avenue                                             CA           94133
83                   Merritt Island Cooperative Housing Association                     FL           32952
84                   Quail Hollow Apartments                                            TX           75227
85                   Chelsea Gardens Owners Corp.                                       NY           10011
86                   4 Manley Street                                                    MA            2379
87                   14BC Apartment Corp.                                               NY           10009
88                   Colonial Apt. Corp.                                                NY           11209
89                   Brookwood Townhomes                                                MO           64014
90                   76th Street Owners' Corp.                                          NY           11372
91                   Orangewood Place Apartments                                        AZ           85051
92                   118 Eighth Avenue Housing Corporation                              NY           11215
93                   MCC Corporate Plaza Office Buildings                               NV           89074
94                   760 West End Avenue Owners, Inc.                                   NY           10025
95                   Coronado Villas                                                    TX           79912
96                   River Oaks Mobile Home Park                                        TX           75172
97                   Belle Village Apartments                                           PA           16509
98                   Palomar Airport Business Park                                      CA           92009
99                   141 East Third Owners Corp.                                        NY           10010
100                  Pinewood Village Apartments                                        IN           46224
101                  1700 Parker Drive Building                                         NC           28208
102                  Woodlawn Manor Mobile Home Park                                    FL           32962
103                  925 Union Street Tenants Corp.                                     NY           11215
104                  3255 Randall Owners Corp.                                          NY           10465
105                  Villa Fontana Mobile Home Park                                     CA           92335
106                  402 East 74th Street Corp.                                         NY           10021
107                  Palmer Terrace Owners Corp.                                        NY           10801
108                  36 West 35th Apartment Corp.                                       NY           10001
109                  Avalon Mobile Home Park                                            TX           76060
110                  Dorset Shopping Center                                             NJ           08406
111                  Hillside Mobile Home Park                                          FL           33759
112                  Vernon Manor Co-operative Apartments, Section I, Incorporated      NY           10552
113                  250 West Merrick Road Owners Corp.                                 NY           11520
114                  West Chester Apartments                                            PA           19008
115                  Deerfield Plaza                                                    CA           96161
116                  Edgewood, Inc.                                                     NY           11212

       LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                                          CUT-OFF DATE             MORTGAGE
                                                                                            PRINCIPAL                LOAN
 #       CROSSED     PROPERTY NAME                                                         BALANCE (1)              SELLER
---      -------     -------------                                                      -----------------          ---------
117                  1260 Apartment Corp.                                               $       1,248,208             NCB
118                  15 Tenant Stockholders Inc.                                                1,200,000             NCB
119                  Castleton Gardens Owner's Corp.                                            1,197,421             NCB
120                  59 Wooster St. Corp.                                                       1,194,759             NCB
121                  Shops @ Moreland                                                           1,157,137           Column
122                  Rolling Meadows Junction Shopping Center                                   1,144,694           Column
123                  Bloomington Business Park                                                  1,118,501           Column
124                  3/10 Tenants' Housing Corp.                                                1,097,178             NCB
125                  520 W. 50th St., Inc.                                                      1,096,883             NCB
126                  Queens Park Apartments                                                     1,074,233           Column
127                  424 East 57th Street Tenants Corp.                                           998,382             NCB
128                  Grand and Mercer Street Corp.                                                997,981             NCB
129                  215 West 105th Street Owners Corp.                                           979,154             NCB
130                  302 West 86th Street Owners Corp.                                            939,026             NCB
131                  281 West 11th Owners Corp.                                                   896,557             NCB
132                  Henry Clay Apartments                                                        896,460           Column
133                  242 West 104 Owners, Inc.                                                    829,008             NCB
134                  320 East 35th Owners Corp.                                                   821,963             NCB
135                  Maple Village Cooperative, Inc.                                              790,073             NCB
136                  57 East 72nd Corporation                                                     790,000             NCB
137                  Town & Country Mobile Home Park                                              719,477           Column
138                  307-9 Owners Corp.                                                           696,937             NCB
139                  Flex II - Cross Keys Campus                                                  696,649           Column
140                  312 East 89th Street Owners, Inc.                                            695,994             NCB
141                  Tudor Court Owners Corp.                                                     670,225             NCB
142                  222 West Broadway Owners Corp.                                               648,106             NCB
143                  51 E. 90 Apartments Corp.                                                    647,413             NCB
144                  45 W. 54 Corp.                                                               645,402             NCB
145                  Chittenden House, Inc.                                                       628,430             NCB
146                  Reddingwood Mobile Home Park                                                 611,345           Column
147                  6 East 72nd Street Corporation                                               600,000             NCB
148                  720 West 173rd Street Owners Corp.                                           597,916             NCB
149                  Clinton Avenue Owners Corp.                                                  595,900             NCB
150                  136 W. 13th St. Owners Corp.                                                 573,563             NCB
151                  Caton/Stratford Owners Corp.                                                 548,539             NCB
152                  Fieldston Garden Apartments Inc.                                             548,247             NCB
153                  9 West 16th St. Corp.                                                        506,584             NCB
154                  953 Fifth Avenue Corporation                                                 500,000             NCB
155                  West 16th Street Tenants Corp.                                               499,643             NCB
156                  West 21st Street Apartment Corp.                                             487,438             NCB
157                  56 Warren Owners Corp.                                                       484,814             NCB
158                  Fleetridge East Owners, Inc.                                                 397,193             NCB
159                  East 7 Street Development Corp.                                              386,172             NCB
160                  130 Flower Corp.                                                             322,831             NCB
161                  Finnish Home Building Association "ALKU", Inc.                               292,672             NCB
162                  328 Clinton Ave. Tenants Corp.                                               274,456             NCB
163                  44 Walker Street Owners Corp.                                                273,452             NCB
164                  86-88 Owners Corporation                                                     272,979             NCB
165                  184 Clint Owners Corp.                                                       258,585             NCB
166                  390 West Broadway, Inc.                                                      249,266             NCB
167                  259 West Tenant Corp.                                                        248,830             NCB
168                  154 Clinton Owners, Inc.                                                     224,225             NCB
169                  139 W. 85th St. Tenants Corp.                                                179,058             NCB
170                  15 Berkeley Owners Corp.                                                     137,418             NCB
171                  132 State Street Apartment Corporation                                       128,469             NCB

                                                                                        -----------------
TOTAL/WEIGHTED AVERAGE:                                                                 $   1,006,389,301
                                                                                        =================

 #       CROSSED     PROPERTY NAME                                                      MANAGEMENT COMPANY
---      -------     -------------                                                      ------------------
117                  1260 Apartment Corp.                                               Owner Managed
118                  15 Tenant Stockholders Inc.                                        Penmark Realty Corp.
119                  Castleton Gardens Owner's Corp.                                    Barbara Schettino
120                  59 Wooster St. Corp.                                               New Bedford Management Corp.
121                  Shops @ Moreland                                                   Owner Managed
122                  Rolling Meadows Junction Shopping Center                           Spatz Centers, Inc.
123                  Bloomington Business Park                                          Owner Managed
124                  3/10 Tenants' Housing Corp.                                        Goldin Management
125                  520 W. 50th St., Inc.                                              Merlot Management
126                  Queens Park Apartments                                             Owner Managed
127                  424 East 57th Street Tenants Corp.                                 AKAM Associates, Inc.
128                  Grand and Mercer Street Corp.                                      Owner Managed
129                  215 West 105th Street Owners Corp.                                 Urban Collective
130                  302 West 86th Street Owners Corp.                                  Orsid Realty Corporation
131                  281 West 11th Owners Corp.                                         Gabriel Management Corp.
132                  Henry Clay Apartments                                              Owner Managed
133                  242 West 104 Owners, Inc.                                          Owner Managed
134                  320 East 35th Owners Corp.                                         Pride Property Management, Corp.
135                  Maple Village Cooperative, Inc.                                    Kramer Triad Management
136                  57 East 72nd Corporation                                           Kyrous Realty Group, Inc.
137                  Town & Country Mobile Home Park                                    Owner Managed
138                  307-9 Owners Corp.                                                 Wolff Management
139                  Flex II - Cross Keys Campus                                        Owner Managed
140                  312 East 89th Street Owners, Inc.                                  Sterling Management
141                  Tudor Court Owners Corp.                                           Community Management Corporation
142                  222 West Broadway Owners Corp.                                     Andrews Building Corp.
143                  51 E. 90 Apartments Corp.                                          Lawrence Properties
144                  45 W. 54 Corp.                                                     Insignia Residential Group, Inc.
145                  Chittenden House, Inc.                                             Andrea Bunis Management, Inc.
146                  Reddingwood Mobile Home Park                                       Owner Managed
147                  6 East 72nd Street Corporation                                     Gumley-Haft Inc.
148                  720 West 173rd Street Owners Corp.                                 Beerma Realty Management
149                  Clinton Avenue Owners Corp.                                        Advanced Management Services, Ltd.
150                  136 W. 13th St. Owners Corp.                                       Advanced Management Services, Ltd.
151                  Caton/Stratford Owners Corp.                                       JAL Management Co.
152                  Fieldston Garden Apartments Inc.                                   Robert E. Hill, Inc.
153                  9 West 16th St. Corp.                                              CFA Management
154                  953 Fifth Avenue Corporation                                       Gumley-Haft Inc.
155                  West 16th Street Tenants Corp.                                     Owner Managed
156                  West 21st Street Apartment Corp.                                   CFA Management
157                  56 Warren Owners Corp.                                             Cornerstone Management
158                  Fleetridge East Owners, Inc.                                       Gramatan Management
159                  East 7 Street Development Corp.                                    Owner Managed
160                  130 Flower Corp.                                                   Owner Managed
161                  Finnish Home Building Association "ALKU", Inc.                     Owner Managed
162                  328 Clinton Ave. Tenants Corp.                                     Owner Managed
163                  44 Walker Street Owners Corp.                                      Owner Managed
164                  86-88 Owners Corporation                                           Owner Managed
165                  184 Clint Owners Corp.                                             Galster Management Corp.
166                  390 West Broadway, Inc.                                            Justis Properties Management Corp.
167                  259 West Tenant Corp.                                              S.M. Apfel Company
168                  154 Clinton Owners, Inc.                                           Owner Managed
169                  139 W. 85th St. Tenants Corp.                                      Owner Managed
170                  15 Berkeley Owners Corp.                                           Owner Managed
171                  132 State Street Apartment Corporation                             Owner Managed

 #       CROSSED     PROPERTY NAME                                                      ADDRESS
---      -------     -------------                                                      -------
117                  1260 Apartment Corp.                                               1260 Amsterdam Avenue
118                  15 Tenant Stockholders Inc.                                        15 West 11th Street
119                  Castleton Gardens Owner's Corp.                                    515-525, 545-551, 559-565 & 581-585
                                                                                         Castleton Avenue
120                  59 Wooster St. Corp.                                               59 Wooster Street
121                  Shops @ Moreland                                                   1162 Moreland Avenue
122                  Rolling Meadows Junction Shopping Center                           463 North Rolling Meadows Drive
123                  Bloomington Business Park                                          1050 West 80th Street
124                  3/10 Tenants' Housing Corp.                                        103 East 10th Street
125                  520 W. 50th St., Inc.                                              520-522 West 50th Street
126                  Queens Park Apartments                                             828 French Road
127                  424 East 57th Street Tenants Corp.                                 424 East 57th Street
128                  Grand and Mercer Street Corp.                                      35 Mercer Street
129                  215 West 105th Street Owners Corp.                                 215 West 105th Street
130                  302 West 86th Street Owners Corp.                                  302 West 86th Street
131                  281 West 11th Owners Corp.                                         281 West 11th Street
132                  Henry Clay Apartments                                              505 East Henry Clay Street
133                  242 West 104 Owners, Inc.                                          242 West 104th Street
134                  320 East 35th Owners Corp.                                         320 East 35th Street
135                  Maple Village Cooperative, Inc.                                    355 Clark Street
136                  57 East 72nd Corporation                                           57 East 72nd Street
137                  Town & Country Mobile Home Park                                    4448 North Orange Blossom Trail
138                  307-9 Owners Corp.                                                 307-309 West 20th Street
139                  Flex II - Cross Keys Campus                                        130 American Boulevard
140                  312 East 89th Street Owners, Inc.                                  312 East 89th Street
141                  Tudor Court Owners Corp.                                           800 North Broad Street
142                  222 West Broadway Owners Corp.                                     6 Varick Street
143                  51 E. 90 Apartments Corp.                                          51 East 90th Street
144                  45 W. 54 Corp.                                                     45 West 54th Street
145                  Chittenden House, Inc.                                             17 Chittenden Avenue
146                  Reddingwood Mobile Home Park                                       4410 Westside Road
147                  6 East 72nd Street Corporation                                     6 East 72nd Street
148                  720 West 173rd Street Owners Corp.                                 720 West 173rd Street
149                  Clinton Avenue Owners Corp.                                        149 & 153 Clinton Avenue
150                  136 W. 13th St. Owners Corp.                                       136 West 13th Street
151                  Caton/Stratford Owners Corp.                                       1110 Caton Avenue & 5 Stratford Road
152                  Fieldston Garden Apartments Inc.                                   525 West 238th Street
153                  9 West 16th St. Corp.                                              9 West 16th Street
154                  953 Fifth Avenue Corporation                                       953 Fifth Avenue
155                  West 16th Street Tenants Corp.                                     323-327 West 16th Street
156                  West 21st Street Apartment Corp.                                   228-232 West 21st Street
157                  56 Warren Owners Corp.                                             56 Warren Street
158                  Fleetridge East Owners, Inc.                                       636 North Terrace Avenue
159                  East 7 Street Development Corp.                                    199 East 7th Street
160                  130 Flower Corp.                                                   130 West 28th Street
161                  Finnish Home Building Association "ALKU", Inc.                     816-826 43rd Street
162                  328 Clinton Ave. Tenants Corp.                                     328 Clinton Avenue
163                  44 Walker Street Owners Corp.                                      44 Walker Street
164                  86-88 Owners Corporation                                           86-88 Prospect Park West
165                  184 Clint Owners Corp.                                             184 Clinton Avenue
166                  390 West Broadway, Inc.                                            390 West Broadway
167                  259 West Tenant Corp.                                              259 West 21st Street
168                  154 Clinton Owners, Inc.                                           154 Clinton Street
169                  139 W. 85th St. Tenants Corp.                                      139 West 85th Street
170                  15 Berkeley Owners Corp.                                           15 Berkeley Place
171                  132 State Street Apartment Corporation                             132 State Street

 #       CROSSED     PROPERTY NAME                                                    CITY                         COUNTY
---      -------     -------------                                                    ----                         ------
117                  1260 Apartment Corp.                                             New York                     New York
118                  15 Tenant Stockholders Inc.                                      New York                     New York
119                  Castleton Gardens Owner's Corp.                                  Staten Island                Richmond
120                  59 Wooster St. Corp.                                             New York                     New York
121                  Shops @ Moreland                                                 Atlanta                      Dekalb
122                  Rolling Meadows Junction Shopping Center                         Fond du Lac                  Fond du Lac
123                  Bloomington Business Park                                        Bloomington                  Hennepin
124                  3/10 Tenants' Housing Corp.                                      New York                     New York
125                  520 W. 50th St., Inc.                                            New York                     New York
126                  Queens Park Apartments                                           Cheektowaga                  Erie
127                  424 East 57th Street Tenants Corp.                               New York                     New York
128                  Grand and Mercer Street Corp.                                    New York                     New York
129                  215 West 105th Street Owners Corp.                               New York                     New York
130                  302 West 86th Street Owners Corp.                                New York                     New York
131                  281 West 11th Owners Corp.                                       New York                     New York
132                  Henry Clay Apartments                                            Whitefish Bay                Milwaukee
133                  242 West 104 Owners, Inc.                                        New York                     New York
134                  320 East 35th Owners Corp.                                       New York                     New York
135                  Maple Village Cooperative, Inc.                                  Saline                       Washtenaw
136                  57 East 72nd Corporation                                         New York                     New York
137                  Town & Country Mobile Home Park                                  Orlando                      Orange
138                  307-9 Owners Corp.                                               New York                     New York
139                  Flex II - Cross Keys Campus                                      Turnersville                 Gloucester
140                  312 East 89th Street Owners, Inc.                                New York                     New York
141                  Tudor Court Owners Corp.                                         Elizabeth                    Union
142                  222 West Broadway Owners Corp.                                   New York                     New York
143                  51 E. 90 Apartments Corp.                                        New York                     New York
144                  45 W. 54 Corp.                                                   New York                     New York
145                  Chittenden House, Inc.                                           New York                     New York
146                  Reddingwood Mobile Home Park                                     Redding                      Shasta
147                  6 East 72nd Street Corporation                                   New York                     New York
148                  720 West 173rd Street Owners Corp.                               New York                     New York
149                  Clinton Avenue Owners Corp.                                      Brooklyn                     Kings
150                  136 W. 13th St. Owners Corp.                                     New York                     New York
151                  Caton/Stratford Owners Corp.                                     Brooklyn                     Kings
152                  Fieldston Garden Apartments Inc.                                 Riverdale                    Bronx
153                  9 West 16th St. Corp.                                            New York                     New York
154                  953 Fifth Avenue Corporation                                     New York                     New York
155                  West 16th Street Tenants Corp.                                   New York                     New York
156                  West 21st Street Apartment Corp.                                 New York                     New York
157                  56 Warren Owners Corp.                                           New York                     New York
158                  Fleetridge East Owners, Inc.                                     Mount Vernon                 Westchester
159                  East 7 Street Development Corp.                                  New York                     New York
160                  130 Flower Corp.                                                 New York                     New York
161                  Finnish Home Building Association "ALKU", Inc.                   Brooklyn                     Kings
162                  328 Clinton Ave. Tenants Corp.                                   Brooklyn                     Kings
163                  44 Walker Street Owners Corp.                                    New York                     New York
164                  86-88 Owners Corporation                                         Brooklyn                     Kings
165                  184 Clint Owners Corp.                                           Brooklyn                     Kings
166                  390 West Broadway, Inc.                                          New York                     New York
167                  259 West Tenant Corp.                                            New York                     New York
168                  154 Clinton Owners, Inc.                                         Brooklyn                     Kings
169                  139 W. 85th St. Tenants Corp.                                    New York                     New York
170                  15 Berkeley Owners Corp.                                         Brooklyn                     Kings
171                  132 State Street Apartment Corporation                           Brooklyn                     Kings

 #       CROSSED     PROPERTY NAME                                                      STATE        ZIP CODE
---      -------     -------------                                                      -----        --------
117                  1260 Apartment Corp.                                                 NY           10027
118                  15 Tenant Stockholders Inc.                                          NY           10011
119                  Castleton Gardens Owner's Corp.                                      NY           10301
120                  59 Wooster St. Corp.                                                 NY           10012
121                  Shops @ Moreland                                                     GA           30316
122                  Rolling Meadows Junction Shopping Center                             WI           54937
123                  Bloomington Business Park                                            MN           55420
124                  3/10 Tenants' Housing Corp.                                          NY           10009
125                  520 W. 50th St., Inc.                                                NY           10036
126                  Queens Park Apartments                                               NY           14227
127                  424 East 57th Street Tenants Corp.                                   NY           10022
128                  Grand and Mercer Street Corp.                                        NY           10013
129                  215 West 105th Street Owners Corp.                                   NY           10025
130                  302 West 86th Street Owners Corp.                                    NY           10024
131                  281 West 11th Owners Corp.                                           NY           10014
132                  Henry Clay Apartments                                                WI           53217
133                  242 West 104 Owners, Inc.                                            NY           10025
134                  320 East 35th Owners Corp.                                           NY           10016
135                  Maple Village Cooperative, Inc.                                      MI           48176
136                  57 East 72nd Corporation                                             NY           10021
137                  Town & Country Mobile Home Park                                      FL           32804
138                  307-9 Owners Corp.                                                   NY           10011
139                  Flex II - Cross Keys Campus                                          NJ           08012
140                  312 East 89th Street Owners, Inc.                                    NY           10128
141                  Tudor Court Owners Corp.                                             NJ           07208
142                  222 West Broadway Owners Corp.                                       NY           10013
143                  51 E. 90 Apartments Corp.                                            NY           10128
144                  45 W. 54 Corp.                                                       NY           10019
145                  Chittenden House, Inc.                                               NY           10033
146                  Reddingwood Mobile Home Park                                         CA           96001
147                  6 East 72nd Street Corporation                                       NY           10021
148                  720 West 173rd Street Owners Corp.                                   NY           10032
149                  Clinton Avenue Owners Corp.                                          NY           11205
150                  136 W. 13th St. Owners Corp.                                         NY           10011
151                  Caton/Stratford Owners Corp.                                         NY           11218
152                  Fieldston Garden Apartments Inc.                                     NY           10463
153                  9 West 16th St. Corp.                                                NY           10011
154                  953 Fifth Avenue Corporation                                         NY           10021
155                  West 16th Street Tenants Corp.                                       NY           10011
156                  West 21st Street Apartment Corp.                                     NY           10011
157                  56 Warren Owners Corp.                                               NY           10007
158                  Fleetridge East Owners, Inc.                                         NY           10552
159                  East 7 Street Development Corp.                                      NY           10009
160                  130 Flower Corp.                                                     NY           10001
161                  Finnish Home Building Association "ALKU", Inc.                       NY           11232
162                  328 Clinton Ave. Tenants Corp.                                       NY           11205
163                  44 Walker Street Owners Corp.                                        NY           10013
164                  86-88 Owners Corporation                                             NY           11215
165                  184 Clint Owners Corp.                                               NY           11205
166                  390 West Broadway, Inc.                                              NY           10012
167                  259 West Tenant Corp.                                                NY           10011
168                  154 Clinton Owners, Inc.                                             NY           11201
169                  139 W. 85th St. Tenants Corp.                                        NY           10024
170                  15 Berkeley Owners Corp.                                             NY           11217
171                  132 State Street Apartment Corporation                               NY           11201

     (A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

     (1)  ASSUMES A CUT-OFF DATE IN MARCH, 2003.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                          CUT-OFF DATE
                                                                            PRINCIPAL                               PROPERTY
 #     CROSSED   PROPERTY NAME                                             BALANCE(1)          PROPERTY TYPE        SUB-TYPE
---    -------   -------------                                           ---------------       -------------  --------------------
 1               Northgate Mall                                          $    81,648,125       Retail         Anchored
 2               Quaker Headquarters                                          72,000,000       Office         CBD
3A               Highpoint Oaks                                               14,102,926       Office         Suburban
3B               Metroplex 2                                                   9,667,168       Office         Suburban
3C               Coppell 2                                                     7,260,322       Office         Suburban
 4               Michigan Equities C Portfolio                                29,632,746       Various        Various
4A               2436, 2438, 2440 Woodlake Circle                              4,510,104(3)    Office         Suburban
4B               6465 Millennium Drive                                         3,677,424(3)    Office         Suburban
4C               4440 Hagadorn Road                                            3,333,684(3)    Industrial     N/A
4D               2311-2337, 2339 Jolly Road                                    2,459,518(3)    Retail         Unanchored
4E               2803, 2805, 2807, 2809, 2811, 2813 Jolly Road                 2,326,171(3)    Retail         Unanchored
4F               825, 839, 915, 927 Centennial Way                             2,252,089(3)    Office         Suburban
4G               822 Centennial Way                                            1,866,863(3)    Office         Suburban
4H               6607 West St. Joseph Highway                                  1,810,561(3)    Office         Suburban
4I               6412, 6500, 6512 Centurion Drive                              1,733,516(3)    Office         Suburban
4J               2465, 2469 Woodlake Circle                                    1,333,474(3)    Office         Suburban
4K               2479 Woodlake Circle                                            939,358(3)    Office         Suburban
4L               906, 912, 924 Centennial Way                                    871,203(3)    Office         Suburban
4M               6540 Millennium Drive                                           871,203(3)    Retail         Unanchored
4N               2342 Woodlake Drive                                             791,194(3)    Office         Suburban
4O               2455 Woodlake Circle                                            640,067(3)    Office         Suburban
4P               2395 Jolly Road                                                 216,319(3)    Office         Suburban
 5               Fairfax Building                                             28,937,315       Office         Suburban
 6               Willoughby Commons                                           28,013,628       Retail         Anchored
 7               Mooresville Consumer Square                                  24,438,653       Retail         Anchored
 8               Flower Hill Mall                                             24,000,000       Retail         Anchored
 9               East Windsor Village                                         21,330,121       Retail         Anchored
10               100 Middle Street                                            20,879,969       Office         CBD
11               One Montrose Metro                                           20,544,013       Office         Suburban
12               Deep Run Mobile Home Park                                    20,500,000       Multifamily    Manufactured Housing
13               Harbour Key Apartments                                       18,923,392       Multifamily    Conventional
14               Signature Place Apartments                                   18,414,825       Multifamily    Conventional
15               South Street Cerritos Shopping Center                        18,180,783       Retail         Anchored
16               136 East South Temple Office Building                        15,925,424       Office         CBD
17               Canyon Plaza Shopping Center                                 14,968,362       Retail         Anchored
18               CBL Center                                                   14,898,802       Office         Suburban
19               Indian Lookout Apartments                                    13,991,051       Multifamily    Conventional
20               Ashland & Roosevelt Center                                   13,982,438       Retail         Anchored
21               Rehoboth Bay Mobile Home Park                                13,000,000       Multifamily    Manufactured Housing
22               Huntwick Apartments                                          12,246,108       Multifamily    Conventional
23               Court Village Apartments                                     11,984,102       Multifamily    Conventional
24               Southern Hills Tower                                         11,973,848       Office         Suburban
25               Trinity Place                                                11,942,332       Office         Suburban
26               Richmond Plaza Building                                      11,774,284       Office         Suburban
27               Market Square Shopping Center                                11,300,440       Retail         Anchored
28               50-66 Office Building                                        11,015,343       Office         Suburban
29               Chasco Woods Apartments                                      10,286,173       Multifamily    Conventional
30               Park Place Shopping Center                                    9,586,938       Retail         Anchored
31               Shady Grove Tech Center                                       9,099,631       Office         Suburban
32               Churchill Square Shopping Center                              8,745,078       Retail         Anchored
33               Taunton Depot Drive                                           8,463,863       Retail         Anchored
34               Parkview Apartments Corp.                                     8,462,209       Multifamily    Cooperative
35               College Plaza                                                 7,966,099       Retail         Anchored
36               Talisker Apartments                                           7,682,142       Multifamily    Conventional
37               Silver Spur Town & Country Shopping Center                    7,477,295       Retail         Anchored
38               Jano Arms Apartments                                          7,321,638       Multifamily    Conventional
39               261-267 Boston Road                                           6,691,230       Office         Suburban
40               801 and 811 Cromwell Park Drive                               6,609,990       Office         Suburban
41               Silverlake Plaza II                                           6,414,554       Mixed Use      Retail/Office
42               Midway Square                                                 6,275,689       Retail         Unanchored
43               Bard Townhouses                                               5,872,186       Multifamily    Conventional
44               Ross Plaza                                                    5,728,066       Retail         Anchored
45               425 Park-South Tower Corporation                              5,588,914       Multifamily    Cooperative
46               The Woodlands Apt. Corp.                                      5,584,244       Multifamily    Cooperative
47               Potomac Valley Bank Building                                  5,507,671       Office         Suburban
48       (A)     Rancho Gowan 24 & 25                                          1,903,243       Office         Suburban
49       (A)     Rancho Gowan 28                                               1,723,880       Office         Suburban

                                                                          UNITS/        FEE/                          YEAR
 #     CROSSED   PROPERTY NAME                                            SQ.FT       LEASEHOLD      YEAR BUILT     RENOVATED
---    -------   -------------                                            -----       ---------      ----------     ---------
 1               Northgate Mall                                          575,561         Fee            1972          2001
 2               Quaker Headquarters                                     415,908         Fee            2002           N/A
3A               Highpoint Oaks                                          150,190         Fee            2000           N/A
3B               Metroplex 2                                             105,145         Fee            2001           N/A
3C               Coppell 2                                                88,570         Fee            2001           N/A
 4               Michigan Equities C Portfolio                           368,940         N/A           Various         N/A
4A               2436, 2438, 2440 Woodlake Circle                         39,749         Fee            1998           N/A
4B               6465 Millennium Drive                                    27,960         Fee            1999           N/A
4C               4440 Hagadorn Road                                       37,743         Fee            1996           N/A
4D               2311-2337, 2339 Jolly Road                               24,045         Fee            1991           N/A
4E               2803, 2805, 2807, 2809, 2811, 2813 Jolly Road            41,602         Fee            1997           N/A
4F               825, 839, 915, 927 Centennial Way                        35,702         Fee            1997           N/A
4G               822 Centennial Way                                       18,402         Fee            1999           N/A
4H               6607 West St. Joseph Highway                             16,252         Fee            1993           N/A
4I               6412, 6500, 6512 Centurion Drive                         27,196         Fee            1997           N/A
4J               2465, 2469 Woodlake Circle                               18,127         Fee            1992           N/A
4K               2479 Woodlake Circle                                      8,064         Fee            1995           N/A
4L               906, 912, 924 Centennial Way                             17,441         Fee            1994           N/A
4M               6540 Millennium Drive                                    15,977         Fee            1999           N/A
4N               2342 Woodlake Drive                                       7,237         Fee            1995           N/A
4O               2455 Woodlake Circle                                      5,983         Fee            1995           N/A
4P               2395 Jolly Road                                          27,460         Fee            1994           N/A
 5               Fairfax Building                                        199,666         Fee            1972          1995
 6               Willoughby Commons                                      335,408(4)      Fee            1997           N/A
 7               Mooresville Consumer Square                             323,358         Fee            1999           N/A
 8               Flower Hill Mall                                        108,893         Fee            1976          2002
 9               East Windsor Village                                    249,029(5)      Fee            2001           N/A
10               100 Middle Street                                       187,941         Fee            1987           N/A
11               One Montrose Metro                                      115,112         Fee            1987           N/A
12               Deep Run Mobile Home Park                                   619         Fee            1985           N/A
13               Harbour Key Apartments                                      300         Fee            1968          2001
14               Signature Place Apartments                                  414         Fee            1973          2002
15               South Street Cerritos Shopping Center                    76,439         Fee            2002           N/A
16               136 East South Temple Office Building                   217,036         Fee            1966          2002
17               Canyon Plaza Shopping Center                            118,108         Fee            1979          2001
18               CBL Center                                              125,719         Fee            2002           N/A
19               Indian Lookout Apartments                                   320         Fee            1989          2001
20               Ashland & Roosevelt Center                              105,046      Leasehold         2002           N/A
21               Rehoboth Bay Mobile Home Park                               525         Fee            1965          2001
22               Huntwick Apartments                                         288         Fee            1979          1999
23               Court Village Apartments                                    228         Fee            1991           N/A
24               Southern Hills Tower                                    151,879         Fee            1981           N/A
25               Trinity Place                                           111,852         Fee            2000           N/A
26               Richmond Plaza Building                                 168,010         Fee            1985           N/A
27               Market Square Shopping Center                           193,657         Fee            1995           N/A
28               50-66 Office Building                                   100,111         Fee            1980           N/A
29               Chasco Woods Apartments                                     288         Fee            1987          2002
30               Park Place Shopping Center                               32,517         Fee            2002           N/A
31               Shady Grove Tech Center                                  74,494         Fee            1985           N/A
32               Churchill Square Shopping Center                         92,700         Fee            1992          2001
33               Taunton Depot Drive                                      63,610         Fee            2001           N/A
34               Parkview Apartments Corp.                                   202         Fee            1964          1997
35               College Plaza                                            83,348         Fee            1975          2003
36               Talisker Apartments                                         220         Fee            1970          2000
37               Silver Spur Town & Country Shopping Center               46,645         Fee            1970           N/A
38               Jano Arms Apartments                                         89         Fee            1961          1995
39               261-267 Boston Road                                      97,268         Fee            1985           N/A
40               801 and 811 Cromwell Park Drive                          64,630         Fee            2000           N/A
41               Silverlake Plaza II                                      66,418         Fee            2002           N/A
42               Midway Square                                            55,574         Fee            1988           N/A
43               Bard Townhouses                                             107         Fee            1990          2002
44               Ross Plaza                                               91,246         Fee            1974          1998
45               425 Park-South Tower Corporation                             73         Fee            1927          1997
46               The Woodlands Apt. Corp.                                    223         Fee            1960          1998
47               Potomac Valley Bank Building                             50,342         Fee            1981           N/A
48       (A)     Rancho Gowan 24 & 25                                     17,700         Fee            2002           N/A
49       (A)     Rancho Gowan 28                                          22,046         Fee            1999           N/A

                                                                            OCCUPANCY             DATE OF
 #     CROSSED   PROPERTY NAME                                           RATE AT U/W (1)      OCCUPANCY RATE      APPRAISED VALUE
---    -------   -------------                                           ---------------      --------------      ---------------
 1               Northgate Mall                                                91%               09/17/2002       $   109,400,000
 2               Quaker Headquarters                                           97%               10/11/2002           103,200,000
3A               Highpoint Oaks                                               100%                5/1/2002             18,000,000
3B               Metroplex 2                                                  100%                6/30/2002            12,350,000
3C               Coppell 2                                                    100%                5/1/2002              9,650,000
 4               Michigan Equities C Portfolio                                 90%               10/28/2002            39,100,000
4A               2436, 2438, 2440 Woodlake Circle                             100%               10/28/2002             5,951,020
4B               6465 Millennium Drive                                        100%               10/28/2002             4,852,310
4C               4440 Hagadorn Road                                           100%               10/28/2002             4,398,750
4D               2311-2337, 2339 Jolly Road                                   100%               10/28/2002             3,245,300
4E               2803, 2805, 2807, 2809, 2811, 2813 Jolly Road                100%               10/28/2002             3,069,350
4F               825, 839, 915, 927 Centennial Way                             55%               10/28/2002             2,971,600
4G               822 Centennial Way                                            92%               10/28/2002             2,463,300
4H               6607 West St. Joseph Highway                                 100%               10/28/2002             2,389,010
4I               6412, 6500, 6512 Centurion Drive                              94%               10/28/2002             2,287,350
4J               2465, 2469 Woodlake Circle                                    83%               10/28/2002             1,759,500
4K               2479 Woodlake Circle                                         100%               10/28/2002             1,239,470
4L               906, 912, 924 Centennial Way                                  63%               10/28/2002             1,149,540
4M               6540 Millennium Drive                                         68%               10/28/2002             1,149,540
4N               2342 Woodlake Drive                                          100%               10/28/2002             1,043,970
4O               2455 Woodlake Circle                                         100%               10/28/2002               844,560
4P               2395 Jolly Road                                               92%               10/28/2002               285,430
 5               Fairfax Building                                              89%               12/10/2002            37,000,000
 6               Willoughby Commons                                            99%               10/16/2002            36,300,000
 7               Mooresville Consumer Square                                   97%               11/18/2002            30,700,000
 8               Flower Hill Mall                                              99%               11/1/2002             32,075,000
 9               East Windsor Village                                          97%               10/24/2002            27,000,000
10               100 Middle Street                                             97%               11/1/2002             28,000,000
11               One Montrose Metro                                            99%               10/18/2002            27,200,000
12               Deep Run Mobile Home Park                                    100%               8/31/2002             25,800,000
13               Harbour Key Apartments                                        96%               10/23/2002            24,750,000
14               Signature Place Apartments                                    82%                12/1/2002            24,500,000
15               South Street Cerritos Shopping Center                         89%               10/10/2002            23,750,000
16               136 East South Temple Office Building                         96%               9/23/2002             24,000,000
17               Canyon Plaza Shopping Center                                  95%               10/31/2002            19,500,000
18               CBL Center                                                    94%                12/1/2002            20,200,000
19               Indian Lookout Apartments                                     95%                8/28/2002            17,600,000
20               Ashland & Roosevelt Center                                    98%                1/2/2003             18,000,000
21               Rehoboth Bay Mobile Home Park                                 98%                10/2/2002            16,600,000
22               Huntwick Apartments                                           92%                9/3/2002             15,450,000
23               Court Village Apartments                                      90%               12/10/2002            16,000,000
24               Southern Hills Tower                                          93%               10/15/2002            16,000,000
25               Trinity Place                                                 82%               12/1/2002             16,070,000
26               Richmond Plaza Building                                       91%               10/15/2002            17,000,000
27               Market Square Shopping Center                                100%               8/23/2002             15,000,000
28               50-66 Office Building                                         89%               11/21/2002            13,800,000
29               Chasco Woods Apartments                                       92%                12/9/2002            13,490,000
30               Park Place Shopping Center                                    94%                1/1/2003             12,000,000
31               Shady Grove Tech Center                                       97%               10/18/2002            11,400,000
32               Churchill Square Shopping Center                              98%               10/31/2002            11,000,000
33               Taunton Depot Drive                                          100%                10/1/2002            11,450,000
34               Parkview Apartments Corp.                                    100%                10/4/2002            19,950,000
35               College Plaza                                                 94%               11/30/2002            11,170,000
36               Talisker Apartments                                           90%               10/19/2002             9,650,000
37               Silver Spur Town & Country Shopping Center                    93%               10/23/2002             8,630,000
38               Jano Arms Apartments                                         100%               11/20/2002             9,750,000
39               261-267 Boston Road                                           92%               11/15/2002             8,600,000
40               801 and 811 Cromwell Park Drive                               94%               11/22/2002             8,300,000
41               Silverlake Plaza II                                           93%                7/3/2002              8,800,000
42               Midway Square                                                 86%                8/1/2002              8,200,000
43               Bard Townhouses                                              100%               12/16/2002             7,350,000
44               Ross Plaza                                                    89%               12/12/2002             6,800,000
45               425 Park-South Tower Corporation                             100%               10/29/2002            43,150,000
46               The Woodlands Apt. Corp.                                     100%               8/30/2002             25,400,000
47               Potomac Valley Bank Building                                 100%               12/19/2002             6,900,000
48       (A)     Rancho Gowan 24 & 25                                         100%               10/10/2002             2,580,000
49       (A)     Rancho Gowan 28                                               93%               10/10/2002             2,400,000

                                                                          MOST RECENT
                                                                           OPERATING              MOST                 MOST
                                                                           STATEMENT             RECENT               RECENT
 #      CROSSED   PROPERTY NAME                                              DATE                REVENUE             EXPENSES
---     -------   -------------                                           -----------         -------------        ------------
 1                Northgate Mall                                            6/30/2002          $  14,863,531        $  5,367,367
 2                Quaker Headquarters                                          N/A                       N/A                 N/A
3A                Highpoint Oaks                                               N/A                       N/A                 N/A
3B                Metroplex 2                                                  N/A                       N/A                 N/A
3C                Coppell 2                                                    N/A                       N/A                 N/A
 4                Michigan Equities C Portfolio                             9/30/2002              5,080,092           1,503,742
4A                2436, 2438, 2440 Woodlake Circle                             N/A                       N/A                 N/A
4B                6465 Millennium Drive                                        N/A                       N/A                 N/A
4C                4440 Hagadorn Road                                           N/A                       N/A                 N/A
4D                2311-2337, 2339 Jolly Road                                   N/A                       N/A                 N/A
4E                2803, 2805, 2807, 2809, 2811, 2813 Jolly Road                N/A                       N/A                 N/A
4F                825, 839, 915, 927 Centennial Way                            N/A                       N/A                 N/A
4G                822 Centennial Way                                           N/A                       N/A                 N/A
4H                6607 West St. Joseph Highway                                 N/A                       N/A                 N/A
4I                6412, 6500, 6512 Centurion Drive                             N/A                       N/A                 N/A
4J                2465, 2469 Woodlake Circle                                   N/A                       N/A                 N/A
4K                2479 Woodlake Circle                                         N/A                       N/A                 N/A
4L                906, 912, 924 Centennial Way                                 N/A                       N/A                 N/A
4M                6540 Millennium Drive                                        N/A                       N/A                 N/A
4N                2342 Woodlake Drive                                          N/A                       N/A                 N/A
4O                2455 Woodlake Circle                                         N/A                       N/A                 N/A
4P                2395 Jolly Road                                              N/A                       N/A                 N/A
 5                Fairfax Building                                          9/30/2002              4,807,908           1,595,129
 6                Willoughby Commons                                        8/31/2002              3,956,986             731,410
 7                Mooresville Consumer Square                               9/30/2002              3,217,192             717,095
 8                Flower Hill Mall                                          9/11/2002              3,200,171             754,313
 9                East Windsor Village                                         N/A                       N/A                 N/A
10                100 Middle Street                                         3/31/2002              3,972,885           1,413,893
11                One Montrose Metro                                        9/30/2002              3,339,948           1,010,058
12                Deep Run Mobile Home Park                                 7/31/2002              2,836,187             636,705
13                Harbour Key Apartments                                    9/30/2002              3,417,583           1,423,100
14                Signature Place Apartments                                7/31/2002              3,272,879           1,528,774
15                South Street Cerritos Shopping Center                        N/A                       N/A                 N/A
16                136 East South Temple Office Building                      7/1/2002              3,753,672           1,609,059
17                Canyon Plaza Shopping Center                              9/30/2002              2,246,871             586,058
18                CBL Center                                               10/31/2002              2,762,554             968,269
19                Indian Lookout Apartments                                 7/31/2002              2,220,315             821,104
20                Ashland & Roosevelt Center                                   N/A                       N/A                 N/A
21                Rehoboth Bay Mobile Home Park                            10/31/2002              2,017,528             392,728
22                Huntwick Apartments                                       6/30/2002              2,188,821             949,264
23                Court Village Apartments                                 11/30/2002              2,080,762             856,541
24                Southern Hills Tower                                     10/31/2002              2,348,357             786,365
25                Trinity Place                                             7/31/2002              1,878,119             551,470
26                Richmond Plaza Building                                  10/31/2002              2,718,562             873,358
27                Market Square Shopping Center                             7/31/2002              2,142,526             644,949
28                50-66 Office Building                                     9/30/2002              1,966,278             672,070
29                Chasco Woods Apartments                                  11/30/2002              1,946,853             930,550
30                Park Place Shopping Center                                   N/A                       N/A                 N/A
31                Shady Grove Tech Center                                   9/30/2002              1,517,550             596,573
32                Churchill Square Shopping Center                          3/31/2002              1,219,856             264,058
33                Taunton Depot Drive                                          N/A                       N/A                 N/A
34                Parkview Apartments Corp.                                    N/A                       N/A                 N/A
35                College Plaza                                             7/31/2002              1,246,308             240,659
36                Talisker Apartments                                       6/30/2002              1,788,718           1,006,394
37                Silver Spur Town & Country Shopping Center               10/31/2002                926,403             203,017
38                Jano Arms Apartments                                      7/31/2002              1,031,086             367,371
39                261-267 Boston Road                                       9/30/2002                985,838             356,683
40                801 and 811 Cromwell Park Drive                          10/31/2002                898,722             144,221
41                Silverlake Plaza II                                          N/A                       N/A                 N/A
42                Midway Square                                             7/31/2002              1,073,671             418,998
43                Bard Townhouses                                          10/31/2002                919,017             291,438
44                Ross Plaza                                               10/31/2002                687,906             211,511
45                425 Park-South Tower Corporation                             N/A                       N/A                 N/A
46                The Woodlands Apt. Corp.                                     N/A                       N/A                 N/A
47                Potomac Valley Bank Building                              9/30/2002              1,019,925             417,684
48       (A)      Rancho Gowan 24 & 25                                         N/A                       N/A                 N/A
49       (A)      Rancho Gowan 28                                           9/26/2002                229,256              49,335

                                                                             MOST
                                                                            RECENT
 #      CROSSED   PROPERTY NAME                                               NOI                 U/W NOI            U/W NCF (2)
---     -------   -------------                                           ------------         -------------       -------------
 1                Northgate Mall                                           $  9,496,164         $   9,667,354       $   9,124,275
 2                Quaker Headquarters                                               N/A             7,876,275           7,493,752
3A                Highpoint Oaks                                                    N/A             1,504,134           1,481,605
3B                Metroplex 2                                                       N/A             1,046,679             963,736
3C                Coppell 2                                                         N/A               765,611             723,835
 4                Michigan Equities C Portfolio                               3,576,350             3,495,149           3,084,437
4A                2436, 2438, 2440 Woodlake Circle                                  N/A                   N/A                 N/A
4B                6465 Millennium Drive                                             N/A                   N/A                 N/A
4C                4440 Hagadorn Road                                                N/A                   N/A                 N/A
4D                2311-2337, 2339 Jolly Road                                        N/A                   N/A                 N/A
4E                2803, 2805, 2807, 2809, 2811, 2813 Jolly Road                     N/A                   N/A                 N/A
4F                825, 839, 915, 927 Centennial Way                                 N/A                   N/A                 N/A
4G                822 Centennial Way                                                N/A                   N/A                 N/A
4H                6607 West St. Joseph Highway                                      N/A                   N/A                 N/A
4I                6412, 6500, 6512 Centurion Drive                                  N/A                   N/A                 N/A
4J                2465, 2469 Woodlake Circle                                        N/A                   N/A                 N/A
4K                2479 Woodlake Circle                                              N/A                   N/A                 N/A
4L                906, 912, 924 Centennial Way                                      N/A                   N/A                 N/A
4M                6540 Millennium Drive                                             N/A                   N/A                 N/A
4N                2342 Woodlake Drive                                               N/A                   N/A                 N/A
4O                2455 Woodlake Circle                                              N/A                   N/A                 N/A
4P                2395 Jolly Road                                                   N/A                   N/A                 N/A
 5                Fairfax Building                                            3,212,779             3,240,043           2,890,920
 6                Willoughby Commons                                          3,225,576             3,299,139           3,141,772
 7                Mooresville Consumer Square                                 2,500,098             2,636,991           2,526,530
 8                Flower Hill Mall                                            2,445,858             2,425,198           2,307,930
 9                East Windsor Village                                              N/A             2,187,634           2,112,821
10                100 Middle Street                                           2,558,992             2,620,206           2,400,744
11                One Montrose Metro                                          2,329,890             2,077,739           1,899,895
12                Deep Run Mobile Home Park                                   2,199,482             2,128,075           2,097,125
13                Harbour Key Apartments                                      1,994,483             1,986,435           1,911,435
14                Signature Place Apartments                                  1,744,105             1,944,228           1,835,630
15                South Street Cerritos Shopping Center                             N/A             2,032,059           1,943,797
16                136 East South Temple Office Building                       2,144,613             2,013,891           1,897,701
17                Canyon Plaza Shopping Center                                1,660,813             1,667,660           1,584,230
18                CBL Center                                                  1,794,285             1,955,149           1,753,124
19                Indian Lookout Apartments                                   1,399,211             1,451,606           1,371,606
20                Ashland & Roosevelt Center                                        N/A             1,468,336           1,405,152
21                Rehoboth Bay Mobile Home Park                               1,624,800             1,341,228           1,314,978
22                Huntwick Apartments                                         1,239,557             1,332,994           1,260,994
23                Court Village Apartments                                    1,224,221             1,142,686           1,084,286
24                Southern Hills Tower                                        1,561,991             1,366,501           1,187,757
25                Trinity Place                                               1,326,649             1,510,656           1,393,019
26                Richmond Plaza Building                                     1,845,204             1,554,624           1,303,445
27                Market Square Shopping Center                               1,497,577             1,327,425           1,169,889
28                50-66 Office Building                                       1,294,208             1,283,798           1,130,327
29                Chasco Woods Apartments                                     1,016,303               998,420             926,420
30                Park Place Shopping Center                                        N/A             1,036,239             983,179
31                Shady Grove Tech Center                                       920,976             1,012,924             884,771
32                Churchill Square Shopping Center                              955,798               979,777             920,361
33                Taunton Depot Drive                                               N/A             1,035,982             980,455
34                Parkview Apartments Corp.                                         N/A             1,789,296           1,789,296
35                College Plaza                                               1,005,649               968,990             917,863
36                Talisker Apartments                                           782,324               822,676             767,676
37                Silver Spur Town & Country Shopping Center                    723,386               792,411             756,512
38                Jano Arms Apartments                                          663,715               693,521             671,271
39                261-267 Boston Road                                           629,156               700,712             621,105
40                801 and 811 Cromwell Park Drive                               754,501               790,405             691,850
41                Silverlake Plaza II                                               N/A               839,378             763,227
42                Midway Square                                                 654,673               713,491             663,155
43                Bard Townhouses                                               627,578               633,834             601,734
44                Ross Plaza                                                    476,395               587,618             547,362
45                425 Park-South Tower Corporation                                  N/A             1,988,459           1,988,459
46                The Woodlands Apt. Corp.                                          N/A             1,534,431           1,534,431
47                Potomac Valley Bank Building                                  602,241               629,685             557,678
48       (A)      Rancho Gowan 24 & 25                                              N/A               230,152             209,797
49       (A)      Rancho Gowan 28                                               179,921               215,699             190,382

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                           CUT-OFF DATE
                                                                            PRINCIPAL                              PROPERTY
 #     CROSSED   PROPERTY NAME                                              BALANCE (1)        PROPERTY TYPE       SUB-TYPE
---    -------   -------------                                           ---------------       -------------  --------------------
50       (A)     Rancho Gowan 27                                         $     1,703,950       Office         Suburban
51               Stone Creek Apartment Homes                                   5,173,499       Multifamily    Conventional
52               One Beltway North                                             5,108,565       Office         Suburban
53               Holt Avenue                                                   4,985,571       Industrial     N/A
54               Food 4 Less Center                                            4,976,695       Retail         Anchored
55               Western Plaza                                                 4,975,000       Retail         Anchored
56               Highlands Ranch East Medical Office                           4,948,371       Office         Suburban
57               The Park at Summerhill Apartments                             4,784,906       Multifamily    Conventional
58               Country Bend Apartments                                       4,751,380       Multifamily    Conventional
59               Grosse Pointe Farms                                           4,730,800       Mixed Use      Office/Retail
60               N.E. 820 Business Towers                                      4,630,664       Office         Suburban
61               Nineteenth Avenue Self Storage                                4,400,000       Self Storage   N/A
62               Gateway Center                                                4,326,602       Retail         Unanchored
63               Professional Equity Building                                  4,326,316       Office         Suburban
64               Canoga Park Center                                            4,240,616       Retail         Anchored
65               East Forest Plaza                                             4,175,000       Retail         Anchored
66               Sunnybrook Gardens Owners, Inc.                               4,087,458       Multifamily    Cooperative
67               Chapel Terrace & Vanderbilt Apts                              4,071,525       Multifamily    Conventional
68               Theatre Square                                                4,027,346       Office         Suburban
69               Fairfax Apartments                                            3,977,038       Multifamily    Conventional
70               Plaza West Shopping Center                                    3,589,039       Retail         Anchored
71               83-33 Gardens Corp.                                           3,588,454       Multifamily    Cooperative
72               Tribeca Owners Corp.                                          3,400,000       Multifamily    Cooperative
73               Avon Square Shopping Center                                   3,367,584       Retail         Anchored
74               230 Apartments Corp.                                          3,343,973       Multifamily    Cooperative
75               Bay Terrace Cooperative Section XII, Inc.                     3,334,875       Multifamily    Cooperative
76               Hunt Gardens Apartments                                       3,243,089       Multifamily    Conventional
77               607 Apartments Corp.                                          3,237,620       Multifamily    Cooperative
78               Kickingbird Apartments                                        3,140,299       Multifamily    Conventional
79               Willow Tree Apartments                                        3,118,355       Multifamily    Conventional
80               Holmesburg Shopping Center                                    3,064,942       Retail         Unanchored
81               20 East 74th Street, Inc.                                     3,025,000       Multifamily    Cooperative
82               560-564 Pacific Avenue                                        2,986,580       Office         CBD
83               Merritt Island Cooperative Housing Association                2,976,532       Multifamily    Cooperative
84               Quail Hollow Apartments                                       2,807,255       Multifamily    Conventional
85               Chelsea Gardens Owners Corp.                                  2,709,236       Multifamily    Cooperative
86               4 Manley Street                                               2,704,623       Industrial     N/A
87               14BC Apartment Corp.                                          2,686,772       Multifamily    Cooperative
88               Colonial Apt. Corp.                                           2,671,805       Multifamily    Cooperative
89               Brookwood Townhomes                                           2,636,456       Multifamily    Conventional
90               76th Street Owners' Corp.                                     2,591,323       Multifamily    Cooperative
91               Orangewood Place Apartments                                   2,542,919       Multifamily    Conventional
92               118 Eighth Avenue Housing Corporation                         2,449,322       Multifamily    Cooperative
93               MCC Corporate Plaza Office Buildings                          2,424,220       Office         Suburban
94               760 West End Avenue Owners, Inc.                              2,392,451       Multifamily    Cooperative
95               Coronado Villas                                               2,335,041       Multifamily    Conventional
96               River Oaks Mobile Home Park                                   2,190,867       Multifamily    Manufactured Housing
97               Belle Village Apartments                                      2,095,642       Multifamily    Conventional
98               Palomar Airport Business Park                                 1,997,470       Industrial     N/A
99               141 East Third Owners Corp.                                   1,995,388       Multifamily    Cooperative
100              Pinewood Village Apartments                                   1,984,578       Multifamily    Conventional
101              1700 Parker Drive Building                                    1,789,854       Industrial     N/A
102              Woodlawn Manor Mobile Home Park                               1,752,448       Multifamily    Manufactured Housing
103              925 Union Street Tenants Corp.                                1,746,873       Multifamily    Cooperative
104              3255 Randall Owners Corp.                                     1,646,261       Multifamily    Cooperative
105              Villa Fontana Mobile Home Park                                1,641,990       Multifamily    Manufactured Housing
106              402 East 74th Street Corp.                                    1,598,555       Multifamily    Cooperative
107              Palmer Terrace Owners Corp.                                   1,593,955       Multifamily    Cooperative
108              36 West 35th Apartment Corp.                                  1,496,792       Multifamily    Cooperative
109              Avalon Mobile Home Park                                       1,494,020       Multifamily    Manufactured Housing
110              Dorset Shopping Center                                        1,442,471       Retail         Unanchored
111              Hillside Mobile Home Park                                     1,432,195       Multifamily    Manufactured Housing
112              Vernon Manor Co-operative Apartments, Section I,
                  Incorporated                                                 1,418,501       Multifamily    Cooperative
113              250 West Merrick Road Owners Corp.                            1,338,743       Multifamily    Cooperative
114              West Chester Apartments                                       1,269,829       Multifamily    Conventional
115              Deerfield Plaza                                               1,262,472       Retail         Unanchored
116              Edgewood, Inc.                                                1,248,232       Multifamily    Cooperative
117              1260 Apartment Corp.                                          1,248,208       Multifamily    Cooperative
118              15 Tenant Stockholders Inc.                                   1,200,000       Multifamily    Cooperative
119              Castleton Gardens Owner's Corp.                               1,197,421       Multifamily    Cooperative

                                                                          UNITS/        FEE/                          YEAR
 #     CROSSED   PROPERTY NAME                                            SQ.FT       LEASEHOLD      YEAR BUILT     RENOVATED
---    -------   -------------                                            -----       ---------      ----------     ---------
50       (A)     Rancho Gowan 27                                          21,581         Fee            1999           N/A
51               Stone Creek Apartment Homes                                 248         Fee            1984           N/A
52               One Beltway North                                        50,721         Fee            1987           N/A
53               Holt Avenue                                              97,946         Fee            1999          2002
54               Food 4 Less Center                                       54,981         Fee            1989          2001
55               Western Plaza                                            76,016         Fee            1989          1999
56               Highlands Ranch East Medical Office                      36,538         Fee            1998           N/A
57               The Park at Summerhill Apartments                           184         Fee            1984           N/A
58               Country Bend Apartments                                     166         Fee            1980          1998
59               Grosse Pointe Farms                                      32,612         Fee            1929          1986
60               N.E. 820 Business Towers                                 95,080    Fee/Leasehold       1979          1997
61               Nineteenth Avenue Self Storage                           30,419         Fee            1955          2001
62               Gateway Center                                           30,026         Fee            1896          2001
63               Professional Equity Building                             40,258         Fee            1983           N/A
64               Canoga Park Center                                       34,156         Fee            1979           N/A
65               East Forest Plaza                                        46,700         Fee            1994           N/A
66               Sunnybrook Gardens Owners, Inc.                             149         Fee            1938          1997
67               Chapel Terrace & Vanderbilt Apts                            113         Fee            1947          2002
68               Theatre Square                                           55,462         Fee            1947          1990
69               Fairfax Apartments                                           86         Fee            1959          2001
70               Plaza West Shopping Center                               62,558         Fee            1985          2001
71               83-33 Gardens Corp.                                         105         Fee            1950          1981
72               Tribeca Owners Corp.                                         34         Fee            1888          2001
73               Avon Square Shopping Center                             113,106         Fee            1975          1994
74               230 Apartments Corp.                                        114         Fee            1927          1979
75               Bay Terrace Cooperative Section XII, Inc.                   123         Fee            1963           N/A
76               Hunt Gardens Apartments                                     100         Fee            1984          1997
77               607 Apartments Corp.                                         31         Fee            1925          2000
78               Kickingbird Apartments                                      126         Fee            1973          1996
79               Willow Tree Apartments                                      100         Fee            1983           N/A
80               Holmesburg Shopping Center                               48,523         Fee            1959          1989
81               20 East 74th Street, Inc.                                   104         Fee            1947          2002
82               560-564 Pacific Avenue                                   20,000         Fee            1910          1997
83               Merritt Island Cooperative Housing Association              216         Fee            1963          2000
84               Quail Hollow Apartments                                     120         Fee            1983           N/A
85               Chelsea Gardens Owners Corp.                                170         Fee            1940          1997
86               4 Manley Street                                          48,358         Fee            2002           N/A
87               14BC Apartment Corp.                                        117         Fee            1920          2002
88               Colonial Apt. Corp.                                         118         Fee            1925          1986
89               Brookwood Townhomes                                          52         Fee            1989           N/A
90               76th Street Owners' Corp.                                   113         Fee            1940          2001
91               Orangewood Place Apartments                                  84         Fee            1984           N/A
92               118 Eighth Avenue Housing Corporation                        55         Fee            1936          2000
93               MCC Corporate Plaza Office Buildings                     19,654         Fee            2000           N/A
94               760 West End Avenue Owners, Inc.                             74         Fee            1927          2000
95               Coronado Villas                                              58         Fee            1978           N/A
96               River Oaks Mobile Home Park                                 239         Fee            1968          2000
97               Belle Village Apartments                                     44         Fee            1994          1996
98               Palomar Airport Business Park                            44,706         Fee            1978          2000
99               141 East Third Owners Corp.                                 100         Fee            1928          1995
100              Pinewood Village Apartments                                  82         Fee            1986           N/A
101              1700 Parker Drive Building                              152,529         Fee            1971          1992
102              Woodlawn Manor Mobile Home Park                              96         Fee            1974           N/A
103              925 Union Street Tenants Corp.                               52         Fee            1925          1994
104              3255 Randall Owners Corp.                                    64         Fee            1965          1992
105              Villa Fontana Mobile Home Park                               74         Fee            1968           N/A
106              402 East 74th Street Corp.                                   41         Fee            1937          2002
107              Palmer Terrace Owners Corp.                                  87         Fee            1950          1998
108              36 West 35th Apartment Corp.                                 36         Fee            1930          2002
109              Avalon Mobile Home Park                                      99         Fee            1982          2000
110              Dorset Shopping Center                                   17,022         Fee            1972          1988
111              Hillside Mobile Home Park                                    70         Fee            1961           N/A
112              Vernon Manor Co-operative Apartments, Section I,
                  Incorporated                                               480      Leasehold         1950          1995
113              250 West Merrick Road Owners Corp.                           83         Fee            1959          1986
114              West Chester Apartments                                      36         Fee            1965          2000
115              Deerfield Plaza                                          11,500         Fee            1993           N/A
116              Edgewood, Inc.                                               49         Fee            1958          1997
117              1260 Apartment Corp.                                         27         Fee            1905          1989
118              15 Tenant Stockholders Inc.                                  44         Fee            1922          1978
119              Castleton Gardens Owner's Corp.                              52         Fee            1950          1981

                                                                            OCCUPANCY             DATE OF
 #     CROSSED   PROPERTY NAME                                           RATE AT U/W (1)      OCCUPANCY RATE      APPRAISED VALUE
---    -------   -------------                                           ---------------      --------------      ---------------
50       (A)     Rancho Gowan 27                                              100%               12/3/2002        $     2,400,000
51               Stone Creek Apartment Homes                                   95%               11/30/2002             6,670,000
52               One Beltway North                                            100%               12/12/2002             6,400,000
53               Holt Avenue                                                  100%                12/9/2002             7,200,000
54               Food 4 Less Center                                            94%               10/16/2002             6,900,000
55               Western Plaza                                                 95%                12/9/2002             6,300,000
56               Highlands Ranch East Medical Office                           95%               10/17/2002             6,625,000
57               The Park at Summerhill Apartments                             95%                10/3/2002             6,050,000
58               Country Bend Apartments                                       98%               10/24/2002             6,110,000
59               Grosse Pointe Farms                                           99%                11/7/2002             6,100,000
60               N.E. 820 Business Towers                                      95%                8/1/2002              6,500,000
61               Nineteenth Avenue Self Storage                                84%                9/25/2002             7,180,000
62               Gateway Center                                               100%                9/1/2002              5,800,000
63               Professional Equity Building                                 100%               10/18/2002             5,420,000
64               Canoga Park Center                                           100%                10/1/2002             5,700,000
65               East Forest Plaza                                            100%                12/9/2002             5,300,000
66               Sunnybrook Gardens Owners, Inc.                              100%               11/26/2002            26,100,000
67               Chapel Terrace & Vanderbilt Apts                              98%                9/11/2002             5,475,000
68               Theatre Square                                                87%                10/1/2002             5,400,000
69               Fairfax Apartments                                            92%                12/5/2002             5,000,000
70               Plaza West Shopping Center                                   100%                10/1/2002             4,500,000
71               83-33 Gardens Corp.                                          100%               11/18/2002            16,100,000
72               Tribeca Owners Corp.                                         100%               10/18/2002            51,390,000
73               Avon Square Shopping Center                                   94%                10/1/2002             4,450,000
74               230 Apartments Corp.                                         100%               11/22/2002            39,010,000
75               Bay Terrace Cooperative Section XII, Inc.                    100%                9/30/2002            30,880,000
76               Hunt Gardens Apartments                                       98%               10/28/2002             4,070,000
77               607 Apartments Corp.                                         100%               10/29/2002            48,330,000
78               Kickingbird Apartments                                        99%               11/20/2002             4,400,000
79               Willow Tree Apartments                                        94%               12/12/2002             3,910,000
80               Holmesburg Shopping Center                                   100%               12/31/2002             4,150,000
81               20 East 74th Street, Inc.                                    100%               11/26/2002            67,015,000
82               560-564 Pacific Avenue                                       100%                8/1/2002              5,100,000
83               Merritt Island Cooperative Housing Association               100%                1/30/2003            10,650,000
84               Quail Hollow Apartments                                       91%               11/25/2002             3,525,000
85               Chelsea Gardens Owners Corp.                                 100%                9/5/2002             61,740,000
86               4 Manley Street                                              100%                8/26/2002             3,620,000
87               14BC Apartment Corp.                                         100%                9/13/2002            24,600,000
88               Colonial Apt. Corp.                                          100%                6/27/2002            13,200,000
89               Brookwood Townhomes                                          100%               10/31/2002             3,400,000
90               76th Street Owners' Corp.                                    100%               11/19/2002            12,000,000
91               Orangewood Place Apartments                                   96%                9/30/2002             3,380,000
92               118 Eighth Avenue Housing Corporation                        100%                4/12/2002            22,457,000
93               MCC Corporate Plaza Office Buildings                         100%               11/30/2002             3,300,000
94               760 West End Avenue Owners, Inc.                             100%                4/22/2002            32,640,000
95               Coronado Villas                                               97%                10/3/2002             2,930,000
96               River Oaks Mobile Home Park                                   88%               10/30/2002             2,900,000
97               Belle Village Apartments                                     100%               10/31/2002             2,700,000
98               Palomar Airport Business Park                                100%                7/1/2002              3,220,000
99               141 East Third Owners Corp.                                  100%               10/23/2002            36,000,000
100              Pinewood Village Apartments                                   98%               11/30/2002             2,700,000
101              1700 Parker Drive Building                                    79%               10/29/2002             2,700,000
102              Woodlawn Manor Mobile Home Park                               91%               11/13/2002             2,230,000
103              925 Union Street Tenants Corp.                               100%               11/27/2002            11,830,000
104              3255 Randall Owners Corp.                                    100%               12/16/2002             4,300,000
105              Villa Fontana Mobile Home Park                                86%                12/1/2002             2,200,000
106              402 East 74th Street Corp.                                   100%                1/9/2003             13,720,000
107              Palmer Terrace Owners Corp.                                  100%               10/30/2002            10,500,000
108              36 West 35th Apartment Corp.                                 100%                9/12/2002             7,550,000
109              Avalon Mobile Home Park                                       97%                9/20/2002             1,875,000
110              Dorset Shopping Center                                       100%               11/30/2002             1,950,000
111              Hillside Mobile Home Park                                    100%                12/4/2002             1,810,000
112              Vernon Manor Co-operative Apartments, Section I,
                  Incorporated                                                100%               10/30/2002            31,125,000
113              250 West Merrick Road Owners Corp.                           100%                8/15/2002             7,310,000
114              West Chester Apartments                                       97%                10/1/2002             1,600,000
115              Deerfield Plaza                                              100%                9/4/2002              2,190,000
116              Edgewood, Inc.                                               100%                1/7/2003              5,850,000
117              1260 Apartment Corp.                                         100%               11/19/2002             6,640,000
118              15 Tenant Stockholders Inc.                                  100%                6/28/2002            28,020,000
119              Castleton Gardens Owner's Corp.                              100%               10/31/2002             4,075,000

                                                                          MOST RECENT
                                                                           OPERATING              MOST                 MOST
                                                                           STATEMENT             RECENT               RECENT
 #     CROSSED   PROPERTY NAME                                               DATE                REVENUE             EXPENSES
---    -------   -------------                                            -----------         -------------        ------------
50       (A)     Rancho Gowan 27                                           9/26/2002          $     295,323        $     62,727
51               Stone Creek Apartment Homes                               6/30/2002              1,177,421             714,373
52               One Beltway North                                         9/30/2002              1,018,678             384,731
53               Holt Avenue                                               9/30/2002                813,848             147,593
54               Food 4 Less Center                                       10/31/2002                923,684             280,414
55               Western Plaza                                             6/30/2002                739,974             161,696
56               Highlands Ranch East Medical Office                       6/30/2002                810,732             308,051
57               The Park at Summerhill Apartments                         8/31/2002              1,082,694             569,266
58               Country Bend Apartments                                  10/31/2002              1,001,130             576,210
59               Grosse Pointe Farms                                       9/30/2002                854,940             410,585
60               N.E. 820 Business Towers                                  7/31/2002              1,353,605             612,668
61               Nineteenth Avenue Self Storage                           11/30/2002                841,147             294,832
62               Gateway Center                                            9/30/2002                737,555              86,866
63               Professional Equity Building                              9/30/2002                879,369             322,005
64               Canoga Park Center                                        9/30/2002                734,099             163,260
65               East Forest Plaza                                         6/30/2002                668,962             173,190
66               Sunnybrook Gardens Owners, Inc.                              N/A                       N/A                 N/A
67               Chapel Terrace & Vanderbilt Apts                          8/31/2002                849,584             242,525
68               Theatre Square                                            8/31/2002                811,441             225,492
69               Fairfax Apartments                                        9/30/2002                784,396             371,531
70               Plaza West Shopping Center                                9/30/2002                554,228             120,346
71               83-33 Gardens Corp.                                          N/A                       N/A                 N/A
72               Tribeca Owners Corp.                                         N/A                       N/A                 N/A
73               Avon Square Shopping Center                               9/30/2002                658,789             184,008
74               230 Apartments Corp.                                         N/A                       N/A                 N/A
75               Bay Terrace Cooperative Section XII, Inc.                    N/A                       N/A                 N/A
76               Hunt Gardens Apartments                                   9/30/2002                691,793             303,732
77               607 Apartments Corp.                                         N/A                       N/A                 N/A
78               Kickingbird Apartments                                   10/31/2002                783,786             339,411
79               Willow Tree Apartments                                    9/30/2002                685,637             309,822
80               Holmesburg Shopping Center                               11/30/2002                579,052              90,805
81               20 East 74th Street, Inc.                                    N/A                       N/A                 N/A
82               560-564 Pacific Avenue                                    8/31/2002                440,657              66,129
83               Merritt Island Cooperative Housing Association               N/A                       N/A                 N/A
84               Quail Hollow Apartments                                   7/31/2002                681,830             349,684
85               Chelsea Gardens Owners Corp.                                 N/A                       N/A                 N/A
86               4 Manley Street                                              N/A                       N/A                 N/A
87               14BC Apartment Corp.                                         N/A                       N/A                 N/A
88               Colonial Apt. Corp.                                          N/A                       N/A                 N/A
89               Brookwood Townhomes                                      10/31/2002                422,433             142,105
90               76th Street Owners' Corp.                                    N/A                       N/A                 N/A
91               Orangewood Place Apartments                               9/30/2002                503,152                   -
92               118 Eighth Avenue Housing Corporation                        N/A                       N/A                 N/A
93               MCC Corporate Plaza Office Buildings                      7/31/2002                384,968              83,722
94               760 West End Avenue Owners, Inc.                             N/A                       N/A                 N/A
95               Coronado Villas                                           9/30/2002                555,055             272,160
96               River Oaks Mobile Home Park                              10/31/2002                564,602             266,885
97               Belle Village Apartments                                  9/30/2002                355,933              97,840
98               Palomar Airport Business Park                             4/30/2002                377,019              82,367
99               141 East Third Owners Corp.                                  N/A                       N/A                 N/A
100              Pinewood Village Apartments                               9/30/2002                408,369             198,370
101              1700 Parker Drive Building                                   N/A                       N/A                 N/A
102              Woodlawn Manor Mobile Home Park                          11/30/2002                322,376             102,626
103              925 Union Street Tenants Corp.                               N/A                       N/A                 N/A
104              3255 Randall Owners Corp.                                    N/A                       N/A                 N/A
105              Villa Fontana Mobile Home Park                            5/31/2002                311,290             140,097
106              402 East 74th Street Corp.                                   N/A                       N/A                 N/A
107              Palmer Terrace Owners Corp.                                  N/A                       N/A                 N/A
108              36 West 35th Apartment Corp.                                 N/A                       N/A                 N/A
109              Avalon Mobile Home Park                                   9/30/2002                276,229             108,258
110              Dorset Shopping Center                                    10/31/2002               284,339              86,270
111              Hillside Mobile Home Park                                 5/31/2002                260,078              85,908
112              Vernon Manor Co-operative Apartments, Section I,
                  Incorporated                                                N/A                       N/A                 N/A
113              250 West Merrick Road Owners Corp.                           N/A                       N/A                 N/A
114              West Chester Apartments                                  10/31/2002                259,705              90,560
115              Deerfield Plaza                                           9/30/2002                262,024              72,649
116              Edgewood, Inc.                                               N/A                       N/A                 N/A
117              1260 Apartment Corp.                                         N/A                       N/A                 N/A
118              15 Tenant Stockholders Inc.                                  N/A                       N/A                 N/A
119              Castleton Gardens Owner's Corp.                              N/A                       N/A                 N/A

                                                                              MOST
                                                                             RECENT
 #     CROSSED   PROPERTY NAME                                                 NOI                U/W NOI              U/W NCF(2)
---    -------   -------------                                            ------------         -------------         -------------
50       (A)     Rancho Gowan 27                                          $    232,596         $     214,049         $     188,862
51               Stone Creek Apartment Homes                                   463,048               584,282               521,538
52               One Beltway North                                             633,947               577,397               500,281
53               Holt Avenue                                                   666,255               620,654               556,949
54               Food 4 Less Center                                            643,270               673,443               606,366
55               Western Plaza                                                 578,278               530,922               489,430
56               Highlands Ranch East Medical Office                           502,681               624,537               545,047
57               The Park at Summerhill Apartments                             513,428               515,920               469,920
58               Country Bend Apartments                                       424,920               503,409               456,099
59               Grosse Pointe Farms                                           444,355               499,259               446,021
60               N.E. 820 Business Towers                                      740,937               663,489               545,453
61               Nineteenth Avenue Self Storage                                546,314               534,975               530,412
62               Gateway Center                                                650,689               617,997               584,322
63               Professional Equity Building                                  557,364               483,149               421,309
64               Canoga Park Center                                            570,839               521,671               486,946
65               East Forest Plaza                                             495,772               483,146               439,846
66               Sunnybrook Gardens Owners, Inc.                                   N/A             1,524,686             1,524,686
67               Chapel Terrace & Vanderbilt Apts                              607,059               555,850               521,950
68               Theatre Square                                                585,949               526,862               448,254
69               Fairfax Apartments                                            412,865               412,238               390,738
70               Plaza West Shopping Center                                    433,882               444,154               402,156
71               83-33 Gardens Corp.                                               N/A               987,014               987,014
72               Tribeca Owners Corp.                                              N/A             1,749,337             1,749,337
73               Avon Square Shopping Center                                   474,781               439,509               359,204
74               230 Apartments Corp.                                              N/A             2,291,203             2,291,203
75               Bay Terrace Cooperative Section XII, Inc.                         N/A             1,944,050             1,944,050
76               Hunt Gardens Apartments                                       388,061               360,265               335,265
77               607 Apartments Corp.                                              N/A             2,269,107             2,269,107
78               Kickingbird Apartments                                        444,375               408,831               369,750
79               Willow Tree Apartments                                        375,815               345,395               320,395
80               Holmesburg Shopping Center                                    488,247               386,235               344,460
81               20 East 74th Street, Inc.                                         N/A             4,412,280             4,412,280
82               560-564 Pacific Avenue                                        374,528               332,885               302,382
83               Merritt Island Cooperative Housing Association                    N/A               613,879               613,879
84               Quail Hollow Apartments                                       332,146               319,833               289,833
85               Chelsea Gardens Owners Corp.                                      N/A             3,219,044             3,219,044
86               4 Manley Street                                                   N/A               325,475               303,886
87               14BC Apartment Corp.                                              N/A             1,849,010             1,849,010
88               Colonial Apt. Corp.                                               N/A               736,848               736,848
89               Brookwood Townhomes                                           280,328               268,263               243,043
90               76th Street Owners' Corp.                                         N/A               715,613               715,613
91               Orangewood Place Apartments                                   503,152               271,807               248,203
92               118 Eighth Avenue Housing Corporation                             N/A               670,541               670,541
93               MCC Corporate Plaza Office Buildings                          301,246               265,295               240,727
94               760 West End Avenue Owners, Inc.                                  N/A             1,809,957             1,809,957
95               Coronado Villas                                               282,895               273,566               259,066
96               River Oaks Mobile Home Park                                   297,717               258,957               247,007
97               Belle Village Apartments                                      258,093               243,962               232,962
98               Palomar Airport Business Park                                 294,652               271,334               238,966
99               141 East Third Owners Corp.                                       N/A             1,888,271             1,888,271
100              Pinewood Village Apartments                                   209,999               230,606               207,072
101              1700 Parker Drive Building                                        N/A               249,687               181,049
102              Woodlawn Manor Mobile Home Park                               219,750               193,010               188,210
103              925 Union Street Tenants Corp.                                    N/A               627,139               627,139
104              3255 Randall Owners Corp.                                         N/A               336,380               336,380
105              Villa Fontana Mobile Home Park                                171,193               160,695               156,995
106              402 East 74th Street Corp.                                        N/A               701,336               701,336
107              Palmer Terrace Owners Corp.                                       N/A               960,245               960,245
108              36 West 35th Apartment Corp.                                      N/A               391,868               391,868
109              Avalon Mobile Home Park                                       167,971               152,819               147,869
110              Dorset Shopping Center                                        198,069               178,588               160,034
111              Hillside Mobile Home Park                                     174,170               171,519               168,019
112              Vernon Manor Co-operative Apartments, Section I,
                  Incorporated                                                     N/A             3,710,866             3,710,866
113              250 West Merrick Road Owners Corp.                                N/A               490,082               490,082
114              West Chester Apartments                                       169,145               164,532               155,532
115              Deerfield Plaza                                               189,375               166,122               152,897
116              Edgewood, Inc.                                                    N/A               343,489               343,489
117              1260 Apartment Corp.                                              N/A               518,037               518,037
118              15 Tenant Stockholders Inc.                                       N/A             1,228,348             1,228,348
119              Castleton Gardens Owner's Corp.                                   N/A               239,042               239,042

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                          CUT-OFF DATE
                                                                            PRINCIPAL                              PROPERTY
 #     CROSSED   PROPERTY NAME                                              BALANCE(1)         PROPERTY TYPE       SUB-TYPE
---    -------   -------------                                           ---------------       -------------  --------------------
120              59 Wooster St. Corp.                                    $     1,194,759       Multifamily    Cooperative
121              Shops @ Moreland                                              1,157,137       Retail         Anchored
122              Rolling Meadows Junction Shopping Center                      1,144,694       Retail         Anchored
123              Bloomington Business Park                                     1,118,501       Office         Suburban
124              3/10 Tenants' Housing Corp.                                   1,097,178       Multifamily    Cooperative
125              520 W. 50th St., Inc.                                         1,096,883       Multifamily    Cooperative
126              Queens Park Apartments                                        1,074,233       Multifamily    Conventional
127              424 East 57th Street Tenants Corp.                              998,382       Multifamily    Cooperative
128              Grand and Mercer Street Corp.                                   997,981       Multifamily    Cooperative
129              215 West 105th Street Owners Corp.                              979,154       Multifamily    Cooperative
130              302 West 86th Street Owners Corp.                               939,026       Multifamily    Cooperative
131              281 West 11th Owners Corp.                                      896,557       Multifamily    Cooperative
132              Henry Clay Apartments                                           896,460       Multifamily    Conventional
133              242 West 104 Owners, Inc.                                       829,008       Multifamily    Cooperative
134              320 East 35th Owners Corp.                                      821,963       Multifamily    Cooperative
135              Maple Village Cooperative, Inc.                                 790,073       Multifamily    Cooperative
136              57 East 72nd Corporation                                        790,000       Multifamily    Cooperative
137              Town & Country Mobile Home Park                                 719,477       Multifamily    Manufactured Housing
138              307-9 Owners Corp.                                              696,937       Multifamily    Cooperative
139              Flex II - Cross Keys Campus                                     696,649       Industrial     N/A
140              312 East 89th Street Owners, Inc.                               695,994       Multifamily    Cooperative
141              Tudor Court Owners Corp.                                        670,225       Multifamily    Cooperative
142              222 West Broadway Owners Corp.                                  648,106       Multifamily    Cooperative
143              51 E. 90 Apartments Corp.                                       647,413       Multifamily    Cooperative
144              45 W. 54 Corp.                                                  645,402       Multifamily    Cooperative
145              Chittenden House, Inc.                                          628,430       Multifamily    Cooperative
146              Reddingwood Mobile Home Park                                    611,345       Multifamily    Manufactured Housing
147              6 East 72nd Street Corporation                                  600,000       Multifamily    Cooperative
148              720 West 173rd Street Owners Corp.                              597,916       Multifamily    Cooperative
149              Clinton Avenue Owners Corp.                                     595,900       Multifamily    Cooperative
150              136 W. 13th St. Owners Corp.                                    573,563       Multifamily    Cooperative
151              Caton/Stratford Owners Corp.                                    548,539       Multifamily    Cooperative
152              Fieldston Garden Apartments Inc.                                548,247       Multifamily    Cooperative
153              9 West 16th St. Corp.                                           506,584       Multifamily    Cooperative
154              953 Fifth Avenue Corporation                                    500,000       Multifamily    Cooperative
155              West 16th Street Tenants Corp.                                  499,643       Multifamily    Cooperative
156              West 21st Street Apartment Corp.                                487,438       Multifamily    Cooperative
157              56 Warren Owners Corp.                                          484,814       Multifamily    Cooperative
158              Fleetridge East Owners, Inc.                                    397,193       Multifamily    Cooperative
159              East 7 Street Development Corp.                                 386,172       Multifamily    Cooperative
160              130 Flower Corp.                                                322,831       Multifamily    Cooperative
161              Finnish Home Building Association "ALKU", Inc.                  292,672       Multifamily    Cooperative
162              328 Clinton Ave. Tenants Corp.                                  274,456       Multifamily    Cooperative
163              44 Walker Street Owners Corp.                                   273,452       Multifamily    Cooperative
164              86-88 Owners Corporation                                        272,979       Multifamily    Cooperative
165              184 Clint Owners Corp.                                          258,585       Multifamily    Cooperative
166              390 West Broadway, Inc.                                         249,266       Multifamily    Cooperative
167              259 West Tenant Corp.                                           248,830       Multifamily    Cooperative
168              154 Clinton Owners, Inc.                                        224,225       Multifamily    Cooperative
169              139 W. 85th St. Tenants Corp.                                   179,058       Multifamily    Cooperative
170              15 Berkeley Owners Corp.                                        137,418       Multifamily    Cooperative
171              132 State Street Apartment Corporation                          128,469       Multifamily    Cooperative

                                                                         ---------------
TOTAL/WEIGHTED AVERAGE:                                                  $ 1,006,389,301
                                                                         ===============

                                                                           UNITS/        FEE/                          YEAR
 #     CROSSED   PROPERTY NAME                                             SQ.FT       LEASEHOLD      YEAR BUILT     RENOVATED
---    -------   -------------                                             -----       ---------      ----------     ---------
120              59 Wooster St. Corp.                                           8         Fee            1893          1980
121              Shops @ Moreland                                          10,822         Fee            2002           N/A
122              Rolling Meadows Junction Shopping Center                  14,376         Fee            1992           N/A
123              Bloomington Business Park                                 20,160         Fee            1986           N/A
124              3/10 Tenants' Housing Corp.                                   22         Fee            1850          2001
125              520 W. 50th St., Inc.                                         40         Fee            1901          1988
126              Queens Park Apartments                                        56         Fee            1974           N/A
127              424 East 57th Street Tenants Corp.                            25         Fee            1925          1982
128              Grand and Mercer Street Corp.                                  6         Fee            1860          1992
129              215 West 105th Street Owners Corp.                            29         Fee            1925          1987
130              302 West 86th Street Owners Corp.                             37         Fee            1917          1988
131              281 West 11th Owners Corp.                                    19         Fee            1900          1987
132              Henry Clay Apartments                                         17         Fee            1963           N/A
133              242 West 104 Owners, Inc.                                     24         Fee            1898          1997
134              320 East 35th Owners Corp.                                    50         Fee            1958          1997
135              Maple Village Cooperative, Inc.                               90         Fee            1969          1984
136              57 East 72nd Corporation                                      20         Fee            1886          2002
137              Town & Country Mobile Home Park                               73         Fee            1963           N/A
138              307-9 Owners Corp.                                            24         Fee            1850          1982
139              Flex II - Cross Keys Campus                               24,000         Fee            1999           N/A
140              312 East 89th Street Owners, Inc.                             20         Fee            1909          1999
141              Tudor Court Owners Corp.                                      84         Fee            1946          1997
142              222 West Broadway Owners Corp.                                24         Fee            1881          1985
143              51 E. 90 Apartments Corp.                                     38         Fee            1926          1979
144              45 W. 54 Corp.                                                56         Fee            1949          1997
145              Chittenden House, Inc.                                        33         Fee            1939          1980
146              Reddingwood Mobile Home Park                                  74         Fee            1970           N/A
147              6 East 72nd Street Corporation                                18         Fee            1929          1947
148              720 West 173rd Street Owners Corp.                            47         Fee            1922          1989
149              Clinton Avenue Owners Corp.                                   32         Fee            1920          1985
150              136 W. 13th St. Owners Corp.                                  12         Fee            1910          2002
151              Caton/Stratford Owners Corp.                                  32         Fee            1931          1988
152              Fieldston Garden Apartments Inc.                              69         Fee            1926          2000
153              9 West 16th St. Corp.                                          9         Fee            1926          1974
154              953 Fifth Avenue Corporation                                   7         Fee            1926          1944
155              West 16th Street Tenants Corp.                                10         Fee            1902          1978
156              West 21st Street Apartment Corp.                               9         Fee            1910          2000
157              56 Warren Owners Corp.                                         8         Fee            1915          1985
158              Fleetridge East Owners, Inc.                                  62         Fee            1969          1983
159              East 7 Street Development Corp.                               19         Fee            1920          2002
160              130 Flower Corp.                                               7         Fee            1910          2000
161              Finnish Home Building Association "ALKU", Inc.                30         Fee            1916          1996
162              328 Clinton Ave. Tenants Corp.                                 5         Fee            1870          2002
163              44 Walker Street Owners Corp.                                  4         Fee            1915          1997
164              86-88 Owners Corporation                                      25         Fee            1909          1978
165              184 Clint Owners Corp.                                        10         Fee            1905          1986
166              390 West Broadway, Inc.                                        5         Fee            1900          2000
167              259 West Tenant Corp.                                          6         Fee            1848          2001
168              154 Clinton Owners, Inc.                                       5         Fee            1900          1981
169              139 W. 85th St. Tenants Corp.                                  5         Fee            1880          1980
170              15 Berkeley Owners Corp.                                       8         Fee            1916          1985
171              132 State Street Apartment Corporation                         5         Fee            1900          1996

                                                                                                         ---------------------
TOTAL/WEIGHTED AVERAGE :                                                                                 1979          1998
                                                                                                         =====================

                 MAXIMUM                                                                                 2002          2003
                 MINIMUM                                                                                 1848          1944

                                                                            OCCUPANCY             DATE OF
 #     CROSSED   PROPERTY NAME                                           RATE AT U/W (1)      OCCUPANCY RATE      APPRAISED VALUE
---    -------   -------------                                           ---------------      --------------      ---------------
120              59 Wooster St. Corp.                                         100%                11/1/02         $    21,700,000
121              Shops @ Moreland                                             100%               10/30/02               1,550,000
122              Rolling Meadows Junction Shopping Center                     100%                7/1/02                1,900,000
123              Bloomington Business Park                                    100%                8/14/02               1,500,000
124              3/10 Tenants' Housing Corp.                                  100%                8/21/02               6,560,000
125              520 W. 50th St., Inc.                                        100%                11/4/02               4,690,000
126              Queens Park Apartments                                        98%               10/31/02               1,350,000
127              424 East 57th Street Tenants Corp.                           100%               11/22/02              13,850,000
128              Grand and Mercer Street Corp.                                100%                8/14/02               9,580,000
129              215 West 105th Street Owners Corp.                           100%                7/16/02               4,060,000
130              302 West 86th Street Owners Corp.                            100%                5/24/02              35,400,000
131              281 West 11th Owners Corp.                                   100%               10/22/02               3,660,000
132              Henry Clay Apartments                                         88%                8/12/02               1,150,000
133              242 West 104 Owners, Inc.                                    100%                12/9/02               5,845,000
134              320 East 35th Owners Corp.                                   100%               10/22/02              10,225,000
135              Maple Village Cooperative, Inc.                              100%               12/17/02               9,820,000
136              57 East 72nd Corporation                                     100%                6/7/02                8,090,000
137              Town & Country Mobile Home Park                               89%               10/15/02               1,000,000
138              307-9 Owners Corp.                                           100%                12/6/02               5,570,000
139              Flex II - Cross Keys Campus                                   83%                11/1/02               1,100,000
140              312 East 89th Street Owners, Inc.                            100%                8/21/02               2,490,000
141              Tudor Court Owners Corp.                                     100%               12/10/02               6,625,000
142              222 West Broadway Owners Corp.                               100%                8/20/02              23,990,000
143              51 E. 90 Apartments Corp.                                    100%                3/13/02              28,400,000
144              45 W. 54 Corp.                                               100%               12/23/02              27,150,000
145              Chittenden House, Inc.                                       100%               10/17/02               7,630,000
146              Reddingwood Mobile Home Park                                  93%                10/9/02               1,100,000
147              6 East 72nd Street Corporation                               100%                6/26/02              80,740,000
148              720 West 173rd Street Owners Corp.                           100%               10/18/02               4,360,000
149              Clinton Avenue Owners Corp.                                  100%               12/27/02               5,490,000
150              136 W. 13th St. Owners Corp.                                 100%                9/10/02               4,092,500
151              Caton/Stratford Owners Corp.                                 100%                9/27/02               4,590,000
152              Fieldston Garden Apartments Inc.                             100%               11/13/02              12,250,000
153              9 West 16th St. Corp.                                        100%                6/6/02                4,810,000
154              953 Fifth Avenue Corporation                                 100%                9/12/02              32,400,000
155              West 16th Street Tenants Corp.                               100%                5/17/02               7,980,000
156              West 21st Street Apartment Corp.                             100%                6/10/02               7,860,000
157              56 Warren Owners Corp.                                       100%                9/20/02               7,400,000
158              Fleetridge East Owners, Inc.                                 100%                6/21/02               4,900,000
159              East 7 Street Development Corp.                              100%               11/12/02               3,990,000
160              130 Flower Corp.                                             100%                7/2/02                7,430,000
161              Finnish Home Building Association "ALKU", Inc.               100%                6/27/02               4,050,000
162              328 Clinton Ave. Tenants Corp.                               100%               12/19/02               1,485,000
163              44 Walker Street Owners Corp.                                100%                8/1/02                5,060,000
164              86-88 Owners Corporation                                     100%                6/25/02              10,040,000
165              184 Clint Owners Corp.                                       100%                7/11/02               2,050,000
166              390 West Broadway, Inc.                                      100%               11/26/02               6,920,000
167              259 West Tenant Corp.                                        100%                9/25/02               2,650,000
168              154 Clinton Owners, Inc.                                     100%                5/7/02                2,675,000
169              139 W. 85th St. Tenants Corp.                                100%                8/28/02               2,900,000
170              15 Berkeley Owners Corp.                                     100%                8/8/02                2,540,000
171              132 State Street Apartment Corporation                       100%                1/18/02               2,500,000

                                                                         --------------------------------------------------------
                                                                               95%                                $ 2,372,484,500
                                                                         ========================================================

                 MAXIMUM                                                      100%                                $   109,400,000
                 MINIMUM                                                       55%                                $       285,430

                                                                         MOST RECENT
                                                                          OPERATING               MOST                MOST
                                                                          STATEMENT              RECENT              RECENT
 #     CROSSED   PROPERTY NAME                                              DATE                REVENUE             EXPENSES
---    -------   -------------                                           -----------         -------------        ------------
120              59 Wooster St. Corp.                                        N/A                       N/A                 N/A
121              Shops @ Moreland                                            N/A                       N/A                 N/A
122              Rolling Meadows Junction Shopping Center                 10/31/2002               271,338             128,875
123              Bloomington Business Park                                11/30/2002               258,961              85,500
124              3/10 Tenants' Housing Corp.                                 N/A                       N/A                 N/A
125              520 W. 50th St., Inc.                                       N/A                       N/A                 N/A
126              Queens Park Apartments                                   10/31/2002               386,206             176,173
127              424 East 57th Street Tenants Corp.                          N/A                       N/A                 N/A
128              Grand and Mercer Street Corp.                               N/A                       N/A                 N/A
129              215 West 105th Street Owners Corp.                          N/A                       N/A                 N/A
130              302 West 86th Street Owners Corp.                           N/A                       N/A                 N/A
131              281 West 11th Owners Corp.                                  N/A                       N/A                 N/A
132              Henry Clay Apartments                                    11/30/2002               176,317              86,844
133              242 West 104 Owners, Inc.                                   N/A                       N/A                 N/A
134              320 East 35th Owners Corp.                                  N/A                       N/A                 N/A
135              Maple Village Cooperative, Inc.                             N/A                       N/A                 N/A
136              57 East 72nd Corporation                                    N/A                       N/A                 N/A
137              Town & Country Mobile Home Park                           9/30/2002               256,179             144,529
138              307-9 Owners Corp.                                          N/A                       N/A                 N/A
139              Flex II - Cross Keys Campus                                 N/A                       N/A                 N/A
140              312 East 89th Street Owners, Inc.                           N/A                       N/A                 N/A
141              Tudor Court Owners Corp.                                    N/A                       N/A                 N/A
142              222 West Broadway Owners Corp.                              N/A                       N/A                 N/A
143              51 E. 90 Apartments Corp.                                   N/A                       N/A                 N/A
144              45 W. 54 Corp.                                              N/A                       N/A                 N/A
145              Chittenden House, Inc.                                      N/A                       N/A                 N/A
146              Reddingwood Mobile Home Park                              9/30/2002               238,364              91,498
147              6 East 72nd Street Corporation                              N/A                       N/A                 N/A
148              720 West 173rd Street Owners Corp.                          N/A                       N/A                 N/A
149              Clinton Avenue Owners Corp.                                 N/A                       N/A                 N/A
150              136 W. 13th St. Owners Corp.                                N/A                       N/A                 N/A
151              Caton/Stratford Owners Corp.                                N/A                       N/A                 N/A
152              Fieldston Garden Apartments Inc.                            N/A                       N/A                 N/A
153              9 West 16th St. Corp.                                       N/A                       N/A                 N/A
154              953 Fifth Avenue Corporation                                N/A                       N/A                 N/A
155              West 16th Street Tenants Corp.                              N/A                       N/A                 N/A
156              West 21st Street Apartment Corp.                            N/A                       N/A                 N/A
157              56 Warren Owners Corp.                                      N/A                       N/A                 N/A
158              Fleetridge East Owners, Inc.                                N/A                       N/A                 N/A
159              East 7 Street Development Corp.                             N/A                       N/A                 N/A
160              130 Flower Corp.                                            N/A                       N/A                 N/A
161              Finnish Home Building Association "ALKU", Inc.              N/A                       N/A                 N/A
162              328 Clinton Ave. Tenants Corp.                              N/A                       N/A                 N/A
163              44 Walker Street Owners Corp.                               N/A                       N/A                 N/A
164              86-88 Owners Corporation                                    N/A                       N/A                 N/A
165              184 Clint Owners Corp.                                      N/A                       N/A                 N/A
166              390 West Broadway, Inc.                                     N/A                       N/A                 N/A
167              259 West Tenant Corp.                                       N/A                       N/A                 N/A
168              154 Clinton Owners, Inc.                                    N/A                       N/A                 N/A
169              139 W. 85th St. Tenants Corp.                               N/A                       N/A                 N/A
170              15 Berkeley Owners Corp.                                    N/A                       N/A                 N/A
171              132 State Street Apartment Corporation                      N/A                       N/A                 N/A

                                                                                             ---------------------------------
TOTAL WEIGHTED AVERAGE:                                                                      $ 124,370,127        $ 42,306,501
                                                                                             =================================

                 MAXIMUM:                                                                    $  14,863,531        $  5,367,367
                 MINIMUM:                                                                    $      37,085        $          -

                                                                             MOST
                                                                           RECENT
 #     CROSSED   PROPERTY NAME                                               NOI                 U/W NOI             U/W NCF (2)
---    -------   -------------                                           ------------         -------------         -------------
120              59 Wooster St. Corp.                                             N/A         $   1,474,353         $   1,474,353
121              Shops @ Moreland                                                 N/A               158,303               145,833
122              Rolling Meadows Junction Shopping Center                     142,463               152,661               139,705
123              Bloomington Business Park                                    173,461               148,236               123,036
124              3/10 Tenants' Housing Corp.                                      N/A               201,011               201,011
125              520 W. 50th St., Inc.                                            N/A               455,652               455,652
126              Queens Park Apartments                                       210,033               136,353               122,353
127              424 East 57th Street Tenants Corp.                               N/A               564,257               564,257
128              Grand and Mercer Street Corp.                                    N/A               698,740               698,740
129              215 West 105th Street Owners Corp.                               N/A               217,536               217,536
130              302 West 86th Street Owners Corp.                                N/A             1,569,841             1,569,841
131              281 West 11th Owners Corp.                                       N/A               293,442               293,442
132              Henry Clay Apartments                                         89,473                85,776                81,526
133              242 West 104 Owners, Inc.                                        N/A               444,343               444,343
134              320 East 35th Owners Corp.                                       N/A               550,799               550,799
135              Maple Village Cooperative, Inc.                                  N/A               506,181               506,181
136              57 East 72nd Corporation                                         N/A               520,080               520,080
137              Town & Country Mobile Home Park                              111,650                87,024                83,374
138              307-9 Owners Corp.                                               N/A               321,380               321,380
139              Flex II - Cross Keys Campus                                      N/A                87,426                70,626
140              312 East 89th Street Owners, Inc.                                N/A               175,403               175,403
141              Tudor Court Owners Corp.                                         N/A               390,017               390,017
142              222 West Broadway Owners Corp.                                   N/A               903,129               903,129
143              51 E. 90 Apartments Corp.                                        N/A             1,983,196             1,983,196
144              45 W. 54 Corp.                                                   N/A             1,425,016             1,425,016
145              Chittenden House, Inc.                                           N/A               217,134               217,134
146              Reddingwood Mobile Home Park                                 146,866               108,069               104,369
147              6 East 72nd Street Corporation                                   N/A             3,215,648             3,215,648
148              720 West 173rd Street Owners Corp.                               N/A               244,592               244,592
149              Clinton Avenue Owners Corp.                                      N/A               516,040               516,040
150              136 W. 13th St. Owners Corp.                                     N/A               197,555               197,555
151              Caton/Stratford Owners Corp.                                     N/A               294,490               294,490
152              Fieldston Garden Apartments Inc.                                 N/A               906,891               906,891
153              9 West 16th St. Corp.                                            N/A               161,024               161,024
154              953 Fifth Avenue Corporation                                     N/A               973,740               973,740
155              West 16th Street Tenants Corp.                                   N/A               519,530               519,530
156              West 21st Street Apartment Corp.                                 N/A               214,880               214,880
157              56 Warren Owners Corp.                                           N/A               477,424               477,424
158              Fleetridge East Owners, Inc.                                     N/A               429,988               429,988
159              East 7 Street Development Corp.                                  N/A               248,117               248,117
160              130 Flower Corp.                                                 N/A               485,157               485,157
161              Finnish Home Building Association "ALKU", Inc.                   N/A               312,225               312,225
162              328 Clinton Ave. Tenants Corp.                                   N/A                74,405                74,405
163              44 Walker Street Owners Corp.                                    N/A               211,931               211,931
164              86-88 Owners Corporation                                         N/A               545,151               545,151
165              184 Clint Owners Corp.                                           N/A               106,863               106,863
166              390 West Broadway, Inc.                                          N/A               417,178               417,178
167              259 West Tenant Corp.                                            N/A               134,834               134,834
168              154 Clinton Owners, Inc.                                         N/A                88,668                88,668
169              139 W. 85th St. Tenants Corp.                                    N/A               183,626               183,626
170              15 Berkeley Owners Corp.                                         N/A               130,516               130,516
171              132 State Street Apartment Corporation                           N/A               131,410               131,410

                                                                         --------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                                   $ 82,063,624         $ 167,695,109         $ 160,400,343
                                                                         ========================================================

                 MAXIMUM:                                                $  9,496,164         $   9,667,354         $   9,124,275
                 MINIMUM:                                                $     26,107         $      25,515         $      22,516

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES, STATED OCCUPANCY REFLECTS THE APPRAISED OCCUPANCY RATE OF THE COOPERATIVE PROPERTY.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S.
(3) THE SIXTEEN MORTGAGED REAL PROPERTIES OF THE MICHIGAN C PORTFOLIO WERE UNDERWRITTEN AS A SINGLE ASSET. FOR THE PURPOSE OF THIS PRESENTATION THE FOLLOWING INFORMATION WAS ALLOCATED BASED ON THE NET RENTAL REVENUE FOR EACH MORTGAGED REAL PROPERTY: CUT-OFF DATE PRINCIPAL BALANCE AND APPRAISED VALUE.
(4)     INCLUDES 77,500 SF OF SPACE GROUND LEASED TO GIANT EAGLE.
(5)     INCLUDES 126,200 SF OF SPACE GROUND LEASED TO TARGET.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                    PERCENTAGE OF   ORIGINATION
                                                                   ORIGINAL        CUT-OFF DATE       INITIAL       AMORTIZATION
                                                                   PRINCIPAL         PRINCIPAL        MORTGAGE          TERM
 #      CROSSED   LOAN NAME                                         BALANCE         BALANCE(1)      POOL BALANCE      (MONTHS)
---     -------   ---------                                        ---------       ------------     -------------   ------------
1                 Northgate Mall                                 $   82,000,000   $    81,648,125       8.11%            360
2                 Quaker Headquarters                                72,000,000        72,000,000       7.15%       Interest Only
3                 Dallas Metroplex Portfolio                         31,200,000        31,030,416       3.08%            360
4                 Michigan Equities C Portfolio                      29,670,000        29,632,746       2.94%            360
5                 Fairfax Building                                   29,000,000        28,937,315       2.88%            360
6                 Willoughby Commons                                 28,100,000        28,013,628       2.78%            360
7                 Mooresville Consumer Square                        24,500,000        24,438,653       2.43%            360
8                 Flower Hill Mall                                   24,000,000        24,000,000       2.38%            360
9                 East Windsor Village                               21,400,000        21,330,121       2.12%            360
10                100 Middle Street                                  21,000,000        20,879,969       2.07%            360
11                One Montrose Metro                                 20,590,000        20,544,013       2.04%            360
12                Deep Run Mobile Home Park                          20,500,000        20,500,000       2.04%            360
13                Harbour Key Apartments                             19,000,000        18,923,392       1.88%            360
14                Signature Place Apartments                         18,500,000        18,414,825       1.83%            360
15                South Street Cerritos Shopping Center              18,250,000        18,180,783       1.81%            360
16                136 East South Temple Office Building              16,000,000        15,925,424       1.58%            360
17                Canyon Plaza Shopping Center                       15,000,000        14,968,362       1.49%            360
18                CBL Center                                         15,000,000        14,898,802       1.48%            360
19                Indian Lookout Apartments                          14,060,000        13,991,051       1.39%            360
20                Ashland & Roosevelt Center                         14,000,000        13,982,438       1.39%            360
21                Rehoboth Bay Mobile Home Park                      13,000,000        13,000,000       1.29%            360
22                Huntwick Apartments                                12,300,000        12,246,108       1.22%            360
23                Court Village Apartments                           12,000,000        11,984,102       1.19%            360
24                Southern Hills Tower                               12,000,000        11,973,848       1.19%            360
25                Trinity Place                                      12,000,000        11,942,332       1.19%            360
26                Richmond Plaza Building                            11,800,000        11,774,284       1.17%            360
27                Market Square Shopping Center                      11,325,000        11,300,440       1.12%            360
28                50-66 Office Building                              11,040,000        11,015,343       1.09%            360
29                Chasco Woods Apartments                            10,300,000        10,286,173       1.02%            360
30                Park Place Shopping Center                          9,600,000         9,586,938       0.95%            360
31                Shady Grove Tech Center                             9,120,000         9,099,631       0.90%            360
32                Churchill Square Shopping Center                    8,800,000         8,745,078       0.87%            360
33                Taunton Depot Drive                                 8,500,000         8,463,863       0.84%            360
34                Parkview Apartments Corp.                           8,500,000         8,462,209       0.84%            360
35                College Plaza                                       8,000,000         7,966,099       0.79%            360
36                Talisker Apartments                                 7,720,000         7,682,142       0.76%            360
37                Silver Spur Town & Country Shopping Center          7,500,000         7,477,295       0.74%            360
38                Jano Arms Apartments                                7,350,000         7,321,638       0.73%            360
39                261-267 Boston Road                                 6,700,000         6,691,230       0.66%            360
40                801 and 811 Cromwell Park Drive                     6,640,000         6,609,990       0.66%            360
41                Silverlake Plaza II                                 6,450,000         6,414,554       0.64%            360
42                Midway Square                                       6,300,000         6,275,689       0.62%            360
43                Bard Townhouses                                     5,880,000         5,872,186       0.58%            360
44                Ross Plaza                                          5,750,000         5,728,066       0.57%            360
45                425 Park-South Tower Corporation                    5,600,000         5,588,914       0.56%            480
46                The Woodlands Apt. Corp.                            5,600,000         5,584,244       0.55%            480
47                Potomac Valley Bank Building                        5,520,000         5,507,671       0.55%            360
48        (A)     Rancho Gowan 24 & 25                                1,910,000         1,903,243       0.19%            360
49        (A)     Rancho Gowan 28                                     1,730,000         1,723,880       0.17%            360
50        (A)     Rancho Gowan 27                                     1,710,000         1,703,950       0.17%            360
51                Stone Creek Apartment Homes                         5,200,000         5,173,499       0.51%            360
52                One Beltway North                                   5,120,000         5,108,565       0.51%            360
53                Holt Avenue                                         5,000,000         4,985,571       0.50%            360
54                Food 4 Less Center                                  5,000,000         4,976,695       0.49%            360
55                Western Plaza                                       4,975,000         4,975,000       0.49%            360
56                Highlands Ranch East Medical Office                 4,968,750         4,948,371       0.49%            360
57                The Park at Summerhill Apartments                   4,800,000         4,784,906       0.48%            360
58                Country Bend Apartments                             4,765,000         4,751,380       0.47%            360
59                Grosse Pointe Farms                                 4,737,000         4,730,800       0.47%            360
60                N.E. 820 Business Towers                            4,650,000         4,630,664       0.46%            360
61                Nineteenth Avenue Self Storage                      4,400,000         4,400,000       0.44%            300
62                Gateway Center                                      4,350,000         4,326,602       0.43%            360
63                Professional Equity Building                        4,336,000         4,326,316       0.43%            360
64                Canoga Park Center                                  4,250,000         4,240,616       0.42%            360
65                East Forest Plaza                                   4,175,000         4,175,000       0.41%            360
66                Sunnybrook Gardens Owners, Inc.                     4,100,000         4,087,458       0.41%            360
67                Chapel Terrace & Vanderbilt Apts                    4,100,000         4,071,525       0.40%            300
68                Theatre Square                                      4,050,000         4,027,346       0.40%            300
69                Fairfax Apartments                                  4,000,000         3,977,038       0.40%            360
70                Plaza West Shopping Center                          3,600,000         3,589,039       0.36%            360

                                                                                                               INITIAL
                                                             REMAINING        ORIGINAL        REMAINING        INTEREST
                                                            AMORTIZATION       TERM TO          TERM TO          ONLY      MORTGAGE
                                                                TERM          MATURITY         MATURITY         PERIOD     INTEREST
 #    CROSSED   LOAN NAME                                   (MONTHS)(1)     (MONTHS)(2)     (MONTHS)(1)(2)     (MONTHS)      RATE
---   -------   ---------                                   ------------    ------------    ----------------   --------    --------
 1              Northgate Mall                                  355             121              116                       6.600%
 2              Quaker Headquarters                        Interest Only         60               56             60        5.680%
 3              Dallas Metroplex Portfolio                      353             120              113                       7.000%
 4              Michigan Equities C Portfolio                   359             120              119                       6.580%
 5              Fairfax Building                                358             120              118                       6.000%
 6              Willoughby Commons                              357             120              117                       5.870%
 7              Mooresville Consumer Square                     357             120              117                       6.930%
 8              Flower Hill Mall                                360             120              115             24        6.500%
 9              East Windsor Village                            357             120              117                       5.550%
10              100 Middle Street                               353             120              113                       6.770%
11              One Montrose Metro                              358             120              118                       5.800%
12              Deep Run Mobile Home Park                       360             120              116             12        5.670%
13              Harbour Key Apartments                          356             120              116                       5.970%
14              Signature Place Apartments                      355             120              115                       6.260%
15              South Street Cerritos Shopping Center           356             120              116                       6.290%
16              136 East South Temple Office Building           355              60               55                       6.200%
17              Canyon Plaza Shopping Center                    358              84               82                       6.150%
18              CBL Center                                      353             120              113                       6.250%
19              Indian Lookout Apartments                       355             120              115                       5.950%
20              Ashland & Roosevelt Center                      359             120              119                       6.590%
21              Rehoboth Bay Mobile Home Park                   360             120              120                       5.800%
22              Huntwick Apartments                             355             120              115                       6.500%
23              Court Village Apartments                        359             120              119                       6.030%
24              Southern Hills Tower                            358             120              118                       5.950%
25              Trinity Place                                   355             120              115                       6.050%
26              Richmond Plaza Building                         358             120              118                       5.950%
27              Market Square Shopping Center                   358             120              118                       5.980%
28              50-66 Office Building                           358             120              118                       5.800%
29              Chasco Woods Apartments                         359             120              119                       5.900%
30              Park Place Shopping Center                      359             120              119                       5.770%
31              Shady Grove Tech Center                         358             120              118                       5.800%
32              Churchill Square Shopping Center                352             120              112                       6.890%
33              Taunton Depot Drive                             356             120              116                       5.690%
34              Parkview Apartments Corp.                       356             120              116                       5.700%
35              College Plaza                                   355             120              115                       6.660%
36              Talisker Apartments                             355             120              115                       5.950%
37              Silver Spur Town & Country Shopping Center      357             120              117                       5.950%
38              Jano Arms Apartments                            356             120              116                       6.200%
39              261-267 Boston Road                             359             120              119                       6.150%
40              801 and 811 Cromwell Park Drive                 355             120              115                       6.350%
41              Silverlake Plaza II                             353             120              113                       6.950%
42              Midway Square                                   356             120              116                       6.200%
43              Bard Townhouses                                 359             120              119                       6.000%
44              Ross Plaza                                      356             120              116                       6.260%
45              425 Park-South Tower Corporation                476             120              116                       6.600%
46              The Woodlands Apt. Corp.                        474             120              114                       6.580%
47              Potomac Valley Bank Building                    358             120              118                       5.800%
48      (A)     Rancho Gowan 24 & 25                            356             120              116                       6.650%
49      (A)     Rancho Gowan 28                                 356             120              116                       6.650%
50      (A)     Rancho Gowan 27                                 356             120              116                       6.650%
51              Stone Creek Apartment Homes                     354             120              114                       6.700%
52              One Beltway North                               358             120              118                       5.800%
53              Holt Avenue                                     357             120              117                       6.200%
54              Food 4 Less Center                              355             120              115                       6.200%
55              Western Plaza                                   360             120              116             12        6.000%
56              Highlands Ranch East Medical Office             356             120              116                       5.880%
57              The Park at Summerhill Apartments               357             120              117                       5.750%
58              Country Bend Apartments                         357             120              117                       6.250%
59              Grosse Pointe Farms                             359             120              119                       6.150%
60              N.E. 820 Business Towers                        355             120              115                       6.750%
61              Nineteenth Avenue Self Storage                  300             120              120                       6.500%
62              Gateway Center                                  352             120              112                       7.530%
63              Professional Equity Building                    358             120              118                       5.800%
64              Canoga Park Center                              358             120              118                       5.870%
65              East Forest Plaza                               360             120              116             12        6.000%
66              Sunnybrook Gardens Owners, Inc.                 357             120              117                       5.900%
67              Chapel Terrace & Vanderbilt Apts                295             120              115                       6.150%
68              Theatre Square                                  296             120              116                       6.250%
69              Fairfax Apartments                              353             120              113                       6.750%
70              Plaza West Shopping Center                      357             120              117                       5.920%

                                                                        FIRST
                                                            MONTHLY    PAYMENT    MATURITY                PREPAYMENT PROVISION
 #    CROSSED   LOAN NAME                                   PAYMENT     DATE        DATE       ARD(3)     AS OF ORIGINATION(4)(5)
---   -------   ---------                                   -------    -------    --------     -------    -------------------------
1               Northgate Mall                            $  523,700  11/11/2002  10/11/2032  11/11/2012   Lock/114_0.0%/7
2               Quaker Headquarters                          345,533  12/11/2002  11/11/2032  11/11/2007   Lock/56_0.0%/4
3               Dallas Metroplex Portfolio                   207,574   9/11/2002   8/11/2012               Lock/113_0.0%/7
4               Michigan Equities C Portfolio                189,098   3/11/2003   2/11/2013               Lock/117_0.0%/3
5               Fairfax Building                             173,870    2/1/2003    1/1/2013               Lock/113_0.0%/7
6               Willoughby Commons                           166,132   1/11/2003  12/11/2012               Lock/116_0.0%/4
7               Mooresville Consumer Square                  161,849    1/1/2003   12/1/2012               Lock/116_0.0%/4
8               Flower Hill Mall                             151,696   11/1/2002   10/1/2012               Lock/116_0.0%/4
9               East Windsor Village                         122,179   1/11/2003  12/11/2012               Lock/117_0.0%/3
10              100 Middle Street                            136,485   9/11/2002   8/11/2032   8/11/2012   Lock/115_0.0%/5
11              One Montrose Metro                           120,812    2/1/2003    1/1/2013               Lock/116_0.0%/4
12              Deep Run Mobile Home Park                    118,593  12/11/2002  11/11/2012               Lock/117_0.0%/3
13              Harbour Key Apartments                       113,548  12/11/2002  11/11/2012               Lock/59_YM1+1/57_0.0%/4
14              Signature Place Apartments                   114,028  11/11/2002  10/11/2012               Lock/117_0.0%/3
15              South Street Cerritos Shopping Center        112,844  12/11/2002  11/11/2012               Lock/117_0.0%/3
16              136 East South Temple Office Building         97,995  11/11/2002  10/11/2032  10/11/2007   Lock/57_0.0%/3
17              Canyon Plaza Shopping Center                  91,384    2/1/2003    1/1/2010               Lock/80_0.0%/4
18              CBL Center                                    92,358   9/11/2002   8/11/2012               Lock/113_0.0%/7
19              Indian Lookout Apartments                     83,845  11/11/2002  10/11/2012               Lock/117_0.0%/3
20              Ashland & Roosevelt Center                    89,320   3/11/2003   2/11/2013               Lock/117_0.0%/3
21              Rehoboth Bay Mobile Home Park                 76,278    4/1/2003    3/1/2013               Lock/116_0.0%/4
22              Huntwick Apartments                           77,744   11/1/2002   10/1/2012               Lock/35_YM1/81_0.0%/4
23              Court Village Apartments                      72,178    3/1/2003    2/1/2013               Lock/116_0.0%/4
24              Southern Hills Tower                          71,561    2/1/2003    1/1/2013               Lock/59_YM1/57_0.0%/4
25              Trinity Place                                 72,332  11/11/2002  10/11/2012               Lock/117_0.0%/3
26              Richmond Plaza Building                       70,368    2/1/2003    1/1/2013               Lock/59_YM1/57_0.0%/4
27              Market Square Shopping Center                 67,754   2/11/2003   1/11/2013               Lock/117_0.0%/3
28              50-66 Office Building                         64,778    2/1/2003    1/1/2013               Lock/116_0.0%/4
29              Chasco Woods Apartments                       61,093    3/1/2003    2/1/2013               Lock/116_0.0%/4
30              Park Place Shopping Center                    56,145   3/11/2003   2/11/2033   2/11/2013   Lock/117_0.0%/3
31              Shady Grove Tech Center                       53,512    2/1/2003    1/1/2013               Lock/116_0.0%/4
32              Churchill Square Shopping Center              57,898   8/11/2002   7/11/2012               Lock/117_0.0%/3
33              Taunton Depot Drive                           49,280  12/11/2002  11/11/2012               Lock/35_YM1/82_0.0%/3
34              Parkview Apartments Corp.                     49,761   12/1/2002   11/1/2012               Lock/101_2.0%/16_0.0%/3
35              College Plaza                                 51,410  11/11/2002  10/11/2012               Lock/117_0.0%/3
36              Talisker Apartments                           46,037  11/11/2002  10/11/2012               Lock/117_0.0%/3
37              Silver Spur Town & Country Shopping Center    44,725   1/11/2003  12/11/2012               Lock/117_0.0%/3
38              Jano Arms Apartments                          45,016  12/11/2002  11/11/2012               Lock/117_0.0%/3
39              261-267 Boston Road                           40,818    3/1/2003    2/1/2013               Lock/116_0.0%/4
40              801 and 811 Cromwell Park Drive               41,316  11/11/2002  10/11/2012               Lock/117_0.0%/3
41              Silverlake Plaza II                           42,696   9/11/2002   8/11/2012               Lock/114_0.0%/6
42              Midway Square                                 38,586  12/11/2002  11/11/2012               Lock/117_0.0%/3
43              Bard Townhouses                               35,254    3/1/2003    2/1/2013               Lock/116_0.0%/4
44              Ross Plaza                                    35,441  12/11/2002  11/11/2012               Lock/116_0.0%/4
45              425 Park-South Tower Corporation              33,553   12/1/2002   11/1/2012               Lock/101_2.0%/16_0.0%/3
46              The Woodlands Apt. Corp.                      33,472   10/1/2002    9/1/2012               Lock/116_0.0%/4
47              Potomac Valley Bank Building                  32,389    2/1/2003    1/1/2013               Lock/116_0.0%/4
48      (A)     Rancho Gowan 24 & 25                          12,262  12/11/2002  11/11/2012               Lock/117_0.0%/3
49      (A)     Rancho Gowan 28                               11,106  12/11/2002  11/11/2012               Lock/117_0.0%/3
50      (A)     Rancho Gowan 27                               10,978  12/11/2002  11/11/2012               Lock/117_0.0%/3
51              Stone Creek Apartment Homes                   33,554   10/1/2002    9/1/2012               Lock/35_YM1/81_0.0%/4
52              One Beltway North                             30,042    2/1/2003    1/1/2013               Lock/116_0.0%/4
53              Holt Avenue                                   30,623   1/11/2003  12/11/2012               Lock/114_0.0%/6
54              Food 4 Less Center                            30,623  11/11/2002  10/11/2012               Lock/114_0.0%/6
55              Western Plaza                                 29,828  12/11/2002  11/11/2012               Lock/117_0.0%/3
56              Highlands Ranch East Medical Office           29,408  12/11/2002  11/11/2012               Lock/40_YM1/77_0.0%/3
57              The Park at Summerhill Apartments             28,012    1/1/2003   12/1/2012               Lock/35_YM1/81_0.0%/4
58              Country Bend Apartments                       29,339    1/1/2003   12/1/2012               Lock/116_0.0%/4
59              Grosse Pointe Farms                           28,859    3/1/2003    2/1/2013               Lock/116_0.0%/4
60              N.E. 820 Business Towers                      30,160  11/11/2002  10/11/2012               Lock/114_0.0%/6
61              Nineteenth Avenue Self Storage                29,709    4/1/2003    3/1/2013               Lock/116_0.0%/4
62              Gateway Center                                30,505   8/11/2002   7/11/2012               Lock/117_0.0%/3
63              Professional Equity Building                  25,442    2/1/2003    1/1/2013               Lock/116_0.0%/4
64              Canoga Park Center                            25,127    2/1/2003    1/1/2013               Lock/116_0.0%/4
65              East Forest Plaza                             25,031  12/11/2002  11/11/2012               Lock/117_0.0%/3
66              Sunnybrook Gardens Owners, Inc.               24,319    1/1/2003   12/1/2012               Lock/101_2.0%/16_0.0%/3
67              Chapel Terrace & Vanderbilt Apts              26,794  11/11/2002  10/11/2012               Lock/117_0.0%/3
68              Theatre Square                                26,717  12/11/2002  11/11/2012               Lock/114_0.0%/6
69              Fairfax Apartments                            25,944    9/1/2002    8/1/2012               Lock/116_0.0%/4
70              Plaza West Shopping Center                    21,399   1/11/2003  12/12/2012               Lock/117_0.0%/3

                                                                   DEFEASANCE
 #    CROSSED   LOAN NAME                                          OPTION(6)
---   -------   ---------                                          ----------
1               Northgate Mall                                         Yes
2               Quaker Headquarters                                    Yes
3               Dallas Metroplex Portfolio                             Yes
4               Michigan Equities C Portfolio                          Yes
5               Fairfax Building                                       Yes
6               Willoughby Commons                                     Yes
7               Mooresville Consumer Square                            Yes
8               Flower Hill Mall                                       Yes
9               East Windsor Village                                   Yes
10              100 Middle Street                                      Yes
11              One Montrose Metro                                     Yes
12              Deep Run Mobile Home Park                              Yes
13              Harbour Key Apartments                                  No
14              Signature Place Apartments                             Yes
15              South Street Cerritos Shopping Center                  Yes
16              136 East South Temple Office Building                  Yes
17              Canyon Plaza Shopping Center                           Yes
18              CBL Center                                             Yes
19              Indian Lookout Apartments                              Yes
20              Ashland & Roosevelt Center                             Yes
21              Rehoboth Bay Mobile Home Park                          Yes
22              Huntwick Apartments                                     No
23              Court Village Apartments                               Yes
24              Southern Hills Tower                                    No
25              Trinity Place                                          Yes
26              Richmond Plaza Building                                 No
27              Market Square Shopping Center                          Yes
28              50-66 Office Building                                  Yes
29              Chasco Woods Apartments                                Yes
30              Park Place Shopping Center                             Yes
31              Shady Grove Tech Center                                Yes
32              Churchill Square Shopping Center                       Yes
33              Taunton Depot Drive                                     No
34              Parkview Apartments Corp.                               No
35              College Plaza                                          Yes
36              Talisker Apartments                                    Yes
37              Silver Spur Town & Country Shopping Center             Yes
38              Jano Arms Apartments                                   Yes
39              261-267 Boston Road                                    Yes
40              801 and 811 Cromwell Park Drive                        Yes
41              Silverlake Plaza II                                    Yes
42              Midway Square                                          Yes
43              Bard Townhouses                                        Yes
44              Ross Plaza                                             Yes
45              425 Park-South Tower Corporation                        No
46              The Woodlands Apt. Corp.                               Yes
47              Potomac Valley Bank Building                           Yes
48      (A)     Rancho Gowan 24 & 25                                   Yes
49      (A)     Rancho Gowan 28                                        Yes
50      (A)     Rancho Gowan 27                                        Yes
51              Stone Creek Apartment Homes                             No
52              One Beltway North                                      Yes
53              Holt Avenue                                            Yes
54              Food 4 Less Center                                     Yes
55              Western Plaza                                          Yes
56              Highlands Ranch East Medical Office                     No
57              The Park at Summerhill Apartments                       No
58              Country Bend Apartments                                Yes
59              Grosse Pointe Farms                                    Yes
60              N.E. 820 Business Towers                               Yes
61              Nineteenth Avenue Self Storage                         Yes
62              Gateway Center                                         Yes
63              Professional Equity Building                           Yes
64              Canoga Park Center                                     Yes
65              East Forest Plaza                                      Yes
66              Sunnybrook Gardens Owners, Inc.                         No
67              Chapel Terrace & Vanderbilt Apts                       Yes
68              Theatre Square                                         Yes
69              Fairfax Apartments                                     Yes
70              Plaza West Shopping Center                             Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                               PERCENTAGE OF   ORIGINATION
                                                                  ORIGINAL      CUT-OFF DATE     INITIAL       AMORTIZATION
                                                                  PRINCIPAL       PRINCIPAL      MORTGAGE          TERM
 #    CROSSED   LOAN NAME                                          BALANCE       BALANCE(1)    POOL BALANCE      (MONTHS)
---   -------   ---------                                         ---------     ------------   -------------   ------------
71              83-33 Gardens Corp.                              $  3,600,000   $  3,588,454       0.36%            360
72              Tribeca Owners Corp.                                3,400,000      3,400,000       0.34%       Interest Only
73              Avon Square Shopping Center                         3,375,000      3,367,584       0.33%            360
74              230 Apartments Corp.                                3,350,000      3,343,973       0.33%            480
75              Bay Terrace Cooperative Section XII, Inc.           3,350,000      3,334,875       0.33%            360
76              Hunt Gardens Apartments                             3,250,000      3,243,089       0.32%            360
77              607 Apartments Corp.                                3,240,000      3,237,620       0.32%            720
78              Kickingbird Apartments                              3,150,000      3,140,299       0.31%            300
79              Willow Tree Apartments                              3,125,000      3,118,355       0.31%            360
80              Holmesburg Shopping Center                          3,080,000      3,064,942       0.30%            360
81              20 East 74th Street, Inc.                           3,025,000      3,025,000       0.30%       Interest Only
82              560-564 Pacific Avenue                              3,000,000      2,986,580       0.30%            360
83              Merritt Island Cooperative Housing Association      3,000,000      2,976,532       0.30%            300
84              Quail Hollow Apartments                             2,820,000      2,807,255       0.28%            360
85              Chelsea Gardens Owners Corp.                        2,740,000      2,709,236       0.27%            240
86              4 Manley Street                                     2,715,000      2,704,623       0.27%            360
87              14BC Apartment Corp.                                2,700,000      2,686,772       0.27%            360
88              Colonial Apt. Corp.                                 2,700,000      2,671,805       0.27%            300
89              Brookwood Townhomes                                 2,640,000      2,636,456       0.26%            360
90              76th Street Owners' Corp.                           2,600,000      2,591,323       0.26%            360
91              Orangewood Place Apartments                         2,550,000      2,542,919       0.25%            360
92              118 Eighth Avenue Housing Corporation               2,457,000      2,449,322       0.24%            480
93              MCC Corporate Plaza Office Buildings                2,435,000      2,424,220       0.24%            360
94              760 West End Avenue Owners, Inc.                    2,400,000      2,392,451       0.24%            480
95              Coronado Villas                                     2,344,000      2,335,041       0.23%            360
96              River Oaks Mobile Home Park                         2,200,000      2,190,867       0.22%            300
97              Belle Village Apartments                            2,100,000      2,095,642       0.21%            360
98              Palomar Airport Business Park                       2,000,000      1,997,470       0.20%            360
99              141 East Third Owners Corp.                         2,000,000      1,995,388       0.20%            480
100             Pinewood Village Apartments                         2,000,000      1,984,578       0.20%            360
101             1700 Parker Drive Building                          1,800,000      1,789,854       0.18%            300
102             Woodlawn Manor Mobile Home Park                     1,760,000      1,752,448       0.17%            360
103             925 Union Street Tenants Corp.                      1,750,000      1,746,873       0.17%            480
104             3255 Randall Owners Corp.                           1,650,000      1,646,261       0.16%            360
105             Villa Fontana Mobile Home Park                      1,650,000      1,641,990       0.16%            360
106             402 East 74th Street Corp.                          1,600,000      1,598,555       0.16%            480
107             Palmer Terrace Owners Corp.                         1,600,000      1,593,955       0.16%            360
108             36 West 35th Apartment Corp.                        1,500,000      1,496,792       0.15%            480
109             Avalon Mobile Home Park                             1,500,000      1,494,020       0.15%            300
110             Dorset Shopping Center                              1,450,000      1,442,471       0.14%            300(7)
111             Hillside Mobile Home Park                           1,440,000      1,432,195       0.14%            360
112             Vernon Manor Co-operative Apartments,                                                               360
                  Section I, Incorporated                           1,425,000      1,418,501       0.14%
113             250 West Merrick Road Owners Corp.                  1,350,000      1,338,743       0.13%            300
114             West Chester Apartments                             1,275,000      1,269,829       0.13%            300
115             Deerfield Plaza                                     1,265,000      1,262,472       0.13%            360
116             Edgewood, Inc.                                      1,250,000      1,248,232       0.12%            360
117             1260 Apartment Corp.                                1,250,000      1,248,208       0.12%            480
118             15 Tenant Stockholders Inc.                         1,200,000      1,200,000       0.12%       Interest Only
119             Castleton Gardens Owner's Corp.                     1,200,000      1,197,421       0.12%            480
120             59 Wooster St. Corp.                                1,200,000      1,194,759       0.12%            360
121             Shops @ Moreland                                    1,162,500      1,157,137       0.11%            360
122             Rolling Meadows Junction Shopping Center            1,150,000      1,144,694       0.11%            360
123             Bloomington Business Park                           1,125,000      1,118,501       0.11%            300
124             3/10 Tenants' Housing Corp.                         1,100,000      1,097,178       0.11%            480
125             520 W. 50th St., Inc.                               1,100,000      1,096,883       0.11%            360
126             Queens Park Apartments                              1,080,000      1,074,233       0.11%            300
127             424 East 57th Street Tenants Corp.                  1,000,000        998,382       0.10%            480
128             Grand and Mercer Street Corp.                       1,000,000        997,981       0.10%            360
129             215 West 105th Street Owners Corp.                    985,000        979,154       0.10%            360
130             302 West 86th Street Owners Corp.                     950,000        939,026       0.09%            300
131             281 West 11th Owners Corp.                            900,000        896,557       0.09%            360
132             Henry Clay Apartments                                 900,000        896,460       0.09%            360
133             242 West 104 Owners, Inc.                             835,000        829,008       0.08%            180
134             320 East 35th Owners Corp.                            825,000        821,963       0.08%            360
135             Maple Village Cooperative, Inc.                       800,000        790,073       0.08%            120
136             57 East 72nd Corporation                              790,000        790,000       0.08%       Interest Only
137             Town & Country Mobile Home Park                       722,500        719,477       0.07%            300
138             307-9 Owners Corp.                                    700,000        696,937       0.07%            240
139             Flex II - Cross Keys Campus                           700,000        696,649       0.07%            360

                                                                                                                    INITIAL
                                                                  REMAINING        ORIGINAL       REMAINING        INTEREST
                                                                 AMORTIZATION       TERM TO         TERM TO          ONLY
                                                                     TERM          MATURITY         MATURITY        PERIOD
 #    CROSSED   LOAN NAME                                        (MONTHS)(1)     (MONTHS)(2)    (MONTHS)(1)(2)     (MONTHS)
---   -------   ---------                                        ------------    ------------   ----------------   --------
71             83-33 Gardens Corp.                                   357             120             117
72             Tribeca Owners Corp.                             Interest Only        120             116            120
73             Avon Square Shopping Center                           358             120             118
74             230 Apartments Corp.                                  477             120             117
75             Bay Terrace Cooperative Section XII, Inc.             355             120             115
76             Hunt Gardens Apartments                               358             120             118
77             607 Apartments Corp.                                  716             120             116
78             Kickingbird Apartments                                298             120             118
79             Willow Tree Apartments                                358             120             118
80             Holmesburg Shopping Center                            354             120             114
81             20 East 74th Street, Inc.                        Interest Only        120             117            120
82             560-564 Pacific Avenue                                355             120             115
83             Merritt Island Cooperative Housing Association        293             120             113
84             Quail Hollow Apartments                               355             120             115
85             Chelsea Gardens Owners Corp.                          235             120             115
86             4 Manley Street                                       356             120             116
87             14BC Apartment Corp.                                  355             120             115
88             Colonial Apt. Corp.                                   292             120             112
89             Brookwood Townhomes                                   359             120             119
90             76th Street Owners' Corp.                             357             120             117
91             Orangewood Place Apartments                           357             120             117
92             118 Eighth Avenue Housing Corporation                 472             120             112
93             MCC Corporate Plaza Office Buildings                  355             120             115
94             760 West End Avenue Owners, Inc.                      472             120             112
95             Coronado Villas                                       356             120             116
96             River Oaks Mobile Home Park                           297             120             117
97             Belle Village Apartments                              358             120             118
98             Palomar Airport Business Park                         359             120             119
99             141 East Third Owners Corp.                           476             120             116
100            Pinewood Village Apartments                           350             120             110
101            1700 Parker Drive Building                            296             120             116
102            Woodlawn Manor Mobile Home Park                       355              60              55
103            925 Union Street Tenants Corp.                        477             120             117
104            3255 Randall Owners Corp.                             358             120             118
105            Villa Fontana Mobile Home Park                        355              60              55
106            402 East 74th Street Corp.                            479             120             119
107            Palmer Terrace Owners Corp.                           356             120             116
108            36 West 35th Apartment Corp.                          475             120             115
109            Avalon Mobile Home Park                               297             120             117
110            Dorset Shopping Center                                296             120             116
111            Hillside Mobile Home Park                             354             120             114
112            Vernon Manor Co-operative Apartments,                 356             120             116
                 Section I, Incorporated
113            250 West Merrick Road Owners Corp.                    294             120             114
114            West Chester Apartments                               297             120             117
115            Deerfield Plaza                                       358             120             118
116            Edgewood, Inc.                                        359             120             119
117            1260 Apartment Corp.                                  477             120             117
118            15 Tenant Stockholders Inc.                      Interest Only        120             112            120
119            Castleton Gardens Owner's Corp.                       476             120             116
120            59 Wooster St. Corp.                                  356             120             116
121            Shops @ Moreland                                      355             120             115
122            Rolling Meadows Junction Shopping Center              355             120             115
123            Bloomington Business Park                             296             120             116
124            3/10 Tenants' Housing Corp.                           474             120             114
125            520 W. 50th St., Inc.                                 357             120             117
126            Queens Park Apartments                                296             120             116
127            424 East 57th Street Tenants Corp.                    477             120             117
128            Grand and Mercer Street Corp.                         358             120             118
129            215 West 105th Street Owners Corp.                    353             120             113
130            302 West 86th Street Owners Corp.                     291             120             111
131            281 West 11th Owners Corp.                            356             120             116
132            Henry Clay Apartments                                 356             120             116
133            242 West 104 Owners, Inc.                             178             180             178
134            320 East 35th Owners Corp.                            356             120             116
135            Maple Village Cooperative, Inc.                       118             120             118
136            57 East 72nd Corporation                         Interest Only        120             112            120
137            Town & Country Mobile Home Park                       297              60              57
138            307-9 Owners Corp.                                    238             120             118
139            Flex II - Cross Keys Campus                           354             120             114

                                                                 MORTGAGE                   FIRST
                                                                 INTEREST     MONTHLY      PAYMENT         MATURITY
 #    CROSSED   LOAN NAME                                          RATE       PAYMENT        DATE            DATE          ARD(3)
---   -------   ---------                                        --------     -------       -------        --------       -------
71             83-33 Gardens Corp.                                5.650%     $  20,780      1/1/2003        12/1/2012
72             Tribeca Owners Corp.                               5.640%        15,980     12/1/2002        11/1/2012
73             Avon Square Shopping Center                        5.900%        20,018     2/11/2003        1/11/2033    1/11/2013
74             230 Apartments Corp.                               5.710%        17,943      1/1/2003        12/1/2012
75             Bay Terrace Cooperative Section XII, Inc.          6.700%        21,824     11/1/2002        10/1/2012
76             Hunt Gardens Apartments                            6.100%        19,695      2/1/2003         1/1/2013
77             607 Apartments Corp.                               5.430%        15,252     12/1/2002        11/1/2012
78             Kickingbird Apartments                             5.950%        20,199      2/1/2003         1/1/2013
79             Willow Tree Apartments                             6.100%        18,937      2/1/2003         1/1/2013
80             Holmesburg Shopping Center                         6.900%        20,285    10/11/2002        9/11/2012
81             20 East 74th Street, Inc.                          5.750%        14,696      1/1/2003        12/1/2012
82             560-564 Pacific Avenue                             6.400%        18,765    11/11/2002       10/11/2012
83             Merritt Island Cooperative Housing Association     7.790%        22,953      9/1/2002         8/1/2012
84             Quail Hollow Apartments                            6.350%        17,547    11/11/2002       10/11/2012
85             Chelsea Gardens Owners Corp.                       5.820%        19,474     11/1/2002        10/1/2012
86             4 Manley Street                                    6.250%        16,717     12/1/2002        11/1/2012
87             14BC Apartment Corp.                               6.250%        16,777     11/1/2002        10/1/2012
88             Colonial Apt. Corp.                                6.710%        18,745      8/1/2002         7/1/2012
89             Brookwood Townhomes                                5.900%        15,659      3/1/2003         2/1/2013
90             76th Street Owners' Corp.                          5.680%        15,188      1/1/2003        12/1/2012
91             Orangewood Place Apartments                        6.400%        15,950      1/1/2003        12/1/2012
92             118 Eighth Avenue Housing Corporation              6.950%        15,352      8/1/2002         7/1/2012
93             MCC Corporate Plaza Office Buildings               6.450%        15,311    11/11/2002       10/11/2012
94             760 West End Avenue Owners, Inc.                   6.960%        14,845      8/1/2002         7/1/2012
95             Coronado Villas                                    6.250%        14,432    12/11/2002       11/11/2012
96             River Oaks Mobile Home Park                        6.300%        14,581     1/11/2003       12/11/2012
97             Belle Village Apartments                           6.250%        12,930      2/1/2003         1/1/2013
98             Palomar Airport Business Park                      6.500%        12,641     3/11/2003        2/11/2013
99             141 East Third Owners Corp.                        5.900%        10,979     12/1/2002        11/1/2012
100            Pinewood Village Apartments                        6.940%        13,226     6/11/2002        5/11/2012
101            1700 Parker Drive Building                         6.200%        11,818    12/11/2002       11/11/2012
102            Woodlawn Manor Mobile Home Park                    6.600%        11,240    11/11/2002       10/11/2007
103            925 Union Street Tenants Corp.                     5.740%         9,410      1/1/2003        12/1/2012
104            3255 Randall Owners Corp.                          6.010%         9,992      2/1/2003         1/1/2013
105            Villa Fontana Mobile Home Park                     6.000%         9,893    11/11/2002       10/11/2007
106            402 East 74th Street Corp.                         5.870%         8,749      3/1/2003         2/1/2013
107            Palmer Terrace Owners Corp.                        6.660%        10,380     12/1/2002        11/1/2012
108            36 West 35th Apartment Corp.                       6.890%         9,306     11/1/2002        10/1/2012
109            Avalon Mobile Home Park                            6.560%        10,184     1/11/2003       12/11/2012
110            Dorset Shopping Center                             6.730%        10,000    12/11/2002       11/11/2012
111            Hillside Mobile Home Park                          6.400%         9,007    10/11/2002        9/11/2012
112            Vernon Manor Co-operative Apartments,              5.550%         8,205     12/1/2002        11/1/2012
                 Section I, Incorporated
113            250 West Merrick Road Owners Corp.                 6.450%         9,149     10/1/2002         9/1/2012
114            West Chester Apartments                            6.450%         8,569     1/11/2003       12/11/2012
115            Deerfield Plaza                                    6.480%         7,979     2/11/2003        1/11/2013
116            Edgewood, Inc.                                     5.750%         7,358      3/1/2003         2/1/2013
117            1260 Apartment Corp.                               6.200%         7,053      1/1/2003        12/1/2012
118            15 Tenant Stockholders Inc.                        6.810%         6,810      8/1/2002         7/1/2012
119            Castleton Gardens Owner's Corp.                    6.220%         6,861     12/1/2002        11/1/2012
120            59 Wooster St. Corp.                               5.550%         6,851     12/1/2002        11/1/2012
121            Shops @ Moreland                                   6.250%         7,158    11/11/2002       10/11/2012
122            Rolling Meadows Junction Shopping Center           6.250%         7,081    11/11/2002       10/11/2012
123            Bloomington Business Park                          6.040%         7,276    12/11/2002       11/11/2012
124            3/10 Tenants' Housing Corp.                        6.970%         6,889     10/1/2002         9/1/2012
125            520 W. 50th St., Inc.                              6.300%         6,809      1/1/2003        12/1/2012
126            Queens Park Apartments                             6.550%         7,326    12/11/2002       11/11/2012
127            424 East 57th Street Tenants Corp.                 6.190%         5,696      1/1/2003        12/1/2012
128            Grand and Mercer Street Corp.                      5.940%         5,957      2/1/2003         1/1/2013
129            215 West 105th Street Owners Corp.                 6.970%         6,597      9/1/2002         8/1/2012
130            302 West 86th Street Owners Corp.                  6.880%         6,700      7/1/2002         6/1/2012
131            281 West 11th Owners Corp.                         6.250%         5,541     12/1/2002        11/1/2012
132            Henry Clay Apartments                              6.100%         5,454    12/11/2002       11/11/2012
133            242 West 104 Owners, Inc.                          5.950%         7,061      2/1/2003         1/1/2018
134            320 East 35th Owners Corp.                         6.450%         5,187     12/1/2002        11/1/2012
135            Maple Village Cooperative, Inc.                    6.120%         8,964      2/1/2003         1/1/2013
136            57 East 72nd Corporation                           6.950%         4,575      8/1/2002         7/1/2012
137            Town & Country Mobile Home Park                    6.250%         4,766     1/11/2003       12/11/2007
138            307-9 Owners Corp.                                 5.930%         4,987      2/1/2003         1/1/2013
139            Flex II - Cross Keys Campus                        7.000%         4,657    10/11/2002        9/11/2012

                                                                     PREPAYMENT PROVISION              DEFEASANCE
 #    CROSSED   LOAN NAME                                            AS OF ORIGINATION(4)(5)            OPTION(6)
---   -------   ---------                                            -------------------------         ----------
71             83-33 Gardens Corp.                                   Lock/116_0.0%/4                      Yes
72             Tribeca Owners Corp.                                  Lock/101_2.0%/16_0.0%/3               No
73             Avon Square Shopping Center                           Lock/114_0.0%/6                      Yes
74             230 Apartments Corp.                                  Lock/101_2.0%/16_0.0%/3               No
75             Bay Terrace Cooperative Section XII, Inc.             Lock/116_0.0%/4                      Yes
76             Hunt Gardens Apartments                               Lock/35_YM1/81_0.0%/4                 No
77             607 Apartments Corp.                                  Lock/101_2.0%/16_0.0%/3               No
78             Kickingbird Apartments                                Lock/116_0.0%/4                      Yes
79             Willow Tree Apartments                                Lock/35_YM1/81_0.0%/4                 No
80             Holmesburg Shopping Center                            Lock/114_0.0%/6                      Yes
81             20 East 74th Street, Inc.                             Lock/116_0.0%/4                      Yes
82             560-564 Pacific Avenue                                Lock/117_0.0%/3                      Yes
83             Merritt Island Cooperative Housing Association        Lock/101_2.0%/18_0.0%/1               No
84             Quail Hollow Apartments                               Lock/114_0.0%/6                      Yes
85             Chelsea Gardens Owners Corp.                          Lock/116_0.0%/4                      Yes
86             4 Manley Street                                       Lock/116_0.0%/4                      Yes
87             14BC Apartment Corp.                                  Lock/101_2.0%/16_0.0%/3               No
88             Colonial Apt. Corp.                                   Lock/101_1.0%/16_0.0%/3               No
89             Brookwood Townhomes                                   Lock/116_0.0%/4                      Yes
90             76th Street Owners' Corp.                             Lock/116_0.0%/4                      Yes
91             Orangewood Place Apartments                           Lock/116_0.0%/4                      Yes
92             118 Eighth Avenue Housing Corporation                 Lock/116_0.0%/4                      Yes
93             MCC Corporate Plaza Office Buildings                  Lock/114_0.0%/6                      Yes
94             760 West End Avenue Owners, Inc.                      Lock/116_0.0%/4                      Yes
95             Coronado Villas                                       Lock/114_0.0%/6                      Yes
96             River Oaks Mobile Home Park                           Lock/114_0.0%/6                      Yes
97             Belle Village Apartments                              Lock/116_0.0%/4                      Yes
98             Palomar Airport Business Park                         Lock/117_0.0%/3                      Yes
99             141 East Third Owners Corp.                           Lock/47_YM/70_0.0%/3                  No
100            Pinewood Village Apartments                           Lock/117_0.0%/3                      Yes
101            1700 Parker Drive Building                            Lock/117_0.0%/3                      Yes
102            Woodlawn Manor Mobile Home Park                       Lock/54_0.0%/6                       Yes
103            925 Union Street Tenants Corp.                        Lock/101_2.0%/16_0.0%/3               No
104            3255 Randall Owners Corp.                             Lock/101_2.0%/16_0.0%/3               No
105            Villa Fontana Mobile Home Park                        Lock/57_0.0%/3                       Yes
106            402 East 74th Street Corp.                            Lock/101_2.0%/16_0.0%/3               No
107            Palmer Terrace Owners Corp.                           Lock/116_0.0%/4                      Yes
108            36 West 35th Apartment Corp.                          Lock/116_0.0%/4                      Yes
109            Avalon Mobile Home Park                               Lock/114_0.0%/6                      Yes
110            Dorset Shopping Center                                Lock/114_0.0%/6                      Yes
111            Hillside Mobile Home Park                             Lock/114_0.0%/6                      Yes
112            Vernon Manor Co-operative Apartments,                 Lock/101_2.0%/16_0.0%/3               No
                 Section I, Incorporated
113            250 West Merrick Road Owners Corp.                    Lock/116_0.0%/4                      Yes
114            West Chester Apartments                               Lock/114_0.0%/6                      Yes
115            Deerfield Plaza                                       Lock/114_0.0%/6                      Yes
116            Edgewood, Inc.                                        Lock/101_2.0%/16_0.0%/3               No
117            1260 Apartment Corp.                                  Lock/116_0.0%/4                      Yes
118            15 Tenant Stockholders Inc.                           Lock/116_0.0%/4                      Yes
119            Castleton Gardens Owner's Corp.                       Lock/116_0.0%/4                      Yes
120            59 Wooster St. Corp.                                  Lock/116_0.0%/4                      Yes
121            Shops @ Moreland                                      Lock/114_0.0%/6                      Yes
122            Rolling Meadows Junction Shopping Center              Lock/117_0.0%/3                      Yes
123            Bloomington Business Park                             Lock/114_0.0%/6                      Yes
124            3/10 Tenants' Housing Corp.                           Lock/116_0.0%/4                      Yes
125            520 W. 50th St., Inc.                                 Lock/101_2.0%/16_0.0%/3               No
126            Queens Park Apartments                                Lock/114_0.0%/6                      Yes
127            424 East 57th Street Tenants Corp.                    Lock/101_2.0%/16_0.0%/3               No
128            Grand and Mercer Street Corp.                         Lock/47_YM/69_0.0%/4                  No
129            215 West 105th Street Owners Corp.                    Lock/116_0.0%/4                      Yes
130            302 West 86th Street Owners Corp.                     Lock/101_2.0%/16_0.0%/3               No
131            281 West 11th Owners Corp.                            Lock/116_0.0%/4                      Yes
132            Henry Clay Apartments                                 Lock/114_0.0%/6                      Yes
133            242 West 104 Owners, Inc.                             Lock/176_0.0%/4                      Yes
134            320 East 35th Owners Corp.                            Lock/116_0.0%/4                      Yes
135            Maple Village Cooperative, Inc.                       Lock/116_0.0%/4                      Yes
136            57 East 72nd Corporation                              Lock/116_0.0%/4                      Yes
137            Town & Country Mobile Home Park                       Lock/54_0.0%/6                       Yes
138            307-9 Owners Corp.                                    Lock/116_0.0%/4                      Yes
139            Flex II - Cross Keys Campus                           Lock/114_0.0%/6                      Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                     PERCENTAGE OF   ORIGINATION
                                                                  ORIGINAL         CUT-OFF DATE         INITIAL      AMORTIZATION
                                                                  PRINCIPAL          PRINCIPAL         MORTGAGE          TERM
 #   CROSSED   LOAN NAME                                           BALANCE          BALANCE(1)       POOL BALANCE      (MONTHS)
---  -------   ---------                                          ---------        ------------      -------------   ------------
140            312 East 89th Street Owners, Inc.               $       700,000    $       695,994       0.07%            360
141            Tudor Court Owners Corp.                                675,000            670,225       0.07%            180
142            222 West Broadway Owners Corp.                          650,000            648,106       0.06%            480
143            51 E. 90 Apartments Corp.                               650,000            647,413       0.06%            480
144            45 W. 54 Corp.                                          650,000            645,402       0.06%            180
145            Chittenden House, Inc.                                  630,000            628,430       0.06%            480
146            Reddingwood Mobile Home Park                            615,000            611,345       0.06%            240
147            6 East 72nd Street Corporation                          600,000            600,000       0.06%       Interest Only
148            720 West 173rd Street Owners Corp.                      600,000            597,916       0.06%            360
149            Clinton Avenue Owners Corp.                             600,000            595,900       0.06%            180
150            136 W. 13th St. Owners Corp.                            575,000            573,563       0.06%            480
151            Caton/Stratford Owners Corp.                            550,000            548,539       0.05%            480
152            Fieldston Garden Apartments Inc.                        550,000            548,247       0.05%            360
153            9 West 16th St. Corp.                                   510,000            506,584       0.05%            360
154            953 Fifth Avenue Corporation                            500,000            500,000       0.05%       Interest Only
155            West 16th Street Tenants Corp.                          500,000            499,643       0.05%            720
156            West 21st Street Apartment Corp.                        500,000            487,438       0.05%            180
157            56 Warren Owners Corp.                                  500,000            484,814       0.05%            120
158            Fleetridge East Owners, Inc.                            400,000            397,193       0.04%            360
159            East 7 Street Development Corp.                         390,000            386,172       0.04%            180
160            130 Flower Corp.                                        330,000            322,831       0.03%            180
161            Finnish Home Building Association "ALKU", Inc.          300,000            292,672       0.03%            180
162            328 Clinton Ave. Tenants Corp.                          275,000            274,456       0.03%            360
163            44 Walker Street Owners Corp.                           275,000            273,452       0.03%            360
164            86-88 Owners Corporation                                280,000            272,979       0.03%            180
165            184 Clint Owners Corp.                                  260,000            258,585       0.03%            360
166            390 West Broadway, Inc.                                 250,000            249,266       0.02%            360
167            259 West Tenant Corp.                                   250,000            248,830       0.02%            360
168            154 Clinton Owners, Inc.                                225,000            224,225       0.02%            480
169            139 W. 85th St. Tenants Corp.                           180,000            179,058       0.02%            360
170            15 Berkeley Owners Corp.                                140,000            137,418       0.01%            180
171            132 State Street Apartment Corporation                  130,000            128,469       0.01%            360

                                                               --------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                        $ 1,009,517,750    $ 1,006,389,301      100.0%            362
                                                               ==============================================================

MAXIMUM:                                                       $    82,000,000    $    81,648,125       8.11%            720
MINIMUM:                                                       $       130,000    $       128,469       0.01%            120

                                                                                                                   INITIAL
                                                                 REMAINING        ORIGINAL        REMAINING        INTEREST
                                                                AMORTIZATION       TERM TO         TERM TO          ONLY
                                                                   TERM           MATURITY         MATURITY         PERIOD
 #   CROSSED   LOAN NAME                                        (MONTHS)(1)     (MONTHS)(2)     (MONTHS)(1)(2)     (MONTHS)
---  -------   ---------                                        ------------    ------------    ----------------   --------
140            312 East 89th Street Owners, Inc.                     354             120              114
141            Tudor Court Owners Corp.                              178             180              178
142            222 West Broadway Owners Corp.                        474             120              114
143            51 E. 90 Apartments Corp.                             469             120              109
144            45 W. 54 Corp.                                        178             180              178
145            Chittenden House, Inc.                                476             120              116
146            Reddingwood Mobile Home Park                          237             120              117
147            6 East 72nd Street Corporation                   Interest Only        120              112            120
148            720 West 173rd Street Owners Corp.                    356             120              116
149            Clinton Avenue Owners Corp.                           178             180              178
150            136 W. 13th St. Owners Corp.                          475             120              115
151            Caton/Stratford Owners Corp.                          475             120              115
152            Fieldston Garden Apartments Inc.                      357             120              117
153            9 West 16th St. Corp.                                 352             120              112
154            953 Fifth Avenue Corporation                     Interest Only        120              115            120
155            West 16th Street Tenants Corp.                        711             120              111
156            West 21st Street Apartment Corp.                      172             180              172
157            56 Warren Owners Corp.                                115             120              115
158            Fleetridge East Owners, Inc.                          352             120              112
159            East 7 Street Development Corp.                       177             180              177
160            130 Flower Corp.                                      173             180              173
161            Finnish Home Building Association "ALKU", Inc.        172             180              172
162            328 Clinton Ave. Tenants Corp.                        358             120              118
163            44 Walker Street Owners Corp.                         353             120              113
164            86-88 Owners Corporation                              172             180              172
165            184 Clint Owners Corp.                                353             120              113
166            390 West Broadway, Inc.                               357             120              117
167            259 West Tenant Corp.                                 355             120              115
168            154 Clinton Owners, Inc.                              471             120              111
169            139 W. 85th St. Tenants Corp.                         354             120              114
170            15 Berkeley Owners Corp.                              174             120              114
171            132 State Street Apartment Corporation                347             120              107

                                                             ----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              358             114              110
                                                             ================================================================

MAXIMUM:                                                             716             180              178
MINIMUM:                                                             115              60               55

                                                                MORTGAGE                       FIRST
                                                                INTEREST        MONTHLY       PAYMENT       MATURITY
 #   CROSSED   LOAN NAME                                          RATE          PAYMENT         DATE          DATE         ARD(3)
---  -------   ---------                                        --------        -------       -------       --------       -------
140            312 East 89th Street Owners, Inc.                 6.450%       $      4,443   10/1/2002       9/1/2012
141            Tudor Court Owners Corp.                          6.140%              5,779    2/1/2003       1/1/2018
142            222 West Broadway Owners Corp.                    6.170%              3,654   10/1/2002       9/1/2012
143            51 E. 90 Apartments Corp.                         7.290%              4,225    5/1/2002       4/1/2012
144            45 W. 54 Corp.                                    6.140%              5,564    2/1/2003       1/1/2018
145            Chittenden House, Inc.                            5.550%              3,304   12/1/2002      11/1/2012
146            Reddingwood Mobile Home Park                      6.780%              4,687   1/11/2003     12/11/2012
147            6 East 72nd Street Corporation                    6.540%              3,270    8/1/2002       7/1/2012
148            720 West 173rd Street Owners Corp.                6.750%              3,892   12/1/2002      11/1/2012
149            Clinton Avenue Owners Corp.                       6.600%              5,290    2/1/2003       1/1/2018
150            136 W. 13th St. Owners Corp.                      6.250%              3,300   11/1/2002      10/1/2012
151            Caton/Stratford Owners Corp.                      6.000%              3,058   11/1/2002      10/1/2012
152            Fieldston Garden Apartments Inc.                  5.950%              3,309    1/1/2003      12/1/2012
153            9 West 16th St. Corp.                             6.940%              3,406    8/1/2002       7/1/2012
154            953 Fifth Avenue Corporation                      6.080%              2,533   11/1/2002      10/1/2012
155            West 16th Street Tenants Corp.                    7.320%              3,089    7/1/2002       6/1/2012
156            West 21st Street Apartment Corp.                  7.220%              4,584    8/1/2002       7/1/2017
157            56 Warren Owners Corp.                            6.300%              5,649   11/1/2002      10/1/2012
158            Fleetridge East Owners, Inc.                      6.700%              2,606    8/1/2002       7/1/2012
159            East 7 Street Development Corp.                   6.830%              3,489    1/1/2003      12/1/2017
160            130 Flower Corp.                                  7.400%              3,040    9/1/2002       8/1/2017
161            Finnish Home Building Association "ALKU", Inc.    7.550%              2,808    8/1/2002       7/1/2017
162            328 Clinton Ave. Tenants Corp.                    6.970%              1,842    2/1/2003       1/1/2013
163            44 Walker Street Owners Corp.                     7.250%              1,895    9/1/2002       8/1/2012
164            86-88 Owners Corporation                          7.320%              2,567    8/1/2002       7/1/2017
165            184 Clint Owners Corp.                            7.430%              1,824    9/1/2002       8/1/2012
166            390 West Broadway, Inc.                           6.430%              1,583    1/1/2003      12/1/2012
167            259 West Tenant Corp.                             6.500%              1,595   11/1/2002      10/1/2012
168            154 Clinton Owners, Inc.                          7.120%              1,434    7/1/2002       6/1/2012
169            139 W. 85th St. Tenants Corp.                     6.950%              1,203   10/1/2002       9/1/2012
170            15 Berkeley Owners Corp.                          7.570%              1,312   10/1/2002       9/1/2012
171            132 State Street Apartment Corporation            6.780%                854    3/1/2002       2/1/2012

                                                                -------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          6.213%       $  6,136,283  12/12/2002     11/11/2016
                                                                =======================================================

MAXIMUM:                                                         7.790%       $    523,700    4/1/2003         2/11/33
MINIMUM:                                                         5.430%       $        854    3/1/2002        10/11/07


                                                                   PREPAYMENT PROVISION              DEFEASANCE
 #   CROSSED   LOAN NAME                                           AS OF ORIGINATION(4)(5)            OPTION(6)
---  -------   ---------                                           -------------------------         ----------
140            312 East 89th Street Owners, Inc.                     Lock/101_2.0%/16_0.0%/3             No
141            Tudor Court Owners Corp.                              Lock/176_0.0%/4                    Yes
142            222 West Broadway Owners Corp.                        Lock/116_0.0%/4                    Yes
143            51 E. 90 Apartments Corp.                             Lock/113_0.0%/7                    Yes
144            45 W. 54 Corp.                                        Lock/47_YM/129_0.0%/4               No
145            Chittenden House, Inc.                                Lock/47_YM/70_0.0%/3                No
146            Reddingwood Mobile Home Park                          Lock/114_0.0%/6                    Yes
147            6 East 72nd Street Corporation                        Lock/116_0.0%/4                    Yes
148            720 West 173rd Street Owners Corp.                    Lock/116_0.0%/4                    Yes
149            Clinton Avenue Owners Corp.                           Lock/143_3.0%/34_0.0%/3             No
150            136 W. 13th St. Owners Corp.                          Lock/101_2.0%/16_0.0%/3             No
151            Caton/Stratford Owners Corp.                          Lock/101_1.0%/16_0.0%/3             No
152            Fieldston Garden Apartments Inc.                      Lock/101_2.0%/16_0.0%/3             No
153            9 West 16th St. Corp.                                 Lock/116_0.0%/4                    Yes
154            953 Fifth Avenue Corporation                          Lock/101_2.0%/16_0.0%/3             No
155            West 16th Street Tenants Corp.                        Lock/116_0.0%/4                    Yes
156            West 21st Street Apartment Corp.                      Lock/176_0.0%/4                    Yes
157            56 Warren Owners Corp.                                Lock/116_0.0%/4                    Yes
158            Fleetridge East Owners, Inc.                          Lock/101_2.0%/16_0.0%/3             No
159            East 7 Street Development Corp.                       Lock/176_0.0%/4                    Yes
160            130 Flower Corp.                                      Lock/176_0.0%/4                    Yes
161            Finnish Home Building Association "ALKU", Inc.        Lock/176_0.0%/4                    Yes
162            328 Clinton Ave. Tenants Corp.                        Lock/101_2.0%/16_0.0%/3             No
163            44 Walker Street Owners Corp.                         Lock/116_0.0%/4                    Yes
164            86-88 Owners Corporation                              Lock/176_0.0%/4                    Yes
165            184 Clint Owners Corp.                                Lock/116_0.0%/4                    Yes
166            390 West Broadway, Inc.                               Lock/47_YM/69_0.0%/4                No
167            259 West Tenant Corp.                                 Lock/116_0.0%/4                    Yes
168            154 Clinton Owners, Inc.                              Lock/116_0.0%/4                    Yes
169            139 W. 85th St. Tenants Corp.                         Lock/116_0.0%/4                    Yes
170            15 Berkeley Owners Corp.                              Lock/116_0.0%/4                    Yes
171            132 State Street Apartment Corporation                Lock/116_0.0%/4                    Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH, 2003.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED REAL PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3)  ANTICIPATED REPAYMENT DATE.
(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(w) = LOCKOUT OR DEFEASANCE FOR (w) PAYMENTS
     YM/(x) = YIELD MAINTENANCE PREMIUM FOR (x) PAYMENTS
     YMA/(x) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (x)
               PAYMENTS
     YMA+B%/(x) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT PLUS
                  B% PREPAYMENT FOR (x) PAYMENTS
     A%/(y) = A% PREPAYMENT FOR (y) PAYMENTS
     0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS
(5) THE HARBOR KEY APARTMENTS MORTGATAGE LOAN ALSO PROVIDES FOR A DEFEASANCE OPTION AFTER THE SECOND ANNIVERSARY OF THE REMIC DATE.
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) UPON THE OCCURRENCE OF A FAILURE BY A MAJOR TENANT TO DELIVER A LEASE RENEWAL OR THE DOWNGRADE OF SUCH TENANT'S CREDIT RATING BELOW "BBB", THE MORTGAGE INTEREST RATE WILL INCREASE BY 2.000% AND ALL EXCESS CASH FLOW WILL BE USED TO AMORTIZE THE LOAN.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE
                                                               PRINCIPAL         APPRAISED        CUT-OFF DATE      MATURITY/ARD
 #  CROSSED  LOAN NAME                                         BALANCE(1)         VALUE(2)       LTV RATIO(1)(3)     BALANCE(4)
--- -------  ---------                                        ------------       ---------       ---------------    ------------
1            Northgate Mall                                  $    81,648,125  $   109,400,000          74.6%       $  70,630,729
2            Quaker Headquarters                                  72,000,000      103,200,000          69.8%          72,000,000
3            Dallas Metroplex Portfolio                           31,030,416       40,000,000          77.6%          27,214,592
4            Michigan Equities C Portfolio                        29,632,746       39,100,000          75.8%          25,578,770
5            Fairfax Building                                     28,937,315       37,000,000          78.2%          24,593,733
6            Willoughby Commons                                   28,013,628       36,300,000          77.2%          23,741,324
7            Mooresville Consumer Square                          24,438,653       30,700,000          79.6%          21,329,324
8            Flower Hill Mall                                     24,000,000       32,075,000          74.8%          21,504,057
9            East Windsor Village                                 21,330,121       27,000,000          79.0%          17,905,691
10           100 Middle Street                                    20,879,969       28,000,000          74.6%          18,204,700
11           One Montrose Metro                                   20,544,013       27,200,000          75.5%          17,357,981
12           Deep Run Mobile Home Park                            20,500,000       25,800,000          79.5%          17,635,904
13           Harbour Key Apartments                               18,923,392       24,750,000          76.5%          16,099,268
14           Signature Place Apartments                           18,414,825       24,500,000          75.2%          15,810,243
15           South Street Cerritos Shopping Center                18,180,783       23,750,000          76.6%          15,608,151
16           136 East South Temple Office Building                15,925,424       24,000,000          66.4%          15,006,680
17           Canyon Plaza Shopping Center                         14,968,362       19,500,000          76.8%          13,593,906
18           CBL Center                                           14,898,802       20,200,000          73.8%          12,635,657
19           Indian Lookout Apartments                            13,991,051       17,600,000          79.5%          11,907,688
20           Ashland & Roosevelt Center                           13,982,438       18,000,000          77.7%          12,072,861
21           Rehoboth Bay Mobile Home Park                        13,000,000       16,600,000          78.3%          10,963,135
22           Huntwick Apartments                                  12,246,108       15,450,000          79.3%          10,583,366
23           Court Village Apartments                             11,984,102       16,000,000          74.9%          10,184,570
24           Southern Hills Tower                                 11,973,848       16,000,000          74.8%          10,161,711
25           Trinity Place                                        11,942,332       16,070,000          74.3%          10,193,031
26           Richmond Plaza Building                              11,774,284       17,000,000          69.3%           9,992,349
27           Market Square Shopping Center                        11,300,440       15,000,000          75.3%           9,598,619
28           50-66 Office Building                                11,015,343       13,800,000          79.8%           9,307,047
29           Chasco Woods Apartments                              10,286,173       13,490,000          76.3%           8,708,286
30           Park Place Shopping Center                            9,586,938       12,000,000          79.9%           8,084,956
31           Shady Grove Tech Center                               9,099,631       11,400,000          79.8%           7,688,430
32           Churchill Square Shopping Center                      8,745,078       11,000,000          79.5%           7,654,472
33           Taunton Depot Drive                                   8,463,863       11,450,000          73.9%           7,142,116
34           Parkview Apartments Corp.                             8,462,209       19,950,000          42.4%           7,075,074
35           College Plaza                                         7,966,099       11,170,000          71.3%           6,914,100
36           Talisker Apartments                                   7,682,142        9,650,000          79.6%           6,538,218
37           Silver Spur Town & Country Shopping Center            7,477,295        8,630,000          86.6%           6,351,749
38           Jano Arms Apartments                                  7,321,638        9,750,000          75.1%           6,269,812
39           261-267 Boston Road                                   6,691,230        8,600,000          77.8%           5,706,292
40           801 and 811 Cromwell Park Drive                       6,609,990        8,300,000          79.6%           5,689,192
41           Silverlake Plaza II                                   6,414,554        8,800,000          72.9%           5,618,614
42           Midway Square                                         6,275,689        8,200,000          76.5%           5,374,124
43           Bard Townhouses                                       5,872,186        7,350,000          79.9%           4,986,047
44           Ross Plaza                                            5,728,066        6,800,000          84.2%           4,913,420
45           425 Park-South Tower Corporation                      5,588,914       43,150,000          13.0%           5,207,786
46           The Woodlands Apt. Corp.                              5,584,244       25,400,000          22.0%           5,206,105
47           Potomac Valley Bank Building                          5,507,671        6,900,000          79.8%           4,653,523
48    (A)    Rancho Gowan 24 & 25                                  1,903,243        2,580,000          72.2%           1,650,071
49    (A)    Rancho Gowan 28                                       1,723,880        2,400,000          72.2%           1,494,567
50    (A)    Rancho Gowan 27                                       1,703,950        2,400,000          72.2%           1,477,288
51           Stone Creek Apartment Homes                           5,173,499        6,670,000          77.6%           4,498,632
52           One Beltway North                                     5,108,565        6,400,000          79.8%           4,316,311
53           Holt Avenue                                           4,985,571        7,200,000          69.2%           4,265,562
54           Food 4 Less Center                                    4,976,695        6,900,000          72.1%           4,265,669

                                                                 MATURITY/
                                                                  ARD LTV         MOST RECENT   MOST RECENT        U/W
 #  CROSSED  LOAN NAME                                         RATIO(3)(4)(5)         NOI         DSCR(6)          NOI
--- -------  ---------                                         --------------     -----------   -----------        ---
1            Northgate Mall                                       64.6%          $  9,496,164     1.42x       $   9,667,354
2            Quaker Headquarters                                  69.8%                   N/A      N/A            7,876,275
3            Dallas Metroplex Portfolio                           68.0%                   N/A      N/A            3,316,424
4            Michigan Equities C Portfolio                        65.4%             3,576,350     1.40            3,495,149
5            Fairfax Building                                     66.5%             3,212,779     1.27            3,240,043
6            Willoughby Commons                                   65.4%             3,225,576     1.54            3,299,139
7            Mooresville Consumer Square                          69.5%             2,500,098     1.29            2,636,991
8            Flower Hill Mall                                     67.0%             2,445,858     1.29            2,425,198
9            East Windsor Village                                 66.3%                   N/A      N/A            2,187,634
10           100 Middle Street                                    65.0%             2,558,992     1.43            2,620,206
11           One Montrose Metro                                   63.8%             2,329,890     1.53            2,077,739
12           Deep Run Mobile Home Park                            68.4%             2,199,482     1.52            2,128,075
13           Harbour Key Apartments                               65.0%             1,994,483     1.41            1,986,435
14           Signature Place Apartments                           64.5%             1,744,105     1.20            1,944,228
15           South Street Cerritos Shopping Center                65.7%                   N/A      N/A            2,032,059
16           136 East South Temple Office Building                62.5%             2,144,613     1.72            2,013,891
17           Canyon Plaza Shopping Center                         69.7%             1,660,813     1.51            1,667,660
18           CBL Center                                           62.6%             1,794,285     1.44            1,955,149
19           Indian Lookout Apartments                            67.7%             1,399,211     1.31            1,451,606
20           Ashland & Roosevelt Center                           67.1%                   N/A      N/A            1,468,336
21           Rehoboth Bay Mobile Home Park                        66.0%             1,624,800     1.67            1,341,228
22           Huntwick Apartments                                  68.5%             1,239,557     1.01            1,332,994
23           Court Village Apartments                             63.7%             1,224,221     1.33            1,142,686
24           Southern Hills Tower                                 63.5%             1,561,991     1.82            1,366,501
25           Trinity Place                                        63.4%             1,326,649     1.39            1,510,656
26           Richmond Plaza Building                              58.8%             1,845,204     2.19            1,554,624
27           Market Square Shopping Center                        64.0%             1,497,577     1.65            1,327,425
28           50-66 Office Building                                67.4%             1,294,208     1.48            1,283,798
29           Chasco Woods Apartments                              64.6%             1,016,303     1.22              998,420
30           Park Place Shopping Center                           67.4%                   N/A      N/A            1,036,239
31           Shady Grove Tech Center                              67.4%               920,976     0.98            1,012,924
32           Churchill Square Shopping Center                     69.6%               955,798     1.29              979,777
33           Taunton Depot Drive                                  62.4%                   N/A      N/A            1,035,982
34           Parkview Apartments Corp.                            35.5%                   N/A      N/A            1,789,296
35           College Plaza                                        61.9%             1,005,649     1.55              968,990
36           Talisker Apartments                                  67.8%               782,324     1.32              822,676
37           Silver Spur Town & Country Shopping Center           73.6%               723,386     1.28              792,411
38           Jano Arms Apartments                                 64.3%               663,715     1.19              693,521
39           261-267 Boston Road                                  66.4%               629,156     1.28              700,712
40           801 and 811 Cromwell Park Drive                      68.5%               754,501     1.32              790,405
41           Silverlake Plaza II                                  63.8%                   N/A      N/A              839,378
42           Midway Square                                        65.5%               654,673     1.31              713,491
43           Bard Townhouses                                      67.8%               627,578     1.48              633,834
44           Ross Plaza                                           72.3%               476,395     1.03              587,618
45           425 Park-South Tower Corporation                     12.1%                   N/A      N/A            1,988,459
46           The Woodlands Apt. Corp.                             20.5%                   N/A      N/A            1,534,431
47           Potomac Valley Bank Building                         67.4%               602,241     1.40              629,685
48    (A)    Rancho Gowan 24 & 25                                 62.6%                   N/A      N/A              230,152
49    (A)    Rancho Gowan 28                                      62.6%               179,921     1.37              215,699
50    (A)    Rancho Gowan 27                                      62.6%               232,596     1.37              214,049
51           Stone Creek Apartment Homes                          67.4%               463,048     1.15              584,282
52           One Beltway North                                    67.4%               633,947     1.63              577,397
53           Holt Avenue                                          59.2%               666,255     1.64              620,654
54           Food 4 Less Center                                   61.8%               643,270     1.57              673,443

                                                                  U/W          U/W     ADMINISTRATIVE
 #  CROSSED  LOAN NAME                                           NCF(7)       DSCR(6)       FEES
--- -------  ---------                                          -------      --------  --------------
1            Northgate Mall                                  $   9,124,275    1.45x       0.0524%
2            Quaker Headquarters                                 7,493,752    1.81        0.0524%
3            Dallas Metroplex Portfolio                          3,169,176    1.27        0.0524%
4            Michigan Equities C Portfolio                       3,084,437    1.36        0.0724%
5            Fairfax Building                                    2,890,920    1.39        0.0974%
6            Willoughby Commons                                  3,141,772    1.58        0.0524%
7            Mooresville Consumer Square                         2,526,530    1.30        0.1124%
8            Flower Hill Mall                                    2,307,930    1.27        0.1024%
9            East Windsor Village                                2,112,821    1.44        0.0524%
10           100 Middle Street                                   2,400,744    1.47        0.0524%
11           One Montrose Metro                                  1,899,895    1.31        0.1024%
12           Deep Run Mobile Home Park                           2,097,125    1.47        0.0524%
13           Harbour Key Apartments                              1,911,435    1.40        0.0524%
14           Signature Place Apartments                          1,835,630    1.34        0.0524%
15           South Street Cerritos Shopping Center               1,943,797    1.44        0.0524%
16           136 East South Temple Office Building               1,897,701    1.61        0.0524%
17           Canyon Plaza Shopping Center                        1,584,230    1.44        0.1324%
18           CBL Center                                          1,753,124    1.58        0.0524%
19           Indian Lookout Apartments                           1,371,606    1.36        0.0524%
20           Ashland & Roosevelt Center                          1,405,152    1.31        0.0524%
21           Rehoboth Bay Mobile Home Park                       1,314,978    1.44        0.0824%
22           Huntwick Apartments                                 1,260,994    1.35        0.1324%
23           Court Village Apartments                            1,084,286    1.25        0.1124%
24           Southern Hills Tower                                1,187,757    1.38        0.0824%
25           Trinity Place                                       1,393,019    1.60        0.0524%
26           Richmond Plaza Building                             1,303,445    1.54        0.0824%
27           Market Square Shopping Center                       1,169,889    1.44        0.0524%
28           50-66 Office Building                               1,130,327    1.45        0.1024%
29           Chasco Woods Apartments                               926,420    1.26        0.1324%
30           Park Place Shopping Center                            983,179    1.46        0.0524%
31           Shady Grove Tech Center                               884,771    1.38        0.1024%
32           Churchill Square Shopping Center                      920,361    1.32        0.0524%
33           Taunton Depot Drive                                   980,455    1.66        0.0724%
34           Parkview Apartments Corp.                           1,789,296    3.00        0.0824%
35           College Plaza                                         917,863    1.49        0.0524%
36           Talisker Apartments                                   767,676    1.39        0.0524%
37           Silver Spur Town & Country Shopping Center            756,512    1.41        0.0524%
38           Jano Arms Apartments                                  671,271    1.24        0.0524%
39           261-267 Boston Road                                   621,105    1.27        0.1124%
40           801 and 811 Cromwell Park Drive                       691,850    1.40        0.0624%
41           Silverlake Plaza II                                   763,227    1.49        0.0524%
42           Midway Square                                         663,155    1.43        0.0524%
43           Bard Townhouses                                       601,734    1.42        0.0824%
44           Ross Plaza                                            547,362    1.29        0.0524%
45           425 Park-South Tower Corporation                    1,988,459    4.94        0.0824%
46           The Woodlands Apt. Corp.                            1,534,431    3.82        0.0824%
47           Potomac Valley Bank Building                          557,678    1.43        0.1024%
48    (A)    Rancho Gowan 24 & 25                                  209,797    1.43        0.0524%
49    (A)    Rancho Gowan 28                                       190,382    1.43        0.0524%
50    (A)    Rancho Gowan 27                                       188,862    1.43        0.0524%
51           Stone Creek Apartment Homes                           521,538    1.30        0.1324%
52           One Beltway North                                     500,281    1.39        0.1024%
53           Holt Avenue                                           556,949    1.52        0.0524%
54           Food 4 Less Center                                    606,366    1.65        0.0524%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                               CUT-OFF DATE
                                                                 PRINCIPAL       APPRAISED         CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  LOAN NAME                                         BALANCE(1)        VALUE(2)        LTV RATIO(1)(3)     BALANCE(4)
---  -------  ---------                                        ------------      ----------       ---------------    ------------
55            Western Plaza                                   $     4,975,000  $     6,300,000          79.0%       $   4,317,472
56            Highlands Ranch East Medical Office                   4,948,371        6,625,000          74.7%           4,198,942
57            The Park at Summerhill Apartments                     4,784,906        6,050,000          79.1%           4,040,856
58            Country Bend Apartments                               4,751,380        6,110,000          77.8%           4,070,935
59            Grosse Pointe Farms                                   4,730,800        6,100,000          77.6%           4,034,434
60            N.E. 820 Business Towers                              4,630,664        6,500,000          71.2%           4,028,731
61            Nineteenth Avenue Self Storage                        4,400,000        7,180,000          61.3%           3,465,666
62            Gateway Center                                        4,326,602        5,800,000          74.6%           3,847,232
63            Professional Equity Building                          4,326,316        5,420,000          79.8%           3,655,377
64            Canoga Park Center                                    4,240,616        5,700,000          74.4%           3,590,394
65            East Forest Plaza                                     4,175,000        5,300,000          78.8%           3,623,206
66            Sunnybrook Gardens Owners, Inc.                       4,087,458       26,100,000          15.7%           3,421,906
67            Chapel Terrace & Vanderbilt Apts                      4,071,525        5,475,000          74.4%           3,191,393
68            Theatre Square                                        4,027,346        5,400,000          74.6%           3,162,535
69            Fairfax Apartments                                    3,977,038        5,000,000          79.5%           3,465,675
70            Plaza West Shopping Center                            3,589,039        4,500,000          79.8%           3,046,127
71            83-33 Gardens Corp.                                   3,588,454       16,100,000          22.3%           2,984,044
72            Tribeca Owners Corp.                                  3,400,000       51,390,000           6.6%           3,400,000
73            Avon Square Shopping Center                           3,367,584        4,450,000          75.7%           2,853,745
74            230 Apartments Corp.                                  3,343,973       39,010,000           8.6%           3,063,449
75            Bay Terrace Cooperative Section XII, Inc.             3,334,875       30,880,000          10.8%           2,862,991
76            Hunt Gardens Apartments                               3,243,089        4,070,000          79.7%           2,764,276
77            607 Apartments Corp.                                  3,237,620       48,330,000           6.7%           3,146,086
78            Kickingbird Apartments                                3,140,299        4,400,000          71.4%           2,435,116
79            Willow Tree Apartments                                3,118,355        3,910,000          79.8%           2,657,957
80            Holmesburg Shopping Center                            3,064,942        4,150,000          73.9%           2,679,036
81            20 East 74th Street, Inc.                             3,025,000       67,015,000           4.5%           3,025,000
82            560-564 Pacific Avenue                                2,986,580        5,100,000          58.6%           2,574,062
83            Merritt Island Cooperative Housing Association        2,976,532       10,650,000          27.9%           2,419,339
84            Quail Hollow Apartments                               2,807,255        3,525,000          79.6%           2,416,193
85            Chelsea Gardens Owners Corp.                          2,709,236       61,740,000           4.4%           1,763,443
86            4 Manley Street                                       2,704,623        3,620,000          74.7%           2,319,324
87            14BC Apartment Corp.                                  2,686,772       24,600,000          10.9%           2,281,278
88            Colonial Apt. Corp.                                   2,671,805       13,200,000          20.2%           2,113,596
89            Brookwood Townhomes                                   2,636,456        3,400,000          77.5%           2,232,027
90            76th Street Owners' Corp.                             2,591,323       12,000,000          21.6%           2,163,100
91            Orangewood Place Apartments                           2,542,919        3,380,000          75.2%           2,187,895
92            118 Eighth Avenue Housing Corporation                 2,449,322       22,457,000          10.9%           2,298,960
93            MCC Corporate Plaza Office Buildings                  2,424,220        3,300,000          73.5%           2,092,228
94            760 West End Avenue Owners, Inc.                      2,392,451       32,640,000           7.3%           2,240,305
95            Coronado Villas                                       2,335,041        2,930,000          79.7%           2,002,392
96            River Oaks Mobile Home Park                           2,190,867        2,900,000          75.5%           1,720,944
97            Belle Village Apartments                              2,095,642        2,700,000          77.6%           1,793,906
98            Palomar Airport Business Park                         1,997,470        3,220,000          62.0%           1,720,392
99            141 East Third Owners Corp.                           1,995,388       36,000,000           5.5%           1,835,867
100           Pinewood Village Apartments                           1,984,578        2,700,000          73.5%           1,742,036
101           1700 Parker Drive Building                            1,789,854        2,700,000          66.3%           1,403,244
102           Woodlawn Manor Mobile Home Park                       1,752,448        2,230,000          78.6%           1,659,120
103           925 Union Street Tenants Corp.                        1,746,873       11,830,000          14.8%           1,601,300
104           3255 Randall Owners Corp.                             1,646,261        4,300,000          38.3%           1,385,083
105           Villa Fontana Mobile Home Park                        1,641,990        2,200,000          74.6%           1,543,494
106           402 East 74th Street Corp.                            1,598,555       13,720,000          11.7%           1,467,655
107           Palmer Terrace Owners Corp.                           1,593,955       10,500,000          15.2%           1,365,864
108           36 West 35th Apartment Corp.                          1,496,792        7,550,000          19.8%           1,401,936

                                                                  MATURITY/
                                                                   ARD LTV         MOST RECENT   MOST RECENT        U/W
 #   CROSSED  LOAN NAME                                        RATIO(3)(4)(5)          NOI         DSCR(6)          NOI
---  -------  ---------                                        --------------      -----------   -----------        ---
55            Western Plaza                                        68.5%          $    578,278     1.50x       $     530,922
56            Highlands Ranch East Medical Office                  63.4%               502,681     1.20              624,537
57            The Park at Summerhill Apartments                    66.8%               513,428     1.53              515,920
58            Country Bend Apartments                              66.6%               424,920     1.09              503,409
59            Grosse Pointe Farms                                  66.1%               444,355     1.28              499,259
60            N.E. 820 Business Towers                             62.0%               740,937     1.72              663,489
61            Nineteenth Avenue Self Storage                       48.3%               546,314     1.26              534,975
62            Gateway Center                                       66.3%               650,689     1.69              617,997
63            Professional Equity Building                         67.4%               557,364     1.60              483,149
64            Canoga Park Center                                   63.0%               570,839     1.89              521,671
65            East Forest Plaza                                    68.4%               495,772     1.51              483,146
66            Sunnybrook Gardens Owners, Inc.                      13.1%                   N/A      N/A            1,524,686
67            Chapel Terrace & Vanderbilt Apts                     58.3%               607,059     1.78              555,850
68            Theatre Square                                       58.6%               585,949     1.58              526,862
69            Fairfax Apartments                                   69.3%               412,865     1.36              412,238
70            Plaza West Shopping Center                           67.7%               433,882     1.53              444,154
71            83-33 Gardens Corp.                                  18.5%                   N/A      N/A              987,014
72            Tribeca Owners Corp.                                  6.6%                   N/A      N/A            1,749,337
73            Avon Square Shopping Center                          64.1%               474,781     1.64              439,509
74            230 Apartments Corp.                                  7.9%                   N/A      N/A            2,291,203
75            Bay Terrace Cooperative Section XII, Inc.             9.3%                   N/A      N/A            1,944,050
76            Hunt Gardens Apartments                              67.9%               388,061     1.64              360,265
77            607 Apartments Corp.                                  6.5%                   N/A      N/A            2,269,107
78            Kickingbird Apartments                               55.3%               444,375     1.80              408,831
79            Willow Tree Apartments                               68.0%               375,815     1.65              345,395
80            Holmesburg Shopping Center                           64.6%               488,247     1.83              386,235
81            20 East 74th Street, Inc.                             4.5%                   N/A      N/A            4,412,280
82            560-564 Pacific Avenue                               50.5%               374,528     1.53              332,885
83            Merritt Island Cooperative Housing Association       22.7%                   N/A      N/A              613,879
84            Quail Hollow Apartments                              68.5%               332,146     1.43              319,833
85            Chelsea Gardens Owners Corp.                          2.9%                   N/A      N/A            3,219,044
86            4 Manley Street                                      64.1%                   N/A      N/A              325,475
87            14BC Apartment Corp.                                  9.3%                   N/A      N/A            1,849,010
88            Colonial Apt. Corp.                                  16.0%                   N/A      N/A              736,848
89            Brookwood Townhomes                                  65.6%               280,328     1.31              268,263
90            76th Street Owners' Corp.                            18.0%                   N/A      N/A              715,613
91            Orangewood Place Apartments                          64.7%               503,152     2.63              271,807
92            118 Eighth Avenue Housing Corporation                10.2%                   N/A      N/A              670,541
93            MCC Corporate Plaza Office Buildings                 63.4%               301,246     1.51              265,295
94            760 West End Avenue Owners, Inc.                      6.9%                   N/A      N/A            1,809,957
95            Coronado Villas                                      68.3%               282,895     1.55              273,566
96            River Oaks Mobile Home Park                          59.3%               297,717     1.63              258,957
97            Belle Village Apartments                             66.4%               258,093     1.64              243,962
98            Palomar Airport Business Park                        53.4%               294,652     1.73              271,334
99            141 East Third Owners Corp.                           5.1%                   N/A      N/A            1,888,271
100           Pinewood Village Apartments                          64.5%               209,999     1.17              230,606
101           1700 Parker Drive Building                           52.0%                   N/A      N/A              249,687
102           Woodlawn Manor Mobile Home Park                      74.4%               219,750     1.59              193,010
103           925 Union Street Tenants Corp.                       13.5%                   N/A      N/A              627,139
104           3255 Randall Owners Corp.                            32.2%                   N/A      N/A              336,380
105           Villa Fontana Mobile Home Park                       70.2%               171,193     1.41              160,695
106           402 East 74th Street Corp.                           10.7%                   N/A      N/A              701,336
107           Palmer Terrace Owners Corp.                          13.0%                   N/A      N/A              960,245
108           36 West 35th Apartment Corp.                         18.6%                   N/A      N/A              391,868

                                                                   U/W          U/W     ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                           NCF(7)       DSCR(6)       FEES
---  -------  ---------                                          -------      --------  --------------
55            Western Plaza                                   $     489,430    1.37x       0.0524%
56            Highlands Ranch East Medical Office                   545,047    1.54        0.0524%
57            The Park at Summerhill Apartments                     469,920    1.40        0.1324%
58            Country Bend Apartments                               456,099    1.30        0.0824%
59            Grosse Pointe Farms                                   446,021    1.29        0.1324%
60            N.E. 820 Business Towers                              545,453    1.51        0.0524%
61            Nineteenth Avenue Self Storage                        530,412    1.49        0.0824%
62            Gateway Center                                        584,322    1.60        0.0524%
63            Professional Equity Building                          421,309    1.38        0.1024%
64            Canoga Park Center                                    486,946    1.61        0.0824%
65            East Forest Plaza                                     439,846    1.46        0.0524%
66            Sunnybrook Gardens Owners, Inc.                     1,524,686    5.22        0.0824%
67            Chapel Terrace & Vanderbilt Apts                      521,950    1.62        0.0524%
68            Theatre Square                                        448,254    1.40        0.0524%
69            Fairfax Apartments                                    390,738    1.26        0.1324%
70            Plaza West Shopping Center                            402,156    1.57        0.0524%
71            83-33 Gardens Corp.                                   987,014    3.96        0.0824%
72            Tribeca Owners Corp.                                1,749,337    9.12        0.0824%
73            Avon Square Shopping Center                           359,204    1.50        0.0524%
74            230 Apartments Corp.                                2,291,203   10.64        0.0824%
75            Bay Terrace Cooperative Section XII, Inc.           1,944,050    7.42        0.0824%
76            Hunt Gardens Apartments                               335,265    1.42        0.1024%
77            607 Apartments Corp.                                2,269,107   12.40        0.0824%
78            Kickingbird Apartments                                369,750    1.53        0.1824%
79            Willow Tree Apartments                                320,395    1.41        0.1024%
80            Holmesburg Shopping Center                            344,460    1.42        0.0524%
81            20 East 74th Street, Inc.                           4,412,280   25.02        0.0824%
82            560-564 Pacific Avenue                                302,382    1.34        0.0524%
83            Merritt Island Cooperative Housing Association        613,879    2.23        0.0824%
84            Quail Hollow Apartments                               289,833    1.38        0.0524%
85            Chelsea Gardens Owners Corp.                        3,219,044   13.78        0.0824%
86            4 Manley Street                                       303,886    1.51        0.1124%
87            14BC Apartment Corp.                                1,849,010    9.18        0.0824%
88            Colonial Apt. Corp.                                   736,848    3.28        0.0824%
89            Brookwood Townhomes                                   243,043    1.29        0.0824%
90            76th Street Owners' Corp.                             715,613    3.93        0.0824%
91            Orangewood Place Apartments                           248,203    1.30        0.0824%
92            118 Eighth Avenue Housing Corporation                 670,541    3.64        0.0824%
93            MCC Corporate Plaza Office Buildings                  240,727    1.31        0.0524%
94            760 West End Avenue Owners, Inc.                    1,809,957   10.16        0.0824%
95            Coronado Villas                                       259,066    1.50        0.0524%
96            River Oaks Mobile Home Park                           247,007    1.41        0.0524%
97            Belle Village Apartments                              232,962    1.50        0.0824%
98            Palomar Airport Business Park                         238,966    1.58        0.0524%
99            141 East Third Owners Corp.                         1,888,271   14.33        0.0824%
100           Pinewood Village Apartments                           207,072    1.30        0.0524%
101           1700 Parker Drive Building                            181,049    1.28        0.0524%
102           Woodlawn Manor Mobile Home Park                       188,210    1.40        0.0524%
103           925 Union Street Tenants Corp.                        627,139    5.55        0.0824%
104           3255 Randall Owners Corp.                             336,380    2.81        0.0824%
105           Villa Fontana Mobile Home Park                        156,995    1.32        0.0524%
106           402 East 74th Street Corp.                            701,336    6.68        0.0824%
107           Palmer Terrace Owners Corp.                           960,245    7.71        0.0824%
108           36 West 35th Apartment Corp.                          391,868    3.51        0.0824%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                               CUT-OFF DATE
                                                                 PRINCIPAL        APPRAISED        CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  LOAN NAME                                          BALANCE(1)        VALUE(2)       LTV RATIO(1)(3)     BALANCE(4)
---  -------  ---------                                        ------------       ---------       ---------------    ------------
109           Avalon Mobile Home Park                         $     1,494,020  $     1,875,000          79.7%       $   1,183,367
110           Dorset Shopping Center                                1,442,471        1,950,000          74.0%           1,150,037
111           Hillside Mobile Home Park                             1,432,195        1,810,000          79.1%           1,235,431
112           Vernon Manor Co-operative Apartments,
              Section I, Incorporated                               1,418,501       31,125,000           4.6%           1,181,108
113           250 West Merrick Road Owners Corp.                    1,338,743        7,310,000          18.3%           1,048,394
114           West Chester Apartments                               1,269,829        1,600,000          79.4%           1,002,280
115           Deerfield Plaza                                       1,262,472        2,190,000          57.6%           1,087,677
116           Edgewood, Inc.                                        1,248,232        5,850,000          21.3%           1,041,772
117           1260 Apartment Corp.                                  1,248,208        6,640,000          18.8%           1,151,524
118           15 Tenant Stockholders Inc.                           1,200,000       28,020,000           4.3%           1,200,000
119           Castleton Gardens Owner's Corp.                       1,197,421        4,075,000          29.4%           1,108,346
120           59 Wooster St. Corp.                                  1,194,759       21,700,000           5.5%             991,895
121           Shops @ Moreland                                      1,157,137        1,550,000          74.7%             993,197
122           Rolling Meadows Junction Shopping Center              1,144,694        1,900,000          60.2%             982,517
123           Bloomington Business Park                             1,118,501        1,500,000          74.6%             872,354
124           3/10 Tenants' Housing Corp.                           1,097,178        6,560,000          16.7%           1,029,320
125           520 W. 50th St., Inc.                                 1,096,883        4,690,000          23.4%             927,811
126           Queens Park Apartments                                1,074,233        1,350,000          79.6%             851,650
127           424 East 57th Street Tenants Corp.                      998,382       13,850,000           7.2%             923,174
128           Grand and Mercer Street Corp.                           997,981        9,580,000          10.4%             835,511
129           215 West 105th Street Owners Corp.                      979,154        4,060,000          24.1%             847,357
130           302 West 86th Street Owners Corp.                       939,026       35,400,000           2.7%             747,248
131           281 West 11th Owners Corp.                              896,557        3,660,000          24.5%             758,140
132           Henry Clay Apartments                                   896,460        1,150,000          78.0%             765,511
133           242 West 104 Owners, Inc.                               829,008        5,845,000          14.2%                 347
134           320 East 35th Owners Corp.                              821,963       10,225,000           8.0%             698,524
135           Maple Village Cooperative, Inc.                         790,073        9,820,000           8.0%                 137
136           57 East 72nd Corporation                                790,000        8,090,000           9.8%             790,000
137           Town & Country Mobile Home Park                         719,477        1,000,000          71.9%             655,727
138           307-9 Owners Corp.                                      696,937        5,570,000          12.5%             450,603
139           Flex II - Cross Keys Campus                             696,649        1,100,000          63.3%             610,495
140           312 East 89th Street Owners, Inc.                       695,994        2,490,000          28.0%             594,443
141           Tudor Court Owners Corp.                                670,225        6,625,000          10.1%                 297
142           222 West Broadway Owners Corp.                          648,106       23,990,000           2.7%             598,455
143           51 E. 90 Apartments Corp.                               647,413       28,400,000           2.3%             611,388
144           45 W. 54 Corp.                                          645,402       27,150,000           2.4%                 286
145           Chittenden House, Inc.                                  628,430        7,630,000           8.2%             574,142
146           Reddingwood Mobile Home Park                            611,345        1,100,000          55.6%             415,281
147           6 East 72nd Street Corporation                          600,000       80,740,000           0.7%             600,000
148           720 West 173rd Street Owners Corp.                      597,916        4,360,000          13.7%             511,806
149           Clinton Avenue Owners Corp.                             595,900        5,490,000          10.9%                 296
150           136 W. 13th St. Owners Corp.                            573,563        4,092,500          14.0%             531,433
151           Caton/Stratford Owners Corp.                            548,539        4,590,000          12.0%             505,908
152           Fieldston Garden Apartments Inc.                        548,247       12,250,000           4.5%             460,998
153           9 West 16th St. Corp.                                   506,584        4,810,000          10.5%             438,483
154           953 Fifth Avenue Corporation                            500,000       32,400,000           1.5%             500,000
155           West 16th Street Tenants Corp.                          499,643        7,980,000           6.3%             493,175
156           West 21st Street Apartment Corp.                        487,438        7,860,000           6.2%                 699
157           56 Warren Owners Corp.                                  484,814        7,400,000           6.6%                 202
158           Fleetridge East Owners, Inc.                            397,193        4,900,000           8.1%             341,906
159           East 7 Street Development Corp.                         386,172        3,990,000           9.7%                 320
160           130 Flower Corp.                                        322,831        7,430,000           4.3%                   0
161           Finnish Home Building Association "ALKU", Inc.          292,672        4,050,000           7.2%                 458

                                                                  MATURITY/
                                                                   ARD LTV         MOST RECENT   MOST RECENT        U/W
 #   CROSSED  LOAN NAME                                         RATIO(3)(4)(5)         NOI          DSCR(6)         NOI
---  -------  ---------                                         --------------     -----------   -----------        ---
109           Avalon Mobile Home Park                              63.1%          $    167,971     1.33x       $     152,819
110           Dorset Shopping Center                               59.0%               198,069     1.51              178,588
111           Hillside Mobile Home Park                            68.3%               174,170     1.58              171,519
112           Vernon Manor Co-operative Apartments,
               Section I, Incorporated                              3.8%                   N/A      N/A            3,710,866
113           250 West Merrick Road Owners Corp.                   14.3%                   N/A      N/A              490,082
114           West Chester Apartments                              62.6%               169,145     1.56              164,532
115           Deerfield Plaza                                      49.7%               189,375     1.84              166,122
116           Edgewood, Inc.                                       17.8%                   N/A      N/A              343,489
117           1260 Apartment Corp.                                 17.3%                   N/A      N/A              518,037
118           15 Tenant Stockholders Inc.                           4.3%                   N/A      N/A            1,228,348
119           Castleton Gardens Owner's Corp.                      27.2%                   N/A      N/A              239,042
120           59 Wooster St. Corp.                                  4.6%                   N/A      N/A            1,474,353
121           Shops @ Moreland                                     64.1%                   N/A      N/A              158,303
122           Rolling Meadows Junction Shopping Center             51.7%               142,463     1.52              152,661
123           Bloomington Business Park                            58.2%               173,461     1.70              148,236
124           3/10 Tenants' Housing Corp.                          15.7%                   N/A      N/A              201,011
125           520 W. 50th St., Inc.                                19.8%                   N/A      N/A              455,652
126           Queens Park Apartments                               63.1%               210,033     2.23              136,353
127           424 East 57th Street Tenants Corp.                    6.7%                   N/A      N/A              564,257
128           Grand and Mercer Street Corp.                         8.7%                   N/A      N/A              698,740
129           215 West 105th Street Owners Corp.                   20.9%                   N/A      N/A              217,536
130           302 West 86th Street Owners Corp.                     2.1%                   N/A      N/A            1,569,841
131           281 West 11th Owners Corp.                           20.7%                   N/A      N/A              293,442
132           Henry Clay Apartments                                66.6%                89,473     1.30               85,776
133           242 West 104 Owners, Inc.                             0.0%                   N/A      N/A              444,343
134           320 East 35th Owners Corp.                            6.8%                   N/A      N/A              550,799
135           Maple Village Cooperative, Inc.                       0.0%                   N/A      N/A              506,181
136           57 East 72nd Corporation                              9.8%                   N/A      N/A              520,080
137           Town & Country Mobile Home Park                      65.6%               111,650     1.89               87,024
138           307-9 Owners Corp.                                    8.1%                   N/A      N/A              321,380
139           Flex II - Cross Keys Campus                          55.5%                   N/A      N/A               87,426
140           312 East 89th Street Owners, Inc.                    23.9%                   N/A      N/A              175,403
141           Tudor Court Owners Corp.                              0.0%                   N/A      N/A              390,017
142           222 West Broadway Owners Corp.                        2.5%                   N/A      N/A              903,129
143           51 E. 90 Apartments Corp.                             2.2%                   N/A      N/A            1,983,196
144           45 W. 54 Corp.                                        0.0%                   N/A      N/A            1,425,016
145           Chittenden House, Inc.                                7.5%                   N/A      N/A              217,134
146           Reddingwood Mobile Home Park                         37.8%               146,866     2.55              108,069
147           6 East 72nd Street Corporation                        0.7%                   N/A      N/A            3,215,648
148           720 West 173rd Street Owners Corp.                   11.7%                   N/A      N/A              244,592
149           Clinton Avenue Owners Corp.                           0.0%                   N/A      N/A              516,040
150           136 W. 13th St. Owners Corp.                         13.0%                   N/A      N/A              197,555
151           Caton/Stratford Owners Corp.                         11.0%                   N/A      N/A              294,490
152           Fieldston Garden Apartments Inc.                      3.8%                   N/A      N/A              906,891
153           9 West 16th St. Corp.                                 9.1%                   N/A      N/A              161,024
154           953 Fifth Avenue Corporation                          1.5%                   N/A      N/A              973,740
155           West 16th Street Tenants Corp.                        6.2%                   N/A      N/A              519,530
156           West 21st Street Apartment Corp.                      0.0%                   N/A      N/A              214,880
157           56 Warren Owners Corp.                                0.0%                   N/A      N/A              477,424
158           Fleetridge East Owners, Inc.                          7.0%                   N/A      N/A              429,988
159           East 7 Street Development Corp.                       0.0%                   N/A      N/A              248,117
160           130 Flower Corp.                                      0.0%                   N/A      N/A              485,157
161           Finnish Home Building Association "ALKU", Inc.        0.0%                   N/A      N/A              312,225

                                                                 U/W          U/W     ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                         NCF(7)       DSCR(6)       FEES
---  -------  ---------                                        -------      --------  --------------
109           Avalon Mobile Home Park                         $   147,869    1.21x       0.0524%
110           Dorset Shopping Center                              160,034    1.33        0.0524%
111           Hillside Mobile Home Park                           168,019    1.55        0.0524%
112           Vernon Manor Co-operative Apartments,
               Section I, Incorporated                          3,710,866   37.69        0.0824%
113           250 West Merrick Road Owners Corp.                  490,082    4.46        0.0824%
114           West Chester Apartments                             155,532    1.51        0.0524%
115           Deerfield Plaza                                     152,897    1.60        0.0524%
116           Edgewood, Inc.                                      343,489    3.89        0.0824%
117           1260 Apartment Corp.                                518,037    6.12        0.0824%
118           15 Tenant Stockholders Inc.                       1,228,348   15.03        0.0824%
119           Castleton Gardens Owner's Corp.                     239,042    2.90        0.0824%
120           59 Wooster St. Corp.                              1,474,353   17.93        0.0824%
121           Shops @ Moreland                                    145,833    1.70        0.0524%
122           Rolling Meadows Junction Shopping Center            139,705    1.64        0.0524%
123           Bloomington Business Park                           123,036    1.41        0.0524%
124           3/10 Tenants' Housing Corp.                         201,011    2.43        0.0824%
125           520 W. 50th St., Inc.                               455,652    5.58        0.0824%
126           Queens Park Apartments                              122,353    1.39        0.0524%
127           424 East 57th Street Tenants Corp.                  564,257    8.26        0.0824%
128           Grand and Mercer Street Corp.                       698,740    9.77        0.0824%
129           215 West 105th Street Owners Corp.                  217,536    2.75        0.0824%
130           302 West 86th Street Owners Corp.                 1,569,841   19.53        0.0824%
131           281 West 11th Owners Corp.                          293,442    4.41        0.0824%
132           Henry Clay Apartments                                81,526    1.25        0.0524%
133           242 West 104 Owners, Inc.                           444,343    5.24        0.0824%
134           320 East 35th Owners Corp.                          550,799    8.85        0.0824%
135           Maple Village Cooperative, Inc.                     506,181    4.71        0.0824%
136           57 East 72nd Corporation                            520,080    9.47        0.0824%
137           Town & Country Mobile Home Park                      83,374    1.46        0.0524%
138           307-9 Owners Corp.                                  321,380    5.37        0.0824%
139           Flex II - Cross Keys Campus                          70,626    1.26        0.0524%
140           312 East 89th Street Owners, Inc.                   175,403    3.29        0.0824%
141           Tudor Court Owners Corp.                            390,017    5.62        0.0824%
142           222 West Broadway Owners Corp.                      903,129   20.60        0.0824%
143           51 E. 90 Apartments Corp.                         1,983,196   39.11        0.0824%
144           45 W. 54 Corp.                                    1,425,016   21.34        0.0824%
145           Chittenden House, Inc.                              217,134    5.48        0.0824%
146           Reddingwood Mobile Home Park                        104,369    1.86        0.0524%
147           6 East 72nd Street Corporation                    3,215,648   81.95        0.0824%
148           720 West 173rd Street Owners Corp.                  244,592    5.24        0.0824%
149           Clinton Avenue Owners Corp.                         516,040    8.13        0.0824%
150           136 W. 13th St. Owners Corp.                        197,555    4.99        0.0824%
151           Caton/Stratford Owners Corp.                        294,490    8.02        0.0824%
152           Fieldston Garden Apartments Inc.                    906,891   22.84        0.0824%
153           9 West 16th St. Corp.                               161,024    3.94        0.0824%
154           953 Fifth Avenue Corporation                        973,740   32.03        0.0824%
155           West 16th Street Tenants Corp.                      519,530   14.02        0.0824%
156           West 21st Street Apartment Corp.                    214,880    3.91        0.0824%
157           56 Warren Owners Corp.                              477,424    7.04        0.0824%
158           Fleetridge East Owners, Inc.                        429,988   13.75        0.0824%
159           East 7 Street Development Corp.                     248,117    5.93        0.0824%
160           130 Flower Corp.                                    485,157   13.30        0.0824%
161           Finnish Home Building Association "ALKU", Inc.      312,225    9.27        0.0824%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                               CUT-OFF DATE
                                                                 PRINCIPAL        APPRAISED        CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  LOAN NAME                                          BALANCE(1)        VALUE(2)       LTV RATIO(1)(3)     BALANCE(4)
---  -------  ---------                                        ------------       ---------      -----------------   ------------
162           328 Clinton Ave. Tenants Corp.                  $       274,456  $     1,485,000          18.5%       $     236,522
163           44 Walker Street Owners Corp.                           273,452        5,060,000           5.4%             238,127
164           86-88 Owners Corporation                                272,979       10,040,000           2.7%                   0
165           184 Clint Owners Corp.                                  258,585        2,050,000          12.6%             226,059
166           390 West Broadway, Inc.                                 249,266        6,920,000           3.6%             212,209
167           259 West Tenant Corp.                                   248,830        2,650,000           9.4%             212,592
168           154 Clinton Owners, Inc.                                224,225        2,675,000           8.4%             211,077
169           139 W. 85th St. Tenants Corp.                           179,058        2,900,000           6.2%             154,751
170           15 Berkeley Owners Corp.                                137,418        2,540,000           5.4%              65,272
171           132 State Street Apartment Corporation                  128,469        2,500,000           5.1%             111,257

                                                              ----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       $ 1,006,389,301  $ 2,372,484,500          69.4%       $ 871,912,361
                                                              ======================================================================

              MAXIMUM:                                        $    81,648,125  $   109,400,000          86.6%       $  72,000,000
              MINIMUM:                                        $       128,469  $     1,000,000           0.7%       $           -

                                                                  MATURITY/
                                                                   ARD LTV         MOST RECENT   MOST RECENT        U/W
 #   CROSSED  LOAN NAME                                         RATIO(3)(4)(5)         NOI         DSCR(6)          NOI
---  -------  ---------                                       -----------------    -----------   -----------        ---
162           328 Clinton Ave. Tenants Corp.                       15.9%                   N/A      N/A        $      74,405
163           44 Walker Street Owners Corp.                         4.7%                   N/A      N/A              211,931
164           86-88 Owners Corporation                              0.0%                   N/A      N/A              545,151
165           184 Clint Owners Corp.                               11.0%                   N/A      N/A              106,863
166           390 West Broadway, Inc.                               3.1%                   N/A      N/A              417,178
167           259 West Tenant Corp.                                 8.0%                   N/A      N/A              134,834
168           154 Clinton Owners, Inc.                              7.9%                   N/A      N/A               88,668
169           139 W. 85th St. Tenants Corp.                         5.3%                   N/A      N/A              183,626
170           15 Berkeley Owners Corp.                              2.6%                   N/A      N/A              130,516
171           132 State Street Apartment Corporation                4.5%                   N/A      N/A              131,410

                                                              ----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            60.6%          $ 82,063,624     1.44x       $ 167,695,109
                                                              ================================================================

              MAXIMUM:                                             74.4%          $  9,496,164     2.63x       $   9,667,354
              MINIMUM:                                              0.0%          $     89,473     0.98x       $      74,405

                                                                 U/W          U/W     ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                         NCF(7)       DSCR(6)       FEES
---  -------  ---------                                        -------      --------  --------------
162           328 Clinton Ave. Tenants Corp.                  $      74,405    3.37x       0.0824%
163           44 Walker Street Owners Corp.                         211,931    9.32        0.0824%
164           86-88 Owners Corporation                              545,151   17.70        0.0824%
165           184 Clint Owners Corp.                                106,863    4.88        0.0824%
166           390 West Broadway, Inc.                               417,178   21.96        0.0824%
167           259 West Tenant Corp.                                 134,834    7.04        0.0824%
168           154 Clinton Owners, Inc.                               88,668    5.15        0.0824%
169           139 W. 85th St. Tenants Corp.                         183,626   12.72        0.0824%
170           15 Berkeley Owners Corp.                              130,516    8.29        0.0824%
171           132 State Street Apartment Corporation                131,410   12.82        0.0824%

                                                              ----------------------
TOTAL/WEIGHTED AVERAGE:                                       $ 160,400,343    2.20x
                                                              ======================

              MAXIMUM:                                        $   9,124,275   81.95x
              MINIMUM:                                        $      70,626    1.21x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH, 2003.
(2) IN THE CASE OF MORTGAGED LOANS SECURED BY COOPERATIVE PROPERTIES THE APPRAISED VALUE SHOWN IS THE COOPERATIVE VALUE OF THE BUILDING AND NOT THE RENTAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED REAL PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(6) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                      CUT-OFF
                                                                  DATE PRINCIPAL
 #    CROSSED   PROPERTY NAME                                       BALANCE(1)     PROPERTY TYPE    SQ. FT.
---   -------   -------------                                     --------------   -------------    -------
1               Northgate Mall                                    $   81,648,125   Retail           575,561
2               Quaker Headquarters                                   72,000,000   Office           415,908
3A              Highpoint Oaks                                        14,102,926   Office           150,190
3B              Metroplex 2                                            9,667,168   Office           105,145
3C              Coppell 2                                              7,260,322   Office            88,570
4A              2436, 2438, 2440 Woodlake Circle                       4,510,104   Office            39,749
4B              6465 Millennium Drive                                  3,677,424   Office            27,960
4C              4440 Hagadorn Road                                     3,333,684   Industrial        37,743
4D              2311-2337, 2339 Jolly Road                             2,459,518   Retail            24,045
4E              2803, 2805, 2807, 2809, 2811, 2813 Jolly Road          2,326,171   Retail            41,602
4F              825, 839, 915, 927 Centennial Way                      2,252,089   Office            35,702
4G              822 Centennial Way                                     1,866,863   Office            18,402
4H              6607 West St. Joseph Highway                           1,810,561   Office            16,252
4I              6412, 6500, 6512 Centurion Drive                       1,733,516   Office            27,196
4J              2465, 2469 Woodlake Circle                             1,333,474   Office            18,127
4K              2479 Woodlake Circle                                     939,358   Office             8,064
4L              906, 912, 924 Centennial Way                             871,203   Office            17,441
4M              6540 Millennium Drive                                    871,203   Retail            15,977
4N              2342 Woodlake Drive                                      791,194   Office             7,237
4O              2455 Woodlake Circle                                     640,067   Office             5,983
4P              2395 Jolly Road                                          216,319   Office            27,460
5               Fairfax Building                                      28,937,315   Office           199,666
6               Willoughby Commons                                    28,013,628   Retail           335,408(2)
7               Mooresville Consumer Square                           24,438,653   Retail           323,358
8               Flower Hill Mall                                      24,000,000   Retail           108,893
9               East Windsor Village                                  21,330,121   Retail           249,029(3)
10              100 Middle Street                                     20,879,969   Office           187,941
11              One Montrose Metro                                    20,544,013   Office           115,112
15              South Street Cerritos Shopping Center                 18,180,783   Retail            76,439
16              136 East South Temple Office Building                 15,925,424   Office           217,036
17              Canyon Plaza Shopping Center                          14,968,362   Retail           118,108
18              CBL Center                                            14,898,802   Office           125,719
20              Ashland & Roosevelt Center                            13,982,438   Retail           105,046
24              Southern Hills Tower                                  11,973,848   Office           151,879
25              Trinity Place                                         11,942,332   Office           111,852
26              Richmond Plaza Building                               11,774,284   Office           168,010
27              Market Square Shopping Center                         11,300,440   Retail           193,657
28              50-66 Office Building                                 11,015,343   Office           100,111
30              Park Place Shopping Center                             9,586,938   Retail            32,517
31              Shady Grove Tech Center                                9,099,631   Office            74,494
32              Churchill Square Shopping Center                       8,745,078   Retail            92,700
33              Taunton Depot Drive                                    8,463,863   Retail            63,610
35              College Plaza                                          7,966,099   Retail            83,348
37              Silver Spur Town & Country Shopping Center             7,477,295   Retail            46,645
39              261-267 Boston Road                                    6,691,230   Office            97,268
40              801 and 811 Cromwell Park Drive                        6,609,990   Office            64,630
41              Silverlake Plaza II                                    6,414,554   Mixed Use         66,418
42              Midway Square                                          6,275,689   Retail            55,574
44              Ross Plaza                                             5,728,066   Retail            91,246
47              Potomac Valley Bank Building                           5,507,671   Office            50,342
48      (A)     Rancho Gowan 24 & 25                                   1,903,243   Office            17,700
49      (A)     Rancho Gowan 28                                        1,723,880   Office            22,046
50      (A)     Rancho Gowan 27                                        1,703,950   Office            21,581
52              One Beltway North                                      5,108,565   Office            50,721
53              Holt Avenue                                            4,985,571   Industrial        97,946
54              Food 4 Less Center                                     4,976,695   Retail            54,981
55              Western Plaza                                          4,975,000   Retail            76,016
56              Highlands Ranch East Medical Office                    4,948,371   Office            36,538
59              Grosse Pointe Farms                                    4,730,800   Mixed Use         32,612
60              N.E. 820 Business Towers                               4,630,664   Office            95,080
62              Gateway Center                                         4,326,602   Retail            30,026
63              Professional Equity Building                           4,326,316   Office            40,258
64              Canoga Park Center                                     4,240,616   Retail            34,156
65              East Forest Plaza                                      4,175,000   Retail            46,700
68              Theatre Square                                         4,027,346   Office            55,462
70              Plaza West Shopping Center                             3,589,039   Retail            62,558
73              Avon Square Shopping Center                            3,367,584   Retail           113,106
80              Holmesburg Shopping Center                             3,064,942   Retail            48,523
82              560-564 Pacific Avenue                                 2,986,580   Office            20,000
86              4 Manley Street                                        2,704,623   Industrial        48,358
93              MCC Corporate Plaza Office Buildings                   2,424,220   Office            19,654

                                                                            MAJOR                      MAJOR           MAJOR
                                                                          TENANT # 1                 TENANT # 1    TENANT # 1 LEASE
 #    CROSSED   PROPERTY NAME                                                NAME                      SQ. FT.     EXPIRATION DATE
---   -------   -------------                                             ----------                 ----------    ----------------
1               Northgate Mall                                               Lazarus                  180,000          1/31/2014
2               Quaker Headquarters                                  The Quaker Oats Company          403,721          8/31/2012
3A              Highpoint Oaks                                     Household Automotive Finance        72,620          7/31/2011
3B              Metroplex 2                                        Nationwide Recovery Systems         28,380         12/31/2007
3C              Coppell 2                                      Great Springs Water of America, Inc.    51,695          4/30/2012
4A              2436, 2438, 2440 Woodlake Circle                      Michigan Public Health            9,147          5/31/2005
4B              6465 Millennium Drive                               Allstate Insurance Company         18,073          4/30/2004
4C              4440 Hagadorn Road                                American Collegiate Marketing        37,743          8/31/2006
4D              2311-2337, 2339 Jolly Road                                 Century Tel                  5,719          5/31/2005
4E              2803, 2805, 2807, 2809, 2811, 2813 Jolly Road        United States Government           5,750          2/28/2013
4F              825, 839, 915, 927 Centennial Way                        Troy Design Inc.               7,440          2/28/2003
4G              822 Centennial Way                                        Integris Inc.                 7,986          8/31/2004
4H              6607 West St. Joseph Highway                         ReMax Home Professional           10,393         12/31/2008
4I              6412, 6500, 6512 Centurion Drive                              CAUSE                     4,392          9/30/2008
4J              2465, 2469 Woodlake Circle                     American Express Financial Advisors     10,909          9/30/2005
4K              2479 Woodlake Circle                             Michigan Public Health Institute       8,064          1/31/2003
4L              906, 912, 924 Centennial Way                       Michigan Roadbuilders Assoc.         4,656          8/31/2008
4M              6540 Millennium Drive                                 Standard Federal Bank             2,242          1/31/2005
4N              2342 Woodlake Drive                                   Midstate Title Company            7,237          5/31/2005
4O              2455 Woodlake Circle                                      Clark Hill PLC                5,983          8/31/2006
4P              2395 Jolly Road                                        AT&T Media Services              7,458          9/30/2006
5               Fairfax Building                                    Interamerica Technologies          21,918          7/31/2007
6               Willoughby Commons                                     BJ'S Wholesale Club            109,751          3/27/2020
7               Mooresville Consumer Square                                  Wal-Mart                 206,365         10/26/2019
8               Flower Hill Mall                                       Ultra Star Theaters             14,000         12/31/2007
9               East Windsor Village                                  Target (Ground Lease)           126,200          1/31/2027
10              100 Middle Street                                Bernstein, Shur, Sawyer & Nelson      44,195         12/31/2012
11              One Montrose Metro                                       Shulman & Rogers              52,448          7/31/2009
15              South Street Cerritos Shopping Center                    Hometown Buffet               10,436         12/31/2012
16              136 East South Temple Office Building          MCI Worldcom Network Services, Inc.     13,460         12/31/2004
17              Canyon Plaza Shopping Center                                   Vons                    30,000          4/30/2009
18              CBL Center                                         CBL & Associates Management         75,305         12/31/2016
20              Ashland & Roosevelt Center                                  Jewel Osco                 63,407          1/23/2022
24              Southern Hills Tower                                     Sheehan Pipeline              19,974          6/30/2008
25              Trinity Place                                               Teksystems                 28,845          7/31/2006
26              Richmond Plaza Building                                 Case & Associates              15,347          5/31/2006
27              Market Square Shopping Center                        Burlington Coat Factory           72,600         12/31/2009
28              50-66 Office Building                                       MRJ, Inc.                  14,280          8/31/2005
30              Park Place Shopping Center                                Anna's Linens                 8,000           5/2/2012
31              Shady Grove Tech Center                                    ExecuSuites                 20,859         12/31/2006
32              Churchill Square Shopping Center                              Publix                   48,890          4/22/2012
33              Taunton Depot Drive                                      Linens 'n Things              34,782          1/31/2018
35              College Plaza                                         Chick's Sporting Goods           41,500          6/30/2009
37              Silver Spur Town & Country Shopping Center              Bristol Foods Inc.             21,685          1/12/2014
39              261-267 Boston Road                                            DCI                     12,158          4/30/2010
40              801 and 811 Cromwell Park Drive                      Michael Baker Jr., Inc.           12,590          8/31/2005
41              Silverlake Plaza II                                      American Grille                5,696          7/31/2012
42              Midway Square                                               Dress Barn                  9,300         12/31/2005
44              Ross Plaza                                             99 Cents Only Stores            35,000          3/30/2007
47              Potomac Valley Bank Building                           Potomac Valley Bank             17,086          1/31/2011
48      (A)     Rancho Gowan 24 & 25                                       Centex Homes                12,792          8/31/2007
49      (A)     Rancho Gowan 28                                   QTSC - Quality Escrow Services        3,405          4/30/2005
50      (A)     Rancho Gowan 27                                  Hallelujah Christian Fellowship       16,074          8/14/2009
52              One Beltway North                                         US Home Corp.                18,370          6/30/2007
53              Holt Avenue                                              Elliot Hospital               25,070          1/31/2007
54              Food 4 Less Center                                         Dollar Tree                  8,775           8/1/2007
55              Western Plaza                                               Office Max                 23,436         10/31/2014
56              Highlands Ranch East Medical Office                 Ranch View Family Medicine          5,532         12/31/2008
59              Grosse Pointe Farms                                      Brooks Brothers                6,788         12/31/2009
60              N.E. 820 Business Towers                            American Education Centers         21,689         11/30/2007
62              Gateway Center                                         Quality Care Center             12,767         11/14/2006
63              Professional Equity Building                            Bower Partnership               7,972         10/31/2004
64              Canoga Park Center                                         Dehli Palace                 5,187          7/31/2008
65              East Forest Plaza                                         Shoe Carnival                10,000          1/31/2006
68              Theatre Square                                    Kessler Rehabilitation Center        11,177          8/31/2007
70              Plaza West Shopping Center                                Harris Teeter                25,038          5/31/2006
73              Avon Square Shopping Center                                 Winn-Dixie                 49,926          7/20/2014
80              Holmesburg Shopping Center                                  Sav-A-Lot                   8,495          2/28/2007
82              560-564 Pacific Avenue                            IPG Carbiner Acquisition Corp.        8,200         12/31/2007
86              4 Manley Street                                         Koso America, Inc.             48,358          9/30/2012
93              MCC Corporate Plaza Office Buildings                           MCC                     14,009          3/31/2006

                                                                            MAJOR                      MAJOR           MAJOR
                                                                         TENANT # 2                 TENANT # 2    TENANT # 2 LEASE
 #    CROSSED   PROPERTY NAME                                               NAME                      SQ. FT.     EXPIRATION DATE
---   -------   -------------                                            ----------                 ----------    ----------------
1               Northgate Mall                                       Northgate Cinema                 23,338          2/28/2003
2               Quaker Headquarters                                         N/A                         N/A              N/A
3A              Highpoint Oaks                                   First State Bank of Texas            49,386          8/31/2011
3B              Metroplex 2                                         The Combined Group                22,780         10/31/2009
3C              Coppell 2                                            Intellimark, Inc.                36,875          4/30/2009
4A              2436, 2438, 2440 Woodlake Circle                     MPHI - DSET - 150                 4,879          7/31/2006
4B              6465 Millennium Drive                             Ingham Regional Medical              9,887          8/31/2004
4C              4440 Hagadorn Road                                          N/A                         N/A              N/A
4D              2311-2337, 2339 Jolly Road                          Contemporary Audio                 2,600          4/31/2006
4E              2803, 2805, 2807, 2809, 2811, 2813 Jolly Road      Nextel Communications               5,750          4/30/2003
4F              825, 839, 915, 927 Centennial Way                           4C                         5,328         12/31/2009
4G              822 Centennial Way                                  Envirodyne Engineers               7,725          2/28/2004
4H              6607 West St. Joseph Highway                       Great Lakes Comnet Inc.             3,682          7/31/2005
4I              6412, 6500, 6512 Centurion Drive                Michigan Assoc. of Homes & Svcs        3,183          1/31/2009
4J              2465, 2469 Woodlake Circle                       Michigan Recreation and Park          2,575          5/31/2007
4K              2479 Woodlake Circle                                        N/A                         N/A              N/A
4L              906, 912, 924 Centennial Way                          NursePro, Inc.                   2,309          2/28/2005
4M              6540 Millennium Drive                               Island Sun West LLC                2,081          2/28/2009
4N              2342 Woodlake Drive                                         N/A                         N/A              N/A
4O              2455 Woodlake Circle                                        N/A                         N/A              N/A
4P              2395 Jolly Road                                   Lansing Cardiovascular               5,328         10/31/2006
5               Fairfax Building                                        Fitness 1st                   16,972          4/30/2013
6               Willoughby Commons                              Giant Eagle (Ground Lease)            77,500          7/31/2023
7               Mooresville Consumer Square                             Dollar Tree                    6,000         11/30/2005
8               Flower Hill Mall                                Chevy's Mexican Restaurant             9,046          9/30/2012
9               East Windsor Village                                    Genuardi's                    52,869          7/31/2026
10              100 Middle Street                                  Baker, Newman & Noyes              28,703          1/31/2005
11              One Montrose Metro                                     Merrill Lynch                  21,737         12/31/2006
15              South Street Cerritos Shopping Center              Island Pacific Market               9,673         10/31/2007
16              136 East South Temple Office Building                  Digitas, Inc.                  12,202          9/30/2006
17              Canyon Plaza Shopping Center                             Rite Aid                     16,520          5/31/2004
18              CBL Center                                            EMJ Corporation                 20,637         12/31/2011
20              Ashland & Roosevelt Center                             Beauty World                    7,000          5/31/2012
24              Southern Hills Tower                               Prudential Securities              19,135          4/30/2004
25              Trinity Place                                            BellSouth                    28,683          9/30/2007
26              Richmond Plaza Building                               Grand Lake Bank                 10,821          1/31/2008
27              Market Square Shopping Center                      Dick's Sporting Goods              60,000          4/30/2011
28              50-66 Office Building                              General Services Adm.              13,388          9/30/2003
30              Park Place Shopping Center                             Susie's Deals                   6,014          12/5/2007
31              Shady Grove Tech Center                              Planmatics, Inc.                  5,532          5/31/2004
32              Churchill Square Shopping Center                       Ocala Sports                    6,167         11/30/2006
33              Taunton Depot Drive                                        Petco                      12,215          1/31/2017
35              College Plaza                                         Grocery Outlet                  21,440          7/31/2007
37              Silver Spur Town & Country Shopping Center      Rolling Hills Dental Group             2,500         12/31/2004
39              261-267 Boston Road                              Lahey Clinic Foundations             10,483          8/31/2006
40              801 and 811 Cromwell Park Drive                   Nyberg Associates, Inc.              7,610          2/28/2007
41              Silverlake Plaza II                                  Balmorie Day Spa                  5,400          9/30/2004
42              Midway Square                                            Coconuts                      6,380          5/31/2003
44              Ross Plaza                                           Ross Stores, Inc.                26,350         12/31/2007
47              Potomac Valley Bank Building                            Medica LLC                     5,618          7/6/2005
48      (A)     Rancho Gowan 24 & 25                               CTX Mortgage Company                2,686          5/31/2007
49      (A)     Rancho Gowan 28                                    Mills and Associates                3,228          4/30/2004
50      (A)     Rancho Gowan 27                                    Las Vegas Aesthetics                3,349          9/30/2005
52              One Beltway North                                 Adoption Together, Inc.              4,401          9/30/2006
53              Holt Avenue                                              Optics 1                     15,000          1/31/2012
54              Food 4 Less Center                                 Salon Success Academy               5,430          2/28/2009
55              Western Plaza                                        Storage Warehouse                13,020         12/31/2004
56              Highlands Ranch East Medical Office                Advanced Orthopedics                5,198          9/30/2006
59              Grosse Pointe Farms                                    Raymond James                   3,673          1/31/2007
60              N.E. 820 Business Towers                               Handango.com                   12,162          6/30/2004
62              Gateway Center                                      Mattress Warehouse                 4,495         11/14/2006
63              Professional Equity Building                        National Fatherhood                4,025          7/31/2005
64              Canoga Park Center                                        Weilers                      4,521         11/14/2008
65              East Forest Plaza                                       Dollar Tree                    6,600          4/30/2006
68              Theatre Square                                      Merz-Huber Company                 5,940          2/28/2006
70              Plaza West Shopping Center                              Big Ape Gym                   12,450         12/31/2005
73              Avon Square Shopping Center                              Big Lots                     28,400          1/31/2005
80              Holmesburg Shopping Center                               Rite Aid                      8,000          8/31/2015
82              560-564 Pacific Avenue                              Bentley Mills, Inc.                7,800          5/31/2008
86              4 Manley Street                                             N/A                         N/A              N/A
93              MCC Corporate Plaza Office Buildings               Mt. West Chiropractic               2,095          8/31/2008

                                                                               MAJOR                      MAJOR         MAJOR
                                                                            TENANT # 3                 TENANT # 3  TENANT # 3 LEASE
 #    CROSSED   PROPERTY NAME                                                  NAME                      SQ. FT.   EXPIRATION DATE
---   -------   -------------                                               ----------                 ----------  ----------------
1               Northgate Mall                                             Borders Books                 20,000        1/31/2019
2               Quaker Headquarters                                             N/A                        N/A            N/A
3A              Highpoint Oaks                                    Today Highpoint Oaks Tech, L.P.        28,184        4/30/2007
3B              Metroplex 2                                                Master Lease                  21,185        5/31/2007
3C              Coppell 2                                                       N/A                        N/A            N/A
4A              2436, 2438, 2440 Woodlake Circle                         MPHI - DSET - 100                4,805        7/31/2004
4B              6465 Millennium Drive                                           N/A                        N/A            N/A
4C              4440 Hagadorn Road                                              N/A                        N/A            N/A
4D              2311-2337, 2339 Jolly Road                              ASAP Printers Inc.                2,586        1/31/2004
4E              2803, 2805, 2807, 2809, 2811, 2813 Jolly Road             E-Z Living Inc.                 5,213        5/31/2007
4F              825, 839, 915, 927 Centennial Way                     Physicians Health Plans             4,964       10/31/2004
4G              822 Centennial Way                                    MI Certified Dev. Corp              1,243       10/31/2005
4H              6607 West St. Joseph Highway                        Associated Physicians P.C.            2,177       12/31/2003
4I              6412, 6500, 6512 Centurion Drive                     Transamerica Real Estate             2,758        9/30/2004
4J              2465, 2469 Woodlake Circle                       Michigan Public Health Institute         1,520        8/31/2004
4K              2479 Woodlake Circle                                            N/A                        N/A            N/A
4L              906, 912, 924 Centennial Way                              Worth Home Care                 2,110        9/30/2005
4M              6540 Millennium Drive                                    Freeman Law Group                1,802        1/31/2005
4N              2342 Woodlake Drive                                             N/A                        N/A            N/A
4O              2455 Woodlake Circle                                            N/A                        N/A            N/A
4P              2395 Jolly Road                                      Re/Max Home Professional             3,481       12/31/2002
5               Fairfax Building                                          Atlantic Realty                14,470        2/28/2006
6               Willoughby Commons                                         Regal Cinemas                 66,963       10/31/2018
7               Mooresville Consumer Square                                 Sam Goody's                   6,000       12/31/2006
8               Flower Hill Mall                                       Milton's Delicatessen              7,806        5/31/2005
9               East Windsor Village                                          TJ Maxx                    30,000       11/30/2011
10              100 Middle Street                                  Berry, Dunn, McNeil & Parker          24,283       11/30/2012
11              One Montrose Metro                                       Sarfino & Rhodes                 8,025        7/31/2003
15              South Street Cerritos Shopping Center                       Goldilock's                   5,629        4/30/2012
16              136 East South Temple Office Building                 TouchFON International             12,202        3/31/2004
17              Canyon Plaza Shopping Center                       Washington Mutual Bank, N.A.           6,817        3/31/2011
18              CBL Center                                                Glenn Pomerance                 6,900        6/30/2012
20              Ashland & Roosevelt Center                                  Fresh Wear                    4,000        9/30/2012
24              Southern Hills Tower                                       Robert Parker                 11,582        1/31/2006
25              Trinity Place                                           Capital Strategies               13,702       10/31/2007
26              Richmond Plaza Building                                     AG Edwards                   10,577        6/30/2009
27              Market Square Shopping Center                                Pet Smart                   26,507        1/31/2012
28              50-66 Office Building                              N. Virginia Dept. of Taxation         10,134        6/30/2004
30              Park Place Shopping Center                             Men's Wearhouse, Inc.              6,000        4/30/2012
31              Shady Grove Tech Center                              Phyllis Hartman Interiors            4,072        2/18/2004
32              Churchill Square Shopping Center                          Ocala Ale House                 6,000        5/31/2003
33              Taunton Depot Drive                                         Party City                   10,413        1/31/2012
35              College Plaza                                            1st Pacific Bank                 2,838        1/31/2005
37              Silver Spur Town & Country Shopping Center             Town & Country Pizza               2,000           MTM
39              261-267 Boston Road                                          NE Mobile                   10,384        8/31/2003
40              801 and 811 Cromwell Park Drive                      Physicians Practice, Inc.            7,470        7/31/2005
41              Silverlake Plaza II                                  Texas Children's Hospital            5,280        4/30/2007
42              Midway Square                                                Firestone                    6,325        6/30/2008
44              Ross Plaza                                                  Waffle Shop                   4,300        5/31/2005
47              Potomac Valley Bank Building                        Guardian Realty Management            4,643        1/31/2008
48      (A)     Rancho Gowan 24 & 25                                      Commerce Title                  2,222        5/31/2007
49      (A)     Rancho Gowan 28                                 Colonial Supplemental Insurance Company   2,336        7/31/2003
50      (A)     Rancho Gowan 27                                        Northwest Pediatrics               2,158        6/14/2006
52              One Beltway North                                     Prize Management Group              4,004       12/31/2009
53              Holt Avenue                                           Goodfellow Distribution            15,000        3/31/2007
54              Food 4 Less Center                                         98 Cent Store                  4,750        7/31/2004
55              Western Plaza                                               Fashion Bug                   9,200        1/31/2005
56              Highlands Ranch East Medical Office                  Arapahos Park Pediatrics             4,411        9/30/2006
59              Grosse Pointe Farms                                     National City Bank                3,657        3/31/2006
60              N.E. 820 Business Towers                                 Minolta Business                10,548        3/31/2005
62              Gateway Center                                                  GSA                       2,740        1/30/2006
63              Professional Equity Building                          Prophead/America Online             3,356       10/31/2003
64              Canoga Park Center                                         Szechwan Inn                   2,485        8/30/2007
65              East Forest Plaza                                           Cato Corp.                    6,500        1/31/2008
68              Theatre Square                                      Keystone Quality Transport            5,830        3/12/2005
70              Plaza West Shopping Center                                  Dollar Tree                   8,450        12/1/2012
73              Avon Square Shopping Center                                  Scotty's                    10,800       11/30/2003
80              Holmesburg Shopping Center                                 Family Dollar                  5,468        9/30/2006
82              560-564 Pacific Avenue                                          N/A                        N/A            N/A
86              4 Manley Street                                                 N/A                        N/A            N/A
93              MCC Corporate Plaza Office Buildings                    Family Doctors - GV               1,992        1/31/2006

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                      CUT-OFF
                                                                  DATE PRINCIPAL
 #    CROSSED   PROPERTY NAME                                       BALANCE(1)       PROPERTY TYPE    SQ. FT.
---   -------   -------------                                     --------------     -------------    -------
98              Palomar Airport Business Park                     $    1,997,470     Industrial        44,706
101             1700 Parker Drive Building                             1,442,471     Industrial       152,529
110             Dorset Shopping Center                                 1,442,471     Retail            17,022
115             Deerfield Plaza                                        1,262,472     Retail            11,500
121             Shops @ Moreland                                       1,157,137     Retail            10,822
122             Rolling Meadows Junction Shopping Center               1,144,694     Retail            14,376
123             Bloomington Business Park                              1,118,501     Office            20,160
139             Flex II - Cross Keys Campus                              696,649     Industrial        24,000

                                                                      MAJOR                     MAJOR              MAJOR
                                                                   TENANT # 1                TENANT # 1       TENANT # 1 LEASE
 #    CROSSED   PROPERTY NAME                                         NAME                     SQ. FT.        EXPIRATION DATE
---   -------   -------------                                      ----------                ----------       ----------------
98              Palomar Airport Business Park                     Metal Urges                  16,000             5/31/2003
101             1700 Parker Drive Building                    Tino Esperanza, LLC              76,259             8/15/2010
110             Dorset Shopping Center                                CVS                       8,968             1/31/2010
115             Deerfield Plaza                                  Wong's Garden                  2,500             5/31/2009
121             Shops @ Moreland                              Majik Touch Cleaners              1,750             8/31/2007
122             Rolling Meadows Junction Shopping Center         JoAnn Fabrics                 11,250              1/1/2008
123             Bloomington Business Park                      Stuart Management               14,868            12/31/2016
139             Flex II - Cross Keys Campus                 C.D.M. Electronics, Inc.           16,000             6/30/2007

                                                                      MAJOR                     MAJOR              MAJOR
                                                                   TENANT # 2                TENANT # 2       TENANT # 2 LEASE
 #    CROSSED   PROPERTY NAME                                         NAME                     SQ. FT.        EXPIRATION DATE
---   -------   -------------                                      ----------                ----------       ----------------
98              Palomar Airport Business Park                        Omnigon                   11,220             2/28/2005
101             1700 Parker Drive Building                    Global Trade Alliance            43,596             3/31/2003
110             Dorset Shopping Center                            Ocean Massage                 2,054            11/30/2002
115             Deerfield Plaza                             Truckee River Associates            2,500             8/31/2006
121             Shops @ Moreland                               First Class Barber               1,582             7/31/2012
122             Rolling Meadows Junction Shopping Center          Sally Beauty                  1,600             1/31/2008
123             Bloomington Business Park                     Carlson Craft/Accent              3,714             7/31/2003
139             Flex II - Cross Keys Campus                       Graphic Image                 4,000             1/31/2007

                                                                      MAJOR                     MAJOR              MAJOR
                                                                   TENANT # 3                TENANT # 3       TENANT # 3 LEASE
 #    CROSSED   PROPERTY NAME                                         NAME                     SQ. FT.        EXPIRATION DATE
---   -------   -------------                                      ----------                ----------       ----------------
98              Palomar Airport Business Park                       Dr.'s Own                  10,080             7/31/2005
101             1700 Parker Drive Building                             N/A                       N/A                 N/A
110             Dorset Shopping Center                           Dorset Hardware                2,050            12/31/2003
115             Deerfield Plaza                                   Truckee Bagel                 2,000             9/30/2003
121             Shops @ Moreland                            Zheng Yun Fai Restaurant            1,400             8/31/2012
122             Rolling Meadows Junction Shopping Center        Nails by Michael                1,526             5/31/2003
123             Bloomington Business Park                    Twins Start Industries             1,578                MTM
139             Flex II - Cross Keys Campus                            N/A                       N/A                 N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND
        CROSS-DEFAULTED, RESPECTIVELY.
(1)     ASSUMES A CUT-OFF DATE IN MARCH, 2003.
(2)     INCLUDES 77,500 SF OF SPACE GROUND LEASED TO GIANT EAGLE.
(3)     INCLUDES 126,200 SF OF SPACE GROUND LEASED TO TARGET.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                CONTRACTUAL     U/W
                                                   ENGINEERING   RECURRING   RECURRING    LC & TI   CONTRACTUAL             TAX &
                                                    RESERVE AT  REPLACEMENT REPLACEMENT  RESERVE AT  RECURRING     U/W    INSURANCE
 #  CROSSED  LOAN NAME                             ORIGINATION    RESERVE     RESERVE   ORIGINATION   LC & TI    LC & TI   ESCROWS
--- -------  ---------                             -----------  ----------- ----------- ----------- ----------- --------- ---------
1            Northgate Mall                        $       750  $   69,216  $   86,334          N/A  $ 504,000  $ 456,745   Both
2            Quaker Headquarters                   $    28,750  $   42,000  $   83,182  $   500,037        N/A  $ 299,341   Both
3            Dallas Metroplex Portfolio            $    31,438  $   51,586  $   51,587  $ 1,214,893  $ 205,000  $  95,661   Both
4            Michigan Equities C Portfolio         $    74,273  $   57,132  $   55,341  $   130,088  $ 484,920  $ 355,371   Both
5            Fairfax Building                              N/A  $   67,748  $   70,836          N/A  $ 125,000  $ 278,286   Both
6            Willoughby Commons                    $    93,750  $   38,700  $   38,697          N/A        N/A  $ 118,670   Both
7            Mooresville Consumer Square                   N/A  $   47,583  $   47,583          N/A        N/A  $  62,879    Tax
8            Flower Hill Mall                              N/A  $   16,254  $   16,119          N/A  $ 100,000  $ 101,149   Both
9            East Windsor Village                  $    16,250  $   18,677  $   17,824          N/A  $  49,800  $  56,989    Tax
10           100 Middle Street                     $     5,063  $   37,588  $   37,588  $   200,000  $ 150,000  $ 181,874   Both
11           One Montrose Metro                    $    25,000  $   23,022  $   23,022          N/A  $ 125,000  $ 154,823   Both
12           Deep Run Mobile Home Park                     N/A         N/A  $   30,950          N/A        N/A        N/A   None
13           Harbour Key Apartments                        N/A  $   75,000  $   75,000          N/A        N/A        N/A   Both
14           Signature Place Apartments            $   389,688  $  109,713  $  108,598          N/A        N/A        N/A   Both
15           South Street Cerritos Shopping Center         N/A         N/A  $   11,466          N/A        N/A  $  76,796   None
16           136 East South Temple Office Building $    17,250  $   43,407  $   43,407  $   500,000  $ 217,032  $  72,783   Both
17           Canyon Plaza Shopping Center                  N/A  $   16,668  $   17,651          N/A  $  24,000  $  65,779   Both
18           CBL Center                                    N/A  $   20,640  $   25,144          N/A        N/A  $ 176,881   Both
19           Indian Lookout Apartments             $     5,000  $   80,004  $   80,000          N/A        N/A        N/A   Both
20           Ashland & Roosevelt Center                    N/A         N/A  $   16,630          N/A        N/A  $  46,554   Both
21           Rehoboth Bay Mobile Home Park                 N/A  $   26,250  $   26,250          N/A        N/A        N/A   Both
22           Huntwick Apartments                   $   400,000  $   72,000  $   72,000          N/A        N/A        N/A   Both
23           Court Village Apartments                      N/A  $   57,000  $   58,400          N/A        N/A        N/A   Both
24           Southern Hills Tower                          N/A  $   32,849  $   32,849  $   400,000  $ 100,000  $ 145,894   Both
25           Trinity Place                                 N/A  $   11,196  $   16,778          N/A  $ 100,000  $ 100,859   Both
26           Richmond Plaza Building                       N/A  $   41,431  $   41,431  $    50,000        N/A  $ 209,749   Both
27           Market Square Shopping Center                 N/A  $   19,200  $   29,049          N/A        N/A  $ 128,487   Both
28           50-66 Office Building                         N/A  $   21,023  $   20,022  $   500,000  $  50,000  $ 133,450   Both
29           Chasco Woods Apartments               $ 1,000,000  $   72,000  $   72,000          N/A        N/A        N/A   Both
30           Park Place Shopping Center                    N/A  $   14,594  $   14,594          N/A  $  28,076  $  38,466   Both
31           Shady Grove Tech Center               $    73,125  $   14,884  $   14,884          N/A  $  60,000  $ 113,270   Both
32           Churchill Square Shopping Center              N/A         N/A  $   13,905          N/A  $  24,000  $  45,511   Both
33           Taunton Depot Drive                           N/A  $    6,336  $   10,022  $    75,000        N/A  $  45,505   Both
34           Parkview Apartments Corp.                     N/A         N/A  $   65,000          N/A        N/A        N/A   None
35           College Plaza                         $     6,500  $   14,454  $   14,454          N/A  $  83,448  $  36,673   Both
36           Talisker Apartments                   $    62,500  $   55,000  $   55,000          N/A        N/A        N/A   Both
37           Silver Spur Town & Country Shopping
             Center                                $   181,954  $    8,374  $    8,374  $   120,500  $  24,835  $  27,525   Both
38           Jano Arms Apartments                  $     4,375  $   22,250  $   22,250          N/A        N/A        N/A   Both
39           261-267 Boston Road                           N/A  $   19,454  $   16,536  $   100,000  $  36,000  $  63,071   Both
40           801 and 811 Cromwell Park Drive               N/A         N/A  $   12,926          N/A  $  84,996  $  85,629   Both
41           Silverlake Plaza II                           N/A         N/A  $    9,933          N/A  $  32,580  $  66,218   Both
42           Midway Square                         $     1,875  $    8,336  $    8,336          N/A  $  42,000  $  42,000   Both
43           Bard Townhouses                               N/A  $   31,800  $   32,100          N/A        N/A        N/A   Both
44           Ross Plaza                            $   300,000  $   17,292  $   21,899  $   150,000        N/A  $  18,357   Both
45           425 Park-South Tower Corporation              N/A         N/A  $   50,000          N/A        N/A        N/A   None
46           The Woodlands Apt. Corp.              $    10,000         N/A  $   46,275          N/A        N/A        N/A    Tax
47           Potomac Valley Bank Building                  N/A  $   10,064  $   10,064  $   159,000  $  50,000  $  61,944   Both
48   (A)     Rancho Gowan 24 & 25                          N/A  $    2,655  $    2,655          N/A  $  17,700  $  17,700   Both
49   (A)     Rancho Gowan 28                               N/A  $    3,302  $    3,307          N/A  $  22,010  $  22,010   Both
50   (A)     Rancho Gowan 27                               N/A  $    3,293  $    3,237          N/A  $  21,950  $  21,950   Both
51           Stone Creek Apartment Homes           $   400,000  $   62,000  $   62,744          N/A        N/A        N/A   Both
52           One Beltway North                             N/A  $   10,144  $   10,144          N/A  $  60,000  $  66,970   Both
53           Holt Avenue                                   N/A         N/A  $   14,692          N/A        N/A  $  49,013   Both
54           Food 4 Less Center                    $     7,050  $   12,096  $   12,096          N/A  $  28,000  $  54,981   Both
55           Western Plaza                         $     1,000         N/A  $   11,402          N/A  $  40,008  $  30,090   Both
56           Highlands Ranch East Medical Office           N/A         N/A  $    7,308          N/A  $  43,200  $  72,182   Both
57           The Park at Summerhill Apartments     $   350,000  $   46,000  $   46,000          N/A        N/A        N/A   Both
58           Country Bend Apartments               $    50,000  $   47,310  $   47,310          N/A        N/A        N/A   Both
59           Grosse Pointe Farms                           N/A  $   19,248  $   19,244          N/A  $  42,000  $  33,994   Both
60           N.E. 820 Business Towers              $    37,413  $   19,016  $   19,016  $   150,000  $  64,000  $  99,020   Both
61           Nineteenth Avenue Self Storage                N/A  $    4,690  $    4,563          N/A        N/A        N/A   Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                CONTRACTUAL     U/W
                                                   ENGINEERING   RECURRING   RECURRING    LC & TI   CONTRACTUAL             TAX &
                                                    RESERVE AT  REPLACEMENT REPLACEMENT  RESERVE AT  RECURRING     U/W    INSURANCE
 #  CROSSED  LOAN NAME                             ORIGINATION    RESERVE     RESERVE   ORIGINATION   LC & TI    LC & TI   ESCROWS
--- -------  ---------                             -----------  ----------- ----------- ----------- ----------- --------- ---------
62           Gateway Center                         $      500  $    6,005  $    6,005          N/A  $  24,500  $  27,670   Both
63           Professional Equity Building           $  143,750  $    8,685  $    8,052          N/A  $  35,000  $  53,789   Both
64           Canoga Park Center                     $   17,938  $    5,123  $    5,123          N/A  $  15,000  $  29,600   Both
65           East Forest Plaza                             N/A         N/A  $    7,005          N/A  $  36,000  $  36,295   Both
66           Sunnybrook Gardens Owners, Inc.               N/A         N/A  $   51,700          N/A        N/A        N/A   None
67           Chapel Terrace & Vanderbilt Apts       $   98,125  $   33,900  $   33,900          N/A        N/A        N/A   Both
68           Theatre Square                         $   11,438  $   13,958  $   15,529          N/A  $  60,000  $  63,079   Both
69           Fairfax Apartments                     $   13,500  $   21,500  $   21,500          N/A        N/A        N/A   Both
70           Plaza West Shopping Center                    N/A         N/A  $   11,886          N/A  $  30,000  $  30,112   Both
71           83-33 Gardens Corp.                           N/A         N/A  $   10,600          N/A        N/A        N/A   None
72           Tribeca Owners Corp.                          N/A         N/A  $   50,250          N/A        N/A        N/A   None
73           Avon Square Shopping Center            $   15,455         N/A  $   16,966  $    95,000        N/A  $  63,339   Both
74           230 Apartments Corp.                          N/A         N/A  $   11,400          N/A        N/A        N/A   None
75           Bay Terrace Cooperative Section XII,
               Inc.                                        N/A         N/A  $   33,700          N/A        N/A        N/A   None
76           Hunt Gardens Apartments                $  125,000  $   25,000  $   25,000          N/A        N/A        N/A   Both
77           607 Apartments Corp.                          N/A         N/A  $    4,800          N/A        N/A        N/A   None
78           Kickingbird Apartments                 $   15,625  $   37,800  $   39,081          N/A        N/A        N/A   Both
79           Willow Tree Apartments                 $  125,000  $   25,000  $   25,000          N/A        N/A        N/A   Both
80           Holmesburg Shopping Center             $   13,350         N/A  $    8,444          N/A  $  51,429  $  33,331   Both
81           20 East 74th Street, Inc.                     N/A         N/A  $   74,500          N/A        N/A        N/A   None
82           560-564 Pacific Avenue                 $   28,850  $    4,000  $    5,000          N/A        N/A  $  25,503   Both
83           Merritt Island Cooperative Housing
               Association                                 N/A         N/A  $  106,175          N/A        N/A        N/A   None
84           Quail Hollow Apartments                $   67,357  $   30,000  $   30,000          N/A        N/A        N/A   Both
85           Chelsea Gardens Owners Corp.                  N/A         N/A  $   40,000          N/A        N/A        N/A   None
86           4 Manley Street                               N/A  $    4,836  $    4,836          N/A  $  25,000  $  16,752   Both
87           14BC Apartment Corp.                          N/A         N/A  $   15,000          N/A        N/A        N/A    Tax
88           Colonial Apt. Corp.                           N/A         N/A  $   20,100          N/A        N/A        N/A   None
89           Brookwood Townhomes                    $  101,970  $   25,220  $   25,220          N/A        N/A        N/A   Both
90           76th Street Owners' Corp.                     N/A         N/A  $   11,400          N/A        N/A        N/A   None
91           Orangewood Place Apartments                   N/A  $   21,000  $   23,604          N/A        N/A        N/A   Both
92           118 Eighth Avenue Housing Corporation         N/A         N/A  $   11,590          N/A        N/A        N/A   None
93           MCC Corporate Plaza Office Buildings   $      625         N/A  $    4,914          N/A        N/A  $  19,654   Both
94           760 West End Avenue Owners, Inc.              N/A         N/A  $    7,400          N/A        N/A        N/A   None
95           Coronado Villas                        $   19,500  $   14,500  $   14,500          N/A        N/A        N/A   Both
96           River Oaks Mobile Home Park            $   13,750  $   11,950  $   11,950          N/A        N/A        N/A   Both
97           Belle Village Apartments                      N/A  $   12,364  $   11,000          N/A        N/A        N/A   Both
98           Palomar Airport Business Park                 N/A  $    4,471  $    6,706          N/A  $  13,412  $  25,662   Both
99           141 East Third Owners Corp.                   N/A         N/A  $   22,000          N/A        N/A        N/A    Tax
100          Pinewood Village Apartments            $   66,000  $   21,240  $   23,534          N/A        N/A        N/A   Both
101          1700 Parker Drive Building             $   23,000  $   15,253  $   22,879  $    70,000  $  53,385  $  45,759   Both
102          Woodlawn Manor Mobile Home Park        $   16,765  $    4,800  $    4,800          N/A        N/A        N/A   Both
103          925 Union Street Tenants Corp.                N/A         N/A  $   21,480          N/A        N/A        N/A   None
104          3255 Randall Owners Corp.                     N/A         N/A  $   25,000          N/A        N/A        N/A   None
105          Villa Fontana Mobile Home Park                N/A         N/A  $    3,700          N/A        N/A        N/A   Both
106          402 East 74th Street Corp.                    N/A         N/A  $   22,420          N/A        N/A        N/A   None
107          Palmer Terrace Owners Corp.                   N/A         N/A  $   35,000          N/A        N/A        N/A   None
108          36 West 35th Apartment Corp.                  N/A         N/A  $   11,270          N/A        N/A        N/A    Tax
109          Avalon Mobile Home Park                $   45,625  $    4,950  $    4,950          N/A        N/A        N/A   Both
110          Dorset Shopping Center                 $   13,125         N/A  $    4,085          N/A        N/A  $  14,469   Both
111          Hillside Mobile Home Park              $    3,125  $    3,500  $    3,500          N/A        N/A        N/A   Both
112          Vernon Manor Co-operative Apartments,
               Section I, Incorporated                     N/A         N/A  $  150,000          N/A        N/A        N/A   None
113          250 West Merrick Road Owners Corp.            N/A         N/A  $   14,200          N/A        N/A        N/A   None
114          West Chester Apartments                $    7,500  $    9,000  $    9,000          N/A        N/A        N/A   Both
115          Deerfield Plaza                               N/A         N/A  $    1,725          N/A        N/A  $  11,500   Both
116          Edgewood, Inc.                                N/A         N/A  $   12,935          N/A        N/A        N/A    Tax
117          1260 Apartment Corp.                          N/A         N/A  $    2,700          N/A        N/A        N/A   None
118          15 Tenant Stockholders Inc.                   N/A         N/A  $    4,500          N/A        N/A        N/A   None
119          Castleton Gardens Owner's Corp.               N/A         N/A  $    8,280          N/A        N/A        N/A    Tax
120          59 Wooster St. Corp.                          N/A         N/A  $   10,000          N/A        N/A        N/A    Tax

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                CONTRACTUAL     U/W
                                                   ENGINEERING   RECURRING   RECURRING    LC & TI   CONTRACTUAL             TAX &
                                                    RESERVE AT  REPLACEMENT REPLACEMENT  RESERVE AT  RECURRING     U/W    INSURANCE
 #  CROSSED  LOAN NAME                             ORIGINATION    RESERVE     RESERVE   ORIGINATION   LC & TI    LC & TI   ESCROWS
--- -------  ---------                             -----------  ----------- ----------- ----------- ----------- --------- ---------
121          Shops @ Moreland                              N/A         N/A  $    1,623      N/A      $   8,005  $  10,847   Both
122          Rolling Meadows Junction Shopping
             Center                                 $    6,000  $    2,160  $    2,156      N/A      $  10,800  $  10,800   Both
123          Bloomington Business Park              $    1,250         N/A  $    5,040      N/A            N/A  $  20,160   Both
124          3/10 Tenants' Housing Corp.                   N/A         N/A  $    6,370      N/A            N/A        N/A    Tax
125          520 W. 50th St., Inc.                         N/A         N/A  $    6,000      N/A            N/A        N/A   None
126          Queens Park Apartments                 $   58,862  $   14,000  $   14,000      N/A            N/A        N/A   Both
127          424 East 57th Street Tenants Corp.            N/A         N/A  $    8,813      N/A            N/A        N/A    Tax
128          Grand and Mercer Street Corp.                 N/A         N/A  $   10,130      N/A            N/A        N/A   None
129          215 West 105th Street Owners Corp.            N/A         N/A  $    3,000      N/A            N/A        N/A    Tax
130          302 West 86th Street Owners Corp.             N/A         N/A  $    5,550      N/A            N/A        N/A   None
131          281 West 11th Owners Corp.                    N/A         N/A  $    1,900      N/A            N/A        N/A    Tax
132          Henry Clay Apartments                  $    3,000  $    4,250  $    4,250      N/A            N/A        N/A   Both
133          242 West 104 Owners, Inc.                     N/A         N/A  $    4,600      N/A            N/A        N/A    Tax
134          320 East 35th Owners Corp.                    N/A         N/A  $   16,480      N/A            N/A        N/A    Tax
135          Maple Village Cooperative, Inc.               N/A         N/A  $   31,179      N/A            N/A        N/A   None
136          57 East 72nd Corporation                      N/A         N/A  $    7,100      N/A            N/A        N/A   None
137          Town & Country Mobile Home Park        $    5,625  $    3,600  $    3,650      N/A            N/A        N/A   Both
138          307-9 Owners Corp.                            N/A         N/A  $    3,600      N/A            N/A        N/A   None
139          Flex II - Cross Keys Campus                   N/A         N/A  $    4,800      N/A      $  27,692  $  12,000   Both
140          312 East 89th Street Owners, Inc.             N/A         N/A  $    4,250      N/A            N/A        N/A    Tax
141          Tudor Court Owners Corp.                      N/A         N/A  $   20,000      N/A            N/A        N/A    Tax
142          222 West Broadway Owners Corp.                N/A         N/A  $    9,200      N/A            N/A        N/A   None
143          51 E. 90 Apartments Corp.                     N/A         N/A  $   16,000      N/A            N/A        N/A   None
144          45 W. 54 Corp.                                N/A         N/A  $   18,475      N/A            N/A        N/A   None
145          Chittenden House, Inc.                        N/A         N/A  $   10,000      N/A            N/A        N/A    Tax
146          Reddingwood Mobile Home Park           $   22,210  $    3,700  $    3,700      N/A            N/A        N/A   Both
147          6 East 72nd Street Corporation                N/A         N/A  $   21,200      N/A            N/A        N/A   None
148          720 West 173rd Street Owners Corp.            N/A         N/A  $   10,180      N/A            N/A        N/A    Tax
149          Clinton Avenue Owners Corp.                   N/A         N/A  $    8,000      N/A            N/A        N/A   None
150          136 W. 13th St. Owners Corp.                  N/A         N/A  $    1,720      N/A            N/A        N/A    Tax
151          Caton/Stratford Owners Corp.                  N/A         N/A  $   10,788      N/A            N/A        N/A    Tax
152          Fieldston Garden Apartments Inc.              N/A         N/A  $   33,000      N/A            N/A        N/A   None
153          9 West 16th St. Corp.                         N/A         N/A  $    2,500      N/A            N/A        N/A    Tax
154          953 Fifth Avenue Corporation                  N/A         N/A  $    9,300      N/A            N/A        N/A   None
155          West 16th Street Tenants Corp.                N/A         N/A  $    8,300      N/A            N/A        N/A   None
156          West 21st Street Apartment Corp.              N/A         N/A  $    3,800      N/A            N/A        N/A    Tax
157          56 Warren Owners Corp.                 $  100,000         N/A  $    1,600      N/A            N/A        N/A   None
158          Fleetridge East Owners, Inc.                  N/A         N/A  $   17,299      N/A            N/A        N/A    Tax
159          East 7 Street Development Corp.               N/A         N/A  $    7,500      N/A            N/A        N/A    Tax
160          130 Flower Corp.                              N/A         N/A  $    6,000      N/A            N/A        N/A   None
161          Finnish Home Building Association
              "ALKU", Inc.                                 N/A         N/A  $   11,000      N/A            N/A        N/A   None
162          328 Clinton Ave. Tenants Corp.                N/A         N/A  $    1,800      N/A            N/A        N/A    Tax
163          44 Walker Street Owners Corp.                 N/A         N/A  $    3,300      N/A            N/A        N/A    Tax
164          86-88 Owners Corporation                      N/A         N/A  $    5,200      N/A            N/A        N/A    Tax
165          184 Clint Owners Corp.                        N/A         N/A  $    2,300      N/A            N/A        N/A    Tax
166          390 West Broadway, Inc.                       N/A         N/A  $    4,575      N/A            N/A        N/A    Tax
167          259 West Tenant Corp.                         N/A         N/A  $    1,800      N/A            N/A        N/A    Tax
168          154 Clinton Owners, Inc.                      N/A         N/A  $    2,000      N/A            N/A        N/A    Tax
169          139 W. 85th St. Tenants Corp.                 N/A         N/A  $    1,620      N/A            N/A        N/A    Tax
170          15 Berkeley Owners Corp.                      N/A         N/A  $    2,900      N/A            N/A        N/A    Tax
171          132 State Street Apartment Corporation        N/A         N/A  $    1,600      N/A            N/A        N/A    Tax

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                         CONTRACTUAL     CONTRACTUAL      CONTRACTUAL           CONTRACTUAL
                                           CUT-OFF DATE   RECURRING       RECURRING        RECURRING             RECURRING
                                            PRINCIPAL    REPLACEMENT     REPLACEMENT        LC & TI               LC & TI
 #  CROSSED LOAN NAME                       BALANCE (1)    RESERVE       RESERVE CAP        RESERVE             RESERVE CAP
--- ------- ---------                      ------------  ----------- -------------------  ----------- ------------------------------
 1          Northgate Mall                 $ 81,648,125  $   69,216  N/A                  $   42,000  Capped at $1,000,000.
 2          Quaker Headquarters              72,000,000  $   42,000  Capped at $104,000.  $        0  N/A
 4          Michigan Equities C Portfolio    29,632,746  $   57,132  N/A                  $   40,410  $40,410.00/month for first 36
                                                                                                      months and $29,569.00/month
                                                                                                      thereafter. Capped at
                                                                                                      $780,000.
 5          Fairfax Building                 28,937,315  $   67,748  N/A                  $   10,417  Capped at $500,000.
 6          Willoughby Commons               28,013,628  $   38,700  Capped at $258,000.  $        0  N/A
 7          Mooresville Consumer Square      24,438,653  $   47,583  Capped at $143,748.  $        0  N/A
 8          Flower Hill Mall                 24,000,000  $   16,254  N/A                  $    8,333  Capped at $500,000.
 10         100 Middle Street                20,879,969  $   37,588  N/A                  $   12,500  Provided a Qualified Reletting
                                                                                                      for the US Attorney Space has
                                                                                                      occurred by 2/1/2007 and the
                                                                                                      tenant thereunder is in
                                                                                                      possession and occupancy of
                                                                                                      such space on an unabated rent
                                                                                                      paying basis pursuant to a
                                                                                                      lease having an expiration
                                                                                                      date no earlier than the ARD,
                                                                                                      capped at $750,000.
 11         One Montrose Metro               20,544,013  $   23,022  N/A                  $   10,417  Capped at $500,000.
 16         136 East South Temple Office
            Building                         15,925,424  $   43,407  Capped at $175,000.  $   18,086  Capped at $1,200,000.
 17         Canyon Plaza Shopping Center     14,968,362  $   16,668  N/A                  $    2,000  Capped at $96,000.
 18         CBL Center                       14,898,802  $   20,640  Capped at $41,280.   $        0  N/A
 20         Ashland & Roosevelt Center       13,982,438  $        0  N/A                  $        0  N/A
 24         Southern Hills Tower             11,973,848  $   32,849  Capped at $65,698.   $    8,333  Capped at $300,000.
 25         Trinity Place                    11,942,332  $   11,196  N/A                  $    8,333  Capped at $500,000.
 26         Richmond Plaza Building          11,774,284  $   41,431  Capped at $82,862.   $        0  Capped at $150,000.
 28         50-66 Office Building            11,015,343  $   21,023  N/A                  $    4,167  Capped at $150,000.
 30         Park Place Shopping Center        9,586,938  $   14,594  Capped at $43,781.   $    2,340  Capped at $84,228.
 31         Shady Grove Tech Center           9,099,631  $   14,884  N/A                  $    5,000  Capped at $180,000.
 32         Churchill Square Shopping
            Center                            8,745,078  $        0  N/A                  $    2,000  Capped at $50,000.
 33         Taunton Depot Drive               8,463,863  $    6,336  Capped at $20,000.   $        0  N/A
 35         College Plaza                     7,966,099  $   14,454  N/A                  $    6,954  When Chicks Sporting Goods,
                                                                                                      Inc., (i) opens for business
                                                                                                      in its Expansion Space, (ii)
                                                                                                      has commenced payment of rent,
                                                                                                      and (iii) has extended its
                                                                                                      lease at least through 2013,
                                                                                                      the monthly deposit will be
                                                                                                      reduced to $4,081.17.
                                                                                                      Thereafter, capped at
                                                                                                      $195,896.
 37         Silver Spur Town & Country
            Shopping Center                   7,477,295  $    8,374  N/A                  $    2,070  Capped at $74,505.
 38         Jano Arms Apartments              7,321,638  $   22,250  Capped at $111,250.  $        0  N/A
 39         261-267 Boston Road               6,691,230  $   19,454  Capped at $58,362.   $    3,000  Capped at $144,000.
 40         801 and 811 Cromwell Park
            Drive                             6,609,990  $        0  N/A                  $    7,083  Capped at $115,000.
 41         Silverlake Plaza II               6,414,554  $        0  N/A                  $    2,715  Capped at $95,000
                                                                                                      (after 35 months).
 47         Potomac Valley Bank Building      5,507,671  $   10,064  N/A                  $    4,167  Capped at $200,000.
 49   (A)   Rancho Gowan 28                   1,723,880  $    3,302  N/A                  $    1,834  Capped at $66,030.
 52         One Beltway North                 5,108,565  $   10,144  N/A                  $    5,000  Capped at $240,000.
 53         Holt Avenue                       4,985,571  $        0  N/A                  $        0  N/A
 54         Food 4 Less Center                4,976,695  $   12,096  N/A                  $    2,333  Capped at $75,000.
 55         Western Plaza                     4,975,000  $        0  N/A                  $    3,334  Capped at $100,000.
 56         Highlands Ranch East Medical
            Office                            4,948,371  $        0  N/A                  $    3,600  Capped at $150,000.
 59         Grosse Pointe Farms               4,730,800  $   19,248  Capped at $57,732.   $    3,500  Capped at $168,000.
 61         Nineteenth Avenue Self Storage    4,400,000  $    4,690  Capped at $14,070.   $        0  N/A
 63         Professional Equity Building      4,326,316  $    8,685  N/A                  $    2,917  Capped at $105,000.
 64         Canoga Park Center                4,240,616  $    5,123  N/A                  $    1,250  Capped at $60,000.

                                                                  CONTRACTUAL           CONTRACTUAL
                                              CONTRACTUAL        OTHER RESERVE         OTHER RESERVE
 #  CROSSED LOAN NAME                        OTHER RESERVE        DESCRIPTION              CAP
--- ------- ---------                        -------------  -------------------------  -------------
1           Northgate Mall                    $        0    N/A                              N/A
2           Quaker Headquarters               $        0    N/A                              N/A
4           Michigan Equities C Portfolio     $        0    N/A                              N/A
5           Fairfax Building                  $        0    N/A                              N/A
6           Willoughby Commons                $        0    N/A                              N/A
7           Mooresville Consumer Square       $        0    N/A                              N/A
8           Flower Hill Mall                  $        0    N/A                              N/A
10          100 Middle Street                 $   14,262    U.S. Attorney Reserve            N/A
                                                            ($11,087.00); Berry Dunn
                                                            Reserve ($3,174.60).
11          One Montrose Metro                $        0    N/A                              N/A
16          136 East South Temple Office
             Building                         $   18,334    Working Capital Account    Earnout Reserve
                                                            ($50,000 annually              Capped
                                                            (averages $4,166.67         at $500,000.
                                                            monthly) for TILC and Cap
                                                            Ex); Earnout Reserve
                                                            ($14,167.00).
17          Canyon Plaza Shopping Center      $        0    N/A                              N/A
18          CBL Center                        $        0    N/A                              N/A
20          Ashland & Roosevelt Center        $    6,250    Ground Lease Reserve             N/A
24          Southern Hills Tower              $        0    N/A                              N/A
25          Trinity Place                     $        0    N/A                              N/A
26          Richmond Plaza Building           $        0    N/A                              N/A
28          50-66 Office Building             $        0    N/A                              N/A
30          Park Place Shopping Center        $        0    N/A                              N/A
31          Shady Grove Tech Center           $        0    N/A                              N/A
32          Churchill Square Shopping
            Center                            $        0    N/A                              N/A
33          Taunton Depot Drive               $        0    N/A                              N/A
35          College Plaza                     $        0    N/A                              N/A
37          Silver Spur Town & Country
            Shopping Center                   $        0    N/A                              N/A
38          Jano Arms Apartments              $        0    N/A                              N/A
39          261-267 Boston Road               $        0    N/A                              N/A
40          801 and 811 Cromwell Park
            Drive                             $        0    N/A                              N/A
41          Silverlake Plaza II               $        0    N/A                              N/A
47          Potomac Valley Bank Building      $        0    N/A                              N/A
49    (A)   Rancho Gowan 28                   $        0    N/A                              N/A
52          One Beltway North                 $        0    N/A                              N/A
53          Holt Avenue                       $    3,913    Lease Holdback Reserve           N/A
54          Food 4 Less Center                $        0    N/A                              N/A
55          Western Plaza                     $        0    N/A                              N/A
56          Highlands Ranch East Medical
            Office                            $        0    N/A                              N/A
59          Grosse Pointe Farms               $        0    N/A                              N/A
61          Nineteenth Avenue Self Storage    $        0    N/A                              N/A
63          Professional Equity Building      $        0    N/A                              N/A
64          Canoga Park Center                $        0    N/A                              N/A

                        RECURRING RESERVE CAP INFORMATION

                                                         CONTRACTUAL     CONTRACTUAL      CONTRACTUAL          CONTRACTUAL
                                           CUT-OFF DATE   RECURRING       RECURRING        RECURRING           RECURRING
                                            PRINCIPAL    REPLACEMENT     REPLACEMENT        LC & TI              LC & TI
 #  CROSSED LOAN NAME                       BALANCE (1)    RESERVE       RESERVE CAP        RESERVE            RESERVE CAP
--- ------- ---------                      ------------  ----------- -------------------  -----------    ---------------------
65          East Forest Plaza              $  4,175,000  $        0  N/A                  $    3,000     Capped at $100,000.
68          Theatre Square                    4,027,346  $   13,958  Capped at $83,750.   $    5,000     Capped $180,000.
70          Plaza West Shopping Center        3,589,039  $        0  N/A                  $    2,500     Capped at $100,000.
78          Kickingbird Apartments            3,140,299  $   37,800  Capped at $37,800.   $        0     N/A
80          Holmesburg Shopping Center        3,064,942  $        0  N/A                  $    4,286     Capped at $150,000.
86          4 Manley Street                   2,704,623  $    4,836  Capped at $4,836.    $    2,083     N/A
91          Orangewood Place Apartments       2,542,919  $   21,000  Capped at $21,000.   $        0     N/A
93          MCC Corporate Plaza Office
             Buildings                        2,424,220  $        0  N/A                  $        0     N/A
101         1700 Parker Drive Building        1,789,854  $   15,253  Capped at $45,759.   $    4,449     Capped at $300,000.
110         Dorset Shopping Center            1,442,471  $        0  N/A                  $        0     N/A
121         Shops @ Moreland                  1,157,137  $        0  N/A                  $      667     Capped at $40,000.
122         Rolling Meadows Junction
            Shopping Center                   1,144,694  $    2,160  N/A                  $      900     Capped at $43,000.
139         Flex II - Cross Keys Campus         696,649  $        0  N/A                  $    2,308     Capped at $120,000.

                                                                   CONTRACTUAL           CONTRACTUAL
                                              CONTRACTUAL         OTHER RESERVE         OTHER RESERVE
 #  CROSSED LOAN NAME                        OTHER RESERVE         DESCRIPTION               CAP
--- ------- ---------                        -------------  --------------------------  -------------
65          East Forest Plaza                 $        0    N/A                             N/A
68          Theatre Square                    $        0    N/A                             N/A
70          Plaza West Shopping Center        $        0    N/A                             N/A
78          Kickingbird Apartments            $        0    N/A                             N/A
80          Holmesburg Shopping Center        $        0    N/A                             N/A
86          4 Manley Street                   $        0    N/A                             N/A
91          Orangewood Place Apartments       $        0    N/A                             N/A
93          MCC Corporate Plaza Office
            Buildings                         $    2,381    Lease Holdback Reserve          N/A
101         1700 Parker Drive Building        $        0    N/A                             N/A
110         Dorset Shopping Center            $    2,000    CVS Lease Holdback Reserve    Capped at
                                                                                          $170,000.
121         Shops @ Moreland                  $        0    N/A                             N/A
122         Rolling Meadows Junction
              Shopping Center                 $        0    N/A                             N/A
139         Flex II - Cross Keys Campus       $        0    N/A                             N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RANCHO GOWAN 24 & 25, RANCHO GOWAN 27 AND RANCHO GOWAN 28 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH, 2003.

                             MULTIFAMILY SCHEDULE(1)

                                                                                                UTILITIES
                                                                                                  TENANT                 #
 #    CROSSED   PROPERTY NAME                                        PROPERTY SUBTYPE              PAYS              ELEVATORS
 -    -------   -------------                                        ----------------           ---------            ---------
12              Deep Run Mobile Home Park                          Manufactured Housing             N/A                 N/A
13              Harbour Key Apartments                                 Conventional               Electric                2
14              Signature Place Apartments                             Conventional         Electric/Water/Sewer          0
19              Indian Lookout Apartments                              Conventional            Electric/Water             0
21              Rehoboth Bay Mobile Home Park                      Manufactured Housing             N/A                 N/A
22              Huntwick Apartments                                    Conventional         Electric/Water/Sewer          0
23              Court Village Apartments                               Conventional         Electric/Water/Sewer          0
29              Chasco Woods Apartments                                Conventional         Electric/Water/Sewer          0
34              Parkview Apartments Corp.                               Cooperative             Electric/Gas              3
36              Talisker Apartments                                    Conventional               Electric                0
38              Jano Arms Apartments                                   Conventional               Electric                2
43              Bard Townhouses                                        Conventional               Electric                0
45              425 Park-South Tower Corporation                        Cooperative               Electric                4
46              The Woodlands Apt. Corp.                                Cooperative               Electric                0
51              Stone Creek Apartment Homes                            Conventional               Electric                0
57              The Park at Summerhill Apartments                      Conventional               Electric                0
58              Country Bend Apartments                                Conventional               Electric                0
66              Sunnybrook Gardens Owners, Inc.                         Cooperative             Electric/Gas              0
67              Chapel Terrace & Vanderbilt Apts                       Conventional               Electric                0
69              Fairfax Apartments                                     Conventional       Electric/Gas/Water/Sewer        0
71              83-33 Gardens Corp.                                     Cooperative             Electric/Gas              2
72              Tribeca Owners Corp.                                    Cooperative             Electric/Gas              2
74              230 Apartments Corp.                                    Cooperative             Electric/Gas              3
75              Bay Terrace Cooperative Section XII, Inc.               Cooperative                 None                  2
76              Hunt Gardens Apartments                                Conventional               Electric                0
77              607 Apartments Corp.                                    Cooperative             Electric/Gas              2
78              Kickingbird Apartments                                 Conventional         Electric/Water/Sewer          0
79              Willow Tree Apartments                                 Conventional               Electric                0
81              20 East 74th Street, Inc.                               Cooperative             Electric/Gas              3
83              Merritt Island Cooperative Housing Association          Cooperative               Electric                0
84              Quail Hollow Apartments                                Conventional               Electric                0
85              Chelsea Gardens Owners Corp.                            Cooperative               Electric                4
87              14BC Apartment Corp.                                    Cooperative             Electric/Gas              0
88              Colonial Apt. Corp.                                     Cooperative             Electric/Gas              2
89              Brookwood Townhomes                                    Conventional         Electric/Water/Sewer          0
90              76th Street Owners' Corp.                               Cooperative             Electric/Gas              2
91              Orangewood Place Apartments                            Conventional               Electric                0
92              118 Eighth Avenue Housing Corporation                   Cooperative             Electric/Gas              2
94              760 West End Avenue Owners, Inc.                        Cooperative             Electric/Gas              2
95              Coronado Villas                                        Conventional               Electric                0
96              River Oaks Mobile Home Park                        Manufactured Housing             N/A                 N/A
97              Belle Village Apartments                               Conventional       Electric/Gas/Water/Sewer        0
99              141 East Third Owners Corp.                             Cooperative                 Gas                   2
100             Pinewood Village Apartments                            Conventional             Electric/Gas              0
102             Woodlawn Manor Mobile Home Park                    Manufactured Housing             N/A                 N/A
103             925 Union Street Tenants Corp.                          Cooperative             Electric/Gas              1
104             3255 Randall Owners Corp.                               Cooperative             Electric/Gas              1
105             Villa Fontana Mobile Home Park                     Manufactured Housing             N/A                 N/A
106             402 East 74th Street Corp.                              Cooperative             Electric/Gas              1
107             Palmer Terrace Owners Corp.                             Cooperative             Electric/Gas              0
108             36 West 35th Apartment Corp.                            Cooperative             Electric/Gas              1
109             Avalon Mobile Home Park                            Manufactured Housing             N/A                 N/A
111             Hillside Mobile Home Park                          Manufactured Housing             N/A                 N/A
112             Vernon Manor Co-operative Apartments,
                Section I, Incorporated                                 Cooperative             Electric/Gas              8
113             250 West Merrick Road Owners Corp.                      Cooperative               Electric                1
114             West Chester Apartments                                Conventional               Electric                0
116             Edgewood, Inc.                                          Cooperative               Electric                1
117             1260 Apartment Corp.                                    Cooperative             Electric/Gas              0
118             15 Tenant Stockholders Inc.                             Cooperative             Electric/Gas              2
119             Castleton Gardens Owner's Corp.                         Cooperative             Electric/Gas              0
120             59 Wooster St. Corp.                                    Cooperative               Electric                1
124             3/10 Tenants' Housing Corp.                             Cooperative             Electric/Gas              1
125             520 W. 50th St., Inc.                                   Cooperative               Electric                0
126             Queens Park Apartments                                 Conventional                 None                  0
127             424 East 57th Street Tenants Corp.                      Cooperative             Electric/Gas              1
128             Grand and Mercer Street Corp.                           Cooperative             Electric/Gas              1
129             215 West 105th Street Owners Corp.                      Cooperative             Electric/Gas              1
130             302 West 86th Street Owners Corp.                       Cooperative             Electric/Gas              2
131             281 West 11th Owners Corp.                              Cooperative             Electric/Gas              0
132             Henry Clay Apartments                                  Conventional                 None                  1

                                                                   SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                    STUDIO     STUDIO      STUDIO     1 BR       1 BR
 #    CROSSED   PROPERTY NAME                                       UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
 -    -------   -------------                                      -------   ---------   ---------   -------   ---------
12              Deep Run Mobile Home Park                            N/A          N/A         N/A      N/A          N/A
13              Harbour Key Apartments                               N/A          N/A         N/A       78      $   805
14              Signature Place Apartments                           N/A          N/A         N/A      136      $   716
19              Indian Lookout Apartments                            N/A          N/A         N/A       96      $   541
21              Rehoboth Bay Mobile Home Park                        N/A          N/A         N/A      N/A          N/A
22              Huntwick Apartments                                   28      $   507     $   540      124      $   637
23              Court Village Apartments                             N/A          N/A         N/A      108      $   654
29              Chasco Woods Apartments                              N/A          N/A         N/A       96      $   492
34              Parkview Apartments Corp.                             18      $ 1,000     $ 1,000       36      $ 1,085
36              Talisker Apartments                                   32      $   566     $   575      100      $   669
38              Jano Arms Apartments                                 N/A          N/A         N/A       80      $   894
43              Bard Townhouses                                      N/A          N/A         N/A      N/A          N/A
45              425 Park-South Tower Corporation                     N/A          N/A         N/A       71      $ 3,333
46              The Woodlands Apt. Corp.                              32      $   800     $   800      112      $   945
51              Stone Creek Apartment Homes                          N/A          N/A         N/A      144      $   385
57              The Park at Summerhill Apartments                    N/A          N/A         N/A      104      $   438
58              Country Bend Apartments                              N/A          N/A         N/A       68      $   488
66              Sunnybrook Gardens Owners, Inc.                      N/A          N/A         N/A       41      $ 1,216
67              Chapel Terrace & Vanderbilt Apts                     N/A          N/A         N/A       50      $   575
69              Fairfax Apartments                                   N/A          N/A         N/A       41      $   665
71              83-33 Gardens Corp.                                  N/A          N/A         N/A       12      $ 1,120
72              Tribeca Owners Corp.                                 N/A          N/A         N/A       19      $ 3,984
74              230 Apartments Corp.                                 N/A          N/A         N/A       97      $ 2,327
75              Bay Terrace Cooperative Section XII, Inc.            N/A          N/A         N/A       48      $ 1,700
76              Hunt Gardens Apartments                              N/A          N/A         N/A       84      $   537
77              607 Apartments Corp.                                 N/A          N/A         N/A        1      $ 3,150
78              Kickingbird Apartments                               N/A          N/A         N/A       40      $   409
79              Willow Tree Apartments                               N/A          N/A         N/A       48      $   486
81              20 East 74th Street, Inc.                            N/A          N/A         N/A       69      $ 3,983
83              Merritt Island Cooperative Housing Association       N/A          N/A         N/A       88      $   425
84              Quail Hollow Apartments                              N/A          N/A         N/A       80      $   452
85              Chelsea Gardens Owners Corp.                          57      $ 1,954     $ 2,125       92      $ 2,635
87              14BC Apartment Corp.                                 N/A          N/A         N/A       60      $ 2,000
88              Colonial Apt. Corp.                                   23      $   850     $   850       74      $ 1,000
89              Brookwood Townhomes                                  N/A          N/A         N/A      N/A          N/A
90              76th Street Owners' Corp.                             14      $   750     $   800       65      $   961
91              Orangewood Place Apartments                          N/A          N/A         N/A       53      $   494
92              118 Eighth Avenue Housing Corporation                  4      $ 1,300     $ 1,300       21      $ 1,650
94              760 West End Avenue Owners, Inc.                     N/A          N/A         N/A       29      $ 2,981
95              Coronado Villas                                      N/A          N/A         N/A        1      $   685
96              River Oaks Mobile Home Park                          N/A          N/A         N/A      N/A          N/A
97              Belle Village Apartments                             N/A          N/A         N/A      N/A          N/A
99              141 East Third Owners Corp.                            3      $ 1,800     $ 1,800       69      $ 3,000
100             Pinewood Village Apartments                           23      $   376     $   485       52      $   436
102             Woodlawn Manor Mobile Home Park                      N/A          N/A         N/A      N/A          N/A
103             925 Union Street Tenants Corp.                        17      $ 1,174     $ 1,200       28      $ 1,890
104             3255 Randall Owners Corp.                            N/A          N/A         N/A       37      $   840
105             Villa Fontana Mobile Home Park                       N/A          N/A         N/A      N/A          N/A
106             402 East 74th Street Corp.                             2      $ 1,650     $ 1,650       21      $ 2,205
107             Palmer Terrace Owners Corp.                          N/A          N/A         N/A       46      $ 1,049
108             36 West 35th Apartment Corp.                          32      $ 1,375     $ 2,000        4      $ 2,176
109             Avalon Mobile Home Park                              N/A          N/A         N/A      N/A          N/A
111             Hillside Mobile Home Park                            N/A          N/A         N/A      N/A          N/A
112             Vernon Manor Co-operative Apartments,
                Section I, Incorporated                               96      $   820     $   855      240      $   998
113             250 West Merrick Road Owners Corp.                    36      $   900     $   900       24      $ 1,033
114             West Chester Apartments                              N/A          N/A         N/A       12      $   637
116             Edgewood, Inc.                                        12      $   700     $   700       13      $   895
117             1260 Apartment Corp.                                 N/A          N/A         N/A      N/A          N/A
118             15 Tenant Stockholders Inc.                          N/A          N/A         N/A       17      $ 2,550
119             Castleton Gardens Owner's Corp.                      N/A          N/A         N/A       42      $   800
120             59 Wooster St. Corp.                                 N/A          N/A         N/A      N/A          N/A
124             3/10 Tenants' Housing Corp.                           20      $ 1,585     $ 1,750        2      $ 2,275
125             520 W. 50th St., Inc.                                N/A          N/A         N/A       35      $ 1,341
126             Queens Park Apartments                               N/A          N/A         N/A       14      $   519
127             424 East 57th Street Tenants Corp.                     4      $ 1,425     $ 1,425        3      $ 2,700
128             Grand and Mercer Street Corp.                        N/A          N/A         N/A      N/A          N/A
129             215 West 105th Street Owners Corp.                   N/A          N/A         N/A       19      $ 1,295
130             302 West 86th Street Owners Corp.                    N/A          N/A         N/A       11      $ 3,560
131             281 West 11th Owners Corp.                           N/A          N/A         N/A       16      $ 1,611
132             Henry Clay Apartments                                N/A          N/A         N/A        1      $   810

                                                                    SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
                                                                     1 BR       2 BR       2 BR        2 BR       3 BR
 #    CROSSED   PROPERTY NAME                                      MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
 -    -------   -------------                                      ---------   -------   ---------   ---------   -------
12              Deep Run Mobile Home Park                               N/A      N/A           N/A         N/A     N/A
13              Harbour Key Apartments                              $   895      152      $    952    $  1,075      70
14              Signature Place Apartments                          $   765      278      $    883    $    975     N/A
19              Indian Lookout Apartments                           $   630      224      $    674    $    799     N/A
21              Rehoboth Bay Mobile Home Park                           N/A      N/A           N/A         N/A     N/A
22              Huntwick Apartments                                 $   725      136      $    771    $    995     N/A
23              Court Village Apartments                            $   824       84      $    876    $  1,100      36
29              Chasco Woods Apartments                             $   667      152      $    603    $    711      40
34              Parkview Apartments Corp.                           $ 1,085      110      $  1,395    $  1,395      38
36              Talisker Apartments                                 $   745       88      $    807    $    850     N/A
38              Jano Arms Apartments                                $ 1,250        8      $  1,248    $  1,350       1
43              Bard Townhouses                                         N/A       72      $    619    $    730       6
45              425 Park-South Tower Corporation                    $ 3,333        2      $  7,500    $  7,500     N/A
46              The Woodlands Apt. Corp.                            $   945       79      $  1,260    $  1,260     N/A
51              Stone Creek Apartment Homes                         $   439      104      $    508    $    655     N/A
57              The Park at Summerhill Apartments                   $   599       72      $    544    $    719       8
58              Country Bend Apartments                             $   520       84      $    611    $    660      14
66              Sunnybrook Gardens Owners, Inc.                     $ 1,313      107      $  1,657    $  2,000       1
67              Chapel Terrace & Vanderbilt Apts                    $   685       55      $    591    $    635       8
69              Fairfax Apartments                                  $ 1,090       45      $    804    $    915     N/A
71              83-33 Gardens Corp.                                 $ 1,120       68      $  1,300    $  1,440      25
72              Tribeca Owners Corp.                                $ 6,600       14      $  8,922    $ 15,000       1
74              230 Apartments Corp.                                $ 2,600       17      $  3,246    $  3,600     N/A
75              Bay Terrace Cooperative Section XII, Inc.           $ 1,800       63      $  2,222    $  2,300      12
76              Hunt Gardens Apartments                             $   720       16      $    756    $    919     N/A
77              607 Apartments Corp.                                $ 3,150      N/A           N/A         N/A      16
78              Kickingbird Apartments                              $   435       86      $    551    $    609     N/A
79              Willow Tree Apartments                              $   559       52      $    626    $    829     N/A
81              20 East 74th Street, Inc.                           $ 7,200       35      $  7,831    $ 11,000     N/A
83              Merritt Island Cooperative Housing Association      $   425      112      $    525    $    525      16
84              Quail Hollow Apartments                             $   495       40      $    607    $    630     N/A
85              Chelsea Gardens Owners Corp.                        $ 3,200       21      $  3,600    $  3,600     N/A
87              14BC Apartment Corp.                                $ 2,000       57      $  2,400    $  2,400     N/A
88              Colonial Apt. Corp.                                 $ 1,000       12      $  1,200    $  1,200       9
89              Brookwood Townhomes                                     N/A       28      $    683    $    720      24
90              76th Street Owners' Corp.                           $ 1,260       34      $  1,116    $  1,400     N/A
91              Orangewood Place Apartments                         $   525       31      $    591    $    620     N/A
92              118 Eighth Avenue Housing Corporation               $ 1,650       30      $  2,174    $  2,760     N/A
94              760 West End Avenue Owners, Inc.                    $ 3,150       27      $  4,400    $  4,400      17
95              Coronado Villas                                     $   685        9      $    795    $    915      48
96              River Oaks Mobile Home Park                             N/A      N/A           N/A         N/A     N/A
97              Belle Village Apartments                                N/A       44      $    716    $    740     N/A
99              141 East Third Owners Corp.                         $ 3,000       26      $  4,000    $  4,000       2
100             Pinewood Village Apartments                         $   460        6      $    548    $    575       1
102             Woodlawn Manor Mobile Home Park                         N/A      N/A           N/A         N/A     N/A
103             925 Union Street Tenants Corp.                      $ 1,890        6      $  2,250    $  2,250       1
104             3255 Randall Owners Corp.                           $   840       27      $  1,170    $  1,170     N/A
105             Villa Fontana Mobile Home Park                          N/A      N/A           N/A         N/A     N/A
106             402 East 74th Street Corp.                          $ 2,205       18      $  2,700    $  2,700     N/A
107             Palmer Terrace Owners Corp.                         $ 1,173       41      $  1,678    $  1,800     N/A
108             36 West 35th Apartment Corp.                        $ 2,555      N/A           N/A         N/A     N/A
109             Avalon Mobile Home Park                                 N/A      N/A           N/A         N/A     N/A
111             Hillside Mobile Home Park                               N/A      N/A           N/A         N/A     N/A
112             Vernon Manor Co-operative Apartments,
                Section I, Incorporated                             $   998      132      $  1,418    $  1,418      12
113             250 West Merrick Road Owners Corp.                  $ 1,100       16      $  1,475    $  1,500       7
114             West Chester Apartments                             $   750       24      $    693    $    800     N/A
116             Edgewood, Inc.                                      $   960       24      $  1,425    $  1,650     N/A
117             1260 Apartment Corp.                                    N/A       24      $  1,797    $  2,375       1
118             15 Tenant Stockholders Inc.                         $ 2,550       16      $  3,500    $  3,500      11
119             Castleton Gardens Owner's Corp.                     $   800       10      $  1,000    $  1,000     N/A
120             59 Wooster St. Corp.                                    N/A        2      $ 10,125    $ 10,125       2
124             3/10 Tenants' Housing Corp.                         $ 2,275      N/A           N/A         N/A     N/A
125             520 W. 50th St., Inc.                               $ 1,800        5      $  1,845    $  2,025     N/A
126             Queens Park Apartments                              $   525       42      $    583    $    600     N/A
127             424 East 57th Street Tenants Corp.                  $ 2,700       16      $  4,000    $  4,000       2
128             Grand and Mercer Street Corp.                           N/A        4      $  5,550    $  5,550       2
129             215 West 105th Street Owners Corp.                  $ 2,000       10      $  1,016    $  2,475     N/A
130             302 West 86th Street Owners Corp.                   $ 3,800        2      $  2,570    $  4,000      24
131             281 West 11th Owners Corp.                          $ 2,275        3      $  2,925    $  2,925     N/A
132             Henry Clay Apartments                               $   810       14      $    925    $    945       2

                                                                    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
                                                                     3 BR        3 BR       4 BR       4 BR        4 BR
 #    CROSSED   PROPERTY NAME                                      AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX.RENT
 -    -------   -------------                                      ---------   ---------   -------   ---------   ---------
12              Deep Run Mobile Home Park                                N/A         N/A     N/A           N/A         N/A
13              Harbour Key Apartments                              $  1,176    $  1,375     N/A           N/A         N/A
14              Signature Place Apartments                               N/A         N/A     N/A           N/A         N/A
19              Indian Lookout Apartments                                N/A         N/A     N/A           N/A         N/A
21              Rehoboth Bay Mobile Home Park                            N/A         N/A     N/A           N/A         N/A
22              Huntwick Apartments                                      N/A         N/A     N/A           N/A         N/A
23              Court Village Apartments                            $  1,025    $  1,212     N/A           N/A         N/A
29              Chasco Woods Apartments                             $    731    $    840     N/A           N/A         N/A
34              Parkview Apartments Corp.                           $  1,705    $  1,705     N/A           N/A         N/A
36              Talisker Apartments                                      N/A         N/A     N/A           N/A         N/A
38              Jano Arms Apartments                                $  2,000    $  2,000     N/A           N/A         N/A
43              Bard Townhouses                                     $    757    $    797      29      $    850    $    850
45              425 Park-South Tower Corporation                         N/A         N/A     N/A           N/A         N/A
46              The Woodlands Apt. Corp.                                 N/A         N/A     N/A           N/A         N/A
51              Stone Creek Apartment Homes                              N/A         N/A     N/A           N/A         N/A
57              The Park at Summerhill Apartments                   $    678    $    789     N/A           N/A         N/A
58              Country Bend Apartments                             $    812    $    830     N/A           N/A         N/A
66              Sunnybrook Gardens Owners, Inc.                     $  2,400    $  2,400     N/A           N/A         N/A
67              Chapel Terrace & Vanderbilt Apts                    $    991    $  1,000     N/A           N/A         N/A
69              Fairfax Apartments                                       N/A         N/A     N/A           N/A         N/A
71              83-33 Gardens Corp.                                 $  1,691    $  2,080     N/A           N/A         N/A
72              Tribeca Owners Corp.                                $ 13,467    $ 13,467     N/A           N/A         N/A
74              230 Apartments Corp.                                     N/A         N/A     N/A           N/A         N/A
75              Bay Terrace Cooperative Section XII, Inc.           $  2,800    $  2,800     N/A           N/A         N/A
76              Hunt Gardens Apartments                                  N/A         N/A     N/A           N/A         N/A
77              607 Apartments Corp.                                $  7,516    $  8,125      14      $  9,775    $  9,775
78              Kickingbird Apartments                                   N/A         N/A     N/A           N/A         N/A
79              Willow Tree Apartments                                   N/A         N/A     N/A           N/A         N/A
81              20 East 74th Street, Inc.                                N/A         N/A     N/A           N/A         N/A
83              Merritt Island Cooperative Housing Association      $    625    $    625     N/A           N/A         N/A
84              Quail Hollow Apartments                                  N/A         N/A     N/A           N/A         N/A
85              Chelsea Gardens Owners Corp.                             N/A         N/A     N/A           N/A         N/A
87              14BC Apartment Corp.                                     N/A         N/A     N/A           N/A         N/A
88              Colonial Apt. Corp.                                 $  1,500    $  1,500     N/A           N/A         N/A
89              Brookwood Townhomes                                 $    738    $    780     N/A           N/A         N/A
90              76th Street Owners' Corp.                                N/A         N/A     N/A           N/A         N/A
91              Orangewood Place Apartments                              N/A         N/A     N/A           N/A         N/A
92              118 Eighth Avenue Housing Corporation                    N/A         N/A     N/A           N/A         N/A
94              760 West End Avenue Owners, Inc.                    $  5,563    $  8,500       1      $ 11,500    $ 11,500
95              Coronado Villas                                     $    891    $    995     N/A           N/A         N/A
96              River Oaks Mobile Home Park                              N/A         N/A     N/A           N/A         N/A
97              Belle Village Apartments                                 N/A         N/A     N/A           N/A         N/A
99              141 East Third Owners Corp.                         $  6,000    $  6,000     N/A           N/A         N/A
100             Pinewood Village Apartments                         $    650    $    650     N/A           N/A         N/A
102             Woodlawn Manor Mobile Home Park                          N/A         N/A     N/A           N/A         N/A
103             925 Union Street Tenants Corp.                      $  3,000    $  3,000     N/A           N/A         N/A
104             3255 Randall Owners Corp.                                N/A         N/A     N/A           N/A         N/A
105             Villa Fontana Mobile Home Park                           N/A         N/A     N/A           N/A         N/A
106             402 East 74th Street Corp.                               N/A         N/A     N/A           N/A         N/A
107             Palmer Terrace Owners Corp.                              N/A         N/A     N/A           N/A         N/A
108             36 West 35th Apartment Corp.                             N/A         N/A     N/A           N/A         N/A
109             Avalon Mobile Home Park                                  N/A         N/A     N/A           N/A         N/A
111             Hillside Mobile Home Park                                N/A         N/A     N/A           N/A         N/A
112             Vernon Manor Co-operative Apartments,
                  Section I, Incorporated                           $  1,733    $  1,733     N/A           N/A         N/A
113             250 West Merrick Road Owners Corp.                  $  1,686    $  1,800     N/A           N/A         N/A
114             West Chester Apartments                                  N/A         N/A     N/A           N/A         N/A
116             Edgewood, Inc.                                           N/A         N/A     N/A           N/A         N/A
117             1260 Apartment Corp.                                $  2,850    $  2,850       1      $  5,000    $  5,000
118             15 Tenant Stockholders Inc.                         $  5,966    $  7,000     N/A           N/A         N/A
119             Castleton Gardens Owner's Corp.                          N/A         N/A     N/A           N/A         N/A
120             59 Wooster St. Corp.                                $ 12,750    $ 12,750       3      $ 23,344    $ 23,344
124             3/10 Tenants' Housing Corp.                              N/A         N/A     N/A           N/A         N/A
125             520 W. 50th St., Inc.                                    N/A         N/A     N/A           N/A         N/A
126             Queens Park Apartments                                   N/A         N/A     N/A           N/A         N/A
127             424 East 57th Street Tenants Corp.                  $  7,000    $  7,000     N/A           N/A         N/A
128             Grand and Mercer Street Corp.                       $ 11,083    $ 11,083     N/A           N/A         N/A
129             215 West 105th Street Owners Corp.                       N/A         N/A     N/A           N/A         N/A
130             302 West 86th Street Owners Corp.                   $  6,218    $  8,050     N/A           N/A         N/A
131             281 West 11th Owners Corp.                               N/A         N/A     N/A           N/A         N/A
132             Henry Clay Apartments                               $    990    $    990     N/A           N/A         N/A

                                                                 SUBJECT    SUBJECT    SUBJECT
                                                                  5 BR       5 BR       5 BR
 #   CROSSED  PROPERTY NAME                                       UNITS    AVG. RENT  MAX. RENT
 -   -------  -------------                                      -------   ---------  ---------
12            Deep Run Mobile Home Park                            N/A           N/A        N/A
13            Harbour Key Apartments                               N/A           N/A        N/A
14            Signature Place Apartments                           N/A           N/A        N/A
19            Indian Lookout Apartments                            N/A           N/A        N/A
21            Rehoboth Bay Mobile Home Park                        N/A           N/A        N/A
22            Huntwick Apartments                                  N/A           N/A        N/A
23            Court Village Apartments                             N/A           N/A        N/A
29            Chasco Woods Apartments                              N/A           N/A        N/A
34            Parkview Apartments Corp.                            N/A           N/A        N/A
36            Talisker Apartments                                  N/A           N/A        N/A
38            Jano Arms Apartments                                 N/A           N/A        N/A
43            Bard Townhouses                                      N/A           N/A        N/A
45            425 Park-South Tower Corporation                     N/A           N/A        N/A
46            The Woodlands Apt. Corp.                             N/A           N/A        N/A
51            Stone Creek Apartment Homes                          N/A           N/A        N/A
57            The Park at Summerhill Apartments                    N/A           N/A        N/A
58            Country Bend Apartments                              N/A           N/A        N/A
66            Sunnybrook Gardens Owners, Inc.                      N/A           N/A        N/A
67            Chapel Terrace & Vanderbilt Apts                     N/A           N/A        N/A
69            Fairfax Apartments                                   N/A           N/A        N/A
71            83-33 Gardens Corp.                                  N/A           N/A        N/A
72            Tribeca Owners Corp.                                 N/A           N/A        N/A
74            230 Apartments Corp.                                 N/A           N/A        N/A
75            Bay Terrace Cooperative Section XII, Inc.            N/A           N/A        N/A
76            Hunt Gardens Apartments                              N/A           N/A        N/A
77            607 Apartments Corp.                                 N/A           N/A        N/A
78            Kickingbird Apartments                               N/A           N/A        N/A
79            Willow Tree Apartments                               N/A           N/A        N/A
81            20 East 74th Street, Inc.                            N/A           N/A        N/A
83            Merritt Island Cooperative Housing Association       N/A           N/A        N/A
84            Quail Hollow Apartments                              N/A           N/A        N/A
85            Chelsea Gardens Owners Corp.                         N/A           N/A        N/A
87            14BC Apartment Corp.                                 N/A           N/A        N/A
88            Colonial Apt. Corp.                                  N/A           N/A        N/A
89            Brookwood Townhomes                                  N/A           N/A        N/A
90            76th Street Owners' Corp.                            N/A           N/A        N/A
91            Orangewood Place Apartments                          N/A           N/A        N/A
92            118 Eighth Avenue Housing Corporation                N/A           N/A        N/A
94            760 West End Avenue Owners, Inc.                     N/A           N/A        N/A
95            Coronado Villas                                      N/A           N/A        N/A
96            River Oaks Mobile Home Park                          N/A           N/A        N/A
97            Belle Village Apartments                             N/A           N/A        N/A
99            141 East Third Owners Corp.                          N/A           N/A        N/A
100           Pinewood Village Apartments                          N/A           N/A        N/A
102           Woodlawn Manor Mobile Home Park                      N/A           N/A        N/A
103           925 Union Street Tenants Corp.                       N/A           N/A        N/A
104           3255 Randall Owners Corp.                            N/A           N/A        N/A
105           Villa Fontana Mobile Home Park                       N/A           N/A        N/A
106           402 East 74th Street Corp.                           N/A           N/A        N/A
107           Palmer Terrace Owners Corp.                          N/A           N/A        N/A
108           36 West 35th Apartment Corp.                         N/A           N/A        N/A
109           Avalon Mobile Home Park                              N/A           N/A        N/A
111           Hillside Mobile Home Park                            N/A           N/A        N/A
112           Vernon Manor Co-operative Apartments, Section I,
               Incorporated                                        N/A           N/A        N/A
113           250 West Merrick Road Owners Corp.                   N/A           N/A        N/A
114           West Chester Apartments                              N/A           N/A        N/A
116           Edgewood, Inc.                                       N/A           N/A        N/A
117           1260 Apartment Corp.                                   1     $   5,500  $   5,500
118           15 Tenant Stockholders Inc.                          N/A           N/A        N/A
119           Castleton Gardens Owner's Corp.                      N/A           N/A        N/A
120           59 Wooster St. Corp.                                 N/A           N/A        N/A
124           3/10 Tenants' Housing Corp.                          N/A           N/A        N/A
125           520 W. 50th St., Inc.                                N/A           N/A        N/A
126           Queens Park Apartments                               N/A           N/A        N/A
127           424 East 57th Street Tenants Corp.                   N/A           N/A        N/A
128           Grand and Mercer Street Corp.                        N/A           N/A        N/A
129           215 West 105th Street Owners Corp.                   N/A           N/A        N/A
130           302 West 86th Street Owners Corp.                    N/A           N/A        N/A
131           281 West 11th Owners Corp.                           N/A           N/A        N/A
132           Henry Clay Apartments                                N/A           N/A        N/A

                             MULTIFAMILY SCHEDULE(1)

                                                                                                UTILITIES
                                                                                                  TENANT                 #
 #    CROSSED   PROPERTY NAME                                        PROPERTY SUBTYPE              PAYS              ELEVATORS
 -    -------   -------------                                        ----------------           ---------            ---------
133             242 West 104 Owners, Inc.                               Cooperative             Electric/Gas              1
134             320 East 35th Owners Corp.                              Cooperative             Electric/Gas              1
135             Maple Village Cooperative, Inc.                         Cooperative             Electric/Gas              0
136             57 East 72nd Corporation                                Cooperative             Electric/Gas              1
137             Town & Country Mobile Home Park                    Manufactured Housing             N/A                 N/A
138             307-9 Owners Corp.                                      Cooperative               Electric                0
140             312 East 89th Street Owners, Inc.                       Cooperative             Electric/Gas              0
141             Tudor Court Owners Corp.                                Cooperative               Electric                0
142             222 West Broadway Owners Corp.                          Cooperative               Electric                1
143             51 E. 90 Apartments Corp.                               Cooperative             Electric/Gas              2
144             45 W. 54 Corp.                                          Cooperative             Electric/Gas              2
145             Chittenden House, Inc.                                  Cooperative             Electric/Gas              1
146             Reddingwood Mobile Home Park                       Manufactured Housing             N/A                 N/A
147             6 East 72nd Street Corporation(2)                       Cooperative             Electric/Gas              2
148             720 West 173rd Street Owners Corp.                      Cooperative             Electric/Gas              0
149             Clinton Avenue Owners Corp.                             Cooperative             Electric/Gas              0
150             136 W. 13th St. Owners Corp.                            Cooperative             Electric/Gas              0
151             Caton/Stratford Owners Corp.                            Cooperative             Electric/Gas              0
152             Fieldston Garden Apartments Inc.                        Cooperative             Electric/Gas              0
153             9 West 16th St. Corp.                                   Cooperative               Electric                1
154             953 Fifth Avenue Corporation                            Cooperative             Electric/Gas              2
155             West 16th Street Tenants Corp.                          Cooperative             Electric/Gas              1
156             West 21st Street Apartment Corp.                        Cooperative                 None                  0
157             56 Warren Owners Corp.                                  Cooperative             Electric/Gas              1
158             Fleetridge East Owners, Inc.                            Cooperative               Electric                1
159             East 7 Street Development Corp.                         Cooperative             Electric/Gas              0
160             130 Flower Corp.                                        Cooperative             Electric/Gas              1
161             Finnish Home Building Association "ALKU", Inc.          Cooperative             Electric/Gas              0
162             328 Clinton Ave. Tenants Corp.                          Cooperative             Electric/Gas              0
163             44 Walker Street Owners Corp.                           Cooperative             Electric/Gas              1
164             86-88 Owners Corporation                                Cooperative             Electric/Gas              0
165             184 Clint Owners Corp.                                  Cooperative             Electric/Gas              0
166             390 West Broadway, Inc.                                 Cooperative             Electric/Gas              1
167             259 West Tenant Corp.                                   Cooperative               Electric                0
168             154 Clinton Owners, Inc.                                Cooperative                 None                  0
169             139 W. 85th St. Tenants Corp.                           Cooperative             Electric/Gas              0
170             15 Berkeley Owners Corp.                                Cooperative                 None                  0
171             132 State Street Apartment Corporation                  Cooperative             Electric/Gas              0

                                                                   SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                    STUDIO     STUDIO      STUDIO     1 BR       1 BR
 #    CROSSED   PROPERTY NAME                                       UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
 -    -------   -------------                                      -------   ---------   ---------   -------   ---------
133             242 West 104 Owners, Inc.                            N/A          N/A         N/A       12      $ 2,025
134             320 East 35th Owners Corp.                            24      $ 1,313     $ 1,350       26      $ 1,727
135             Maple Village Cooperative, Inc.                      N/A          N/A         N/A      N/A          N/A
136             57 East 72nd Corporation                               2      $ 2,084     $ 2,167       13      $ 2,862
137             Town & Country Mobile Home Park                      N/A          N/A         N/A      N/A          N/A
138             307-9 Owners Corp.                                     2      $   684     $   900       22      $ 1,609
140             312 East 89th Street Owners, Inc.                     18      $ 1,206     $ 1,300        2      $ 1,875
141             Tudor Court Owners Corp.                             N/A          N/A         N/A       36      $   875
142             222 West Broadway Owners Corp.                       N/A          N/A         N/A        1      $ 2,365
143             51 E. 90 Apartments Corp.                            N/A          N/A         N/A      N/A          N/A
144             45 W. 54 Corp.                                         9      $ 1,850     $ 1,850       18      $ 3,150
145             Chittenden House, Inc.                                 6      $   675     $   675       26      $ 1,231
146             Reddingwood Mobile Home Park                         N/A          N/A         N/A      N/A          N/A
147             6 East 72nd Street Corporation(2)                    N/A          N/A         N/A      N/A          N/A
148             720 West 173rd Street Owners Corp.                   N/A          N/A         N/A       37      $   824
149             Clinton Avenue Owners Corp.                          N/A          N/A         N/A        4      $ 1,575
150             136 W. 13th St. Owners Corp.                           5      $ 1,625     $ 1,625        7      $ 2,450
151             Caton/Stratford Owners Corp.                         N/A          N/A         N/A      N/A          N/A
152             Fieldston Garden Apartments Inc.                     N/A          N/A         N/A       14      $   975
153             9 West 16th St. Corp.                                  2      $ 1,300     $ 1,300        4      $ 1,890
154             953 Fifth Avenue Corporation                         N/A          N/A         N/A      N/A          N/A
155             West 16th Street Tenants Corp.                       N/A          N/A         N/A        4      $ 2,406
156             West 21st Street Apartment Corp.                     N/A          N/A         N/A      N/A          N/A
157             56 Warren Owners Corp.                               N/A          N/A         N/A      N/A          N/A
158             Fleetridge East Owners, Inc.                         N/A          N/A         N/A       29      $   945
159             East 7 Street Development Corp.                      N/A          N/A         N/A       14      $ 2,328
160             130 Flower Corp.                                     N/A          N/A         N/A      N/A          N/A
161             Finnish Home Building Association "ALKU", Inc.       N/A          N/A         N/A      N/A          N/A
162             328 Clinton Ave. Tenants Corp.                       N/A          N/A         N/A        1      $ 1,575
163             44 Walker Street Owners Corp.                        N/A          N/A         N/A      N/A          N/A
164             86-88 Owners Corporation                             N/A          N/A         N/A        8      $ 1,500
165             184 Clint Owners Corp.                               N/A          N/A         N/A        8      $ 1,313
166             390 West Broadway, Inc.                              N/A          N/A         N/A      N/A          N/A
167             259 West Tenant Corp.                                N/A          N/A         N/A        2      $ 2,258
168             154 Clinton Owners, Inc.                             N/A          N/A         N/A        2      $ 2,198
169             139 W. 85th St. Tenants Corp.                        N/A          N/A         N/A        1      $ 2,700
170             15 Berkeley Owners Corp.                             N/A          N/A         N/A      N/A          N/A
171             132 State Street Apartment Corporation                 2      $ 1,625     $ 1,625      N/A          N/A

                                                                    SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
                                                                     1 BR       2 BR       2 BR        2 BR       3 BR
 #    CROSSED   PROPERTY NAME                                      MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
 -    -------   -------------                                      ---------   -------   ---------   ---------   -------
133             242 West 104 Owners, Inc.                           $ 2,025       12      $  2,700    $  2,700     N/A
134             320 East 35th Owners Corp.                          $ 1,750      N/A           N/A         N/A     N/A
135             Maple Village Cooperative, Inc.                         N/A       60      $    800    $    800      26
136             57 East 72nd Corporation                            $ 3,000        5      $  4,080    $  4,400     N/A
137             Town & Country Mobile Home Park                         N/A      N/A           N/A         N/A     N/A
138             307-9 Owners Corp.                                  $ 1,800      N/A           N/A         N/A     N/A
140             312 East 89th Street Owners, Inc.                   $ 1,950      N/A           N/A         N/A     N/A
141             Tudor Court Owners Corp.                            $   875       48      $    900    $    900     N/A
142             222 West Broadway Owners Corp.                      $ 2,365       19      $  4,380    $  5,914       4
143             51 E. 90 Apartments Corp.                               N/A       30      $  5,503    $  7,975       8
144             45 W. 54 Corp.                                      $ 3,150       28      $  4,481    $  5,500     N/A
145             Chittenden House, Inc.                              $ 1,600        1      $  2,000    $  2,000     N/A
146             Reddingwood Mobile Home Park                            N/A      N/A           N/A         N/A     N/A
147             6 East 72nd Street Corporation(2)                       N/A      N/A           N/A         N/A     N/A
148             720 West 173rd Street Owners Corp.                  $ 1,000      N/A           N/A         N/A      10
149             Clinton Avenue Owners Corp.                         $ 1,575       28      $  1,900    $  1,900     N/A
150             136 W. 13th St. Owners Corp.                        $ 2,450      N/A           N/A         N/A     N/A
151             Caton/Stratford Owners Corp.                            N/A       20      $  1,300    $  1,300      12
152             Fieldston Garden Apartments Inc.                    $   975       30      $  1,528    $  1,625       9
153             9 West 16th St. Corp.                               $ 1,905        3      $  3,500    $  3,600     N/A
154             953 Fifth Avenue Corporation                            N/A      N/A           N/A         N/A       3
155             West 16th Street Tenants Corp.                      $ 2,406        1      $  3,865    $  3,865       1
156             West 21st Street Apartment Corp.                        N/A        6      $  2,783    $  2,900       3
157             56 Warren Owners Corp.                                  N/A        4      $  4,350    $  4,350       4
158             Fleetridge East Owners, Inc.                        $   945       33      $  1,474    $  1,600     N/A
159             East 7 Street Development Corp.                     $ 2,415        5      $  2,813    $  2,813     N/A
160             130 Flower Corp.                                        N/A      N/A           N/A         N/A       6
161             Finnish Home Building Association "ALKU", Inc.          N/A      N/A           N/A         N/A      30
162             328 Clinton Ave. Tenants Corp.                      $ 1,575        4      $  2,000    $  2,100     N/A
163             44 Walker Street Owners Corp.                           N/A      N/A           N/A         N/A       4
164             86-88 Owners Corporation                            $ 1,500       12      $  2,500    $  3,500       5
165             184 Clint Owners Corp.                              $ 1,500        2      $  1,800    $  1,800     N/A
166             390 West Broadway, Inc.                                 N/A        3      $  5,100    $  5,100       1
167             259 West Tenant Corp.                               $ 2,328        4      $  3,432    $  3,488     N/A
168             154 Clinton Owners, Inc.                            $ 2,520        3      $  2,575    $  3,125     N/A
169             139 W. 85th St. Tenants Corp.                       $ 2,700        4      $  4,463    $  5,250     N/A
170             15 Berkeley Owners Corp.                                N/A        8      $  2,118    $  2,750     N/A
171             132 State Street Apartment Corporation                  N/A        2      $  2,913    $  3,125       1

                                                                    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
                                                                     3 BR        3 BR       4 BR       4 BR        4 BR
 #    CROSSED   PROPERTY NAME                                      AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX.RENT
 -    -------   -------------                                      ---------   ---------   -------   ---------   ---------
133             242 West 104 Owners, Inc.                                N/A         N/A     N/A           N/A         N/A
134             320 East 35th Owners Corp.                               N/A         N/A     N/A           N/A         N/A
135             Maple Village Cooperative, Inc.                     $  1,000    $  1,000       4      $  1,100    $  1,100
136             57 East 72nd Corporation                                 N/A         N/A     N/A           N/A         N/A
137             Town & Country Mobile Home Park                          N/A         N/A     N/A           N/A         N/A
138             307-9 Owners Corp.                                       N/A         N/A     N/A           N/A         N/A
140             312 East 89th Street Owners, Inc.                        N/A         N/A     N/A           N/A         N/A
141             Tudor Court Owners Corp.                                 N/A         N/A     N/A           N/A         N/A
142             222 West Broadway Owners Corp.                      $  6,504    $  7,230     N/A           N/A         N/A
143             51 E. 90 Apartments Corp.                           $  8,100    $  8,100     N/A           N/A         N/A
144             45 W. 54 Corp.                                           N/A         N/A     N/A           N/A         N/A
145             Chittenden House, Inc.                                   N/A         N/A     N/A           N/A         N/A
146             Reddingwood Mobile Home Park                             N/A         N/A     N/A           N/A         N/A
147             6 East 72nd Street Corporation(2)                        N/A         N/A       5      $ 17,600    $ 17,600
148             720 West 173rd Street Owners Corp.                  $  1,500    $  1,500     N/A           N/A         N/A
149             Clinton Avenue Owners Corp.                              N/A         N/A     N/A           N/A         N/A
150             136 W. 13th St. Owners Corp.                             N/A         N/A     N/A           N/A         N/A
151             Caton/Stratford Owners Corp.                        $  1,500    $  1,500     N/A           N/A         N/A
152             Fieldston Garden Apartments Inc.                    $  1,950    $  1,950      16      $  2,438    $  2,600
153             9 West 16th St. Corp.                                    N/A         N/A     N/A           N/A         N/A
154             953 Fifth Avenue Corporation                        $ 18,700    $ 18,700       3      $ 21,600    $ 21,600
155             West 16th Street Tenants Corp.                      $  5,833    $  5,833       4      $  7,292    $  7,292
156             West 21st Street Apartment Corp.                    $  3,500    $  3,500     N/A           N/A         N/A
157             56 Warren Owners Corp.                              $  6,750    $  6,750     N/A           N/A         N/A
158             Fleetridge East Owners, Inc.                             N/A         N/A     N/A           N/A         N/A
159             East 7 Street Development Corp.                          N/A         N/A     N/A           N/A         N/A
160             130 Flower Corp.                                    $  6,667    $  6,667     N/A           N/A         N/A
161             Finnish Home Building Association "ALKU", Inc.      $  1,250    $  1,250     N/A           N/A         N/A
162             328 Clinton Ave. Tenants Corp.                           N/A         N/A     N/A           N/A         N/A
163             44 Walker Street Owners Corp.                       $  5,810    $  6,343     N/A           N/A         N/A
164             86-88 Owners Corporation                            $  3,420    $  3,600     N/A           N/A         N/A
165             184 Clint Owners Corp.                                   N/A         N/A     N/A           N/A         N/A
166             390 West Broadway, Inc.                             $  6,750    $  6,750     N/A           N/A         N/A
167             259 West Tenant Corp.                                    N/A         N/A     N/A           N/A         N/A
168             154 Clinton Owners, Inc.                                 N/A         N/A     N/A           N/A         N/A
169             139 W. 85th St. Tenants Corp.                            N/A         N/A     N/A           N/A         N/A
170             15 Berkeley Owners Corp.                                 N/A         N/A     N/A           N/A         N/A
171             132 State Street Apartment Corporation              $  6,075    $  6,075     N/A           N/A         N/A

                                                                 SUBJECT    SUBJECT    SUBJECT
                                                                  5 BR       5 BR       5 BR
 #   CROSSED  PROPERTY NAME                                       UNITS    AVG. RENT  MAX. RENT
 -   -------  -------------                                      -------   ---------  ---------
133           242 West 104 Owners, Inc.                            N/A           N/A        N/A
134           320 East 35th Owners Corp.                           N/A           N/A        N/A
135           Maple Village Cooperative, Inc.                      N/A           N/A        N/A
136           57 East 72nd Corporation                             N/A           N/A        N/A
137           Town & Country Mobile Home Park                      N/A           N/A        N/A
138           307-9 Owners Corp.                                   N/A           N/A        N/A
140           312 East 89th Street Owners, Inc.                    N/A           N/A        N/A
141           Tudor Court Owners Corp.                             N/A           N/A        N/A
142           222 West Broadway Owners Corp.                       N/A           N/A        N/A
143           51 E. 90 Apartments Corp.                            N/A           N/A        N/A
144           45 W. 54 Corp.                                       N/A           N/A        N/A
145           Chittenden House, Inc.                               N/A           N/A        N/A
146           Reddingwood Mobile Home Park                         N/A           N/A        N/A
147           6 East 72nd Street Corporation(2)                      6     $  21,333  $  22,000
148           720 West 173rd Street Owners Corp.                   N/A           N/A        N/A
149           Clinton Avenue Owners Corp.                          N/A           N/A        N/A
150           136 W. 13th St. Owners Corp.                         N/A           N/A        N/A
151           Caton/Stratford Owners Corp.                         N/A           N/A        N/A
152           Fieldston Garden Apartments Inc.                     N/A           N/A        N/A
153           9 West 16th St. Corp.                                N/A           N/A        N/A
154           953 Fifth Avenue Corporation                           1     $  28,500  $  28,500
155           West 16th Street Tenants Corp.                       N/A           N/A        N/A
156           West 21st Street Apartment Corp.                     N/A           N/A        N/A
157           56 Warren Owners Corp.                               N/A           N/A        N/A
158           Fleetridge East Owners, Inc.                         N/A           N/A        N/A
159           East 7 Street Development Corp.                      N/A           N/A        N/A
160           130 Flower Corp.                                     N/A           N/A        N/A
161           Finnish Home Building Association "ALKU", Inc.       N/A           N/A        N/A
162           328 Clinton Ave. Tenants Corp.                       N/A           N/A        N/A
163           44 Walker Street Owners Corp.                        N/A           N/A        N/A
164           86-88 Owners Corporation                             N/A           N/A        N/A
165           184 Clint Owners Corp.                               N/A           N/A        N/A
166           390 West Broadway, Inc.                              N/A           N/A        N/A
167           259 West Tenant Corp.                                N/A           N/A        N/A
168           154 Clinton Owners, Inc.                             N/A           N/A        N/A
169           139 W. 85th St. Tenants Corp.                        N/A           N/A        N/A
170           15 Berkeley Owners Corp.                             N/A           N/A        N/A
171           132 State Street Apartment Corporation               N/A           N/A        N/A

(1) FOR COOPERATIVE PROPERTIES, AVERAGE AND MAXIMUM RENT FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.
(2) THE 6 EAST 72ND STREET CORPORATION HAS 7 SIX-BED ROOM UNITS WITH AN AVERAGE RENT OF $25,200.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                           CO-OP BASIS     CUT-OFF DATE    RENTAL BASIS     CUT-OFF DATE
                                                            APPRAISED      CO-OP BASIS      APPRAISED       RENTAL BASIS
 #   CROSSED  PROPERTY NAME                                   VALUE        LTV RATIO(1)      VALUE(2)      LTV RATIO(1)(2)
---  -------  -------------                                ------------    ------------    ------------    ---------------
34            Parkview Apartments Corp.                    $ 19,950,000        42.4%       $ 19,900,000         42.5%
45            425 Park-South Tower Corporation               43,150,000        13.0%         22,100,000         25.3%
46            The Woodlands Apt. Corp.                       25,400,000        22.0%         17,000,000         32.8%
66            Sunnybrook Gardens Owners, Inc.                26,100,000        15.7%         16,900,000         24.2%
71            83-33 Gardens Corp.                            16,100,000        22.3%         11,000,000         32.6%
72            Tribeca Owners Corp.                           51,390,000         6.6%         19,440,000         17.5%
74            230 Apartments Corp.                           39,010,000         8.6%         26,200,000         12.8%
75            Bay Terrace Cooperative Section XII, Inc.      30,880,000        10.8%         21,060,000         15.8%
77            607 Apartments Corp.                           48,330,000         6.7%         25,900,000         12.5%
81            20 East 74th Street, Inc.                      67,015,000         4.5%         49,000,000          6.2%
83            Merritt Island Cooperative Housing
              Association                                    10,650,000        27.9%          6,100,000         48.8%
85            Chelsea Gardens Owners Corp.                   61,740,000         4.4%         36,000,000          7.5%
87            14BC Apartment Corp.                           24,600,000        10.9%         19,500,000         13.8%
88            Colonial Apt. Corp.                            13,200,000        20.2%          8,000,000         33.4%
90            76th Street Owners' Corp.                      12,000,000        21.6%          8,000,000         32.4%
92            118 Eighth Avenue Housing
              Corporation                                    22,457,000        10.9%          7,540,000         32.5%
94            760 West End Avenue Owners, Inc.               32,640,000         7.3%         19,600,000         12.2%
99            141 East Third Owners Corp.                    36,000,000         5.5%         20,000,000         10.0%
103           925 Union Street Tenants Corp.                 11,830,000        14.8%          6,970,000         25.1%
104           3255 Randall Owners Corp.                       4,300,000        38.3%          3,750,000         43.9%
106           402 East 74th Street Corp.                     13,720,000        11.7%          7,790,000         20.5%
107           Palmer Terrace Owners Corp.                    10,500,000        15.2%         10,670,000         14.9%
108           36 West 35th Apartment Corp.                    7,550,000        19.8%          4,350,000         34.4%
112           Vernon Manor Co-operative
              Apartments, Section I,
              Incorporated                                   31,125,000         4.6%         41,230,000          3.4%
113           250 West Merrick Road Owners Corp.              7,310,000        18.3%          5,300,000         25.3%
116           Edgewood, Inc.                                  5,850,000        21.3%          3,850,000         32.4%
117           1260 Apartment Corp.                            6,640,000        18.8%          5,600,000         22.3%
118           15 Tenant Stockholders Inc.                    28,020,000         4.3%         13,650,000          8.8%
119           Castleton Gardens Owner's Corp.                 4,075,000        29.4%          2,450,000         48.9%
120           59 Wooster St. Corp.                           21,700,000         5.5%         16,400,000          7.3%
124           3/10 Tenants' Housing Corp.                     6,560,000        16.7%          2,230,000         49.2%
125           520 W. 50th St., Inc.                           4,690,000        23.4%          4,800,000         22.9%
127           424 East 57th Street Tenants Corp.             13,850,000         7.2%          6,300,000         15.8%
128           Grand and Mercer Street Corp.                   9,580,000        10.4%          7,760,000         12.9%
129           215 West 105th Street Owners Corp.              4,060,000        24.1%          2,350,000         41.7%
130           302 West 86th Street Owners Corp.              35,400,000         2.7%         17,000,000          5.5%
131           281 West 11th Owners Corp.                      3,660,000        24.5%          3,260,000         27.5%
133           242 West 104 Owners, Inc.                       5,845,000        14.2%          4,940,000         16.8%
134           320 East 35th Owners Corp.                     10,225,000         8.0%          6,120,000         13.4%
135           Maple Village Cooperative, Inc.                 9,820,000         8.0%          6,300,000         12.5%
136           57 East 72nd Corporation                        8,090,000         9.8%          5,780,000         13.7%
138           307-9 Owners Corp.                              5,570,000        12.5%          3,570,000         19.5%
140           312 East 89th Street Owners, Inc.               2,490,000        28.0%          1,950,000         35.7%
141           Tudor Court Owners Corp.                        6,625,000        10.1%          4,300,000         15.6%
142           222 West Broadway Owners Corp.                 23,990,000         2.7%         10,220,000          6.3%
143           51 E. 90 Apartments Corp.                      28,400,000         2.3%         22,000,000          2.9%
144           45 W. 54 Corp.                                 27,150,000         2.4%         15,800,000          4.1%
145           Chittenden House, Inc.                          7,630,000         8.2%          2,400,000         26.2%
147           6 East 72nd Street Corporation                 80,740,000         0.7%         35,700,000          1.7%
148           720 West 173rd Street Owners Corp.              4,360,000        13.7%          2,720,000         22.0%
149           Clinton Avenue Owners Corp.                     5,490,000        10.9%          5,600,000         10.6%
150           136 W. 13th St. Owners Corp.                    4,092,500        14.0%          2,200,000         26.1%
151           Caton/Stratford Owners Corp.                    4,590,000        12.0%          3,270,000         16.8%

                                                                                  SPONSOR                               INVESTOR
                                                           SPONSOR    SPONSOR      CARRY       INVESTOR    INVESTOR      CARRY
 #   CROSSED  PROPERTY NAME                                 UNITS     PERCENT      AMOUNT        UNITS      PERCENT      AMOUNT
---  -------  -------------                                -------    -------    ----------    --------    --------     --------
34            Parkview Apartments Corp.                        93      46.0%     $  377,144       N/A         N/A         N/A
45            425 Park-South Tower Corporation                N/A       N/A             N/A       N/A         N/A         N/A
46            The Woodlands Apt. Corp.                        108      48.4%     $  482,206       N/A         N/A         N/A
66            Sunnybrook Gardens Owners, Inc.                   8       5.4%     $  (31,754)       13         8.7%        N/A
71            83-33 Gardens Corp.                             N/A       N/A             N/A        23        21.9%        N/A
72            Tribeca Owners Corp.                            N/A       N/A             N/A       N/A         N/A         N/A
74            230 Apartments Corp.                            N/A       N/A             N/A       N/A         N/A         N/A
75            Bay Terrace Cooperative Section XII, Inc.       N/A       N/A             N/A       N/A         N/A         N/A
77            607 Apartments Corp.                            N/A       N/A             N/A       N/A         N/A         N/A
81            20 East 74th Street, Inc.                       N/A       N/A             N/A       N/A         N/A         N/A
83            Merritt Island Cooperative Housing
              Association                                     N/A       N/A             N/A       N/A         N/A         N/A
85            Chelsea Gardens Owners Corp.                    N/A       N/A             N/A        19        11.2%        N/A
87            14BC Apartment Corp.                             41      35.0%     $  172,670       N/A         N/A         N/A
88            Colonial Apt. Corp.                              43      36.4%     $  103,329       N/A         N/A         N/A
90            76th Street Owners' Corp.                        49      43.4%     $  143,634       N/A         N/A         N/A
92            118 Eighth Avenue Housing
              Corporation                                       5       9.1%     $  (24,863)      N/A         N/A         N/A
94            760 West End Avenue Owners, Inc.                N/A       N/A             N/A        26        35.1%        N/A
99            141 East Third Owners Corp.                      31      31.0%     $  (15,973)      N/A         N/A         N/A
103           925 Union Street Tenants Corp.                   10      19.2%     $   11,931       N/A         N/A         N/A
104           3255 Randall Owners Corp.                       N/A       N/A             N/A        56        87.5%        N/A
106           402 East 74th Street Corp.                       24      58.5%     $  337,120       N/A         N/A         N/A
107           Palmer Terrace Owners Corp.                     N/A       N/A             N/A       N/A         N/A         N/A
108           36 West 35th Apartment Corp.                    N/A       N/A             N/A        22        61.1%        N/A
112           Vernon Manor Co-operative
              Apartments, Section I,
              Incorporated                                    N/A       N/A             N/A       N/A         N/A         N/A
113           250 West Merrick Road Owners Corp.               19      22.9%     $   36,440       N/A         N/A         N/A
116           Edgewood, Inc.                                   37      75.5%     $   88,903       N/A         N/A         N/A
117           1260 Apartment Corp.                              8      29.6%     $   20,906       N/A         N/A         N/A
118           15 Tenant Stockholders Inc.                     N/A       N/A             N/A       N/A         N/A         N/A
119           Castleton Gardens Owner's Corp.                 N/A       N/A             N/A         2         3.8%        N/A
120           59 Wooster St. Corp.                            N/A       N/A             N/A       N/A         N/A         N/A
124           3/10 Tenants' Housing Corp.                       4      18.2%     $     (167)      N/A         N/A         N/A
125           520 W. 50th St., Inc.                             4      10.0%     $  (12,323)      N/A         N/A         N/A
127           424 East 57th Street Tenants Corp.              N/A       N/A             N/A         4        16.0%        N/A
128           Grand and Mercer Street Corp.                   N/A       N/A             N/A       N/A         N/A         N/A
129           215 West 105th Street Owners Corp.               14      48.3%     $  (44,462)        3        10.3%        N/A
130           302 West 86th Street Owners Corp.               N/A       N/A             N/A       N/A         N/A         N/A
131           281 West 11th Owners Corp.                        7      36.8%     $   18,677       N/A         N/A         N/A
133           242 West 104 Owners, Inc.                       N/A       N/A             N/A         4        16.7%        N/A
134           320 East 35th Owners Corp.                        6      12.0%     $   32,049       N/A         N/A         N/A
135           Maple Village Cooperative, Inc.                 N/A       N/A             N/A       N/A         N/A         N/A
136           57 East 72nd Corporation                        N/A       N/A             N/A       N/A         N/A         N/A
138           307-9 Owners Corp.                                4      16.7%     $    4,542       N/A         N/A         N/A
140           312 East 89th Street Owners, Inc.               N/A       N/A             N/A         2        10.0%        N/A
141           Tudor Court Owners Corp.                         45      53.6%     $  193,231       N/A         N/A         N/A
142           222 West Broadway Owners Corp.                  N/A       N/A             N/A       N/A         N/A         N/A
143           51 E. 90 Apartments Corp.                       N/A       N/A             N/A       N/A         N/A         N/A
144           45 W. 54 Corp.                                  N/A       N/A             N/A       N/A         N/A         N/A
145           Chittenden House, Inc.                          N/A       N/A             N/A         5        15.2%        N/A
147           6 East 72nd Street Corporation                  N/A       N/A             N/A       N/A         N/A         N/A
148           720 West 173rd Street Owners Corp.              N/A       N/A             N/A        24        51.1%        N/A
149           Clinton Avenue Owners Corp.                     N/A       N/A             N/A       N/A         N/A         N/A
150           136 W. 13th St. Owners Corp.                      1       8.3%     $     (825)      N/A         N/A         N/A
151           Caton/Stratford Owners Corp.                    N/A       N/A             N/A       N/A         N/A         N/A

                                                           COOPERATIVE    COOPERATIVE      COOPERATIVE     COOPERATIVE
                                                              OWNED         OWNED           COMMERCIAL     CONVERSION
 #   CROSSED  PROPERTY NAME                                   UNITS        PERCENT        SQUARE FOOTAGE      YEAR
---  -------  -------------                                -----------    -----------     --------------   -----------
34            Parkview Apartments Corp.                        N/A           N/A                 N/A          1988
45            425 Park-South Tower Corporation                 N/A           N/A               5,000          1981
46            The Woodlands Apt. Corp.                           1           0.4%                N/A          1988
66            Sunnybrook Gardens Owners, Inc.                  N/A           N/A                 N/A          1983
71            83-33 Gardens Corp.                              N/A           N/A                 N/A          1981
72            Tribeca Owners Corp.                             N/A           N/A              10,000          1982
74            230 Apartments Corp.                               6           5.3%                N/A          1979
75            Bay Terrace Cooperative Section XII, Inc.        N/A           N/A                 N/A          1963
77            607 Apartments Corp.                             N/A           N/A                 N/A          1972
81            20 East 74th Street, Inc.                        N/A           N/A               5,000          1947
83            Merritt Island Cooperative Housing
              Association                                      N/A           N/A                 N/A          1980
85            Chelsea Gardens Owners Corp.                     N/A           N/A               5,782          1981
87            14BC Apartment Corp.                             N/A           N/A               1,500          1987
88            Colonial Apt. Corp.                              N/A           N/A                 N/A          1986
90            76th Street Owners' Corp.                        N/A           N/A                 N/A          1986
92            118 Eighth Avenue Housing
              Corporation                                      N/A           N/A                 N/A          1987
94            760 West End Avenue Owners, Inc.                 N/A           N/A                 N/A          1982
99            141 East Third Owners Corp.                      N/A           N/A               4,000          1990
103           925 Union Street Tenants Corp.                   N/A           N/A                 N/A          1986
104           3255 Randall Owners Corp.                        N/A           N/A                 N/A          1992
106           402 East 74th Street Corp.                       N/A           N/A                 N/A          1981
107           Palmer Terrace Owners Corp.                      N/A           N/A                 N/A          1982
108           36 West 35th Apartment Corp.                     N/A           N/A                 N/A          1986
112           Vernon Manor Co-operative
              Apartments, Section I,
              Incorporated                                     N/A           N/A                 N/A          1950
113           250 West Merrick Road Owners Corp.               N/A           N/A                 N/A          1986
116           Edgewood, Inc.                                   N/A           N/A                 N/A          1989
117           1260 Apartment Corp.                             N/A           N/A               2,700          1989
118           15 Tenant Stockholders Inc.                      N/A           N/A                 N/A          1978
119           Castleton Gardens Owner's Corp.                  N/A           N/A                 N/A          1981
120           59 Wooster St. Corp.                             N/A           N/A                 N/A          1980
124           3/10 Tenants' Housing Corp.                        2           9.1%                N/A          1982
125           520 W. 50th St., Inc.                            N/A           N/A                 N/A          1988
127           424 East 57th Street Tenants Corp.               N/A           N/A                 N/A          1982
128           Grand and Mercer Street Corp.                    N/A           N/A               3,800          1970
129           215 West 105th Street Owners Corp.               N/A           N/A                 N/A          1987
130           302 West 86th Street Owners Corp.                  3           8.1%                N/A          1988
131           281 West 11th Owners Corp.                       N/A           N/A                 204          1987
133           242 West 104 Owners, Inc.                        N/A           N/A                 N/A          1989
134           320 East 35th Owners Corp.                       N/A           N/A                 N/A          1983
135           Maple Village Cooperative, Inc.                  N/A           N/A                 N/A          1984
136           57 East 72nd Corporation                         N/A           N/A                 N/A          1980
138           307-9 Owners Corp.                               N/A           N/A               1,200          1982
140           312 East 89th Street Owners, Inc.                N/A           N/A                 N/A          1987
141           Tudor Court Owners Corp.                         N/A           N/A                 N/A          1988
142           222 West Broadway Owners Corp.                   N/A           N/A                 N/A          1985
143           51 E. 90 Apartments Corp.                        N/A           N/A                 N/A          1979
144           45 W. 54 Corp.                                   N/A           N/A               1,600          1955
145           Chittenden House, Inc.                             1           3.0%                N/A          1980
147           6 East 72nd Street Corporation                   N/A           N/A                 N/A          1947
148           720 West 173rd Street Owners Corp.               N/A           N/A                 N/A          1989
149           Clinton Avenue Owners Corp.                        2           6.3%                N/A          1985
150           136 W. 13th St. Owners Corp.                     N/A           N/A                 N/A          1987
151           Caton/Stratford Owners Corp.                       3           9.4%                N/A          1988

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                    CO-OP BASIS     CUT-OFF DATE    RENTAL BASIS     CUT-OFF DATE
                                                     APPRAISED      CO-OP BASIS      APPRAISED       RENTAL BASIS
 #   CROSSED  PROPERTY NAME                            VALUE        LTV RATIO(1)      VALUE(2)      LTV RATIO(1)(2)
---  -------  -------------                         ------------    ------------    ------------    ---------------
152           Fieldston Garden Apartments Inc.      $ 12,250,000         4.5%       $ 10,100,000          5.4%
153           9 West 16th St. Corp.                    4,810,000        10.5%          1,800,000         28.1%
154           953 Fifth Avenue Corporation            32,400,000         1.5%         10,800,000          4.6%
155           West 16th Street Tenants Corp.           7,980,000         6.3%          5,620,000          8.9%
156           West 21st Street Apartment Corp.         7,860,000         6.2%          2,400,000         20.3%
157           56 Warren Owners Corp.                   7,400,000         6.6%          5,300,000          9.1%
158           Fleetridge East Owners, Inc.             4,900,000         8.1%          4,800,000          8.3%
159           East 7 Street Development Corp.          3,990,000         9.7%          2,600,000         14.9%
160           130 Flower Corp.                         7,430,000         4.3%          5,400,000          6.0%
161           Finnish Home Building Association
               "ALKU", Inc.                            4,050,000         7.2%          3,400,000          8.6%
162           328 Clinton Ave. Tenants Corp.           1,485,000        18.5%            800,000         34.3%
163           44 Walker Street Owners Corp.            5,060,000         5.4%          2,350,000         11.6%
164           86-88 Owners Corporation                10,040,000         2.7%          5,890,000          4.6%
165           184 Clint Owners Corp.                   2,050,000        12.6%          1,200,000         21.5%
166           390 West Broadway, Inc.                  6,920,000         3.6%          4,640,000          5.4%
167           259 West Tenant Corp.                    2,650,000         9.4%          1,500,000         16.6%
168           154 Clinton Owners, Inc.                 2,675,000         8.4%          1,000,000         22.4%
169           139 W. 85th St. Tenants Corp.            2,900,000         6.2%          2,000,000          9.0%
170           15 Berkeley Owners Corp.                 2,540,000         5.4%          1,450,000          9.5%
171           132 State Street Apartment
               Corporation                             2,500,000         5.1%          1,420,000          9.0%

                                                                           SPONSOR                               INVESTOR
                                                    SPONSOR    SPONSOR      CARRY       INVESTOR    INVESTOR      CARRY
 #   CROSSED  PROPERTY NAME                          UNITS     PERCENT      AMOUNT        UNITS      PERCENT      AMOUNT
---  -------  -------------                         -------    -------    ----------    --------    --------     --------
152           Fieldston Garden Apartments Inc.         N/A       N/A             N/A       N/A        N/A          N/A
153           9 West 16th St. Corp.                    N/A       N/A             N/A       N/A        N/A          N/A
154           953 Fifth Avenue Corporation             N/A       N/A             N/A       N/A        N/A          N/A
155           West 16th Street Tenants Corp.           N/A       N/A             N/A       N/A        N/A          N/A
156           West 21st Street Apartment Corp.         N/A       N/A             N/A       N/A        N/A          N/A
157           56 Warren Owners Corp.                   N/A       N/A             N/A       N/A        N/A          N/A
158           Fleetridge East Owners, Inc.              22      35.5%     $   59,484       N/A        N/A          N/A
159           East 7 Street Development Corp.            8      42.1%     $   (3,854)      N/A        N/A          N/A
160           130 Flower Corp.                         N/A       N/A             N/A       N/A        N/A          N/A
161           Finnish Home Building Association
               "ALKU", Inc.                            N/A       N/A             N/A       N/A        N/A          N/A
162           328 Clinton Ave. Tenants Corp.           N/A       N/A             N/A       N/A        N/A          N/A
163           44 Walker Street Owners Corp.            N/A       N/A             N/A       N/A        N/A          N/A
164           86-88 Owners Corporation                 N/A       N/A             N/A       N/A        N/A          N/A
165           184 Clint Owners Corp.                   N/A       N/A             N/A         3       30.0%         N/A
166           390 West Broadway, Inc.                  N/A       N/A             N/A       N/A        N/A          N/A
167           259 West Tenant Corp.                    N/A       N/A             N/A         1       16.7%         N/A
168           154 Clinton Owners, Inc.                 N/A       N/A             N/A       N/A        N/A          N/A
169           139 W. 85th St. Tenants Corp.            N/A       N/A             N/A       N/A        N/A          N/A
170           15 Berkeley Owners Corp.                 N/A       N/A             N/A       N/A        N/A          N/A
171           132 State Street Apartment
               Corporation                             N/A       N/A             N/A       N/A        N/A          N/A

                                                     COOPERATIVE    COOPERATIVE      COOPERATIVE      COOPERATIVE
                                                        OWNED         OWNED           COMMERCIAL      CONVERSION
 #   CROSSED  PROPERTY NAME                             UNITS        PERCENT        SQUARE FOOTAGE       YEAR
---  -------  -------------                          -----------    -----------     --------------    -----------
152           Fieldston Garden Apartments Inc.           N/A           N/A               N/A             1926
153           9 West 16th St. Corp.                      N/A           N/A               N/A             1974
154           953 Fifth Avenue Corporation               N/A           N/A               N/A             1944
155           West 16th Street Tenants Corp.             N/A           N/A             3,225             1978
156           West 21st Street Apartment Corp.           N/A           N/A               N/A             1980
157           56 Warren Owners Corp.                     N/A           N/A             5,500             1985
158           Fleetridge East Owners, Inc.               N/A           N/A               N/A             1983
159           East 7 Street Development Corp.            N/A           N/A               N/A             1989
160           130 Flower Corp.                           N/A           N/A               N/A             1977
161           Finnish Home Building Association
               "ALKU", Inc.                              N/A           N/A               N/A             1916
162           328 Clinton Ave. Tenants Corp.             N/A           N/A               N/A             1985
163           44 Walker Street Owners Corp.              N/A           N/A               N/A             1987
164           86-88 Owners Corporation                   N/A           N/A               N/A             1978
165           184 Clint Owners Corp.                     N/A           N/A               N/A             1986
166           390 West Broadway, Inc.                    N/A           N/A               N/A             1980
167           259 West Tenant Corp.                      N/A           N/A               N/A             1991
168           154 Clinton Owners, Inc.                   N/A           N/A               N/A             1981
169           139 W. 85th St. Tenants Corp.              N/A           N/A               N/A             1980
170           15 Berkeley Owners Corp.                   N/A           N/A               N/A             1985
171           132 State Street Apartment
               Corporation                               N/A           N/A               N/A             1980

(1)  ASSUMES A CUT-OFF DATE IN MARCH, 2003.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

           Underlying Mortgaged Real Properties by Ownership Interest

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                   Mortgaged Real Properties by Property type

                 Mortgaged Real Properties by Property Sub-type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

     Range of Cut-off Date Co-op Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

     Range of Cut-off Date Rental Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

                                      A-2-1

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                    WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                           WEIGHTED
                             UNDERLYING     CUT-OFF DATE          INITIAL           MORTGAGE        WEIGHTED          AVERAGE
                              MORTGAGE        PRINCIPAL        MORTGAGE POOL        INTEREST        AVERAGE         CUT-OFF DATE
MORTGAGE LOAN SELLER            LOANS         BALANCE(1)          BALANCE             RATE          U/W DSCR        LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------------------
Column                           66         $   617,565,040        61.36%             6.240%          1.48x           75.1%
PNC                              32             283,313,424        28.15%             6.141%          1.37            76.9%
NCB                              73             105,510,837        10.48%             6.247%          8.62            15.8%

                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         171         $ 1,006,389,301       100.00%             6.213%          2.20x           69.4%
                           ========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF        AVERAGE                         WEIGHTED
                                   UNDERLYING       CUT-OFF DATE       INITIAL           MORTGAGE        WEIGHTED        AVERAGE
             RANGE OF               MORTGAGE         PRINCIPAL      MORTGAGE POOL        INTEREST        AVERAGE       CUT-OFF DATE
     MORTGAGE INTEREST RATES         LOANS           BALANCE(1)        BALANCE             RATE          U/W DSCR      LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
     5.430%     -     5.750%           17         $   160,964,265         15.99%           5.659%          3.34x           62.1%
     5.751%     -     6.000%           37             281,145,935         27.94%           5.901%          1.83            74.1%
     6.001%     -     6.250%           37             150,374,740         14.94%           6.168%          2.04            69.3%
     6.251%     -     6.500%           23             113,430,070         11.27%           6.387%          1.59            72.7%
     6.501%     -     6.750%           23             179,069,655         17.79%           6.615%          2.12            68.1%
     6.751%     -     7.250%           25             111,669,961         11.10%           6.918%          2.10            68.8%
     7.251%     -     7.790%            9               9,734,675          0.97%           7.571%          6.18            43.0%

                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               171         $ 1,006,389,301        100.00%           6.213%          2.20x           69.4%
                                   =================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                             7.790%
MINIMUM MORTGAGE INTEREST RATE:                             5.430%
WTD. AVG. MORTGAGE INTEREST RATE:                           6.213%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                       CUT-OFF DATE PRINCIPAL BALANCES(1)

                                                                                           WEIGHTED
                                       NUMBER OF                       PERCENTAGE OF       AVERAGE                        WEIGHTED
                                      UNDERLYING       CUT-OFF DATE       INITIAL          MORTGAGE        WEIGHTED       AVERAGE
         RANGE OF CUT-OFF DATE         MORTGAGE          PRINCIPAL     MORTGAGE POOL       INTEREST        AVERAGE      CUT-OFF DATE
           PRINCIPAL BALANCES           LOANS           BALANCE(1)        BALANCE            RATE          U/W DSCR     LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
  $   128,469     -         250,000        6         $     1,167,265         0.12%           6.830%         11.52x           6.5%
      250,001     -         500,000       12               4,450,234         0.44%           6.962%         11.83            7.0%
      500,001     -         750,000       17              10,630,725         1.06%           6.394%         13.89           20.0%
      750,001     -       1,000,000       10               8,938,605         0.89%           6.380%          7.49           18.8%
    1,000,001     -       1,250,000       11              12,777,245         1.27%           6.254%          5.57           36.4%
    1,250,001     -       1,500,000        8              11,155,023         1.11%           6.443%          6.69           51.4%
    1,500,001     -       2,000,000       13              23,078,445         2.29%           6.344%          3.73           51.0%
    2,000,001     -       2,500,000        6              13,887,543         1.38%           6.539%          3.32           53.0%
    2,500,001     -       3,000,000       10              27,313,502         2.71%           6.373%          3.89           45.0%
    3,000,001     -       4,000,000       13              43,430,269         4.32%           6.043%          5.88           46.5%
    4,000,001     -       4,500,000        8              33,654,862         3.34%           6.256%          1.96           66.8%
    4,500,001     -       5,000,000        8              38,783,387         3.85%           6.144%          1.45           75.1%
    5,000,001     -       7,500,000       13              79,353,542         7.88%           6.269%          1.79           70.4%
    7,500,001     -      10,000,000        7              60,005,959         5.96%           6.058%          1.67           72.5%
   10,000,001     -      12,500,000        8              92,522,631         9.19%           6.026%          1.41           75.5%
   12,500,001     -      15,000,000        5              70,840,652         7.04%           6.154%          1.43           77.2%
   15,000,001     -      23,000,000        8             154,698,527        15.37%           6.054%          1.43           75.7%
   23,000,001     -      30,000,000        5             135,022,343        13.42%           6.358%          1.39           77.1%
   30,000,001     -      50,000,000        1              31,030,416         3.08%           7.000%          1.27           77.6%
   50,000,001     -    $ 81,648,125        2             153,648,125        15.27%           6.169%          1.62           72.4%

                                        --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  171         $ 1,006,389,301       100.00%           6.213%          2.20x          69.4%
                                        ============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):           $    81,648,125
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):           $       128,469
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):           $     5,885,318

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                         ORIGINAL AMORTIZATION TERMS(1)

                                                                                  WEIGHTED
                              NUMBER OF                        PERCENTAGE OF       AVERAGE                      WEIGHTED
       RANGE OF              UNDERLYING      CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED       AVERAGE
ORIGINAL AMORTIZATION         MORTGAGE        PRINCIPAL        MORTGAGE POOL      INTEREST        AVERAGE     CUT-OFF DATE
  TERMS (MONTHS)(1)            LOANS          BALANCE(2)          BALANCE           RATE          U/W DSCR     LTV RATIO(3)
-----------------------------------------------------------------------------------------------------------------------------
   Interest Only                   7       $    81,515,000          8.10%           5.719%          4.02x         62.3%
  120    -    300                 31            44,596,977          4.43%           6.441%          3.85          49.2%
  301    -    360                112           842,532,085         83.72%           6.244%          1.69          73.6%
  361    -    720                 21            37,745,239          3.75%           6.327%          7.73          12.9%

                           ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          171       $ 1,006,389,301        100.00%           6.213%          2.20x         69.4%
                           ===================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):        720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):        120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):      362

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY(1)

                                                                                         WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF          AVERAGE                      WEIGHTED
             RANGE OF             UNDERLYING      CUT-OFF DATE        INITIAL            MORTGAGE      WEIGHTED        AVERAGE
          ORIGINAL TERMS           MORTGAGE        PRINCIPAL       MORTGAGE POOL         INTEREST      AVERAGE       CUT-OFF DATE
   TO STATED MATURITY (MONTHS)      LOANS          BALANCE(2)         BALANCE              RATE        U/W DSCR      LTV RATIO(2)
------------------------------------------------------------------------------------------------------------------------------------
   60     -       84                   6         $   107,007,701        10.63%             5.847%         1.71x            70.5%
   85     -      120                 155             813,230,848        80.81%             6.220%         2.30             69.0%
  121     -      180                  10              86,150,751         8.56%             6.600%         1.87             71.1%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              171         $ 1,006,389,301       100.00%             6.213%         2.20x            69.4%
                                  ==================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(2):        180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(2):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(2):      114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                       REMAINING AMORTIZATION TERMS(1)(2)

                                                                                        WEIGHTED
                                       NUMBER OF                    PERCENTAGE OF        AVERAGE                       WEIGHTED
             RANGE OF                 UNDERLYING   CUT-OFF DATE        INITIAL          MORTGAGE       WEIGHTED        AVERAGE
     REMAINING AMORTIZATION            MORTGAGE     PRINCIPAL       MORTGAGE POOL       INTEREST       AVERAGE       CUT-OFF DATE
      TERMS (MONTHS)(1)(2)              LOANS       BALANCE(2)         BALANCE            RATES        U/W DSCR      LTV RATIO(2)
------------------------------------------------------------------------------------------------------------------------------------
           Interest Only                   7     $    81,515,000          8.10%           5.719%         4.02x           62.3%
  115            -          250           15           9,932,448          0.99%           6.310%         9.39            10.3%
  251            -          300           16          34,664,529          3.44%           6.479%         2.26            60.4%
  301            -          355           41         312,261,065         31.03%           6.543%         1.62            73.1%
  356            -          360           71         530,271,020         52.69%           6.067%         1.73            74.0%
  361            -          716           21          37,745,239          3.75%           6.327%         7.73            12.9%

                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  171     $ 1,006,389,301        100.00%           6.213%         2.20x           69.4%
                                    ================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2)(3):          716
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2)(3):          115
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2)(3):        358

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY(1)(2)

                                                                                      WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF       AVERAGE                      WEIGHTED
             RANGE OF                UNDERLYING    CUT-OFF DATE        INITIAL        MORTGAGE        WEIGHTED       AVERAGE
         REMAINING TERMS              MORTGAGE      PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
 TO STATED MATURITY (MONTHS)(1)(2)     LOANS        BALANCE(2)         BALANCE          RATES         U/W DSCR     LTV RATIO(2)
------------------------------------------------------------------------------------------------------------------------------------
         55     -     84                  6      $   107,007,701        10.63%          5.847%          1.71x          70.5%
         85     -    117                120          632,770,454        62.88%          6.341%          2.52           67.4%
        118     -    178                 45          266,611,146        26.49%          6.057%          1.63           73.7%

                                      ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 171      $ 1,006,389,301       100.00%          6.213%          2.20x          69.4%
                                      ==============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):    178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):     55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):  110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                         YEARS BUILT/YEARS RENOVATED(1)

                                                                                   WEIGHTED
                            NUMBER OF                         PERCENTAGE OF         AVERAGE                         WEIGHTED
                            MORTGAGED        CUT-OFF DATE        INITIAL           MORTGAGE        WEIGHTED          AVERAGE
      RANGE OF YEARS          REAL            PRINCIPAL       MORTGAGE POOL        INTEREST         AVERAGE       CUT-OFF DATE
    BUILT/RENOVATED(1)     PROPERTIES         BALANCE(2)         BALANCE             RATE          U/W DSCR       LTV RATIO(2)
---------------------------------------------------------------------------------------------------------------------------------
   1944     -     1980         23          $    46,104,157          4.58%           6.104%           5.60x            59.4%
   1981     -     1985         23               98,058,839          9.74%           5.945%           1.91             71.1%
   1986     -     1990         21               82,388,747          8.19%           6.307%           1.96             68.3%
   1991     -     1995         22               88,149,798          8.76%           6.073%           2.45             70.4%
   1996     -     1999         38              159,524,444         15.85%           6.333%           2.30             65.4%
   2000     -     2001         36              288,981,685         28.71%           6.351%           1.85             71.8%
   2002     -     2003         25              243,181,631         24.16%           6.118%           2.01             70.3%

                            -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       188          $ 1,006,389,301        100.00%           6.213%           2.20x            69.4%
                            =====================================================================================================

MOST RECENT YEAR BUILT/RENOVATED(1):                  2003
OLDEST YEAR BUILT/RENOVATED(1):                       1944
WTD. AVG. YEAR BUILT/RENOVATED(1):                    1996

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, THE YEAR RENOVATED, OR THE CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                       OCCUPANCY RATES AT UNDERWRITING(1)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                         WEIGHTED
                                 MORTGAGED      CUT-OFF DATE       INITIAL         MORTGAGE        WEIGHTED         AVERAGE
             RANGE OF              REAL          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE       CUT-OFF DATE
    OCCUPANCY RATES AT U/W(1)   PROPERTIES       BALANCE(2)        BALANCE           RATE          U/W DSCR       LTV RATIO(2)
------------------------------------------------------------------------------------------------------------------------------------
       55%      -      85%           9        $    42,571,628         4.23%          6.276%          1.43x            73.0%
       86%      -      90%          12             99,279,580         9.86%          6.078%          1.38             77.7%
       91%      -      93%          15            161,466,764        16.04%          6.418%          1.42             75.5%
       94%      -      95%          15            105,729,830        10.51%          6.169%          1.46             76.5%
       96%      -      97%          11            190,238,999        18.90%          6.052%          1.57             73.8%
       98%      -     100%         126            407,102,500        40.45%          6.245%          3.27             60.6%

                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            188        $ 1,006,389,301       100.00%          6.213%          2.20x            69.4%
                               =====================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W(1):                         100%
MINIMUM OCCUPANCY RATE AT U/W(1):                          55%
WTD. AVG. OCCUPANCY RATE AT U/W(1):                        95%

(1) IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES, STATED OCCUPANCY REFLECTS THE APPRAISED OCCUPANCY RATE OF THE COOPERATIVE PROPERTY.
(2)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                    WEIGHTED
                              NUMBER OF                         PERCENTAGE OF        AVERAGE                        WEIGHTED
                              MORTGAGED        CUT-OFF DATE       INITIAL           MORTGAGE        WEIGHTED         AVERAGE
                                REAL            PRINCIPAL       MORTGAGE POOL       INTEREST        AVERAGE       CUT-OFF DATE
STATE                        PROPERTIES         BALANCE(1)         BALANCE            RATE          U/W DSCR      LTV RATIO(2)
-----------------------------------------------------------------------------------------------------------------------------------
Ohio                               3         $   123,652,804        12.29%            6.361%          1.47x           75.7%
Illinois                           4             103,558,568        10.29%            5.867%          1.68            71.9%
New York                          71             102,148,240        10.15%            6.207%          8.78            16.2%
California                        14             100,437,772         9.98%            6.317%          1.41            74.7%
  Southern California(2)           9              85,449,309         8.49%            6.302%          1.42            75.8%
  Northern California(2)           5              14,988,462         1.49%            6.398%          1.41            69.0%
Texas                             17              95,879,333         9.53%            6.591%          1.35            77.8%
Maryland                           8              76,022,788         7.55%            5.911%          1.40            78.2%
Florida                           10              64,258,506         6.39%            6.217%          1.40            74.2%
North Carolina                     5              46,734,878         4.64%            6.501%          1.40            77.7%
Virginia                           2              39,952,658         3.97%            5.945%          1.41            78.6%
Michigan                          18              35,153,619         3.49%            6.512%          1.43            74.5%
Oklahoma                           3              26,888,432         2.67%            5.950%          1.47            72.0%
New Jersey                         4              24,139,465         2.40%            5.679%          1.54            76.3%
Maine                              1              20,879,969         2.07%            6.770%          1.47            74.6%
Georgia                            2              19,571,962         1.94%            6.259%          1.36            75.2%
Massachusetts                      3              17,859,716         1.77%            5.947%          1.49            75.5%
Nevada                             5              17,342,230         1.72%            6.136%          1.43            76.6%
Pennsylvania                       5              16,329,945         1.62%            6.298%          1.43            77.1%
Utah                               1              15,925,424         1.58%            6.200%          1.61            66.4%
Tennessee                          1              14,898,802         1.48%            6.250%          1.58            73.8%
Delaware                           1              13,000,000         1.29%            5.800%          1.44            78.3%
Hawaii                             1               7,321,638         0.73%            6.200%          1.24            75.1%
New Hampshire                      1               4,985,571         0.50%            6.200%          1.52            69.2%
Colorado                           1               4,948,371         0.49%            5.880%          1.54            74.7%
South Carolina                     1               4,175,000         0.41%            6.000%          1.46            78.8%
Missouri                           1               2,636,456         0.26%            5.900%          1.29            77.5%
Arizona                            1               2,542,919         0.25%            6.400%          1.30            75.2%
Wisconsin                          2               2,041,154         0.20%            6.184%          1.47            68.0%
Indiana                            1               1,984,578         0.20%            6.940%          1.30            73.5%
Minnesota                          1               1,118,501         0.11%            6.040%          1.41            74.6%

                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          188         $ 1,006,389,301       100.00%            6.213%          2.20x           69.4%
                             ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.
NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.


                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                     WEIGHTED
                              NUMBER OF                          PERCENTAGE OF        AVERAGE                        WEIGHTED
                              UNDERLYING       CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED         AVERAGE
                               MORTGAGE         PRINCIPAL        MORTGAGE POOL       INTEREST        AVERAGE       CUT-OFF DATE
LOAN TYPE                       LOANS           BALANCE(1)         BALANCE             RATE          U/W DSCR      LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon                          148          $   787,688,747        78.27%            6.214%           2.08x           69.8%
ARD(2)                             6              203,408,041        20.21%            6.210%           1.59            72.5%
Interest Only                      6                9,515,000         0.95%            6.011%          20.75             5.3%
Fully Amortizing                  11                5,777,512         0.57%            6.506%           8.64             8.2%

                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          171          $ 1,006,389,301       100.00%            6.213%           2.20x           69.4%
                           =========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(2) INCLUDES THE QUAKER HEADQUARTERS MORTGAGE LOAN, WHICH IS AN ARD LOAN THAT PROVIDES FOR INTEREST ONLY PAYMENTS UNTIL THE ARD.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                               NUMBER OF                                             WEIGHTED
                               UNDERLYING                         PERCENTAGE OF      AVERAGE                        WEIGHTED
                               MORTGAGED         CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED         AVERAGE
                                  REAL            PRINCIPAL       MORTGAGE POOL      INTEREST      AVERAGE        CUT-OFF DATE
FEE/LEASEHOLD                  PROPERTIES         BALANCE(1)         BALANCE           RATES       U/W DSCR       LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
Fee                               185          $   986,357,698        98.01%           6.206%         2.16x            69.3%
Leasehold                           2               15,400,939         1.53%           6.494%         4.66             71.0%
Fee/Leasehold                       1                4,630,664         0.46%           6.750%         1.51             71.2%

                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           188          $ 1,006,389,301        100.0%           6.213%         2.20x            69.4%
                           =========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                 WEIGHTED
                            NUMBER OF                          PERCENTAGE OF      AVERAGE                      WEIGHTED
                           UNDERLYING       CUT-OFF DATE          INITIAL         MORTGAGE       WEIGHTED       AVERAGE
        RANGE OF            MORTGAGE         PRINCIPAL         MORTGAGE POOL      INTEREST       AVERAGE      CUT-OFF DATE
        U/W DSCRS             LOANS          BALANCE(1)            BALANCE          RATE         U/W DSCR     LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
   1.21x   -    1.25             4        $    21,696,220            2.16%          6.127%          1.24x         75.4%
   1.26    -    1.30            15            130,457,710           12.96%          6.609%          1.28          77.4%
   1.31    -    1.35             9             82,427,724            8.19%          6.318%          1.33          76.1%
   1.36    -    1.40            16            155,706,182           15.47%          6.103%          1.38          77.7%
   1.41    -    1.45            19            214,642,843           21.33%          6.229%          1.44          76.7%
   1.46    -    1.50            11             82,440,306            8.19%          6.262%          1.48          75.7%
   1.51    -    1.70            22            140,896,135           14.00%          6.112%          1.58          72.9%
   1.71    -    2.00             2             72,611,345            7.22%          5.689%          1.81          69.7%
   2.01    -    3.00             6             16,358,756            1.63%          6.311%          2.78          35.6%
   3.01    -    4.00            11             21,594,644            2.15%          6.373%          3.73          19.8%
   4.01    -    7.00            18             23,257,324            2.31%          6.217%          5.28          14.7%
   7.01    -   10.00            15             17,205,553            1.71%          6.333%          8.50           9.7%
  10.01    -   30.00            19             23,928,645            2.38%          6.067%         15.47           5.7%
  30.01    -   81.95x            4              3,165,915            0.31%          6.177%         45.47           2.9%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        171        $ 1,006,389,301          100.00%          6.213%          2.20x         69.4%
                             =======================================================================================================

MAXIMUM U/W DSCR:            81.95x
MINIMUM U/W DSCR:             1.21x
WTD. AVG. U/W DSCR:           2.20x

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS(1)

                                                                                      WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF         AVERAGE                       WEIGHTED
                                UNDERLYING     CUT-OFF DATE         INITIAL           MORTGAGE       WEIGHTED        AVERAGE
    RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL        MORTGAGE POOL        INTEREST       AVERAGE       CUT-OFF DATE
   LOAN-TO-VALUE RATIOS(1)        LOANS         BALANCE(1)           BALANCE             RATE        U/W DSCR      LTV RATIO(1)
----------------------------------------------------------------------------------------------------------------------------------
    0.7%     -    10.0%             37       $    37,058,429           3.68%            6.122%         15.98x           5.9%
   10.1%     -    20.0%             23            34,817,338           3.46%            6.400%          5.82           13.6%
   20.1%     -    30.0%             11            23,526,600           2.34%            6.431%          3.59           23.3%
   30.1%     -    40.0%              1             1,646,261           0.16%            6.010%          2.81           38.3%
   40.1%     -    50.0%              1             8,462,209           0.84%            5.700%          3.00           42.4%
   50.1%     -    60.0%              3             4,860,397           0.48%            6.469%          1.47           58.0%
   60.1%     -    70.0%              9           114,713,946          11.40%            5.870%          1.71           68.6%
   70.1%     -    72.5%              8            26,764,308           2.66%            6.494%          1.52           71.6%
   72.6%     -    74.5%             10            58,947,903           5.86%            6.248%          1.56           73.9%
   74.6%     -    75.0%             12           170,410,615          16.93%            6.498%          1.41           74.7%
   75.1%     -    76.0%              8            95,315,034           9.47%            6.214%          1.35           75.5%
   76.1%     -    77.5%              7            99,284,482           9.87%            6.033%          1.45           76.8%
   77.6%     -    78.5%             10           111,289,181          11.06%            6.394%          1.33           77.9%
   78.6%     -    79.5%             12            99,178,773           9.85%            6.008%          1.40           79.3%
   79.6%     -    80.0%             17           106,908,465          10.62%            6.176%          1.39           79.7%
   80.1%     -    86.6%              2            13,205,361           1.31%            6.084%          1.36           85.6%

                               ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            171       $ 1,006,389,301         100.00%            6.213%          2.20x          69.4%
                               ===================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO(1):                      86.6%
MINIMUM CUT-OFF DATE LTV RATIO(1):                       0.7%
WTD. AVG. CUT-OFF DATE LTV RATIO(1):                    69.4%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                               NUMBER OF                          PERCENTAGE OF        AVERAGE                       WEIGHTED
                               MORTGAGED       CUT-OFF DATE          INITIAL           MORTGAGE       WEIGHTED        AVERAGE
                                  REAL          PRINCIPAL         MORTGAGE POOL        INTEREST       AVERAGE      CUT-OFF DATE
PROPERTY TYPE                 PROPERTIES        BALANCE(1)           BALANCE             RATE         U/W DSCR      LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
Retail                             31        $   335,484,721          33.34%             6.332%         1.44x           76.5%
Office                             40            334,374,076          33.23%             6.132%         1.50            74.1%
Multifamily                       108            305,477,300          30.35%             6.145%         3.88            56.2%
Industrial                          6             15,507,850           1.54%             6.365%         1.45            70.1%
Mixed Use                           2             11,145,354           1.11%             6.610%         1.41            74.9%
Self Storage                        1              4,400,000           0.44%             6.500%         1.49            61.3%

                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           188        $ 1,006,389,301         100.00%             6.213%         2.20x           69.4%
                            ========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                              WEIGHTED
                                             NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                             MORTGAGED      CUT-OFF DATE       INITIAL        MORTGAGE    WEIGHTED      AVERAGE
                     PROPERTY                  REAL          PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE        SUB-TYPE               PROPERTIES      BALANCE(1)         BALANCE          RATE      U/W DSCR    LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------------------
Retail
                     Anchored(2)                 23        $ 313,455,654        31.15%          6.305%     1.44x          76.7%
                     Unanchored                   8           22,029,067         2.19%          6.707%     1.45           74.3%

                                            ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          31        $ 335,484,721        33.34%          6.332%     1.44x          76.5%
                                            ========================================================================================

Multifamily
                     Conventional                26        $ 156,624,121        15.56%          6.151%     1.35x          77.2%
                     Cooperative                 73          105,510,837        10.48%          6.247%     8.62           15.8%
                     Manufactured Housing         9           43,342,342         4.31%          5.871%     1.45           78.2%

                                            ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         108        $ 305,477,300        30.35%          6.145%     3.88x          56.2%
                                            ========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                       WEIGHTED        WEIGHTED         WEIGHTED
                                                                        AVERAGE         AVERAGE          AVERAGE            WEIGHTED
                                                      PERCENTAGE OF    REMAINING       REMAINING         REMAINING          AVERAGE
         RANGE OF          NUMBER OF   CUT-OFF DATE      INITIAL        LOCKOUT         LOCKOUT        LOCKOUT PLUS YM     REMAINING
   REMAINING TERMS TO      MORTGAGE     PRINCIPAL     MORTGAGE POOL     PERIOD      PLUS YM PERIOD  PLUS PREMIUM PERIOD   MATURITY
STATED MATURITY (MONTHS)    LOANS       BALANCE(1)       BALANCE       (MONTHS)       (MONTHS)(2)       (MONTHS)(2)     (MONTHS)(3)
------------------------------------------------------------------------------------------------------------------------------------
    55     -      79          5      $    92,039,339       9.15%         51.9             51.9             51.9              55.8
    80     -     104          1           14,968,362       1.49%         78.0             78.0             78.0              82.0
   105     -     111          6            4,423,355       0.44%        103.0            103.0            106.4             110.1
   112     -     118        136          772,808,293      76.79%        102.6            110.5            111.4             115.9
   119     -     125         14          117,647,326      11.69%        115.3            115.3            115.6             119.1
   126     -     178          9            4,502,626       0.45%        149.3            167.8            172.3             176.2

                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     171      $ 1,006,389,301     100.00%         99.3            105.4            106.2             110.5
                          ==========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(2) THE HARBOUR KEY APARTMENTS MORTGAGE LOAN ALSO PROVIDES FOR A DEFEASANCE OPTION AFTER THE SECOND ANNIVERSARY OF THE REMIC DATE.
(3) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                                   WEIGHTED       WEIGHTED          WEIGHTED
                                                                                   AVERAGE         AVERAGE           AVERAGE
                                                                  PERCENTAGE OF   REMAINING       REMAINING         REMAINING
                                NUMBER OF     CUT-OFF DATE           INITIAL       LOCKOUT         LOCKOUT       LOCKOUT PLUS YM
                                MORTGAGE       PRINCIPAL          MORTGAGE POOL     PERIOD     PLUS YM PERIOD  PLUS PREMIUM PERIOD
    PREPAYMENT OPTION             LOANS        BALANCE(1)            BALANCE       (MONTHS)       (MONTHS)          (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance               131      $    865,941,231         86.04%         105.1           105.1             105.1
Lockout / Yield Maintenance         14            70,242,789          6.98%          40.9           113.4             113.4
Lockout / Penalty                   25            51,281,890          5.10%          97.4            97.4             113.7
Lockout / Yield Maintenance
 plus Penalty(3)                     1            18,923,392          1.88%          55.0           112.0             112.0

                                ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            171      $  1,006,389,301        100.00%          99.3           105.4             106.2
                                ====================================================================================================

                                             WEIGHTED
                                             AVERAGE
                                            REMAINING
                                             MATURITY
    PREPAYMENT OPTION                      (MONTHS)(2)
---------------------------------------------------------
Lockout / Defeasance                          109.5
Lockout / Yield Maintenance                   117.2
Lockout / Penalty                             116.6
Lockout / Yield Maintenance
 plus Penalty(3)                              116.0

                                        -----------------
TOTAL/WEIGHTED AVERAGE:                       110.5
                                        =================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(3) THE HARBOUR KEY APARTMENTS MORTGAGE LOAN ALSO PROVIDES FOR A DEFEASANCE OPTION AFTER THE SECOND ANNIVERSARY OF THE REMIC DATE.

                       MORTGAGE POOL PREPAYMENT PROFILE(1)

                                  NUMBER OF
                MONTHS SINCE      MORTGAGE    OUTSTANDING      % OF POOL        YIELD         PREPAYMENT   % OF POOL
    DATE        CUT-OFF DATE        LOANS     BALANCE(mm)       LOCKOUT     MAINTENANCE(2)     PREMIUM        OPEN        TOTAL
---------------------------------------------------------------------------------------------------------------------------------
   MAR-03             0              171       $ 1,006.4        100.00%         0.00%           0.00%        0.00%       100.00%

   MAR-04            12              171       $   996.4        100.00%         0.00%           0.00%        0.00%       100.00%

   MAR-05            24              171       $   985.4        100.00%         0.00%           0.00%        0.00%       100.00%

   MAR-06            36              171       $   973.4         96.33%         3.67%           0.00%        0.00%       100.00%

   MAR-07            48              171       $   960.7         95.41%         4.59%           0.00%        0.00%       100.00%

   MAR-08            60              166       $   856.6         90.27%         9.73%           0.00%        0.00%       100.00%

   MAR-09            72              166       $   842.5         90.28%         9.72%           0.00%        0.00%       100.00%

   MAR-10            84              165       $   813.9         90.12%         9.88%           0.00%        0.00%       100.00%

   MAR-11            96              165       $   798.2         89.31%         9.87%           0.81%        0.00%       100.00%

   MAR-12           108              164       $   781.5         78.10%         9.87%           5.77%        6.26%       100.00%

   MAR-13           120                9       $     1.9         85.60%        14.40%           0.00%        0.00%       100.00%

   MAR-14           132                9       $     1.6         85.50%        14.50%           0.00%        0.00%       100.00%

   MAR-15           144                9       $     1.2         71.42%        14.70%          13.88%        0.00%       100.00%

   MAR-16           156                9       $     0.8         70.48%        15.17%          14.36%        0.00%       100.00%

   MAR-17           168                9       $     0.3         66.63%        17.12%          16.25%        0.00%       100.00%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE PRELIMINARY PROSPECTUS SUPPLEMENT.
(2) THE HARBOUR KEY APARTMENTS MORTGATAGE LOAN ALSO PROVIDES FOR A DEFEASANCE OPTION AFTER THE SECOND ANNIVERSARY OF THE REMIC DATE.

     RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE
                                MORTGAGE LOANS(1)

                                                                         WEIGHTED              WEIGHTED      WEIGHTED
           RANGE OF           NUMBER OF                  PERCENTAGE OF    AVERAGE              AVERAGE       AVERAGE
           CUT-OFF           UNDERLYING  CUT-OFF DATE       INITIAL      MORTGAGE  WEIGHTED  CUT-OFF DATE  CUT-OFF DATE
         CO-OP BASIS          MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST  AVERAGE   CO-OP BASIS   RENTAL BASIS
           LTV(1)               LOANS     BALANCE(1)        BALANCE        RATE    U/W DSCR  LTV RATIO(1)  LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------
   0.7%      -         9.9%      37      $  37,058,429       3.68%        6.122%    15.98x       5.9%         10.5%
  10.0%      -        19.9%      23         34,817,338       3.46%        6.400%     5.82       13.6%         23.0%
  20.0%      -        29.9%      11         23,526,600       2.34%        6.431%     3.59       23.3%         35.4%
  30.0%      -        42.4%       2         10,108,471       1.00%        5.750%     2.97       41.7%         42.7%

                             ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          73      $ 105,510,837      10.48%        6.247%     8.62x      15.8%         23.3%
                             ==========================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO(1):    42.4%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO(1):     0.7%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO(1):  15.8%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.


     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE
                                MORTGAGE LOANS(1)

                                                                         WEIGHTED              WEIGHTED      WEIGHTED
           RANGE OF           NUMBER OF                  PERCENTAGE OF   AVERAGE               AVERAGE       AVERAGE
           CUT-OFF           UNDERLYING  CUT-OFF DATE       INITIAL      MORTGAGE  WEIGHTED  CUT-OFF DATE  CUT-OFF DATE
         RENTAL BASIS         MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST  AVERAGE   CO-OP BASIS   RENTAL BASIS
           LTV(1)               LOANS      BALANCE(1)       BALANCE        RATE    U/W DSCR  LTV RATIO(1)  LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------
   1.7%      -         9.9%      22      $  17,040,032       1.69%        6.217%    23.04x       4.2%          6.3%
  10.0%      -        19.9%      21         30,632,496       3.04%        6.150%     9.32        9.0%         14.1%
  20.0%      -        29.9%      15         20,878,931       2.07%        6.272%     5.21       14.9%         24.3%
  30.0%      -        49.2%      15         36,959,379       3.67%        6.326%     3.31       27.1%         38.1%

                             ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          73      $ 105,510,837      10.48%        6.247%     8.62x      15.8%         23.3%
                             ==========================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO(1):   49.2%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO(1):    1.7%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO(1): 23.3%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                       WEIGHTED              WEIGHTED      WEIGHTED      WEIGHTED
                              NUMBER OF                 PERCENTAGE OF  AVERAGE               AVERAGE       AVERAGE       AVERAGE
          PERCENTAGE         UNDERLYING  CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED  CUT-OFF DATE  CUT-OFF DATE   PERCENT OF
         OF SPONSOR-          MORTGAGE     PRINCIPAL    MORTGAGE POOL  INTEREST  AVERAGE   CO-OP BASIS   RENTAL BASIS  SPONSOR-OWNED
         OWNED UNITS            LOANS      BALANCE(1)      BALANCE       RATE    U/W DSCR  LTV RATIO(1)  LTV RATIO(1)     UNITS
------------------------------------------------------------------------------------------------------------------------------------
            None                 50      $  60,185,879      5.98%       6.304%    11.30x      11.5%         18.6%           0.0%
   5.4%       -        9.9%       3          7,110,343      0.71%       6.290%     4.66       13.9%         27.2%           6.9%
  10.0%       -       19.9%       5          5,459,834      0.54%       6.231%     5.40       15.6%         27.0%          15.7%
  20.0%       -       29.9%       2          2,586,951      0.26%       6.329%     5.26       18.5%         23.9%          26.1%
  30.0%       -       39.9%       5          8,647,715      0.86%       6.332%     8.26       13.8%         20.1%          34.7%
  40.0%       -       75.5%       8         21,520,116      2.14%       6.033%     3.77       28.7%         35.2%          49.2%

                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          73      $ 105,510,837     10.48%       6.247%     8.62x      15.8%         23.3%          14.8%
                              ======================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS(2):      75.5%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS(2):      5.4%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS(2)    14.8%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2003
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

                                       EXHIBIT B
                                FORM OF TRUSTEE REPORT

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS



                       STATEMENT SECTIONS                                                    PAGE(S)
                       ------------------                                                    -------
                       Certificate Distribution Detail                                          2
                       Certificate Factor Detail                                                3
                       Reconciliation Detail                                                    4
                       Other Required Information                                               5
                       Cash Reconciliation                                                      6
                       Ratings Detail                                                           7
                       Current Mortgage Loan and Property Stratification Tables               8 - 10
                       Mortgage Loan Detail                                                    11
                       Principal Prepayment Detail                                             12
                       Historical Detail                                                       13
                       Delinquency Loan Detail                                                 14
                       Specially Serviced Loan Detail                                        15 - 16
                       Modified Loan Detail                                                    17
                       Liquidated Loan Detail                                                  18

                      DEPOSITOR                                  MASTER & SPECIAL SERVICER              MASTER & SPECIAL SERVICER
    ---------------------------------------------------        ------------------------------        ------------------------------
    Credit Suisse First Boston Mortgage Securities Corp        Midland Loan Services, Inc.           National Cooperative Bank, FSB
    11 Madison Avenue, 5th Floor                               10851 Mastin Street, Suite 700        1725 Eye Street, NW
    New York, NY 10010                                         Overland Park, KS 66210               Washington, DC 20006

    Contact:       General Information Number                  Contact:       Brad Hauger            Contact:      Kathleen Luzik
    Phone Number:  (212) 325-2000                              Phone Number: (913) 253-9000          Phone Number: (202) 336-7633
    ---------------------------------------------------        ------------------------------        ------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                         CERTIFICATE DISTRIBUTION DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                Pass-                                                                Realized Loss/   Total               Current
               Through   Original  Beginning   Principal     Interest   Prepayment  Additional Trust  Distri-  Ending  Subordinate
Class  CUSIP    Rate     Balance   Balance   Distribution  Distribution  Premium     Fund Expenses    bution   Balance    Level (1)
---------------------------------------------------------------------------------------------------------------------------------
 A-1          0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
 A-2          0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
 A-3          0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  B           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  C           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  D           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  E           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  F           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  G           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  H           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  J           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  K           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  L           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  M           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  N           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  O           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  P           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  Q           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  V           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
 LR           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
  R           0.000000%   0.00       0.00        0.00         0.00        0.00          0.00           0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                    0.00       0.00        0.00         0.00        0.00          0.00           0.00     0.00        0.00
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                        Original        Beginning                                                    Ending
                    Pass-Through        Notional        Notional        Interest       Prepayment      Total        Notional
Class      CUSIP        Rate             Amount          Amount       Distribution      Premium     Distribution     Amount
----------------------------------------------------------------------------------------------------------------------------
  A-X                 0.000000            0.00             0.00           0.00            0.00          0.00         0.00
  A-Y                 0.000000            0.00             0.00           0.00            0.00          0.00         0.00
 A-SP                 0.000000            0.00             0.00           0.00            0.00          0.00         0.00
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                            CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Realized Loss/
                         Beginning          Principal           Interest         Prepayment       Additional Trust        Ending
  Class       CUSIP       Balance          Distribution       Distribution        Premium         Fund Expenses           Balance
-----------------------------------------------------------------------------------------------------------------------------------
   A-1                   0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
   A-2                   0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
   A-3                   0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    B                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    C                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    D                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    E                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    F                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    G                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    H                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    J                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    K                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    L                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    M                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    N                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    O                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    P                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    Q                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    V                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
   LR                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
    R                    0.00000000        0.00000000          0.00000000        0.00000000          0.00000000          0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

                                         Beginning                                                   Ending
                                         Notional            Interest           Prepayment          Notional
   Class            CUSIP                 Amount            Distribution         Premium             Amount
--------------------------------------------------------------------------------------------------------------
    A-X                                 0.00000000          0.00000000          0.00000000          0.00000000
    A-Y                                 0.00000000          0.00000000          0.00000000          0.00000000
   A-SP                                 0.00000000          0.00000000          0.00000000          0.00000000
--------------------------------------------------------------------------------------------------------------

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                              RECONCILIATION DETAIL

           ADVANCE SUMMARY                                                         MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                           0.00         Current Period Accrued Master Servicing Fees                 0.00
Servicing Advances Outstanding                       0.00         Less Master Servicing Fees on Delinquent Payments            0.00
Reimbursements for Interest on P&I                   0.00         Less Reductions to Master Servicing Fees                     0.00
Advances paid from general collections                            Plus Master Servicing Fees on Delinquent Payments Received   0.00
Reimbursements for Interest on Servicing             0.00         Plus Adjustments for Prior Master Servicing Calculation      0.00
Advances paid from general collections                            Total Master Servicing Fees Collected                        0.00


              CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                       Uncovered                   Certificate    Unpaid
          Accrued      Prepayment                   Deferred     Interest  Optimal Interest  Interest     Interest      Appraisal
         Certificate   Interest    Indemnification  Interest     Shortfall   Distribution    Shortfall   Distribution   Reduction
Class    Interest      Shortfall        Expenses     Amount       Amount        Amount        Amount                     Amount
-----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-X
 A-Y
A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
-----------------------------------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------------------------------

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                           OTHER REQUIRED INFORMATION


               Available Distribution Amount                           0.00

               Aggregate Number of Outstanding Loans                      0
               Aggregate Unpaid Principal Balance of Loans             0.00
               Aggregate Stated Principal Balance of Loans             0.00

               Aggregate Amount of Servicing Fee                       0.00
               Aggregate Amount of Primary Servicing Fee               0.00
               Aggregate Amount of Special Servicing Fee               0.00
               Aggregate Amount of Trustee Fee                         0.00
               Aggregate Stand-by Fee                                  0.00
               Aggregate Trust Fund Expenses                           0.00

               Specially Serviced Loans not Delinquent
                   Number of Outstanding Loans                            0
                   Aggregate Unpaid Principal Balance                  0.00

Appraisal Reduction Amount

---------------------------------------------------------
             Appraisal       Cumulative       Most Recent
 Loan        Reduction          ASER           App. Red.
Number        Effected         Amount            Date
---------------------------------------------------------






---------------------------------------------------------
  Total
---------------------------------------------------------

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                           CASH RECONCILIATION DETAIL

      TOTAL FUNDS COLLECTED
          INTEREST:
              Interest paid or advanced                                  0.00
              Interest reductions due to Nonrecoverability
               Determinations                                            0.00
              Interest Adjustments                                       0.00
              Deferred Interest                                          0.00
              Net Prepayment Interest Shortfall                          0.00
              Net Prepayment Interest Excess                             0.00
              Extension Interest                                         0.00
              Interest Reserve Withdrawal                                0.00
                                                                                      ----
                   TOTAL INTEREST COLLECTED                                           0.00

          PRINCIPAL:
              Scheduled Principal                                        0.00
              Unscheduled Principal                                      0.00
                   Principal Prepayments                                 0.00
                   Collection of Principal after Maturity Date           0.00
                   Recoveries from Liquidation and Insurance Proceeds    0.00
                   Excess of Prior Principal Amounts paid                0.00
                   Curtailments                                          0.00
              Negative Amortization                                      0.00
              Principal Adjustments                                      0.00
                                                                                      ----
                   TOTAL PRINCIPAL COLLECTED                                          0.00

          OTHER:
              Prepayment Penalties/Yield Maintenance                     0.00
              Repayment Fees                                             0.00
              Borrower Option Extension Fees                             0.00
              Equity Payments Received                                   0.00
              Net Swap Counterparty Payments Received                    0.00
                                                                                      ----
                   TOTAL OTHER COLLECTED:                                             0.00
                                                                                      ----
      TOTAL FUNDS COLLECTED                                                           0.00
                                                                                      ----
                                                                                      ----


TOTAL FUNDS DISTRIBUTED
    FEES:
       Master Servicing Fee                                              0.00
       Trustee Fee                                                       0.00
       Certificate Administration Fee                                    0.00
       Insurer Fee                                                       0.00
       Miscellaneous Fee                                                 0.00
                                                                                      ----
             TOTAL FEES                                                               0.00

    ADDITIONAL TRUST FUND EXPENSES:

       Reimbursement for Interest on Advances                            0.00
       ASER Amount                                                       0.00
       Special Servicing Fee                                             0.00
       Reduction of funds due to Non Recoverability Determination        0.00
       Rating Agency Expenses                                            0.00
       Attorney Fees & Expenses                                          0.00
       Bankruptcy Expense                                                0.00
       Taxes Imposed on Trust Fund                                       0.00
       Non-Recoverable Advances                                          0.00
       Other Expenses                                                    0.00
                                                                                      ----
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                     0.00

    INTEREST RESERVE DEPOSIT                                                          0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
       Interest Distribution                                             0.00
       Principal Distribution                                            0.00
       Prepayment Penalties/Yield Maintenance                            0.00
       Borrower Option Extension Fees                                    0.00
       Equity Payments Paid                                              0.00
       Net Swap Counterparty Payments Paid                               0.00
                                                                                      ----
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                            0.00
                                                                                      ----
TOTAL FUNDS DISTRIBUTED                                                               0.00
                                                                                      ----
                                                                                      ----

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                                 RATINGS DETAIL

---------------------------------------------------------------------------------------------
                                       Original Ratings              Current Ratings (1)
Class        CUSIP             Fitch     Moody's      S & P      Fitch     Moody's      S & P
---------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-X
       A-Y
       A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
---------------------------------------------------------------------------------------------


NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                          Moody's Investors Service          Standard & Poor's Rating Services
One State Street Plaza               99 Church Street                   55 Water Street
New York, New York 10004             New York, New York 10007           New York, New York 10041
(212) 908-0500                       (212) 553-0300                     (212) 438-2430

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                          SCHEDULED BALANCE

-------------------------------------------------------------------------------------------
                                                       % of
                  Scheduled      # of     Scheduled     Agg.   WAM               Weighted
                   Balance       loans     Balance      Bal.   (2)     WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------
     Totals
-------------------------------------------------------------------------------------------


                                    STATE (3)

-------------------------------------------------------------------------------------------
                                                     % of
                   # of             Scheduled        Agg.     WAM                Weighted
State              Props            Balance          Bal.     (2)      WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------
























-------------------------------------------------------------------------------------------
     Totals
-------------------------------------------------------------------------------------------

             See footnotes on last page of this section.

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                     DEBT SERVICE COVERAGE RATIO

---------------------------------------------------------------------------------------------------
                                                           % of
                Debt Service        # of     Scheduled     Agg.      WAM              Weighted
               Coverage Ratio      loans      Balance      Bal.      (2)     WAC    Avg DSCR (1)
---------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------
                   Totals
---------------------------------------------------------------------------------------------------

                                    NOTE RATE


---------------------------------------------------------------------------------------------------
                                                            % of
                                    # of     Scheduled      Agg.      WAM              Weighted
                Note Rate           loans     Balance       Bal.      (2)     WAC    Avg DSCR (1)
---------------------------------------------------------------------------------------------------








---------------------------------------------------------------------------------------------------
                   Totals
---------------------------------------------------------------------------------------------------


                                PROPERTY TYPE (3)

---------------------------------------------------------------------------------------------------
                                                           % of
                                    # of     Scheduled      Agg.       WAM              Weighted
                Property Type       loans     Balance       Bal.       (2)     WAC    Avg DSCR (1)
---------------------------------------------------------------------------------------------------








---------------------------------------------------------------------------------------------------
                   Totals
---------------------------------------------------------------------------------------------------

                                    SEASONING

---------------------------------------------------------------------------------------------------
                                                            % of
                                    # of     Scheduled      Agg.       WAM              Weighted
                 Seasoning          loans     Balance       Bal.       (2)     WAC    Avg DSCR (1)
---------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------
                   Totals
---------------------------------------------------------------------------------------------------

See footnotes on last page of this section.

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

---------------------------------------------------------------------------------------------------
                                                              % of
            Anticipated Remaining    # of       Scheduled     Agg.      WAM             Weighted
                     Term (2)        loans       Balance      Bal.      (2)     WAC    Avg DSCR (1)
---------------------------------------------------------------------------------------------------








---------------------------------------------------------------------------------------------------
              Totals
---------------------------------------------------------------------------------------------------

                         REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

---------------------------------------------------------------------------------------------------
                                                              % of
           Remaining Amortization    # of       Scheduled     Agg.     WAM               Weighted
                     Term            loans       Balance      Bal.     (2)       WAC   Avg DSCR (1)
---------------------------------------------------------------------------------------------------








---------------------------------------------------------------------------------------------------
              Totals
---------------------------------------------------------------------------------------------------


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

-------------------------------------------------------------------------------------------------
                                                          % of
           Remaining Stated      # of       Scheduled      Agg.     WAM               Weighted
                 Term            loans       Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------------------------
              Totals
-------------------------------------------------------------------------------------------------


                             AGE OF MOST RECENT NOI

-------------------------------------------------------------------------------------------------
                                                       % of
           Age of Most        # of       Scheduled      Agg.     WAM               Weighted
           Recent NON        loans        Balance       Bal.     (2)      WAC    Avg DSCR (1)
-------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------
              Totals
-------------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representaions as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                                           Anticipated              Neg.    Beginning    Ending
  Loan            Property                  Interest   Principal   Gross    Repayment    Maturity   Amort   Scheduled   Scheduled
 Number    ODCR   Type (1)    City  State    Payment    Payment   Coupon      Date         Date     (Y/N)    Balance     Balance
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
             Paid       Appraisal    Appraisal      Res.       Mod.
  Loan       Thru       Reduction    Reduction     Strat.      Code
 Number      Date         Date         Amount       (2)         (3)
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------------------------------------------------------------

      (1)  PROPERTY TYPE CODE                  (2)  RESOLUTION STRATEGY CODE                    (3)  MODIFICATION CODE
      -----------------------                  -----------------------------                    ----------------------
MF - Multi-Family     OF - Office        1 - Modification  6 - DPO             10 - Deed In Lieu    1 - Maturity Date Extension
RT - Retail           MU - Mixed Use     2 - Foreclosure   7 - REO                  Of Foreclosure  2 - Authorization Change
HC - Health Care      LO - Lodging       3 - Bankruptcy    8 - Resolved        11 - Full Payoff     3 - Principal Write-Off
IN - Industrial       SS - Self Storage  4 - Extension     9 - Pending Return  12 - Reps and        4 - Combination
WH - Warehouse        OT - Other         5 - Note Sale         to Master            Warranties
MH - Mobile Home Park                                          Servicer        13 - Other or TBD

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                           PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Prepayment Amount                Prepayment Penalties
                       Offering Document       ----------------------------------   -----------------------------------------------
    Loan Number         Cross-Reference        Payoff Amount   Curtailment Amount   Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------------



















-----------------------------------------------------------------------------------------------------------------------------------
    Totals
-----------------------------------------------------------------------------------------------------------------------------------

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                                HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                        Delinquencies                                        Prepayments      Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Modi-    Curtail-
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure    REO     fications    ments    Payoff   Next Weighted Avg.
  Date        # Balance   # Balance     # Balance      # Balance   # Balance  # Balance  # Balance # Balance Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
            Offering       # of       Paid     Current   Outstanding   Status of   Resolution   Servicing
 Loan       Document       Months    Through    P & I      P & I        Mortgage    Strategy     Transfer   Foreclosure
Number   Cross-Reference   Delinq.    Date     Advances   Advances**    Loan (1)    Code (2)       Date         Date
-----------------------------------------------------------------------------------------------------------------------





















-----------------------------------------------------------------------------------------------------------------
      Totals
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
          Current    Outstanding
 Loan    Servicing    Servicing     Bankruptcy   REO
Number    Advances     Advances         Date     Date
-----------------------------------------------------





















-----------------------------------------------------
      Totals
-----------------------------------------------------


               (1) STATUS OF MORTGAGE LOAN                                            (2) RESOLUTION STRATEGY CODE
               ---------------------------                                            ----------------------------
A - Payments Not Received      2 - Two Months Delinquent            1 - Modification   6 - DPO            10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                 Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved       11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)        4 - Extension      9 - Pending Return 12 - Reps and Warranties
0 - Current                    7 - Foreclosure                      5 - Note Sale          to Master      13 - Other or TBD
1 - One Month Delinquent       9 - REO                                                     Servicer

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
              Offer-
              ing
              Docu-
              ment                                                                                                         Remaining
Distri-       Cross- Servicing  Resolution                                                   Net                             Amorti-
bution  Loan  Refer-  Transfer   Strategy   Scheduled  Property         Interest  Actual  Operating  NOI       Note Maturity zation
 Date  Number ence    Date       Code (1)    Balance    Type(2)  State   Rate    Balance   Income   Date  DSCR Date   Date    Term
------------------------------------------------------------------------------------------------------------------------------------





















-----------------------------------------------------------------------------------------------------------------------------------


               (1)  RESOLUTION STRATEGY CODE                             (2)  PROPERTY TYPE CODE
               -----------------------------                             -----------------------
1 - Modification  6 - DPO                 10 - Deed In Lieu         MF - Multi-Family       OF - Office
2 - Foreclosure   7 - REO                      Of Foreclosure       RT - Retail             MU - Mixed Use
3 - Bankruptcy    8 - Resolved            11 - Full Payoff          HC - Health Care        LO - Lodging
4 - Extension     9 - Pending Return      12 - Reps and Warranties  IN - Industrial         SS - Self Storage
5 - Note Sale         to Master Servicer  13 - Other or TBD         WH - Warehouse          OT - Other
                                                                    MH - Mobile Home Park

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------
                         Offering       Resolution     Site
Distribution   Loan      Document        Strategy   Inspection                 Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date      Phase 1 Date    Date      Value     Property Revenue      Comment
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------


                       (1) RESOLUTION STRATEGY CODE
                       -----------------------------
 1 - Modification        6 - DPO                       10 - Deed In Lieu
 2 - Foreclosure         7 - REO                            Of Foreclosure
 3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
 4 - Extension           9 - Pending Return            12 - Reps and Warranties
 5 - Note Sale               to Master Servicer        13 - Other or TBD

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                  Offering
 Loan             Document          Pre-Modification
Number        Cross-Reference           Balance          Modification Date                Modification Description
-----------------------------------------------------------------------------------------------------------------------------------



















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------

        [LOGO]
WELLS FARGO BANK MINNESOTA, N.A.   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
CORPORATE TRUST SERVICES             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
9062 OLD ANNAPOLIS ROAD                              SERIES 2003-CPN1                               (301) 815-6600
Columbia, MD 21045-1951                                                                   Reports Available on the World Wide Web
                                                                                                @ www.ctslink.com/ombs
                                                                                             PAYMENT DATE: 04/17/2003
                                                                                             RECORD DATE:  03/31/2003

                             LIQUIDATED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
         Final Recovery     Offering                                                 Gross Proceeds     Aggregate       Net
 Loan    Determination      Document      Appraisal   Appraisal   Actual    Gross       as a % of      Liquidation   Liquidation
Number       Date        Cross-Reference    Date       Value     Balance   Proceeds   Actual Balance    Expenses*     Proceeds
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------
         Current Total
-----------------------------------------------------------------------------------------------------------------------------------
       Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------

                    Net Proceeds                   Repurchased
     Loan            as a % of        Realized      by Seller
    Number         Actual Balance       Loss          (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------
         Current Total
-----------------------------------------------------------------------------------------------------------------------------------
       Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                              CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                              CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                              CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                              CLASS E CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
Issue Date........................


Weighted average life (in years)..

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1, Class A-1, Class A-2, Class B, Class C, Class D and Class E, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                     (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                     (iii) certifying that, with respect to accounts it
                           identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                     (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                     (ii) certifying that the nonqualified intermediary is not acting for its own account,

                     (iii) certifying that the nonqualified intermediary has
                           provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                     (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

         5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 30% (declining to 29% in 2004 and 28% in 2006) unless the holder--

         - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         -     can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


         Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

-        have its own series designation;

-        consist of one or more classes  with various  payment characteristics;

- evidence beneficial ownership interests in a trust established by us; and

-        be payable solely out of the related trust assets.


No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.


                                THE TRUST ASSETS:

The assets of each of our trusts will include--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or


- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 2, 2002.

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......................................................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................................................................3

SUMMARY OF PROSPECTUS.....................................................................................................4

RISK FACTORS.............................................................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS................................................................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......................................................................29

USE OF PROCEEDS..........................................................................................................29

DESCRIPTION OF THE TRUST ASSETS..........................................................................................30

YIELD AND MATURITY CONSIDERATIONS........................................................................................53

DESCRIPTION OF THE CERTIFICATES..........................................................................................59

DESCRIPTION OF THE GOVERNING DOCUMENTS...................................................................................67

DESCRIPTION OF CREDIT SUPPORT............................................................................................77

LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................79

FEDERAL INCOME TAX CONSEQUENCES..........................................................................................90

STATE AND OTHER TAX CONSEQUENCES........................................................................................124

ERISA CONSIDERATIONS....................................................................................................124

LEGAL INVESTMENT........................................................................................................127

PLAN OF DISTRIBUTION....................................................................................................129

LEGAL MATTERS...........................................................................................................130

FINANCIAL INFORMATION...................................................................................................130

RATING..................................................................................................................130

GLOSSARY................................................................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE...............  Credit  Suisse  First  Boston   Mortgage   Securities
                           Corp. Our principal offices are located at Eleven
                           Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management
                           Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See
                           "Credit Suisse First Boston Mortgage Securities
                           Corp."

THE SECURITIES BEING
OFFERED..................  The  securities  that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                           Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES.............  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS..  In general,  a pooling and  servicing  agreement or other similar agreement or collection of agreements will govern, among other things--

                           -    the issuance of each series of offered
                                certificates;

                           - the creation of and transfer of assets to the related trust; and

                           - the servicing and administration of those assets.

                           The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                           If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                           - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                           - a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                           The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                           If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                           In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS..........  The trust assets with respect to any series  of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                           - rental or cooperatively-owned buildings with multiple dwelling units;

                           - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                           -    office buildings;

                           -    hospitality properties;

                           -    casino properties;

                           -    health care-related facilities;

                           -    industrial facilities;

                           - warehouse facilities, mini-warehouse facilities and self-storage facilities;

                           - restaurants, taverns and other establishments involved in the food and beverage industry;

                           - manufactured housing communities, mobile home parks and recreational vehicle parks;

                           -    recreational and resort properties;

                           -    arenas and stadiums;

                           -    churches and other religious facilities;

                           -    parking lots and garages;

                           -    mixed use properties;

                           -    other income-producing properties; and/or

                           -    unimproved land.

                           The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                           - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                           - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                           -    may provide for no accrual of interest;

                           - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                           - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                           - may permit the negative amortization or deferral of accrued interest;

                           - may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                           - may permit defeasance and the release of real property collateral in connection with that defeasance;

                           - may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                           - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                           Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                           We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                           Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                           The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                           - the security has been registered under the Securities Act of 1933, as amended; or

                           - we would be free to publicly resell the security without registration.

                           See "Description of the Trust Assets--Mortgage-Backed Securities."

                           We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                           In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
AND REMOVAL OF MORTGAGE
ASSETS...................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                           - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                           -    other mortgage loans or mortgage-backed
                                securities that--

                                1.    conform to the description of mortgage
                                      assets in this prospectus; and

                                2.    satisfy the criteria set forth in the
                                      related prospectus supplement.

                           In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                           - conform to the description of mortgage assets in this prospectus; and

                           - satisfy the criteria set forth in the related prospectus supplement.

                           No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES.....  An offered certificate may entitle the holder to receive--

                           -    a stated principal amount;

                           - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                           - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                           - payments of principal, with disproportionate, nominal or no payments of interest;

                           - payments of interest, with disproportionate, nominal or no payments of principal;

                           - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                           - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                1. faster and, in some cases, substantially faster, or

                                2. slower and, in some cases, substantially slower,

                           than the rate at which payments or other collections of principal are received on the related mortgage assets;

                           - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                           - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                           Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                           A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                           We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST
RATE AND CURRENCY
RELATED PROTECTION FOR
THE OFFERED
CERTIFICATES.............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                           The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                           - guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                           - interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                           - currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                           We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                           See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS...  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                           - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                           -    property protection expenses;

                           -    other servicing expenses; or

                           - any other items specified in the related prospectus supplement.

                           Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                           If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.....  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                           - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                           - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                           See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES.........  Any class of offered certificates will constitute or evidence ownership of-

                           - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                           -    interests in a grantor trust under subpart E of
                                Part I of subchapter J of the Internal Revenue Code of 1986.

                           See "Federal Income Tax Consequences."

CERTAIN ERISA
CONSIDERATIONS...........  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT.........  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

         - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

         - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

         - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

         Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

         - that principal prepayments on the related mortgage loans will be made;

         - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

         - of the likelihood of early optional termination of the related trust fund.

         Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

         MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

         - the sufficiency of the net operating income of the applicable real property;

         - the market value of the applicable real property at or prior to maturity; and

         - the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

         -     the age, design and construction quality of the property;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         - the characteristics of the neighborhood where the property is located;

         -     the proximity and attractiveness of competing properties;

         -     the existence and construction of competing properties;

         -     the adequacy of the property's management and maintenance;

         - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         -     demographic factors;

         -     customer tastes and preferences;

         -     retroactive changes in building codes; and

         - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

         - an increase in interest rates, real estate taxes and other operating expenses;

         - an increase in the capital expenditures needed to maintain the property or make improvements;

         - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         -     an increase in vacancy rates;

         -     a decline in rental rates as leases are renewed or replaced; and

         - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

         -     the length of tenant leases;

         -     the creditworthiness of tenants;

         -     the rental rates at which leases are renewed or replaced;

         -     the percentage of total property expenses in relation to revenue;

         - the ratio of fixed operating expenses to those that vary with revenues; and

         - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

         - to pay for maintenance and other operating expenses associated with the property;

         - to fund repairs, replacements and capital improvements at the property; and

         - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

         - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         -     an increase in tenant payment defaults;

         - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         - an increase in the capital expenditures needed to maintain the property or to make improvements; and

         -     a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include--

         -     the business operated by the tenants;

         -     the creditworthiness of the tenants; and

         -     the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

         - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

         -     changes in interest rates;

         -     the availability of refinancing sources;

         -     changes in governmental regulations, licensing or fiscal policy;

         -     changes in zoning or tax laws; and

         -     potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         -     responding to changes in the local market;

         - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         -     operating the property and providing building services;

         -     managing operating expenses; and

         - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         -     maintain or improve occupancy rates, business and cash flow;

         -     reduce operating and repair costs; and

         -     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

         -     rental rates;

         -     location;

         -     type of business or services and amenities offered; and

         -     nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that--

         -     offers lower rents;

         -     has lower operating costs;

         -     offers a more favorable location; or

         -     offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

         - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

         - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

         - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

         BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

         - the fair market value and condition of the underlying real property;

         -     the level of interest rates;

         -     the borrower's equity in the underlying real property;

         -     the borrower's financial condition;

         -     the operating history of the underlying real property;

         -     changes in zoning and tax laws;

         -     changes in competition in the relevant area;

         -     changes in rental rates in the relevant area;

         -     changes in governmental regulation and fiscal policy;

         -     prevailing general and regional economic conditions;

         -     the state of the fixed income and mortgage markets; and

         - the availability of credit for multifamily rental or commercial properties.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing

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the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

         - any adverse economic developments that occur in the locale, state or region where the properties are located;

         - changes in the real estate market where the properties are located;

         - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either-

         - prohibit the related borrower from encumbering the related real property with additional secured debt, or

         - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

         However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

         To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

         The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         -     the bankrupt party--

               1.    was insolvent at the time of granting the lien,

               2.    was rendered insolvent by the granting of the lien,

               3.    was left with inadequate capital, or

               4.    was not able to pay its debts as they matured; and

         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         -     the related real property; or

         -     a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

         -     the default is deemed to be immaterial;

         -     the exercise of those remedies would be inequitable or unjust; or

         -     the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

         -     breach of contract involving a tenant, a supplier or other party;

         -     negligence resulting in a personal injury; or

         -     responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

         -     war;

         -     revolution;

         -     governmental actions;

         -     floods and other water-related causes;

         -     earth movement, including earthquakes, landslides and mudflows;

         -     wet or dry rot;

         -     vermin; and

         -     domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

         We cannot provide any assurance--

         - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         - that the results of the environmental testing were accurately evaluated in all cases;

         - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         - tenants at the property, such as gasoline stations or dry cleaners; or

         - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         - agents or employees of the lender are deemed to have participated in the management of the borrower; or

         - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         - any condition on the property that causes exposure to lead-based paint; and

         - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

         The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

         -     generally will not be reduced by losses from other activities;

         - for a tax-exempt holder, will be treated as unrelated business taxable income; and

         - for a foreign holder, will not qualify for any exemption from withholding tax.

         INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         -     individuals;

         -     estates;

         -     trusts beneficially owned by any individual or estate; and

         - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may--

         - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         -     reduce monthly payments due under a mortgage loan;

         -     change the rate of interest due on a mortgage loan; or

         -     otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

         - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         - you may have only limited access to information regarding your offered certificates;

         - you may suffer delays in the receipt of payments on your offered certificates; and

         - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

         We do not have, and do not expect to have in the future, any significant assets.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the

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

proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

         We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

         -     various types of multifamily and/or commercial mortgage loans;

         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

         GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

         - rental or cooperatively-owned buildings with multiple dwelling units;

         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         -     office properties;

         - hospitality properties, such as hotels, motels and other lodging facilities;

         -     casino properties;

         - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         -     industrial properties;

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

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;

         - restaurants, taverns and other establishments involved in the food and beverage industry;

         - manufactured housing communities, mobile home parks and recreational vehicle parks;

         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         -     arenas and stadiums;

         -     churches and other religious facilities;

         -     parking lots and garages;

         -     mixed use properties;

         -     other income-producing properties; and

         -     unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         - a fee interest or estate, which consists of ownership of the property for an indefinite period;

         - an estate for years, which consists of ownership of the property for a specified period of years;

         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

         -     shares in a cooperative corporation which owns the property; or

         -     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         - first, to the payment of court costs and fees in connection with the foreclosure;

         -     second, to the payment of real estate taxes; and

         - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         -     the period of the delinquency;

         -     any forbearance arrangement then in effect;

         -     the condition of the related real property; and

         - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         -     the types of services offered at the property;

         -     the location of the property;

         - the characteristics of the surrounding neighborhood, which may change over time;

         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         - the ability of management to provide adequate maintenance and insurance;

         -     the property's reputation;

         - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         -     the ability of management to respond to competition;

         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         -     require written leases;

         -     require good cause for eviction;

         -     require disclosure of fees;

         -     prohibit unreasonable rules;

         -     prohibit retaliatory evictions;

         -     prohibit restrictions on a resident's choice of unit vendors;

         -     limit the bases on which a landlord may increase rent; or

         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         -     fixed percentages;

         -     percentages of increases in the consumer price index;

         -     increases set or approved by a governmental agency; or

         -     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         - the related borrower's interest in multiple units in a residential condominium project; and

         - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

         -     mortgage loan payments;

         -     real property taxes;

         -     maintenance expenses; and

         -     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         -     maintenance payments from the tenant/shareholders; and

         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the

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

sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         -     shopping centers;

         -     factory outlet centers;

         -     malls;

         -     automotive sales and service centers;

         -     consumer oriented businesses;

         -     department stores;

         -     grocery stores;

         -     convenience stores;

         -     specialty shops;

         -     gas stations;

         -     movie theaters;

         -     fitness centers;

         -     bowling alleys;

         -     salons; and

         -     dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         -     to lower rents;

         -     to grant a potential tenant a free rent or reduced rent period;

         -     to improve the condition of the property generally; or

         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         -     competition from other retail properties;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         -     perceptions regarding the safety of the surrounding area;

         -     demographics of the surrounding area;

         - the strength and stability of the local, regional and national economies;

         -     traffic patterns and access to major thoroughfares;

         -     the visibility of the property;

         -     availability of parking;

         - the particular mixture of the goods and services offered at the property;

         -     customer tastes, preferences and spending patterns; and

         -     the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including--

         -     an anchor tenant's failure to renew its lease;

         -     termination of an anchor tenant's lease;

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

         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         -     a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

         -     factory outlet centers;

         -     discount shopping centers and clubs;

         -     catalogue retailers;

         -     television shopping networks and programs;

         -     internet web sites; and

         -     telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

         - the number and quality of the tenants, particularly significant tenants, at the property;

         - the physical attributes of the building in relation to competing buildings;

         - the location of the property with respect to the central business district or population centers;

         - demographic trends within the metropolitan area to move away from or towards the central business district;

         - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         -     the quality and philosophy of building management;

         -     access to mass transportation; and

         -     changes in zoning laws.

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

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

         -     rental rates;

         - the building's age, condition and design, including floor sizes and layout;

         -     access to public transportation and availability of parking; and

         - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

         -     the cost and quality of labor;

         -     tax incentives; and

         -     quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

         -     full service hotels;

         -     resort hotels with many amenities;

         -     limited service hotels;

         - hotels and motels associated with national or regional franchise chains;

         - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         -     other lodging facilities.

         Factors affecting the economic performance of a hospitality property include--

         - the location of the property and its proximity to major population centers or attractions;

         -     the seasonal nature of business at the property;

         -     the level of room rates relative to those charged by competitors;

         -     quality and perception of the franchise affiliation;

         - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         - the existence or construction of competing hospitality properties;

         -     nature and quality of the services and facilities;

         -     financial strength and capabilities of the owner and operator;

         - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         - increases in operating costs, which may not be offset by increased room rates;

         - the property's dependence on business and commercial travelers and tourism; and

         - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

         -     the continued existence and financial strength of the franchisor;

         -     the public perception of the franchise service mark; and

         -     the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

         - location, including proximity to or easy access from major population centers;

         -     appearance;

         - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         -     the existence or construction of competing casinos;

         -     dependence on tourism; and

         -     local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         - providing alternate forms of entertainment, such as performers and sporting events; and

         -     offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

         -     hospitals;

         -     skilled nursing facilities;

         -     nursing homes;

         -     congregate care facilities; and

         -     in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

         -     statutory and regulatory changes;

         -     retroactive rate adjustments;

         -     administrative rulings;

         -     policy interpretations;

         -     delays by fiscal intermediaries; and

         -     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

         -     federal and state licensing requirements;

         -     facility inspections;

         -     rate setting;

         -     reimbursement policies; and

         - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on--

         - location of the property, the desirability of which in a particular instance may depend on--

               1.    availability of labor services,

               2.    proximity to supply sources and customers, and

               3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         - building design of the property, the desirability of which in a particular instance may depend on--

               1.    ceiling heights,

               2.    column spacing,

               3.    number and depth of loading bays,

               4.    divisibility,

               5.    floor loading capacities,

               6.    truck turning radius,

               7.    overall functionality, and

               8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         -     building design;

         -     location and visibility;

         -     tenant privacy;

         -     efficient access to the property;

         - proximity to potential users, including apartment complexes or commercial users;

         -     services provided at the property, such as security;

         -     age and appearance of the improvements; and

         -     quality of management.

         RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

         - competition from facilities having businesses similar to a particular restaurant or tavern;

         - perceptions by prospective customers of safety, convenience, services and attractiveness;

         -     the cost, quality and availability of food and beverage products;

         - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         -     changes in demographics, consumer habits and traffic patterns;

         -     the ability to provide or contract for capable management; and

         - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         -     segment;

         -     product;

         -     price;

         -     value;

         -     quality;

         -     service;

         -     convenience;

         -     location; and

         -     the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         -     lower operating costs;

         -     more favorable locations;

         -     more effective marketing;

         -     more efficient operations; or

         -     better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

         Factors affecting the success of a regionally- or nationally-known chain restaurant include--

         - actions and omissions of any franchisor, including management practices that--

               1.    adversely affect the nature of the business, or

               2. require renovation, refurbishment, expansion or other expenditures;

         - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

         Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

         - the number of comparable competing properties in the local market;

         -     the age, appearance and reputation of the property;

         -     the quality of management; and

         -     the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         -     multifamily rental properties;

         -     cooperatively-owned apartment buildings;

         -     condominium complexes; and

         -     single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         -     fixed percentages;

         -     percentages of increases in the consumer price index;

         -     increases set or approved by a governmental agency; or

         -     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

         -     the location and appearance of the property;

         -     the appeal of the recreational activities offered;

         - the existence or construction of competing properties, whether are not they offer the same activities;

         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         -     geographic location and dependence on tourism;

         - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         - sensitivity to weather and climate changes; and o local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

         -     the appeal of the particular event;

         -     the cost of admission;

         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         - perceptions by prospective patrons of the safety of the surrounding area; and

         - the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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

         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

         -     the number of rentable parking spaces and rates charged;

         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         -     the amount of alternative parking spaces in the area;

         -     the availability of mass transit; and

         - the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         -     its location;

         -     its size;

         -     the surrounding neighborhood; and

         -     local zoning laws.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         -     the successful operation of the property; and

         - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

         - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         -     make the loan payments on the related mortgage loan;

         -     cover operating expenses; and

         -     fund capital improvements at any given time.

         Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         -     some health care-related facilities;

         -     hotels and motels;

         -     recreational vehicle parks; and

         -     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         -     warehouses;

         -     retail stores;

         -     office buildings; and

         -     industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

         -     increases in energy costs and labor costs;

         -     increases in interest rates and real estate tax rates; and

         -     changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

         - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

         - the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         - the income capitalization method, which takes into account the property's projected net cash flow; or

         -     a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example--

         - it is often difficult to find truly comparable properties that have recently been sold;

         - the replacement cost of a property may have little to do with its current market value; and

         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

         - an original term to maturity of not more than approximately 40 years; and

         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that--

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         -     provide for no accrual of interest;

         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         -     permit the negative amortization or deferral of accrued interest;

         - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

         - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         - the type or types of property that provide security for repayment of the mortgage loans;

         - the earliest and latest origination date and maturity date of the mortgage loans;

         - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         -     more general information in the related prospectus supplement;
               and

         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include--

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

         - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         - will have been registered under the Securities Act of 1933, as amended;

         -     will be exempt from the registration requirements of that Act;

         - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

         - may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

         - the initial and outstanding principal amount(s) and type of the securities;

         - the original and remaining term(s) to stated maturity of the securities;

         - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         -     the payment characteristics of the securities;

         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         -     a description of the related credit support, if any;

         -     the type of mortgage loans underlying the securities;

         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         - the terms and conditions for substituting mortgage loans backing the securities; and

         - the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

         - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         -     other mortgage loans or mortgage-backed securities that--

               1. conform to the description of mortgage assets in this prospectus, and

               2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         -     conform to the description of mortgage assets in this prospectus;
               and

         - satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

         - the subordination or one or more other classes of certificates of the same series;

         -     a letter of credit;

         -     a surety bond;

         -     an insurance policy;

         -     a guarantee;

         -     a credit derivative; and/or

         -     a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

         -     interest rate exchange agreements;

         -     interest rate cap agreements;

         -     interest rate floor agreements;

         -     currency exchange agreements; or

         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         -     the price you paid for your offered certificates;

         -     the pass-through rate on your offered certificates; and

         -     the amount and timing of payments on your offered certificates.

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         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         -     the dates on which any balloon payments are due; and

         - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

         - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         - be based on the principal balances of some or all of the mortgage assets in the related trust; or

         - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

         - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

         -     the availability of mortgage credit;

         - the relative economic vitality of the area in which the related real properties are located;

         -     the quality of management of the related real properties;

         -     the servicing of the mortgage loans;

         -     possible changes in tax laws; and

         -     other opportunities for investment.

In general, those factors that increase--

         - the attractiveness of selling or refinancing a commercial or multifamily property; or

         - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         -     prepayment lock-out periods; and

         - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

         -     to convert to a fixed rate loan and thereby lock in that rate; or

         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         -     realize its equity in the property;

         -     meet cash flow needs; or

         -     make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

         -     the relative importance of those factors;

         - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

         -     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         -     scheduled amortization; or

         -     prepayments, including--

               1.    voluntary prepayments by borrowers, and

               2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         - the projected weighted average life of each class of those offered certificates with principal balances; and

         - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         -     to refinance the loan; or

         -     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         -     the bankruptcy of the borrower; or

         - adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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

         - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

         - the number of foreclosures with respect to the underlying mortgage loans; and

         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

         - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         - the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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

         ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         -     any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         -     have the same series designation;

         -     were issued under the same Governing Document; and

         -     represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         -     have the same class designation; and

         -     have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;

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         -     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is--

               1.    faster and, in some cases, substantially faster, or

               2.    slower and, in some cases, substantially slower,

         than the rate at which payments or other collections of principal are received on the related mortgage assets;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

         -     the periodic payment date for that series; and

         - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

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

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

         - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of--

         -     a 360-day year consisting of twelve 30-day months;

         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

         - the actual number of days elapsed during each relevant period in a normal calendar year; or

         -     any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

         - based on the principal balances of some or all of the related mortgage assets; or

         - equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

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         The total outstanding principal balance of any class of offered certificates will be reduced by--

         -     payments of principal actually made to the holders of that class;
               and

         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         -     any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

         - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         -     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

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ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         - delinquent payments of principal and/or interest, other than balloon payments;

         -     property protection expenses;

         -     other servicing expenses; or

         -     any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

         - any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

         - at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         - the payments made on that payment date with respect to the applicable class of offered certificates; and

         -     the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         -     that calendar year; or

         - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         - with respect to those amendments to the governing documents described under "Description of the Governing
               Documents--Amendment"; or

         - as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following--

         - the final payment or other liquidation of the last mortgage asset in that trust; and

         - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

         - a limited-purpose trust company organized under the New York Banking Law;

         -     a "banking corporation" within the meaning of the New York
               Banking Law;

         -     a member of the Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and

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

the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

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         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

         - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but

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may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

         -     in the case of a mortgage loan--

               1.    the address of the related real property,

               2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

               3.    the remaining term to maturity,

               4. the remaining amortization term if that mortgage loan is a balloon loan, and

               5.    the outstanding principal balance; and

         -     in the case of a mortgage-backed security--

               1.    the outstanding principal balance, and

               2.    the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

         - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

         - that the unaffiliated seller had good title to each mortgage loan;

         - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

         - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

         - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

         The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

         Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

         Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

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         If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

         The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

         Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

         Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

         - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

         - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

         - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

         - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

         - those procedures are consistent with the terms of the related Governing Document; and

         - they do not impair recovery under any instrument of credit support included in the related trust.

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         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -     ensuring that the related properties are properly insured;

         -     attempting to collect delinquent payments;

         -     supervising foreclosures;

         -     negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of certificateholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;

         - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

         - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         - mortgage loans as to which there is a material non-monetary default;

         -     mortgage loans as to which the related borrower has--

               1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

               2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

         - real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         -     make the initial determination of appropriate action;

         -     evaluate the success of corrective action;

         -     develop additional initiatives;

         -     institute foreclosure proceedings and actually foreclose; or

         - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         -     performing property inspections; and

         -     collecting and evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         -     continuing to receive payments on the mortgage loan;

         -     making calculations with respect to the mortgage loan; and

         - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special

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servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         - that mortgage-backed security will be registered in the name of the related trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and

         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

         -     reckless disregard of those obligations and duties.

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         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

         - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

         - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         -     either--

               1. that party is specifically required to bear the expense of the action, or

               2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

         - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

         - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

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EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

         1.    to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

         Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

         The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

         The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

         - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

         - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

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         -     alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

         - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible

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to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

         - the subordination of one or more other classes of certificates of the same series;

         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         -     the establishment of one or more reserve funds; or

         -     any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

         -     the nature and amount of coverage under that credit support;

         - any conditions to payment not otherwise described in this prospectus;

         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         -     the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the

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related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

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         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         -     the terms of the mortgage;

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

         -     the knowledge of the parties to the mortgage; and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         - a mortgagor, who is the owner of the encumbered interest in the real property; and

         -     a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         -     the trustor, who is the equivalent of a mortgagor;

         -     the trustee to whom the real property is conveyed; and

         - the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

         -     the express provisions of the related instrument;

         -     the law of the state in which the real property is located;

         -     various federal laws; and

         - in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover

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possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         -     without a hearing or the lender's consent; or

         - unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

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FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         -     judicial foreclosure, involving court proceedings; and

         - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         - all parties having a subordinate interest of record in the real property; and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

               1.    a failure to adequately maintain the mortgaged property, or

               2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

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         -     upheld the reasonableness of the notice provisions; or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         -     record a notice of default and notice of sale; and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause

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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

         -     to enable the lender to realize upon its security; and

         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

         - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

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         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -     extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the

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inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         -     past due rent;

         -     accelerated rent;

         -     damages; or

         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

         - assume the lease and either retain it or assign it to a third party; or

         -     reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

         - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.

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Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

         - assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         - impose liability for releases of or exposure to asbestos-containing materials; and

         - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the

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environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

         - FIRST, to the payment of court costs and fees in connection with the foreclosure;

         -     SECOND, to real estate taxes;

         - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

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         -     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders

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of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

         -     banks;

         -     insurance companies; and

         -     foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         - given with respect to events that have occurred at the time the advice is rendered; and

         - is directly relevant to the determination of an entry on a tax return.

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         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types--

         - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

         - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

         GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         - those offered certificates of that series will be considered to evidence ownership of--

               1.    REMIC "regular interests", or

               2.    REMIC "residual interests".

         We refer in this discussion to--

         - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

         - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not

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done so. Any relief mentioned above, moreover, may be accompanied by sanctions.
These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

         -     whole mortgage loans, such as the mortgage loans;

         - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

         - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

         - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

               1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

               2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

         - in exchange for any qualified mortgage within a three-month period thereafter; or

         - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

         - a mortgage in default or as to which default is reasonably foreseeable;

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         -     a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

         -     a mortgage that was fraudulently procured by the mortgagor; and

         - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

         -     one or more classes of regular interests; or

         - a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

         -     a fixed number of basis points;

         -     a fixed percentage of the total interest; or

         - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

         The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

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         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

         - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

         - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

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         TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         -     a single fixed rate;

         -     a qualified floating rate;

         -     an objective rate;

         - a combination of a single fixed rate and one or more qualified floating rates;

         - a combination of a single fixed rate and one qualified inverse floating rate; or

         - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         -     a fraction--

               1.    the numerator of which is the amount of the payment, and

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               2.    the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         -     the total amount of the DE MINIMIS original issue discount, and

         -     a fraction--

               1. the numerator of which is the amount of the principal payment, and

               2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         -     the sum of--

               1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

               2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

         -     the issue price of the certificate; increased by

         - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

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         -     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

         - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

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

         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

         -     on the basis of a constant yield method;

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

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         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         -     the purchase price paid for your certificate; and

         - the payments remaining to be made on your certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

         -     the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we

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otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

         -     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         -     "excess inclusions";

         -     residual interests without "significant value"; and

         -     "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

         -     the income from the mortgage loans and other assets of the REMIC;
               plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

         -     the following items--

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               1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

               2. amortization of any premium on the mortgage loans held by the REMIC,

               3. bad debt losses with respect to the mortgage loans held by the REMIC, and

               4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--

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REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

         -     the amount paid for that REMIC residual certificate; increased by

         - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

         - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         -     through distributions;

         -     through the deduction of any net losses of the REMIC; or

         - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         - the daily portions of REMIC taxable income allocable to that certificate; over

         - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of

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the REMIC residual certificate at the beginning of the calendar quarter and 120%
of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         -     the issue price of the certificate; increased by

         - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

         - any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         -     regulated investment companies;

         -     common trust funds; and

         -     certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to

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enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

         - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

         In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

         - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

               1. the present value of any consideration given to the transferee to acquire the interest;

               2. the present value of the expected future distributions on the interest; and

               3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

         -     1.    the transferee must be a domestic "C" corporation (other
               than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset

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               tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

               3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of
Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

         FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         -     an individual;

         -     an estate or trust; or

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         -     a pass-through entity beneficially owned by one or more
               individuals, estates or trusts,

then--

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         -     an individual,

         -     an estate or trust, or

         - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         -     an individual;

         -     an estate or trust; or

         - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         - the cost of the certificate to that certificateholder; increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

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         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -     entitle the holder to a specified principal amount;

         -     pay interest at a fixed or variable rate; and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would

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

have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

         -     reacquires that same REMIC residual certificate;

         -     acquires any other residual interest in a REMIC; or

         - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         -     the disposition of a non-defaulted mortgage loan,

         - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         -     the receipt of compensation for services, or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         -     the person has sufficient assets to do so; and

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         -     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         - the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

         -     events that have occurred up to the time of the transfer;

         -     the prepayment assumption; and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

         - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         - the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         - a statement under penalties of perjury that the record holder is not a disqualified organization.

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

         For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means--

         -     the United States;

         -     any State or political subdivision thereof;

         -     any foreign government;

         -     any international organization;

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         -     any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any--

         -     regulated investment company;

         -     real estate investment trust;

         -     trust;

         -     partnership; or

         - certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         - the residual interests in the entity are not held by disqualified organizations; and

         - the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in

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retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         -     income;

         -     deductions;

         -     gains;

         -     losses; and

         -     classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         -     corporations;

         -     trusts;

         -     securities dealers; and

         -     certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         - 30 days after the end of the quarter for which the information was requested; or

         -     two weeks after the receipt of the request.

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         Reporting with respect to REMIC residual certificates, including--

         -     income;

         -     excess inclusions;

         -     investment expenses; and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

         - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         -     otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

         -     a foreign person; and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         -     a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

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         -     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -     a trust as to which--

               1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

               2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         -     owns 10% or more of one or more underlying mortgagors; or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         -     foreign persons, or

         - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion--

         - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

         - A grantor trust certificate representing ownership of all or a portion of the difference between--

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               1.    interest paid on the mortgage loans constituting the
                     related grantor trust, minus

               2.    the sum of--

         -     normal administration fees, and

         - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3) of the Code;

         - "permitted assets" within the meaning of Section 860L(c) of the Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be--

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3)(A) of the Code; and

         - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

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         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

         GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

         - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

         - a class of grantor trust strip certificates is issued as part of the same series; or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         -     a master servicer;

         -     a special servicer;

         -     any sub-servicer; or

         -     their respective affiliates.

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

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

         -     the treatment of certain stripped bonds as market discount bonds;
               and

         -     DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

         -     the sum of all payments to be made on that certificate;

         -     other than qualified stated interest, if any; and

         - the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         - the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable

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

servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

         -     0.25% of the stated redemption price; and

         -     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between--

         -     the stated redemption price of the mortgage loans; and

         -     their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of--

         - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         - the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         -     the issue price of the mortgage loan; increased by

         - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

         - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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

has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         - be allocated among the payments of stated redemption price on the mortgage loan; and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         -     the price paid for that grantor trust strip certificate by you;
               and

         - the projected payments remaining to be made thereon at the time of the purchase; plus

         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

         - the prepayment assumption we will disclose in the related prospectus supplement; and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         - the amount realized on the sale or exchange of a grantor trust certificate; and

         -     its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         -     its cost; increased by

         - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         -     any and all--

               1.    previously reported losses,

               2.    amortized premium, and

               3.    payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -     entitle the holder to a specified principal amount;

         -     pay interest at a fixed or variable rate; and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

         - the amount of servicing compensation received by a master servicer or special servicer; and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

         -     a custodian of a person's account;

         -     a nominee; and

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

         -     a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and the Code impose various requirements on--

         -     Plans; and

         -     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

         -     investment prudence and diversification; and

         -     compliance with the investing Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

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         The types of transactions between Plans and Parties in Interest that are prohibited include--

         -     sales, exchanges or leases of property;

         -     loans or other extensions of credit; and

         -     the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

         - those with discretionary authority or control over the assets of the entity;

         - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         - those who are affiliates of the persons described in the preceding two bullets.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         - has discretionary authority or control over the management or disposition of the assets of that Plan; or

         - provides investment advice with respect to the assets of that Plan for a fee.

         If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         -     deemed to be a fiduciary with respect to the investing Plan; and

         -     subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

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         The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

         - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

         - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

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

CONSULTATION WITH COUNSEL

         If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

         -     consider your general fiduciary obligations under ERISA; and

         -     consult with your legal counsel as to--

               1. the potential applicability of ERISA and the Code to investment, and

               2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

         -     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         -     federal credit unions may invest in mortgage related securities;
               and

         - national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.
               Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         - if applicable, SMMEA has been overridden in a State whose laws govern your investments.

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

                              PLAN OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

         - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

         -     by placements by us with institutional investors through dealers;
               and

         -     by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         - the obligations of the underwriters will be subject to various conditions precedent;

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

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

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         -     Cadwalader, Wickersham & Taft;

         -     Sidley Austin Brown & Wood LLP; or

         -     Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         -     whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         -     the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

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

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

         "DISQUALIFIED ORGANIZATION" means--

         -     the United States;

         -     any State or political subdivision of the United States;

         -     any foreign government;

         -     any international organization;

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         -     any organization described in Section 1381(a)(2)(C) of the Code.

         "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

         "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "FANNIE MAE" means the Federal National Mortgage Association.

         "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

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

         "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

         "GINNIE MAE" means the Government National Mortgage Association.

         "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

         "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

         "PASS-THROUGH ENTITY" means any--

         -     regulated investment company;

         -     real estate investment trust;

         -     trust;

         -     partnership; or

         - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

         "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

         "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Code.

         "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

         "SEC" means the Securities and Exchange Commission.

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

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. PERSON" means--

         -     a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -     a trust as to which--

               1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

               2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                       134
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    The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2003-CPN1.XLS." The spreadsheet file "CSFBMSC 2003-CPN1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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